                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-105805

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 25, 2004)


                           $815,132,000 (APPROXIMATE)

                        [LOGO OF JPMORGAN CHASE OMITTED]

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-CIBC8

                              JPMORGAN CHASE BANK
                                   CIBC INC.
                             MORTGAGE LOAN SELLERS

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2004-CIBC8 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 105 fixed rate mortgage loans secured by first liens on 119 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2004-CIBC8 certificates. The Series 2004-CIBC8 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                         APPROXIMATE
                                           INITIAL         PASS-             ASSUMED           EXPECTED
                       INITIAL CLASS        PASS-         THROUGH             FINAL             RATINGS         RATED FINAL
                        CERTIFICATE        THROUGH          RATE          DISTRIBUTION           (S&P/          DISTRIBUTION
                        BALANCE (1)         RATE        DESCRIPTION         DATE (3)         MOODY'S) (5)         DATE (3)
                      ---------------   ------------   -------------   ------------------   --------------   -----------------
Class A-1 .........    $ 80,000,000         2.7900%       Fixed         April 12, 2009          AAA/Aaa      January 12, 2039
Class A-2 .........    $188,000,000         3.8370%       Fixed        January 12, 2011         AAA/Aaa      January 12, 2039
Class A-3 .........    $110,000,000         4.0070%       Fixed        October 12, 2013         AAA/Aaa      January 12, 2039
Class A-4 .........    $349,357,000         4.4040%       Fixed         March 12, 2014          AAA/Aaa      January 12, 2039
Class B ...........    $ 31,348,000         4.5000%       Fixed         April 12, 2014          AA/Aa2       January 12, 2039
Class C ...........    $ 14,107,000         4.5300%       Fixed         April 12, 2014          AA-/Aa3      January 12, 2039
Class D ...........    $ 28,213,000         4.5690%       Fixed (6)     April 12, 2014           A/A2        January 12, 2039
Class E ...........    $ 14,107,000         4.6490%       Fixed (6)     April 12, 2014           A-/A3       January 12, 2039

----------
(Footnotes to table on page S-7)


--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-31 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND WACHOVIA CAPITAL MARKETS, LLC WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. AND CIBC WORLD MARKETS CORP. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND WACHOVIA CAPITAL MARKETS, LLC ARE ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT MARCH 31, 2004. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY 100.5% OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM MARCH 1, 2004, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                                                    CIBC WORLD MARKETS

MERRILL LYNCH & CO.                                        WACHOVIA SECURITIES

MARCH 25, 2004

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC8

[MAP OF THE UNITED STATES OF AMERICA AND PUERTO RICO OMITTED]

WASHINGTON               NORTH DAKOTA             CONNECTICUT
1 property               1 property               2 properties
$3,841,043               $9,560,000               $87,029,881
0.3% of total            0.8% of total            6.9% of total

IDAHO                    MISSOURI                 NEW JERSEY
1 property               3 properties             2 properties
$15,888,467              $47,814,238              $33,144,339
1.3% of total            3.8% of total            2.6% of total

OREGON                   WISCONSIN                MARYLAND
2 properties             3 properties             3 properties
$11,989,164              $6,932,543               $37,775,000
1.0% of total            0.6% of total            3.0% of total

CALIFORNIA               ILLINOIS                 VIRGINIA
19 properties            5 properties             3 properties
$163,034,938             $52,742,496              $30,964,590
13.0% of total           4.2% of total            2.5% of total

NEVADA                   INDIANA                  NORTH CAROLINA
5 properties             3 properties             2 properties
$189,028,333             $7,044,293               $14,021,827
15.1% of total           0.6% of total            1.1% of total

ARIZONA                  MICHIGAN                 SOUTH CAROLINA
1 property               3 properties             2 properties
$7,000,000               $50,130,000              $25,230,487
0.6% of total            4.0% of total            2.0% of total

NEW MEXICO               OHIO                     GEORGIA
1 property               2 properties             2 properties
$9,400,000               $7,503,840               $46,236,312
0.7% of total            0.6% of total            3.7% of total

COLORADO                 PENNSYLVANIA             FLORIDA
5 properties             5 properties             17 properties
$34,240,449              $30,299,920              $126,729,644
2.7% of total            2.4% of total            10.1% of total

TEXAS                    NEW YORK                 ARKANSAS
16 properties            5 properties             1 property
$100,116,926             $65,612,158              $5,284,458
8.0% of total            5.2% of total            0.4% of total

NEBRASKA                 NEW HAMPSHIRE            KENTUCKY
1 property               1 property               1 property
$3,687,784               $1,650,000               $3,492,677
0.3% of total            0.1% of total            0.3% of total

                                                  PUERTO RICO
                                                  1 property
                                                  $26,500,000
                                                  2.1% of total


[LEGEND OMITTED]

[4 PHOTOS OF THE FORUM SHOPS OMITTED]
The Forum Shops                                             Las Vegas, NV


[1 PHOTO OF HARBOR PLAZA OMITTED]
Harbor Plaza                                                Stamford, CT


[1 PHOTO OF HOMETOWN AMERICA PORTFOLIO VI OMITTED]
Hometown America Portfolio VI                               Various, Various


[1 PHOTO OF SANTEE TROLLEY SQUARE OMITTED]
Santee Trolley Square                                       Santee, CA


[1 PHOTO OF CAMP CREEK MARKETPLACE OMITTED]
Camp Creek Marketplace                                      East Point, GA


[1 PHOTO OF FAIRWAYS COUNTRY CLUB OMITTED]
Fairways Country Club                                       Orlando, FL


[1 PHOTO OF 554 THIRD AVENUE OMITTED]
554 Third Avenue                                            New York, NY


[2 PHOTOS OF NORTHPARK MALL OMITTED]
Northpark Mall                                              Joplin, MO


[1 PHOTO OF PHH VEHICLE MANAGEMENT SERVICES OMITTED]
PHH Vehicle Management Services                             Sparks, MD

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2004-CIBC8 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the Series 2004-CIBC8 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-CIBC8 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-31 of this prospectus supplement, which describe risks that apply to the Series 2004-CIBC8 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-159 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS




                                                   PAGE
                                                  -----
SUMMARY OF CERTIFICATES .......................   S-7
SUMMARY OF TERMS ..............................   S-9
RISK FACTORS ..................................   S-31
   Geographic Concentration Entails
      Risks ...................................   S-31
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts .......................   S-32
   Risks Relating to Loan Concentrations ......   S-32
   Risks Relating to Enforceability of
      Cross-Collateralization .................   S-34
   The Borrower's Form of Entity May
      Cause Special Risks .....................   S-34
   Ability to Incur Other Borrowings
      Entails Risk ............................   S-36
   Borrower May Be Unable to Repay
      Remaining Principal Balance On
      Maturity Date or Anticipated
      Repayment Date ..........................   S-38
   Commercial and Multifamily Lending
      is Dependent Upon Net Operating
      Income ..................................   S-39
   Tenant Concentration Entails Risk ..........   S-40
   Certain Additional Risks Relating to
      Tenants .................................   S-41
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ........   S-41
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ................   S-42
   Tenant Bankruptcy Entails Risks ............   S-42
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ...........   S-42
   Retail Properties Have Special Risks .......   S-42
   Office Properties Have Special Risks .......   S-43
   Multifamily Properties Have Special
      Risks ...................................   S-44
   Manufactured Housing Communities
      Have Special Risks ......................   S-45
   Industrial Properties Have Special
      Risks ...................................   S-46
   Lack of Skillful Property Management
      Entails Risks ...........................   S-47
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ........................   S-47
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not .................   S-47
   Mortgage Loans Secured By Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss .......   S-48
   Limitations of Appraisals ..................   S-49
   Your Lack of Control Over the Trust
      Fund Can Create Risks ...................   S-49
   Potential Conflicts of Interest ............   S-49
   Special Servicer May Be Directed to
      Take Actions ............................   S-51
   Bankruptcy Proceedings Entail Certain
      Risks ...................................   S-51
   Risks Relating to Prepayments and
      Repurchases .............................   S-52
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan .................   S-54
   Risks Relating to Enforceability of
      Yield Maintenance Charges or
      Defeasance Provisions ...................   S-54
   Risks Relating to Borrower Default .........   S-54
   Risks Relating to Interest on Advances
      and Special Servicing
      Compensation ............................   S-55
   Risks of Limited Liquidity and Market
      Value ...................................   S-55
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ........   S-55
   Subordination of Subordinate Offered
      Certificates ............................   S-56
   Limited Information Causes
      Uncertainty .............................   S-56
   Environmental Risks Relating to the
      Mortgaged Properties ....................   S-56
   Tax Considerations Relating to
      Foreclosure .............................   S-57
   Risks Associated With One Action
      Rules ...................................   S-57
   Risks Related to Enforceability ............   S-58
   Potential Absence of Attornment
      Provisions Entails Risks ................   S-58
   Property Insurance May Not Be
      Sufficient ..............................   S-58
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value ..........................   S-60
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations .............................   S-61

                                                PAGE
                                               ------
   Risks Relating to Proposed Changes to
      Puerto Rico Tax Laws .................   S-61
   No Reunderwriting of the Mortgage
      Loans ................................   S-62
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................   S-62
   Risks Related to Book-Entry
      Registration .........................   S-62
   Risks of Inspections Related to
      Properties ...........................   S-62
   Other Risks .............................   S-63
DESCRIPTION OF THE MORTGAGE
 POOL ......................................   S-64
   General .................................   S-64
   Additional Debt .........................   S-65
   The Forum Shops Whole Loan ..............   S-67
   AB Mortgage Loans .......................   S-70
   Top Ten Mortgage Loans or Groups ........   S-72
   ARD Loans ...............................   S-72
   Certain Terms and Conditions of the
      Mortgage Loans .......................   S-73
   Additional Mortgage Loan
      Information ..........................   S-79
   The Mortgage Loan Sellers ...............   S-82
   JPMorgan Chase Bank .....................   S-82
   CIBC Inc. ...............................   S-83
   Underwriting Guidelines and
      Processes ............................   S-83
   Representations and Warranties;
      Repurchases and Substitutions ........   S-85
   Lockbox Accounts ........................   S-89
DESCRIPTION OF THE CERTIFICATES ............   S-90
   General .................................   S-90
   Paying Agent, Certificate Registrar and
      Authenticating Agent .................   S-92
   Book-Entry Registration and Definitive
      Certificates .........................   S-92
   Distributions ...........................   S-94
   Allocation of Yield Maintenance
      Charges ..............................   S-108
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-109
   Subordination; Allocation of Collateral
      Support Deficit ......................   S-109
   Advances ................................   S-112
   Appraisal Reductions ....................   S-115
   Reports to Certificateholders; Certain
      Available Information ................   S-117
   Voting Rights ...........................   S-121
   Termination; Retirement of
      Certificates .........................   S-121
   The Trustee .............................   S-122
SERVICING OF THE MORTGAGE LOANS ............   S-123
   General .................................   S-123
   Directing Certificateholder and the
      Forum Shops Operating Advisor ........   S-126
   Limitation on Liability of Directing
      Certificateholder ....................   S-128
   The Master Servicer .....................   S-129
   The Special Servicer ....................   S-129
   Replacement of the Special Servicer .....   S-130
   Servicing and Other Compensation
      and Payment of Expenses ..............   S-130
   Maintenance of Insurance ................   S-133
   Modifications, Waiver and
      Amendments ...........................   S-135
   Realization Upon Defaulted Mortgage
      Loans ................................   S-136
   Inspections; Collection of Operating
      Information ..........................   S-139
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ............................   S-140
   Events of Default .......................   S-141
   Rights Upon Event of Default ............   S-142
   Amendment ...............................   S-143
YIELD AND MATURITY CONSIDERATIONS...........   S-145
   Yield Considerations ....................   S-145
   Weighted Average Life ...................   S-147

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES ..............................   S-153
METHOD OF DISTRIBUTION .....................   S-154
LEGAL MATTERS ..............................   S-155
RATINGS ....................................   S-155
LEGAL INVESTMENT ...........................   S-156
CERTAIN ERISA CONSIDERATIONS ...............   S-156
INDEX OF PRINCIPAL DEFINITIONS .............   S-159

SCHEDULE I CLASS X REFERENCE RATES


ANNEX A-1  CERTAIN LOAN LEVEL CHARACTERISTICS OF THE MORTGAGE LOANS AND
           MORTGAGED PROPERTIES


ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES


ANNEX A-3  DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
           CROSS-COLLATERALIZED MORTGAGE LOANS


ANNEX B CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY MORTGAGE LOANS AND MORTGAGED PROPERTIES


ANNEX C    FORUM SHOPS LOAN AMORTIZATION SCHEDULE


ANNEX D    STRUCTURAL AND COLLATERAL TERM SHEET


ANNEX E    FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES


                 INITIAL CLASS
                  CERTIFICATE                                                        INITIAL      WEIGHTED     EXPECTED
                   BALANCE OR     APPROXIMATE   PASS-THROUGH     ASSUMED FINAL    PASS-THROUGH    AVERAGE      RATINGS
                    NOTIONAL         CREDIT         RATE         DISTRIBUTION         RATE          LIFE        (S&P/     PRINCIPAL
     CLASS         AMOUNT(1)       SUPPORT(2)    DESCRIPTION        DATE(3)         (APPROX.)    (YRS.)(4)   MOODY'S)(5)   WINDOW(4)
-------------- ----------------- ------------- -------------- ------------------ -------------- ----------- ------------ -----------
Offered
Certificates
A-1             $   80,000,000       14.500%        Fixed      April 12, 2009         2.7900%       3.37       AAA/Aaa   04/04-04/09
A-2             $  188,000,000       14.500%        Fixed     January 12, 2011        3.8370%       6.59       AAA/Aaa   04/09-01/11
A-3             $  110,000,000       14.500%        Fixed     October 12, 2013        4.0070%       7.41       AAA/Aaa   01/11-10/13
A-4             $  349,357,000       14.500%        Fixed      March 12, 2014         4.4040%       9.84       AAA/Aaa   10/13-03/14
B               $   31,348,000       12.000%        Fixed      April 12, 2014         4.5000%       10.03       AA/Aa2   04/14-04/14
C               $   14,107,000       10.875%        Fixed      April 12, 2014         4.5300%       10.03      AA-/Aa3   04/14-04/14
D               $   28,213,000        8.625%      Fixed(6)     April 12, 2014         4.5690%       10.03        A/A2    04/14-04/14
E               $   14,107,000        7.500%      Fixed(6)     April 12, 2014         4.6490%       10.03       A-/A3    04/14-04/14
Non-Offered
Certificates
X-1             $1,253,925,805        N/A        Variable(7)         N/A              0.0668%       N/A        AAA/Aaa       N/A
X-2             $1,215,678,000        N/A        Variable(7)         N/A              1.3856%       N/A        AAA/Aaa       N/A
A-1A            $  344,749,000       14.500%        Fixed            N/A              4.1580%       N/A        AAA/Aaa       N/A
F               $   15,674,000        6.250%     Variable(8)         N/A              4.8491%       N/A       BBB+/Baa1      N/A
G               $   12,539,000        5.250%     Variable(8)         N/A              4.9481%       N/A        BBB/Baa2      N/A
H               $   18,809,000        3.750%     Variable(8)         N/A              5.4561%       N/A       BBB-/Baa3      N/A
J               $    6,270,000        3.250%      Fixed(6)           N/A              4.7330%       N/A        BB+/Ba1       N/A
K               $    6,269,000        2.750%      Fixed(6)           N/A              4.7330%       N/A         BB/Ba2       N/A
L               $    6,270,000        2.250%      Fixed(6)           N/A              4.7330%       N/A        BB-/Ba3       N/A
M               $    4,702,000        1.875%      Fixed(6)           N/A              4.7330%       N/A         B+/B1        N/A
N               $    4,702,000        1.500%      Fixed(6)           N/A              4.7330%       N/A          B/B2        N/A
P               $    3,135,000        1.250%      Fixed(6)           N/A              4.7330%       N/A         B-/B3        N/A
NR              $   15,674,805        N/A         Fixed(6)           N/A              4.7330%       N/A         NR/NR        N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates are represented in the aggregate.

(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is January 12, 2039. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4) The weighted average life and period during which distributions of principal would be received, set forth in the foregoing table with respect to each class of certificates, are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(5) Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

(6) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class D, Class E, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage interest rate on the mortgage loans.

(7) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.

(8) The pass-through rates applicable to the Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.7240%, 0.6250% and 0.1170%, respectively.

     The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation and CIBC Inc., a Delaware
                                 corporation. JPMorgan Chase Bank is the paying agent and is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. CIBC Inc. is an affiliate of CIBC
                                 World Markets Corp., one of the underwriters.
                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus supplement.


                         SELLERS OF THE MORTGAGE LOANS

                       AGGREGATE                                 % OF      % OF
                         NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                           OF         BALANCE OF     INITIAL     LOAN      LOAN
                        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
        SELLER           LOANS          LOANS        BALANCE   BALANCE    BALANCE
--------------------- ----------- ----------------- --------- --------- ----------
  JPMorgan
  Chase Bank ........      60      $  725,159,147      57.8%     51.5%      74.5%
  CIBC Inc. .........      45         528,766,659      42.2      48.5       25.5
                           --      --------------     -----     -----      -----
  Total .............     105      $1,253,925,806     100.0%    100.0%     100.0%
                          ===      ==============     =====     =====      =====

Master Servicer...............   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The master servicer's address is 200 Witmer Road, Horsham,
                                 Pennsylvania 19044, and its telephone number is
                                 (215) 328-3620. See "Servicing of the Mortgage
                                 Loans--The Master Servicer" and "--The Special
                                 Servicer" in this prospectus supplement.

Special Servicer..............   Midland Loan Services, Inc., a Delaware
                                 corporation. The special servicer's address is 10851 Mastin, Suite 300, Overland Park, Kansas
                                 66211, and its telephone number is (913)
                                 253-9000. Midland Loan Services, Inc. will act as the initial special servicer with respect to the mortgage loans. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage

                                 Loans--The Master Servicer" and "The Special
                                 Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association, with offices located in
                                 Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062 Old
                                 Annapolis Road, Columbia, Maryland 21045,
                                 Attention: Corporate Trust Services (CMBS),
                                 J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-CIBC8 and its telephone number is (410) 884-2000. See
                                 "Description of the Certificates--The Trustee" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent..................   JPMorgan Chase Bank, a New York banking
                                 corporation, with its principal offices located in New York, New York. JPMorgan Chase Bank will also act as the certificate registrar and authenticating agent. The paying agent's address is 4 New York Plaza, 6th Floor, New
                                 York, New York 10004, and its telephone number is (212) 623-5600. JPMorgan Chase Bank is also a mortgage loan seller and an affiliate of the depositor and one of the underwriters. See
                                 "Description of the Certificates-- Paying
                                 Agent, Certificate Registrar and Authenticating
                                 Agent" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in March
                                 2004 or, with respect to those mortgage loans that were originated in February 2004 and have their first payment due in April 2004, March 1, 2004, or with respect to those mortgage loans originated in March 2004, having their first payment due in May 2004, the origination date.

Closing Date..................   On or about March 31, 2004.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in April
                                 2004.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period
                                 (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

                                 OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates as part of Series 2004-CIBC8:

                                 o  Class A-1

                                 o  Class A-2

                                 o  Class A-3

                                 o  Class A-4

                                 o  Class B

                                 o  Class C

                                 o  Class D

                                 o  Class E

                                 Series 2004-CIBC8 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class X-2, Class F,
                                 Class G, Class H, Class J, Class K, Class L,
                                 Class M, Class N, Class P, Class NR, Class R and Class LR.

                                 The Series 2004-CIBC8 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 105 mortgage loans secured by 119 commercial, multifamily and manufactured housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 .........   $ 80,000,000
                                 Class A-2 .........   $188,000,000
                                 Class A-3 .........   $110,000,000
                                 Class A-4 .........   $349,357,000
                                 Class B ...........   $ 31,348,000
                                 Class C ...........   $ 14,107,000
                                 Class D ...........   $ 28,213,000
                                 Class E ...........   $ 14,107,000

PASS-THROUGH RATES
A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate which is set forth below for each class:


                                 Class A-1 .........         2.7900%
                                 Class A-2 .........         3.8370%
                                 Class A-3 .........         4.0070%
                                 Class A-4 .........         4.4040%
                                 Class B ...........         4.5000%
                                 Class C ...........         4.5300%
                                 Class D ...........         4.5690%(1)
                                 Class E ...........         4.6490%(1)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).


B. Interest Rate Calculation
   Convention..................  Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. For purposes of calculating the pass-through rates on the offered certificates and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an actual/360 basis, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--Distributions--Pass-Through
                                 Rates" and "--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.


DISTRIBUTIONS


A. Amount and Order of
  Distributions                  On each distribution date, funds available for
                                 distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-1A, Class X-1 and Class X-2 certificates: To pay interest, concurrently,
                                 (i) on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (iii) on the Class X-1 and Class X-2 certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                 Second/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution, (i) to principal on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in sequential order, until each such class is reduced to zero, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 and (ii) to the Class A-1A certificates, until such class is reduced to zero, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-4 certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2, Class A-3, Class A-4 and the Class A-1A certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1, Class A-2,

                                 Class A-3, Class A-4 and Class A-1A
                                 certificates, pro rata, rather than
                                 sequentially, without regard to loan groups.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-4 and Class A-1A certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

                                 Fourth/Class B certificates: To Class B
                                 certificates as follows: (a) first, to
                                 interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class A-1A, Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

                                 For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group
                                 2. Loan group 1 will consist of 64 mortgage loans, representing approximately 72.5% of the initial outstanding pool balance and loan group 2 will consist of 41 mortgage loans, representing approximately 27.5% of the initial outstanding pool balance. Loan group 2 will include approximately 83.5% of all the mortgage loans secured by multifamily properties and approximately 93.2% of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and
  Principal Entitlements         A description of each class's interest
                                 entitlement can be found in "Description of the Certificates-- Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C. Yield Maintenance Charges     Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General                       The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-1A, Class X-1 and Class
                                 X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other
                                 Series 2004-CIBC8 certificates that are not being offered by this prospectus supplement);
                                 provided, that mortgage loan losses will not be allocated to the Class R or Class LR certificates. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amounts of the Class X-1 and/or Class X-2 certificates and, therefore, the amount of interest they accrue.

                                 [FLOWCHART]

                                 -------------------------------------------
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                     Class A-1A, Class X-1 and Class X-2*
                                 -------------------------------------------
                                                      |
                                                      |
                                          --------------------------
                                                    Class B
                                          --------------------------
                                                      |
                                                      |
                                          --------------------------
                                                    Class C
                                          --------------------------
                                                      |
                                                      |
                                          --------------------------
                                                    Class D
                                          --------------------------
                                                      |
                                                      |
                                          --------------------------
                                                    Class E
                                          --------------------------
                                                      |
                                                      |
                                          --------------------------
                                          Non-offered Certificates**
                                          --------------------------


                                 ----------
                                 * The Class X-1 and Class X-2 certificates are interest-only certificates and the Class A-1A, Class X-1 and Class X-2 certificates are not offered by this prospectus supplement.

                                 ** Other than the Class A-1A, Class X-1 and Class X-2 certificates.

                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Any allocation of a loss to a class of
                                 certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.

E. Shortfalls in Available
   Funds The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default interest or late charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.


ADVANCES
A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the Certificates-- Advances" in this prospectus supplement. If the master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection
   Advances....................  The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street
                                 Journal as described in this prospectus
                                 supplement, compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan, accrued before the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the
                                 Certificates--Advances" and "--Subordination;
                                 Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of
                                 Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.


                              THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 105 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 119 commercial, multifamily and manufactured housing community properties, with an aggregate principal balance as of the cut-off date of approximately
                                 $1,253,925,806.

                                 The Forum Shops loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $155,000,000 and representing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 17.0% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The second and third mortgage loans, the Forum Shops pari passu companion notes, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the Forum Shops loan and each have an outstanding principal balance as of the cut-off date of $155,000,000. The fourth loan, the Forum Shops B note, which is not included in the trust, has an aggregate unpaid principal balance as of the cut-off date of $85,000,000, and is subordinate in right of payment to the Forum Shops loan and the Forum Shops pari passu companion notes.

                                 The loan amount used in this prospectus
                                 supplement for purposes of calculating the loan-to-value ratio and debt service coverage ratio for the Forum Shops loan is the aggregate principal balance of the Forum Shops loan and the Forum Shops pari passu companion notes. The principal balance of the Forum Shops B note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated. With respect to the Forum Shops loan, the loan amount used in this prospectus supplement for purposes of presenting weighted loan-to-value ratio and debt service coverage ratio information is the principal balance of the Forum Shops loan. See "Description of the Mortgage Pool--The Forum Shops Whole Loan" in this prospectus supplement.

                                 The Forum Shops loan included in the trust, and the related Forum Shops pari passu companion notes and Forum Shops B note, that are not included in the trust, are being serviced in accordance with a pooling and servicing agreement separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to that separate pooling and servicing agreement, and according to the servicing standards provided for in that separate pooling and servicing agreement. In addition, the holders of the Forum Shops notes not included in the trust have the right, subject to certain conditions set forth in the separate pooling and servicing agreement or in the related intercreditor agreement to advise and direct the master servicer and/or special servicer under the separate pooling and servicing agreement with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the Forum Shops loan that is included in the trust. See "Servicing of the Mortgage Loans--Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement.

                                 6 mortgage loans (known as the AB mortgage loans) are each evidenced by one of two notes secured by a single mortgage, with the second companion loan not being part of the trust fund. These 6 mortgage loans are secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as the Chandler Crossing, Hebron Heights, Grandview Meadows Apartments, Parkwood Apartments, Central Park Office and Marshall Apartments, representing in the aggregate approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Parkwood Apartments represents approximately 7.7% of the aggregate principal balance of the mortgage loans in loan group 2. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Chandler Crossing represents approximately 3.3% of the aggregate principal balance of the mortgage loans in loan group 2. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Grandview Meadows Apartments represents approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 2. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Hebron Heights represents approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Marshall Apartments represents approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 2. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Central Park Office represents approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1.

                                 The AB mortgage loans and their related
                                 companion loans are each subject to an
                                 intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the loan prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such loans first to the mortgage loan in the trust fund and second to the companion loan. The master servicer and the special servicer will service and administer each AB mortgage loan and its companion loan pursuant to the pooling and servicing agreement and the intercreditor agreement so long as it is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the companion loan. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The holder of each companion loan will have the right to purchase the AB mortgage loan under certain limited circumstances as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). All information presented in this prospectus supplement with respect to mortgage loans with one or more companion loans is calculated without regard to the related companion loan, except in the case of the Forum Shops loan, in which case such information in certain circumstances, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance of the related pari passu companion loans, but not the principal balance of the Forum Shops B note.

                                 The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Terms" are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

                                 The mortgage loans will have the following approximate characteristics as of the cut-off date:


                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS


                                    ALL MORTGAGE LOANS               LOAN GROUP 1                  LOAN GROUP 2
                                --------------------------    --------------------------    -------------------------
Aggregate outstanding
 principal balance(1) .......               $1,253,925,806                  $909,176,008                 $344,749,798
Number of mortgage loans ....                          105                            64                           41
Number of mortgaged
 properties .................                          119                            68                           51
Number of crossed loan pools                             0                             0                            0
Crossed loan pools as a%  of
 the aggregate outstanding
 principal balance ..........                            0%                            0%                           0%
Range of mortgage loan
 principal balances .........   $1,038,112 to $155,000,000    $1,997,771 to $155,000,000    $1,038,112 to $80,571,735
Average mortgage loan
 principal balance ..........                  $11,942,151                   $14,205,875                   $8,408,532
Range of mortgage rates .....           4.7025% to 6.5600%            4.7025% to 6.5600%           4.7300% to 6.5100%
Weighted average mortgage
 rate .......................                       5.4484%                       5.4707%                      5.3895%
Range of original terms to
 maturity(2) ................      60 months to 240 months       60 months to 240 months      60 months to 180 months
Weighted average original
 term to maturity(2) ........                   116 months                    117 months                   111 months
Range of remaining terms to
 maturity(2) ................      56 months to 240 months       58 months to 240 months      56 months to 178 months
Weighted average remaining
 term to maturity(2) ........                   114 months                    116 months                   109 months
Range of original
 amortization terms(3) ......     120 months to 360 months      217 months to 360 months     120 months to 360 months
Weighted average original
 amortization term(3) .......                   342 months                    342 months                   342 months
Range of remaining
 amortization terms(3) ......     118 months to 360 months      217 months to 360 months     118 months to 360 months
Weighted average remaining
 amortization term(3) .......                   341 months                    341 months                   341 months
Range of loan-to-value ratios               34.6% to 80.0%                34.6% to 80.0%               43.2% to 80.0%
Weighted average
 loan-to-value ratio ........                         67.6%                         64.8%                        74.8%
Range of loan-to-value ratios
 as of maturity date(2) (4) .               34.6% to 72.7%                34.6% to 71.1%               43.8% to 72.7%
Weighted average
 loan-to-value ratio as of
 maturity date(2) (4) .......                         57.9%                         55.5%                        64.0%
Range of debt service
 coverage ratios ............               1.19x to 3.03x                1.19x to 3.03x               1.20x to 2.04x
Weighted average debt
 service coverage ratio .....                        1.61x                         1.68x                        1.43x
Percentage of aggregate
 principal balance consisting
 of:
Balloon Loans
 Partial Interest Only ......                         29.5%                         29.0%                        30.7%
 Interest Only ..............                          3.8%                          5.3%                         0.0%
 Balloon ....................                         27.6%                         17.8%                        53.3%
ARD Loans
 ARD ........................                         26.3%                         32.4%                        10.3%
 Partial Interest Only ......                          7.9%                          9.9%                         2.7%
Fully Amortizing Loans ......                          4.8%                          5.5%                         3.0%

----------

(1)   Subject to a permitted variance of plus or minus 10%.

(2) In the case of 30 mortgage loans, to their respective anticipated repayment dates.

(3)   Excludes the mortgage loans that pay interest-only to maturity.

(4)   Excludes the fully amortizing mortgage loans.

                                 The mortgage loans accrue interest based on the following conventions:


                             INTEREST ACCRUAL BASIS


                                                                  % OF       % OF
                                      AGGREGATE                 INITIAL     INITIAL
                                      PRINCIPAL        % OF       LOAN       LOAN
                       NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
       INTEREST         MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
    ACCRUAL BASIS        LOANS          LOANS        BALANCE    BALANCE     BALANCE
--------------------- ----------- ----------------- --------- ----------- ----------
  Actual/360 ........     104      $1,210,925,806      96.6%      95.3%      100.0%
  30/360 ............       1          43,000,000       3.4        4.7           0
                          ---      --------------     -----      -----       -----
  Total .............     105      $1,253,925,806     100.0%     100.0%      100.0%
                          ===      ==============     =====      =====       =====

                               AMORTIZATION TYPES


                                                                % OF       % OF
                                    AGGREGATE                 INITIAL     INITIAL
                                    PRINCIPAL        % OF       LOAN       LOAN
                     NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
      TYPE OF         MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
    AMORTIZATION       LOANS          LOANS        BALANCE    BALANCE     BALANCE
------------------- ----------- ----------------- --------- ----------- ----------
  Balloon Loans
    Partial
      Interest
      Only ..........     9      $  369,881,735      29.5%      29.0%       30.7%
    Balloon .......      53         345,863,650      27.6       17.8        53.3
    Interest Only..       2          48,000,000       3.8        5.3         0.0
                         --      --------------     -----      -----       -----
  Subtotal ........      64      $  763,745,385      60.9%      52.2%       84.0%
  ARD Loans
    ARD ...........      26      $  330,245,590      26.3%      32.4%       10.3%
    Partial
      Interest
      Only ..........    4          99,400,000       7.9        9.9         2.7
                         --      --------------     -----      -----       -----
  Subtotal ........      30      $  429,645,590      34.3%      42.3%       13.0%
  Fully
    Amortizing
    Loans .........      11      $   60,534,830       4.8%       5.5%        3.0%
                         --      --------------     -----      -----       -----
  Total ...........     105      $1,253,925,806     100.0%     100.0%      100.0%
                        ===      ==============     =====      =====       =====

                                 The ARD mortgage loans identified in the immediately preceding table, provide for an increase in the related interest rate after a certain date referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool--ARD Loans" in this prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:


                       OVERVIEW OF PREPAYMENT PROTECTION


                                                               % OF       % OF
                                   AGGREGATE                 INITIAL     INITIAL
                                   PRINCIPAL        % OF       LOAN       LOAN
                    NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
      PAYMENT        MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
    PROTECTION        LOANS          LOANS        BALANCE    BALANCE     BALANCE
------------------ ----------- ----------------- --------- ----------- ----------
  Defeasance .....     101      $1,222,272,162      97.5%      96.8%       99.2%
  Yield
    Maintenance...       4          31,653,644       2.5        3.2         0.8
                       ---      --------------     -----      -----       -----
  Total ..........     105      $1,253,925,806     100.0%     100.0%      100.0%
                       ===      ==============     =====      =====       =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period" immediately prior to and including the stated maturity date or anticipated repayment date as follows:


                            PREPAYMENT OPEN PERIODS


                                                              % OF       % OF
                                  AGGREGATE                 INITIAL     INITIAL
                                  PRINCIPAL        % OF       LOAN       LOAN
                   NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
   OPEN PERIOD      MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
     (MONTHS)        LOANS          LOANS        BALANCE    BALANCE     BALANCE
----------------- ----------- ----------------- --------- ----------- ----------
  1 .............       1      $   85,000,000       6.8%       9.3%        0.0%
  2 .............       3          33,854,262       2.7        0.6         8.3
  3 .............       9          96,390,063       7.7        8.4         5.7
  4 .............      77         798,705,816      63.7       57.8        79.3
  7 .............       4         167,978,711      13.4       18.2         0.6
  10 ............       1          10,326,696       0.8        0.0         3.0
  13 ............       5          23,718,903       1.9        1.4         3.1
  25 ............       5          37,951,357       3.0        4.2         0.0
                       --      --------------     -----      -----       -----
  Total .........     105      $1,253,925,806     100.0%     100.0%      100.0%
                      ===      ==============     =====      =====       =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" in this prospectus supplement.


                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)


                                                                   % OF       % OF
                                       AGGREGATE                 INITIAL     INITIAL
                                       PRINCIPAL        % OF       LOAN       LOAN
                        NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
                        MORTGAGED       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
     CURRENT USE       PROPERTIES        LOANS        BALANCE    BALANCE     BALANCE
--------------------- ------------ ----------------- --------- ----------- ----------
  Retail ............       37      $  542,232,807      43.2%      59.3%        0.8%
  Multifamily .......       41         267,288,676      21.3        4.9        64.5
  Office ............       15         215,350,881      17.2       23.7         0.0
  Manufactured
    Housing
    Community .......       10         121,315,997       9.7        0.9        32.8
  Industrial ........       13          98,393,393       7.8       10.8         0.0
  Mixed Use .........        3           9,344,953       0.7        0.3         1.8
                           ---      --------------     -----      -----       -----
  Total .............      119      $1,253,925,806     100.0%     100.0%      100.0%
                           ===      ==============     =====      =====       =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                                 The mortgaged properties are located in 30 states and Puerto Rico. The following table lists the states which have concentrations of mortgaged properties above 5%:


              GEOGRAPHIC DISTRIBUTION-ALL MORTGAGED PROPERTIES(1)


                                                 AGGREGATE
                                                 PRINCIPAL          % OF
                                NUMBER OF        BALANCE OF        INITIAL
                                MORTGAGED         MORTGAGE          POOL
           STATE               PROPERTIES          LOANS           BALANCE
---------------------------   ------------   -----------------   ----------
  Nevada ..................          5        $  189,028,373         15.1%
  California ..............         19           163,034,938         13.0
  Florida .................         17           126,729,644         10.1
  Texas ...................         16           100,116,926          8.0
  Connecticut .............          2            87,029,881          6.9
  New York ................          5            65,612,158          5.2
  Other Locations .........         55           522,373,926         41.7
                                   ---        --------------        -----
  Total ...................        119        $1,253,925,806        100.0%
                                   ===        ==============        =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


                    GEOGRAPHIC DISTRIBUTION-LOAN GROUP 1(1)


                                                AGGREGATE
                                                PRINCIPAL         % OF
                                NUMBER OF       BALANCE OF       INITIAL
                                MORTGAGED        MORTGAGE        GROUP 1
           STATE               PROPERTIES         LOANS          BALANCE
---------------------------   ------------   ---------------   ----------
  Nevada ..................         4         $185,663,375         20.4%
  California ..............         9          122,675,199         13.5
  Connecticut .............         2           87,029,881          9.6
  New York ................         4           62,362,158          6.9
  Florida .................        11           58,017,373          6.4
  Illinois ................         4           48,760,343          5.4
  Georgia .................         2           46,236,312          5.1
  Other Locations .........        32          298,431,368         32.8
                                   --         ------------        -----
  Total ...................        68         $909,176,008        100.0%
                                   ==         ============        =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION-LOAN GROUP 2(1)


                                                AGGREGATE
                                                PRINCIPAL        % OF
                                NUMBER OF      BALANCE OF       INITIAL
                                MORTGAGED       MORTGAGE        GROUP 2
           STATE               PROPERTIES         LOANS         BALANCE
---------------------------   ------------   --------------   ----------
  Florida .................         6         $ 68,712,272        19.9%
  Texas ...................         9           60,532,826        17.6
  Michigan ................         2           46,530,000        13.5
  California ..............        10           40,359,739        11.7
  Colorado ................         3           22,865,449         6.6
  Other Locations .........        21          105,749,512        30.7
                                   --         ------------       -----
  Total ...................        51         $344,749,798       100.0%
                                   ==         ============       =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.


Registration, Clearance and
Settlement....................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus supplement and in the prospectus.


Information Available to
Certificateholders............   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See "Description of the
                                 Certificates--Reports to Certificateholders;
                                 Certain Available Information" in this
                                 prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                 o  Bloomberg, L.P.

                                 o  the paying agent's website at
                                    www.jpmorgan.com/sfr.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.
                                 Exercise of this option will terminate the trust and retire the then outstanding certificates.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement and "Description of the Certificates-- Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs--a lower-tier REMIC and an upper-tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o  Each class of offered certificates will
                                    represent "regular interests" in the
                                    upper-tier REMIC.

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                 o  It is anticipated that the offered
                                    certificates will be issued at a premium.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of, the purchase, ownership and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. and Moody's Investors Service,
                                 Inc.:

                                                         S&P     MOODY'S
                                                        -----   --------
                                 Class A-1 ..........    AAA       Aaa
                                 Class A-2 ..........    AAA       Aaa
                                 Class A-3 ..........    AAA       Aaa
                                 Class A-4 ..........    AAA       Aaa
                                 Class B ............     AA       Aa2
                                 Class C ............    AA-       Aa3
                                 Class D ............     A        A2
                                 Class E ............     A-       A3

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. In addition, ratings adjustments may result from a change in the financial position of the trustee as back-up liquidity provider. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Nevada, California, Florida, Texas, Connecticut and New York represent approximately 15.1%, 13.0%, 10.1%, 8.0%, 6.9% and 5.2%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (20.4%, 13.5%, 6.4%, 4.4%, 9.6% and 6.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1.0%, 11.7%, 19.9%, 17.6%, 0.0% and 0.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). With respect to the mortgaged properties located in California, 17 of the mortgaged properties securing mortgage loans representing approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgaged properties securing mortgage loans in loan group 1, representing approximately 13.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 9 mortgaged properties securing mortgage loans in loan group 2, representing approximately 9.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in southern California, and 2 of the mortgaged properties securing mortgage loans representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgaged property securing a mortgage loan in loan group 1, representing approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgaged property securing a mortgage loan in loan group 2, representing approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas, such as shopping malls or large office buildings, could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain military presences in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq and Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflict of any kind could have an adverse effect on the performance of the mortgaged properties.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 17.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups" in this prospectus supplement.

     o The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 25.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 32.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 38.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent in the aggregate, approximately 46.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 56.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 61.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Each of the other mortgage loans represents no more than 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                                     AGGREGATE
                                   NUMBER OF     PRINCIPAL BALANCE                      % OF INITIAL     % OF INITIAL
                                   MORTGAGED        OF MORTGAGE        % OF INITIAL     LOAN GROUP 1     LOAN GROUP 2
         PROPERTY TYPE            PROPERTIES           LOANS           POOL BALANCE        BALANCE         BALANCE
------------------------------   ------------   -------------------   --------------   --------------   -------------
Retail .......................        37            $542,232,807            43.2%            59.3%            0.8%
Multifamily ..................        41            $267,288,676            21.3%             4.9%           64.5%
Office .......................        15            $215,350,881            17.2%            23.7%            0.0%
Manufactured Housing .........        10            $121,315,997             9.7%             0.9%           32.8%
Industrial ...................        13            $ 98,393,393             7.8%            10.8%            0.0%

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o 5 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 31.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o 3 mortgage loans, representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 26.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, which could increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged properties and the mortgage loans in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 3 of the mortgage loans, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 1 mortgage loan representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 23.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) is secured by more than one mortgaged property and has cross-collateralization arrangements among multiple borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 3 of the mortgage loans, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     The borrower under 1 mortgage loan, the Forum Shops loan, is the lessor under a master lease under which Phase III of the mortgaged property is being leased to Simon Property Group, L.P., a sponsor of the borrower. Phase III is currently being constructed and it is anticipated that construction will be completed in November 2004. The lessee is required to pay annual rent under the lease of approximately $25 million. The term of the lease is 20 years. Under the terms of the lease, as tenants commence occupancy of space at Phase III, the space so occupied will be released from the master lease and rental payments under the master lease will be decreased when, among other things, the space tenants commence paying rent. As a result of this master lease arrangement, there is a greater possibility that in the event of a bankruptcy of the Simon Property Group, L.P., the assets of the borrower will be consolidated into that bankruptcy than would otherwise be the case if the master lease arrangement were not in place.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the accompanying prospectus.

     With respect to certain of the mortgage loans, the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the Forum Shops loan, representing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 17.0% of the aggregate principal balance of the mortgage loans in loan group 1), is a senior loan in a split loan structure with the Forum Shops companion notes (pari passu with the Forum Shops loan) and the Forum Shops B note (which is junior to the Forum Shops loan and the Forum Shops pari passu companion notes). Each of these notes is secured by a single mortgage instrument on the related mortgaged property. The Forum Shops pari passu companion notes and the Forum Shops B note will not be included as assets of the trust fund. See "Description of the Mortgage Pool-- The Forum Shops Whole Loan" in this prospectus supplement. The Forum Shops loan is being serviced, and will continue to be serviced, under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2004-CIBC8 certificates are issued, subject to the related intercreditor agreement. The holder of the Forum Shops B note has certain rights with respect to the Forum Shops loan and the related mortgaged property. These include the right, under certain conditions, to direct or provide advice with respect to, certain actions proposed to be taken by the master servicer or the special servicer, as applicable, that are parties to the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2004-CIBC8 certificates are issued, with respect to various servicing matters or loan modifications affecting each loan in the split loan structure, and the right to make cure payments on the related senior loans or purchase the related senior loans if the senior loans are in default. In exercising such rights, the holder of the Forum Shops B note does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates. See "Description of the Mortgage Pool--The Forum Shops Whole Loan" and "--AB Mortgage Loans" in this prospectus supplement.

     In addition to the Forum Shops loan, 6 mortgage loans representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 14.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are senior loans in a split loan structure with subordinate companion loans. Each pair of the senior and companion loans is secured by a single mortgage instrument on the related mortgaged property. The companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions set forth under "--Special Servicer May Be Directed to Take Actions," the holder of each companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions, to direct, to consent, or provide advice with respect to, certain actions proposed to be taken by the special servicer with respect to the related mortgaged property, make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Although the Forum Shops pari passu companion notes, the Forum Shops B note and the other companion notes are not assets of the trust fund, the related borrowers are still obligated to make interest and principal payments on those notes. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the related borrower to refinance the Forum Shops loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making a balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable) and the subordinate obligation upon the maturity of the Forum Shops loan or the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt," "--The Forum Shops Whole Loan" and "--AB Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     In addition, the mortgage loan sellers have informed us that they are aware of certain permitted secured debt provisions in the related mortgage loan documents with respect to certain of the mortgage loans that allow the borrower to incur additional debt that is secured by the related mortgaged property in the future. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

Certain of the mortgage loans permit mezzanine debt borrowings, secured by pledges of ownership interests in the borrower, to be incurred in the future, subject to criteria set forth in the loan documents.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 2 mortgage loans representing approximately 9.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 12.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o the prevailing interest rates;

     o the fair market value of the related mortgaged property;

     o the borrower's equity in the related mortgaged property;

     o the borrower's financial condition;

     o the operating history and occupancy level of the mortgaged property;

     o reductions in applicable government assistance/rent subsidy programs;

     o the tax laws; and

     o the prevailing general and regional economic conditions.

     94 of the mortgage loans, representing approximately 95.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (57 mortgage loans in loan group 1, representing approximately 94.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 37 mortgage loans in loan group 2, representing approximately 97.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates.

     57 of the mortgage loans, representing approximately 52.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (38 mortgage loans in loan group 1, representing approximately 56.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 19 mortgage loans in loan group 2, representing approximately 41.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2014.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o the proximity and attractiveness of competing properties;

     o the adequacy of the property's management and maintenance;

     o increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o a decline in the financial condition of a major tenant;

     o an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

     o demographic factors;

     o consumer confidence;

     o consumer tastes and preferences;

     o retroactive changes in building codes;

     o changes or continued weakness in specific industry segments; and

     o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o tenant default;

     o in the case of rental properties, the rate at which new rentals occur;
       and

     o the property's "operating leverage", which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are owner-occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 15 mortgaged properties, securing mortgage loans, representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o space in the mortgaged properties could not be leased or re-leased;

     o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o tenants were unwilling or unable to meet their lease obligations;

     o a significant tenant were to become a debtor in a bankruptcy case; or

     o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     With respect to 1 mortgage loan, representing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 17.0% of the aggregate principal balance of the mortgage loans in loan group 1), the largest tenant at the related property, F.A.O. Schwarz, re-entered Chapter 11 bankruptcy in December 2003 and the F.A.O. Schwarz store at the mortgaged property was closed on January 26, 2004. On January 26, 2004, the bankruptcy judge approved the sale of the rights to use the name and operate under the current lease of two F.A.O. Schwarz stores, including the tenant at the mortgaged property to VGACS Acquisition Inc., a unit of D.E. Shaw & Company. According to published reports in The New York Times, the purchaser has stated that it intends to re-open the store in 3 to 5 months under the F.A.O. Schwarz name after the sale. The sale occurred on January 29, 2004. We cannot assure you that the store will be re-opened, or that the store will be re-opened under the F.A.O. Schwarz name.


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 37 of the mortgage loans, representing approximately 43.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (36 mortgage loans in loan group 1, representing approximately 59.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. 23 of the mortgaged properties, securing mortgage loans representing approximately 36.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 50.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 4 of the mortgaged properties, securing mortgage loans representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 10 of the mortgaged properties, securing mortgage loans representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1, representing approximately 5.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 15 of the mortgage loans, representing approximately 17.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 23.7% of the aggregate principal balance of the mortgaged properties in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o the quality of an office building's tenants;

     o an economic decline in the business operated by the tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the desirability of the area as a business location;

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 38 of the mortgage loans, representing approximately 21.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgaged properties securing mortgage loans in loan group 1, representing approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 39 mortgaged properties securing mortgage loans in loan group 2, representing approximately 65.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;


     o the types of services or amenities that the property provides;

     o the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 5 of the mortgage loans, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgaged property securing a mortgage loan in loan group 1, representing approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 9 mortgaged properties securing mortgage loans in loan group 2 representing approximately 32.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o other manufactured housing community properties;

     o apartment buildings; and

     o site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o location of the manufactured housing community property;

     o the ability of management to provide adequate maintenance and insurance;

     o the types of services or amenities it provides;

     o the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.


INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 9 of the mortgage loans, representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 10.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o the quality of tenants;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o property becoming functionally obsolete;

     o building design and adaptability;

     o unavailability of labor sources;

     o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o changes in proximity of supply sources;

     o the expenses of converting a previously adapted space to general use; and

     o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure;

     o operating the property and providing building services;

     o managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. The liquidation value of a mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o the availability of refinancing; and

     o changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 2 of the mortgage loans, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 17.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     The Forum Shops loan is one of the mortgage loans that is subject to a leasehold interest. Under the terms of the related ground lease, the borrower is required to commence and complete construction of Phase III at the mortgaged property in accordance with the plans and schedule approved by the ground lessor. Construction of Phase III has already commenced and is expected to be completed by November 2004. If the borrower does not continue to construct Phase III as required under the ground lease, an event of default under the lease may occur. With respect to any event of default under the ground lease, the mortgagee will be entitled to notice of the default and will have the right to cure the default by continuing the construction of Phase III. In connection with the closing of the loan, Simon Property Group, L.P., a parent entity to the borrower, provided a guarantee to the mortgagee of the borrower's obligations with respect to the Phase III construction, which guarantee is secured by a letter of credit in the original amount of approximately $48 million (which amount is subject to reduction based on construction expenses paid by the borrower), representing 125% of the estimated costs to complete the remaining construction of Phase III.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under
Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.


YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2004-CIBC8 non-offered certificates, or has financial interests in, or other financial dealings with, a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2004-CIBC8 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-CIBC8 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The Forum Shops pari passu companion notes and the Forum Shops B note will not be included as assets of the trust fund and are being serviced, and will continue to be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2004-CIBC8 certificates are issued, subject to the related intercreditor agreement. The holder of the Forum Shops B note has certain rights with respect to the related senior loans and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer that is a party to that separate pooling and servicing agreement and the right to make cure payments on the Forum Shops loan or purchase the Forum Shops loan if the Forum Shops loan is in default. In exercising such rights, the holder of the Forum Shops B note does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

     6 mortgage loans, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 and 4 mortgage loans in loan group 2, representing approximately 14.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holders of the companion loans will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions to purchase the related senior loan if such senior loan is in default. In exercising such rights, the holders of the companion loans do not have any obligation to consider the interests of, or impact on, the trust or the certificates.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. In addition, the special servicer under the separate pooling and servicing agreement that governs the servicing of the Forum Shops loan, the Forum Shops pari passu companion notes and the Forum Shops B note, may, at the direction of the operating advisor for the holder of the Forum Shops B note (provided no change of control event has occurred or is continuing) or the holders of the Forum Shops loan and the Forum Shops pari passu companion notes (if a change of control event has occurred and is continuing), take actions with respect to the Forum Shops loan that could adversely affect the holders of some or all of the classes of the offered certificates. See "Servicing of the Mortgage Loans--Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders. The Forum Shops operating advisor will be designated pursuant to the separate pooling and servicing agreement pursuant to which the Forum Shops loan, the Forum Shops pari passu companion notes and the Forum Shops B note are serviced. Each of the directing certificateholder and the Forum Shops operating advisor may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the Forum Shops operating advisor may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General", "--The Master Servicer", "The Special Servicer" and "--Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class D and Class E certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premium or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or prepayment premium unless the loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 15 mortgage loans representing approximately 19.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 mortgage loans in loan group 1, representing approximately 23.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 6.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time after a date ranging from 6 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o the terms of the mortgage loans;

     o the length of any prepayment lockout period;

     o the level of prevailing interest rates;

     o the availability of mortgage credit;

     o the applicable yield maintenance charges and prepayment premiums;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o the failure to meet certain requirements for the release of escrows;

     o the occurrence of casualties or natural disasters; and

     o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to

Enforceability of Yield Maintenance Charges or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.


MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o the aggregate amount of distributions on the offered certificates;

     o their yield to maturity;

     o their rate of principal payments; and

     o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

     o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.

     Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans-- Foreclosure" in the prospectus.


RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.


POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.


PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 13.0%, 10.1% and 8.0% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (13.5%, 6.4% and 4.4%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 11.7%, 19.9% and 17.6%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Florida and Texas, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) had eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.


     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder (or in the case of the Forum Shops loan, the operating advisor for that loan)) or that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law;

however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


RISKS RELATING TO PROPOSED CHANGES TO PUERTO RICO TAX LAWS

     The Ponce Town Center loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement) is secured by property located in the Commonwealth of Puerto Rico. Statements made by the secretary of the treasury of Puerto Rico beginning in February, 2004 indicate an intention on the part of the secretary to propose legislation for changes to the tax code to provide for the taxation of interest income earned by non-Puerto Rico entities not engaged in trade or business in Puerto Rico on commercial loans made to Puerto Rico persons or secured by property in Puerto Rico. Borrowers would be required to withhold this tax from interest payments they are required to make to their lenders. The amount of the withholding currently proposed by the secretary is 29% of the interest income earned. It appears that the legislation is intended to extend to loan transactions originated before the effective date of the legislation. Recent information indicates that the proposed legislation has been drafted. However, as of the date of this prospectus supplement, the proposed legislation has not been introduced for consideration by the Puerto Rico legislature and no determination can be made as to whether such legislation, if presented would be approved by the legislature and signed into law.

     If this legislation is approved by the legislature and signed into law, it is not clear whether the law could be applied to loan transactions originated before the effective date of the legislation. Puerto Rico case law suggests that application of taxes to transactions originated before the effective date of the legislation is possible, although a constitutional challenge is also possible.

     The loan documents for the Ponce Town Center loan provide that upon the imposition of any change to taxation of mortgages, debts and/or interest income, upon demand, the borrower is required to pay to the lender any taxes imposed on the loan or the collection of interest in connection with the loan. This will result in an increased debt service payment required to be made by the borrower for which the cash flow from the related property may not be sufficient. In addition, the Ponce Town Center loan documents further provide that, if, in the opinion of counsel, the payment by the borrower of such taxes is illegal or might result in the loan being considered usurious, the lender may elect to declare the entire debt under the Ponce Town Center loan due upon thirty (30) days' notice. This repayment of the Ponce Town Center loan would be without prepayment penalty or yield maintenance. Any such repayment would affect the yield to the offered certificates. See "--Risks Relating to Prepayments and Repurchases" above.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS


     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.


RISKS RELATED TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


RISKS OF INSPECTIONS RELATED TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


OTHER RISKS


     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. All numerical and statistical information presented in this prospectus supplement (including cut-off date balances, loan-to-value ratios and debt service coverage ratios ("DSCR")) with respect to each mortgage loan with a companion loan is calculated without regard to the related companion loan, except in the case of the Forum Shops Loan, in which case such information in certain circumstances, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance of the Forum Shops Companion Notes. The trust will consist primarily of 105 mortgage loans secured by 119 commercial, multifamily and manufactured housing community mortgaged properties, with an aggregate Cut-off Date Balance of approximately $1,253,925,806 (the "Initial Pool Balance") as of the Cut-off Date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and collectively, the "Loan Groups"). Loan Group 1 will consist of 64 mortgage loans, representing approximately 72.5% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 41 mortgage loans (representing approximately 83.5% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 93.2% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 27.5% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties; and

          (2) with respect to 2 mortgage loans (identified as Loan Nos. 1 and 60 on Annex A-1 to this prospectus supplement), representing approximately 12.8% of the Initial Pool Balance (approximately 17.6% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties (each of clauses (1) and (2), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.

     On or about March 31, 2004 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank and CIBC Inc. (each, a "Mortgage Loan Seller") pursuant to two mortgage loan purchase agreements (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to the Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until May 2004 and as a result of certain mortgage loans originated in March that do not pay one full month of interest on their first due date in April. This amount will be distributed to Certificateholders on the Distribution Date in April 2004 as part of their regular interest distribution. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller."

     The mortgage loans were originated in the period between December 2002 and March 2004.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs. Generally, the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant must regularly meet certain income tests for the related Mortgaged Property. There is no certainty that any such government program will continue or that the borrower will continue to comply with the requirements of such a program to enable it to receive such subsidies in the future.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will typically not agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. The Forum Shops Loan is a senior loan in a split loan structure with the Forum Shops Companion Notes (which are pari passu with the Forum Shops Loan) and the Forum Shops B Note, which is junior to the Forum Shops Loan and the Forum Shops Companion Notes. See "--The Forum Shops Whole Loan" below. In addition, 6 mortgage loans (each, an "AB Mortgage Loan") (identified as loan numbers 10, 25, 31, 46, 47, and 91 on Annex A-1 to this prospectus supplement), representing approximately 5.2% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 1.9% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 14.0% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a junior loan (with respect to each AB Mortgage Loan, the "Companion Loan"). No Companion Loan is an asset of the trust. Each pair of senior and junior loans is evidenced by one of two notes that are each secured by a single mortgage instrument on the related mortgaged property.

     The first such AB Mortgage Loan (the "Parkwood Apartments AB Mortgage Loan") (identified as Loan No. 10 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $26,560,000. The related Companion Loan, which is not included in the trust, has an initial principal balance of $1,660,000. The second such AB Mortgage Loan (the "Chandler Crossing AB Mortgage Loan") (identified as Loan No. 25 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $11,250,000. The related Companion Loan, which is not included in the trust, has an initial principal balance of $750,000. The third such AB Mortgage Loan (the "Hebron Heights AB Mortgage Loan") (identified as Loan No. 31 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $9,888,842. The related Companion Loan, which is not included in the trust, has an initial principal balance of $620,000. The fourth such AB Mortgage Loan (the "Central Park Office AB Mortgage Loan") (identified as Loan No. 46 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $7,350,000. The related Companion Loan, which is not included in the trust, has an initial principal balance of $490,000. The fifth such AB Mortgage Loan (the "Grandview Meadows Apartments AB Mortgage Loan") (identified as Loan No. 47 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $7,265,449. The related Companion Loan, which is not included in the trust, has an initial principal balance of $455,000. The sixth such AB Mortgage Loan (the "Marshall Apartments AB

Mortgage Loan") (identified as Loan No. 91 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $3,113,053. The related Companion Loan, which is not included in the trust, has an initial principal balance of $195,000. In the event that certain defaults exist under any of these AB Mortgage Loans or the related Companion Loans, the holder of the related Companion Loan will have the right to purchase the related AB Mortgage Loan for a price generally equal to the outstanding principal balance of the related AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to that AB Mortgage Loan. Until the expiration of the period of time that the holder of the related Companion Loan has the right to purchase the related AB Mortgage Loan (generally 30 days after notice of certain defaults under the related AB Mortgage Loan or the related Companion Loan), the Master Servicer and the Special Servicer generally will not be able to work out or modify that AB Mortgage Loan without the consent of the holder of the related Companion Loan.

     Secured Subordinate Indebtedness. In addition to the outstanding secured indebtedness discussed above, with respect to 2 mortgage loans (identified as Loan No. 28 and Loan No. 67, on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance (approximately 1.7% of the Initial Loan Group 1 Balance) the related borrower is permitted to incur secured subordinated indebtedness subject to satisfaction of certain predetermined conditions, including without limitation, debt service coverage ratio and loan to value ratio thresholds.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing limitations on transfers of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

     o In the case of 2 mortgage loans (the "Harbor Plaza Mortgage Loan" and the "PHH Vehicle Management Services Mortgage Loan") (identified as Loan Nos. 2 and 8, respectively, on Annex A-1 to this prospectus supplement), representing approximately 9.2% of the Initial Pool Balance (representing approximately 12.7% of the Initial Loan Group 1 Balance), the owners of the borrower have pledged their ownership interests in such borrower as collateral for mezzanine loans in the initial amount of $30,000,000 and $6,000,000. The holder of each mezzanine loan has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan. The lenders for this mezzanine debt are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower, which will result in a change in control of the borrower. The Master Servicer or the Special Servicer, as applicable, may not enter into certain amendments or modifications of the mortgage loan documents for the Harbor Plaza Mortgage Loan and the PHH Vehicle Management Services Mortgage Loan without the consent of the holder of the related mezzanine loan. Such amendments and modifications, which are set forth in the related mezzanine loan intercreditor agreement, include, among others, (i) increasing the interest rate or principal amount of the mortgage loan,
       (ii) increasing in any material respect any monetary obligations of the borrower, (iii) extending or shortening the scheduled maturity date of the mortgage loan, (iv) converting or exchanging the mortgage loan into or for any other indebtedness or subordinating any of the mortgage loan to any indebtedness of the borrower, (v) amending or modifying the provisions limiting transfers of interests in the borrower or the Mortgaged Property or (vi) extending the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or increasing the amount of any such prepayment fee. However, in the case of a work-out or other surrender, compromise, release, renewal, or indulgence relating to the mortgage loan during the existence of an event of default with respect to the mortgage loan, no consent of the holder of the mezzanine loan is required, except for the modifications listed in (i) (with respect to increasing the principal amount only) and (vi) above.

     o In the case of 6 mortgage loans (identified as Loan Nos. 4, 38, 48, 56, 58, and 66 on Annex A-1 to this prospectus supplement), representing approximately 6.8% of the Initial Pool Balance (6 mortgage loans in Loan Group 1, representing approximately 9.4% of the Initial Loan Group 1 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and DSCR tests.

     Unsecured Subordinate Indebtedness. The borrower under 1 mortgage loan, identified as Loan No. 85 on Annex A-1 to the prospectus supplement, representing in the aggregate approximately 0.3% of the Initial Pool Balance (representing approximately 0.9% of the Initial Loan Group 2 Balance) has incurred additional unsecured indebtedness. In addition, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

THE FORUM SHOPS WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 1 on Annex A 1 to this prospectus supplement) (the "Forum Shops Loan"), representing approximately 12.4% of the Initial Pool Balance (approximately 17.0% of the Initial Loan Group 1 Balance), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the "Forum Shops Mortgaged Property." The Forum Shops Loan is evidenced by promissory note A3. The mortgage loans evidenced by promissory notes A1 and A2 are referred to in this prospectus supplement as the "Forum Shops Companion Notes." The Forum Shops Companion Notes, which in aggregate have a principal balance of $310,000,000 as of the cut-off date, are not included in the trust. The Forum Shops Loan and the Forum Shops Companion Notes are pari passu with each other and are referred to in this prospectus supplement as the "Forum Shops Senior Notes." The remaining mortgage loan evidenced by promissory note B is referred to in this prospectus supplement as the "Forum Shops B Note." The Forum Shops B Note, which has a principal balance of $85,000,000 as of the cut-off date, is subordinate to the Forum Shops Senior Notes. Only the Forum Shops Loan is included in the trust. As of the cut-off date, the promissory note A1 and the Forum Shops B Note are owned by a trust (the "Forum Shops Trust") created pursuant to a pooling and servicing agreement, dated as of December 1, 2003 (the "Forum Shops Pooling Agreement") among the Depositor, as depositor, Midland Loan Services, Inc., as master servicer (the "Forum Shops Servicer"), Midland Loan Services, Inc. as special servicer (the "Forum Shops Special Servicer"), LaSalle Bank National Association, as trustee (the "Forum Shops Trustee"), ABN AMRO Bank N.V., as fiscal agent (the "Forum Shops Fiscal Agent") and JPMorgan Chase Bank, as paying agent (the "Forum Shops Paying Agent"), under which the Depositor's

Commercial Mortgage Pass Through Certificates, Series 2003-CIBC7, are issued. As of the cut-off date, the promissory note A2 is owned by a trust created pursuant to a pooling and servicing agreement, dated as of February 1, 2004, among the Depositor, as depositor, GMAC Commercial Mortgage Corporation, as servicer (the "2004-C1 Servicer"), Clarion Partners, LLC as special servicer, and Wells Fargo Bank, N.A. as trustee, under which the Depositor's Commercial Mortgage Pass Through Certificates, Series 2004-C1, are issued. The Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note are collectively referred to in this prospectus supplement as the "Forum Shops Whole Loan."

     The holders of the Forum Shops Senior Notes (the "Forum Shops Senior Noteholders") and the holder of the Forum Shops B Note (the "Forum Shops B Noteholder") have entered into an intercreditor agreement that sets forth the respective rights of the Forum Shops Senior Noteholders and the Forum Shops B Noteholder (the "Forum Shops Intercreditor Agreement"). Pursuant to the terms of the Forum Shops Intercreditor Agreement, the Forum Shops Whole Loan will be serviced and administered pursuant to the Forum Shops Pooling Agreement by the Forum Shops Servicer and the Forum Shops Special Servicer, as applicable, according to the servicing standards set forth in the Forum Shops Pooling Agreement. The Forum Shops Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Forum Shops Whole Loan will be allocated first, to the holder of the Forum Shops B Note and thereafter, to the Forum Shops Senior Noteholders, pro rata and pari passu.

     As described under "Servicing of the Mortgage Loans--Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement, prior to a Forum Shops Control Appraisal Event, the holder of the Forum Shops B Note will have the right to consult with and advise the Forum Shops Special Servicer; following the occurrence and during the continuance of a Forum Shops Control Appraisal Event, the holder of the Forum Shops Loan and the Forum Shops Companion Notes will have such rights. A "Forum Shops Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Forum Shops B Note (minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Forum Shops B Note after the cut-off date,
(ii) any Appraisal Reduction allocated to the Forum Shops B Note and (iii) realized losses allocated to the Forum Shops B Note) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Forum Shops B Note after the cut-off date).

     Servicing. The Forum Shops Intercreditor Agreement generally provides that the Forum Shops Whole Loan will be serviced by the Forum Shops Servicer and the Forum Shops Special Servicer according to the servicing standards under the Forum Shops Pooling Agreement.

     Distributions. Under the terms of the Forum Shops Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Forum Shops Whole Loan (or, if such a default has occurred, but the holder of the Forum Shops B Note has cured such a default) after payment of amounts payable or reimbursable under the Forum Shops Pooling Agreement, payments and proceeds received with respect to the Forum Shops Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

     First, each holder of the Forum Shops Loan and the Forum Shops Companion Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Second, scheduled principal payments in respect of the Forum Shops Loan and the Forum Shops Companion Notes will be paid to each of the holders of the Forum Shops Loan and the Forum Shops Companion Notes, pro rata;

     Third, the holder of the Forum Shops B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fourth, scheduled principal payments in respect of the Forum Shops B Note will be paid to the holder of the Forum Shops B Note;

     Fifth, any unscheduled principal payments will be paid to the holder of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, pro rata, based on the principal balance of each such loan;

     Sixth, any Yield Maintenance Charge will be paid to each holder of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, pro rata, in the amount actually received in respect of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, respectively;

     Seventh, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to each of the holders of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, on a pro rata basis in accordance with the respective principal balance of each loan; and

     Eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holders of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note on a pro rata basis in accordance with the respective initial principal balance of each loan.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Forum Shops Whole Loan (unless the holder of the Forum Shops B Note has cured such a default), after payment of all amounts then payable or reimbursable under the Forum Shops Pooling Agreement, Liquidation Proceeds and other collections with respect to the Forum Shops Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:


     First, each holder of the Forum Shops Loan and the Forum Shops Companion Notes will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

     Second, each holder of the Forum Shops Loan and the Forum Shops Companion Notes will receive, pro rata, based on the principal balance of each such loan, an amount up to its principal balance, until the principal balance has been paid in full;

     Third, the holder of the Forum Shops B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fourth, the holder of the Forum Shops B Note will receive an amount up to its principal balance, until such principal has been paid in full;

     Fifth, if the proceeds of any foreclosure sale or any liquidation of the Forum Shops Whole Loan or the Forum Shops Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout, the principal balance of either the Forum Shops Loan and the Forum Shops Companion Notes on the one hand, and the Forum Shops B Note on the other hand have been reduced, such excess amount will first be paid to the holder of the Forum Shops Loan and each holder of the Forum Shops Companion Notes, pro rata, in an amount up to the reduction, if any, of their respective principal balances as a result of such workout, and then to the holder of the Forum Shops B Note in an amount up to the reduction, if any, of its principal balance as a result of such workout;

     Sixth, any Yield Maintenance Charge that is allocable to the Forum Shops Loan and the Forum Shops Companion Notes on the one hand, and the Forum Shops B Note on the other hand, to the extent actually paid by the borrower, will be paid first to the holder of the Forum Shops Loan and each holder of the Forum Shops Companion Notes, pro rata, and then to the holder of the Forum Shops B Note, respectively;

     Seventh, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to each holder of the Forum Shops Loan and the Forum Shops Companion Notes, pro rata, and then to the holder of the Forum Shops B Note, based on the total amount of default interest then owing to each such party; and

     Eighth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through seventh or the proceeds of any foreclosure sale or any liquidation of the Forum Shops Whole Loan or the Forum Shops Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through seventh, such amount will generally be paid, pro rata, first to the holders of the Forum Shops Loan and Forum Shops Companion Notes (on a pro rata basis) on the one hand, and then to the holder of the Forum Shops B Note on the other hand, in accordance with the respective initial principal balances of each loan.


     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Forum Shops Whole Loan, resulting in a monetary event of default, the holder of the Forum Shops B Note, will have the right to cure such monetary event of default subject to certain limitations set forth in the Forum Shops Intercreditor Agreement.


     Purchase Option. In the event that the Forum Shops Loan is delinquent at least 60 days in respect of its scheduled monthly debt service payments, or more than 30 days delinquent in respect of its balloon payment ("Forum Shops Default"), the holder of the Forum Shops B Note will have an option (the "Forum Shops Purchase Option") to purchase the Forum Shops Loan from the trust fund at a price (the "Forum Shops Loan Option Price") generally equal to the unpaid principal balance of the Forum Shops Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances (and all related Servicing Advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Forum Shops Loan whether paid or unpaid and any other additional trust fund expenses relating to the Forum Shops Whole Loan. In order to exercise the Forum Shops Purchase Option, the holder of the Forum Shops B Note will also be required to purchase the Forum Shops Companion Notes for a similar price. In the event of a Forum Shops Default, the Forum Shops Special Servicer is required to promptly notify the Forum Shops Servicer and the Forum Shops Paying Agent, and the Forum Shops Paying Agent, following its receipt of such notice, is required to promptly notify the holder of the Forum Shops B Note. If the holder of the Forum Shops B Note fails to exercise its option within 30 days of receiving notice from the Forum Shops Paying Agent, certain other parties may have the right to purchase the Forum Shops Loan under the Forum Shops Pooling Agreement.


AB MORTGAGE LOANS

     General. The Parkwood Apartments AB Mortgage Loan, the Chandler Crossing AB Mortgage Loan, the Hebron Heights Apartments AB Mortgage Loan, the Central Park Office AB Mortgage Loan, the Grandview Meadows Office AB Mortgage Loan and the Marshall Apartments AB Mortgage Loan are each evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The junior companion loan to each AB Mortgage Loan is not part of the trust fund. The Parkwood Apartments AB Mortgage Loan has a Cut-off Date Balance of $26,560,000, representing approximately 2.1% of the Initial Pool Balance (7.7% of the Initial Loan Group 2 Balance). The Chandler Crossing AB Mortgage Loan has a Cut-off Date Balance of $11,250,000, representing approximately 0.9% of the Initial Pool Balance (3.3% of the Initial Loan Group 2 Balance). The Hebron Heights AB Mortgage Loan has a Cut-off Date Balance of $9,888,842, representing approximately 0.8% of the Initial Pool Balance (1.1% of the Initial Loan Group 1 Balance). The Central Park Office AB Mortgage Loan has a Cut-off Date Balance of $7,350,000, representing approximately 0.6% of the Initial Pool Balance (0.8% of the Initial Loan Group 1 Balance). The Grandview Meadows Apartments AB Mortgage Loan has a Cut-off Date Balance of $7,265,449, representing approximately 0.6% of the Initial Pool Balance (2.1% of the Initial Loan Group 2 Balance). The Marshall Apartments AB Mortgage Loan has a Cut-off Date Balance of $3,113,053, representing approximately 0.2% of the Initial Pool Balance (0.9% of the Initial Loan Group 2 Balance). A third party not affiliated with us or the related borrower is the holder of the Companion Loans.

     Under the terms of the related intercreditor agreement (the "Intercreditor Agreement"), the holder of the Companion Loan has agreed to subordinate its interest in certain respects to the AB Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement. The holder of a Companion Loan may sell the Companion Loan only with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the related Intercreditor Agreement pursuant to the terms of such Intercreditor Agreement.

     Servicing Provisions of the AB Mortgage Loan Intercreditor Agreement. The Master Servicer and Special Servicer will service and administer each AB Mortgage Loan and the related Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the AB Mortgage Loan is part of the trust; provided, that prior to an event of default occurring under the related AB Mortgage Loan documents, the servicer of the Companion Loan will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of either AB Mortgage Loan or the related Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related Companion Loan in a material manner without the consent of the holder of the related Companion Loan; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "Servicing of the Mortgage Loans--Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on an AB Mortgage Loan or its Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of an AB Mortgage Loan or its Companion Loan has been accelerated, (iii) the principal balance of the AB Mortgage Loan or its Companion Loan is not paid at maturity, (iv) the borrower under an AB Mortgage Loan or its Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under a Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Companion Loan will be entitled to purchase the related AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related AB Mortgage Loan, together with all unpaid interest on the AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances, in each such case, for which the borrower under the AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing an AB Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the AB Mortgage Loan.

     Application of Payments on the AB Mortgage Loans. Pursuant to the related Intercreditor Agreement but prior to the occurrence of (i) the acceleration of an AB Mortgage Loan or its Companion Loan, (ii) a monetary event of default or
(iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the Companion Loan. Any escrow and reserve payments required in respect of an AB Mortgage Loan or its Companion Loan will be paid to the Master Servicer. Following the occurrence and during the continuance of the events set forth in (i)-(iii) above, and subject to certain rights of the holder of the Companion Loan to purchase the AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on a Companion Loan will be subordinated to all payments due on the related AB Mortgage Loan and the amounts with respect to each of the AB Mortgage Loan and the Companion Loan will be paid: first, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the AB Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the AB Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the AB Mortgage Loan; sixth, to the holder of the Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Companion Loan; seventh, to the holders of the Companion Loan, in an amount equal to interest due with respect to the Companion Loan; eighth, to the holder of the Companion Loan, in an amount equal to the principal balance of the Companion Loan until paid in full; ninth, to the holder of the Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Companion Loan; tenth, to the trust and the holder of the Companion Loan, in an amount equal to any unpaid default interest accrued on the AB Mortgage Loan and the Companion Loan, respectively; and eleventh, any excess, to the trust as holder of the AB Mortgage Loan and the holder of the Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the AB Mortgage Loan. Amounts payable to the trust as holder of an AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to such holder net of fees and expenses on the related Companion Loan.


TOP TEN MORTGAGE LOANS OR GROUPS

     The following table describes the ten largest mortgage loans by Cut-off Date Balance:




                                                             % OF
                                  LOAN    CUT-OFF DATE   INITIAL POOL     LOAN PER
            LOAN NAME             GROUP      BALANCE        BALANCE         UNIT
-------------------------------- ------- -------------- -------------- --------------
The Forum Shops ................    1     $155,000,000       12.4%        $   714 (1)
Harbor Plaza ...................    1       85,000,000        6.8             116
Hometown America
 Portfolio VI ..................    2       80,571,735        6.4          29,546
Santee Trolley Square ..........    1       53,000,000        4.2             170
Camp Creek Marketplace .........    1       43,000,000        3.4              97
Northpark Mall .................    1       42,000,000        3.3              52
554 Third Avenue ...............    1       35,535,000        2.8         282,024
PHH Vehicle Management
 Services ......................    1       30,250,000        2.4             144
Fairways Country Club ..........    2       27,004,262        2.2          23,667
Parkwoods Apartments ...........    2       26,560,000        2.1          32,155



                                        UW           CUT-OFF            PROPERTY
            LOAN NAME                  DSCR         LTV RATIO             TYPE
-------------------------------- --------------- --------------- ---------------------
The Forum Shops ................       2.18x(1)        46.5%(1)          Retail
Harbor Plaza ...................       2.10x           54.8%             Office
Hometown America
 Portfolio VI ..................       1.44x           75.0%      Manufactured Housing
Santee Trolley Square ..........       1.30x           75.7%             Retail
Camp Creek Marketplace .........       2.59x           54.8%             Retail
Northpark Mall .................       1.72x           56.8%             Retail
554 Third Avenue ...............       1.26x           75.6%          Multifamily
PHH Vehicle Management
 Services ......................       1.40x           71.5%             Office
Fairways Country Club ..........       1.52x           72.2%      Manufactured Housing
Parkwoods Apartments ...........       1.46x           80.0%          Multifamily

----------
(1) Calculated based upon the aggregate principal balance of the Forum Shops Loan and the Forum Shops Companion Notes as of the cut-off date.


     For more information regarding the top ten mortgage loans and/or loan concentrations and related mortgaged properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     30 mortgage loans (the "ARD Loans"), representing approximately 34.3% of the Initial Pool Balance (25 mortgage loans in Loan Group 1, representing approximately 42.3% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 13.0% of the Initial Loan Group 2 Balance), provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term similar to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents, be used to accelerate the amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their respective Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR certificates.


     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants are required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until prior to, or upon the Anticipated Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their respective Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS


     Mortgage Loans. All the mortgage loans have due dates that occur on the first day of each month.


     The mortgage loans have grace periods as set forth in the following table.



                           OVERVIEW OF GRACE PERIODS



                                      AGGREGATE                      % OF        % OF
                                      PRINCIPAL          % OF      INITIAL      INITIAL
                     NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                      MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
   GRACE PERIOD        LOANS            LOANS          BALANCE     BALANCE      BALANCE
-----------------   -----------   -----------------   ---------   ---------   ----------
7 days ..........        97       $1,007,261,568         80.3%       75.0%        94.4%
8 days ..........         1           43,000,000          3.4         4.7          0.0
9 days ..........         2           12,396,714          1.0         1.4          0.0
10 days .........         5          191,267,524         15.3        18.9          5.6
                         --       --------------        -----       -----        -----
Total ...........       105       $1,253,925,806        100.0%      100.0%       100.0%
                        ===       ==============        =====       =====        =====

     In some cases, there are exceptions to the strict operation of the grace period, allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.


     The mortgage loans either accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table.

                            INTEREST ACCRUAL BASIS




                                         AGGREGATE                      % OF         % OF
                                         PRINCIPAL          % OF      INITIAL      INITIAL
                        NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
  INTEREST ACCRUAL       MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
        BASIS             LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------   -----------   -----------------   ---------   ---------   -----------
Actual/360 .........       104       $1,210,925,806         96.6%       95.3%        100.0%
30/360 .............         1           43,000,000          3.4         4.7           0.0
                           ---       --------------        -----       -----         -----
Total ..............       105       $1,253,925,806        100.0%      100.0%        100.0%
                           ===       ==============        =====       =====         =====

   The mortgage loans have the amortization characteristics set forth in the following table.


                              AMORTIZATION TYPES




                                                     AGGREGATE                      % OF        % OF
                                                     PRINCIPAL          % OF      INITIAL      INITIAL
                                    NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                     MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
      TYPE OF AMORTIZATION            LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------------------   -----------   -----------------   ---------   ---------   ----------
Balloon Loans
 Partial Interest Only .........         9       $  369,881,735         29.5%       29.0%        30.7%
 Interest Only .................         2           48,000,000          3.8         5.3          0.0
 Balloon .......................        53          345,863,650         27.6        17.8         53.3
                                       ---       --------------        -----       -----        -----
Subtotal .......................        64       $  763,745,385         60.9%       52.2%        84.0%
ARD Loans
 ARD ...........................        26       $  330,245,590         26.3%       32.4%        10.3%
 Partial Interest Only .........         4           99,400,000          7.9         9.9          2.7
                                       ---       --------------        -----       -----        -----
Subtotal .......................        30       $  429,645,590         34.3%       42.3%        13.0%
Fully Amortizing Loans .........        11       $   60,534,830          4.8%        5.5%         3.0%
                                       ---       --------------        -----       -----        -----
Total ..........................       105       $1,253,925,806        100.0%      100.0%       100.0%
                                       ===       ==============        =====       =====        =====

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to Defeasance. In addition, 6 of the mortgage loans, representing approximately 11.3% of the Initial Pool Balance (4 mortgage loans in Loan Group 1 representing approximately 6.0% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 25.1% of the Initial Loan Group 2 Balance) permit the release of certain parcels (including certain parcels that are improved by vacant anchors). In each case, no value was given to such parcels in the underwriting of the related mortgage loans.


     Prepayment Provisions. Each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any applicable open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION




                                                      AGGREGATE                      % OF        % OF
                                                      PRINCIPAL          % OF      INITIAL      INITIAL
                                     NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
            PREPAYMENT                MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
            PROTECTION                 LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------------------------   -----------   -----------------   ---------   ---------   ----------
Lockout with defeasance .........       101       $1,222,272,162         97.5%       96.8%        99.2%
Lockout period followed by yield
 maintenance ....................         4           31,653,644          2.5         3.2          0.8
                                        ---       --------------        -----       -----        -----
Total ...........................       105       $1,253,925,806        100.0%      100.0%       100.0%
                                        ===       ==============        =====       =====        =====

     With respect to 3 mortgage loans (identified as Loan Nos. 43, 67 and 94 on Annex A-1 to this prospectus supplement) representing approximately 1.3% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 1.4% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 0.8% of the Initial Loan Group 2 Balance), the "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any date that a balloon payment is due) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     With respect to 1 mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement) representing approximately 1.3% of the Initial Pool Balance (representing approximately 1.7% of the Initial Loan Group 1 Balance), the Yield Maintenance Charge will generally be equal to the greater of (i) 1% of the principal amount being prepaid and (ii) the present value of a series of payments equal to the Payment Differential and payable on each due date over the remaining term of the mortgage loan and, with respect to the principal balance due to be outstanding on that date, on the maturity date, discounted at the Reinvestment Yield for the number of months remaining as of the date of the prepayment to each such due date and the maturity date, respectively. "Payment Differential" means an amount equal to (i) the Mortgage Rate less the Reinvestment Yield, divided by (ii) twelve and multiplied by (iii) the principal amount outstanding under the mortgage loan after application of the constant monthly payment due on the date of such prepayment, provided that the Payment Differential will not be less than zero. "Reinvestment Yield" means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by such mortgage loan, with each such yield being based on the bid price for such prepayment set forth in the notice of prepayment and converted to a monthly compounded nominal yield.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or Anticipated Repayment Date as set forth in the following table:

                            PREPAYMENT OPEN PERIODS




                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
  OPEN PERIOD       MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
   (PAYMENTS)        LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------
1 .............         1       $   85,000,000          6.8%        9.3%         0.0%
2 .............         3           33,854,262          2.7         0.6          8.3
3 .............         9           96,390,063          7.7         8.4          5.7
4 .............        77          798,705,816         63.7        57.8         79.3
7 .............         4          167,978,711         13.4        18.2          0.6
10 ............         1           10,326,696          0.8         0.0          3.0
13 ............         5           23,718,903          1.9         1.4          3.1
25 ............         5           37,951,357          3.0         4.2          0.0
                      ---       --------------        -----       -----        -----
Total .........       105       $1,253,925,806        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. In such instances, the Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to holders of Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 101 of the mortgage loans, representing approximately 97.5% of the Initial Pool Balance (61 mortgage loans in Loan Group 1, representing approximately 96.8% of the Initial Loan Group 1 Balance and 40 mortgage loans in

Loan Group 2, representing approximately 99.2% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

       (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the related Mortgage Note to, but not including the Release Date, (2) all other sums due under the related mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct, non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations, providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or to the Anticipated Repayment Date, including all amounts due and outstanding on an ARD Loan), assuming, in the case of each ARD Loan, that the related mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally do not permit partial Defeasance or require, in the case of a partial Defeasance that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) certain DSCR and/or LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans that are secured by more than one Mortgaged Property may permit the substitution of one or more of the related Mortgaged Properties in accordance with the conditions set forth in the related mortgage loan documents. In particular, the terms of 1 mortgage loan, identified as Loan No. 3 on Annex A-1 to this prospectus supplement

(representing in the aggregate approximately 6.4% of the Initial Pool Balance (representing approximately 23.4% of the Initial Loan Group 2 Balance)), which is secured by mortgages on 6 mortgaged properties, permit the related borrower to obtain a release of 1 or more of the corresponding mortgaged properties from the related mortgage lien by substituting another property of like kind and quality owned or acquired by the borrower, subject, in each case, to the fulfillment of, among other things, the following conditions:

     o receipt by the lender of confirmation from Moody's and S&P that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the Certificates;

     o the fair market value of the substitute property is not less than 100% of the fair market value of the substituted property as of the closing date;

     o after giving effect to the substitution, the debt service coverage ratio for the mortgaged properties (including the substitute property) for the prior 12 month period is equal to or greater than the greater of (a) 1.10x, and (b) the debt service coverage ratio for the collateral (including the mortgaged real property to be released) for the 12 full calendar months immediately preceding the release of the individual property; and

     o the net operating income and debt service coverage ratio (for the prior 12 month period) for the substitute property is greater than the net operating income and debt service coverage ratio (for the prior 12 month period) for the substituted property.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that, in each case with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. The Special Servicer or the Master Servicer, as the case may be, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or
(b) to waive its right to exercise such rights; provided however, that with respect to such waiver of rights, it (i) obtained the consent of the Directing Certificateholder and (ii) obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if the mortgage loan has an outstanding principal balance greater than (A) 5% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will be required (a) to exercise any right it may have (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, it has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding certificates if such mortgage loan (x) has (a) an outstanding principal balance (together with any mortgage loan(s) with which it is cross collateralized) which is greater than 2% of the aggregate Stated Principal Balance of the mortgage loans, or (b) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) that is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance as of the date of the encumbrance and (y) would have an LTV Ratio greater than 85% and a DSCR less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan). Any ratings confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such ratings confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above.

     You should be aware that the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 24 of the Mortgaged Properties, securing mortgage loans representing approximately 17.0% of the Initial Pool Balance (14 Mortgaged Properties securing approximately 19.1% of the Initial Loan Group 1 Balance and 10 Mortgaged Properties securing approximately 11.7% of the Initial Loan Group 2 Balance) by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or higher). These areas include all or parts of the states of California, Washington, Nevada, Oregon and Puerto Rico. None of the Mortgaged Properties has a PML in excess of 20%.

     In the case of 1 Mortgaged Property, securing mortgage loans representing approximately 0.7% of the Initial Pool Balance (1 Mortgaged Property in Loan Group 1, representing approximately 1.0% of the Initial Loan Group 1 Balance), a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties. See "--Underwriting Guidelines and Processes--Environmental Site Assessment" below.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected

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to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.


     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include the Forum Shops Companion Notes or the Forum Shops B Note. With respect to the Forum Shops Loan, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the principal balance of the Forum Shops Loan. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratios is the aggregate principal balance of the Forum Shops Loan and the Forum Shops Companion Notes. The principal balance of the Forum Shops B Note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

     All information presented in this prospectus supplement (including LTV Ratios and debt service coverage ratios) with respect to a mortgage loan with a Companion Loan is calculated without regard to the related Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1. For purposes of numerical and statistical information set forth in this prospectus supplement and Annex A-1, such numerical and statistical information excludes the Companion Loans.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including Annex A-1 and the tables presented on Annex A-2 attached hereto, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged

Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring; provided, however, with respect to the Forum Shops Mortgage Loan, revenues for Phase III of the related Mortgaged Property (which Phase III is currently under construction) is calculated based on pro forma rental revenue and other revenue upon stabilization. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee; provided, however, with respect to the Forum Shops Mortgage Loan, operating expenses for Phase III of the related Mortgaged Property is calculated based on pro forma expenses that were based in part on historical expenses for Phase I and Phase II of the related Mortgaged Property. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached hereto were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for any residential cooperative Mortgaged Properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in the tables on Annex A-2 are not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank and CIBC Inc. JPMorgan Chase Bank is a subsidiary of J.P. Morgan Chase & Co. and is acting as the Paying Agent. JPMorgan Chase Bank is also an affiliate of the Depositor and one of the Underwriters. CIBC Inc. is an affiliate of one of the Underwriters.


JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2003, JPMorgan Chase Bank had total assets of $628.7 billion, total net loans of $181.1 billion, total deposits of $326.7 billion, and total stockholder's equity of $37.5 billion. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion.

     On January 14, 2004, J.P. Morgan Chase & Co. and Bank One Corporation announced that they have agreed to merge. The merger is subject to the approval of the shareholders of both institutions as well as U.S. federal and state and foreign regulatory authorities. Completion of the transaction is expected to occur in mid-2004. Information about J.P. Morgan Chase & Co. is

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available on the Internet at www.jpmorganchase.com. Information about Bank One
Corporation is available on the Internet at www.bankone.com. These websites and any information on these sites, or linked to these sites, are not incorporated by reference into this prospectus supplement.

     JPMorgan Chase Bank is also acting as the Paying Agent and is an affiliate of JP Morgan Chase Commercial Mortgage Securities Corp., which is the depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

CIBC INC.

     CIBC Inc. is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, Salt Lake City, San Francisco, Los Angeles and New York.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the LTV Ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrowers. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the borrower and/or certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     In the case of 1 mortgage loan, representing approximately 0.7% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

         (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been more than 30 days past due (without giving effect to any applicable grace period);

         (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

         (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to the operation of the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

         (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

         (e) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's knowledge as of the Closing Date, there are no mechanics' or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

         (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

         (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

         (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

         (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

         (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

         (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

         (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

         (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

         (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

         (o) none of the mortgage loan documents is subject to any valid right of rescission, set-off, valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles;

         (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

         (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

         (r) to the Mortgage Loan Seller's knowledge, (1) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (2) no condemnation proceedings are pending;

         (s) as of the date of origination of the mortgage loan, and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

         (t) all amounts required to be deposited by the borrower in escrow at origination have been deposited; and

         (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of any Certificateholder, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related mortgage rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses relating to the enforcement of such repurchase obligation, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Forum Shops Loan for which no substitution will be permitted) and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file and discloses no material issues; (i) have a then current DSCR not less than the original DSCR of the deleted mortgage loan as of the origination date of the mortgage loan, and a current DSCR of not less than the current DSCR of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by each Rating Agency to any class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);
(n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement;
(q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file, and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r), except that (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Administrative Cost Rate) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Seller, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of such Mortgage Loan Seller's representations and warranties or in connection with a document defect if such Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


LOCKBOX ACCOUNTS


     With respect to 41 mortgage loans (the "Lockbox Loans"), representing approximately 68.5% of the Initial Pool Balance (34 mortgage loans in Loan Group 1, representing approximately 77.7% of the Initial Loan Group 1 Balance and 8 mortgage loans in Loan Group 2, representing approximately 44.2% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 3 Lockbox Loans, representing approximately 8.4% of the Initial Pool Balance (representing approximately 11.6% of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 6 Lockbox Loans, representing approximately 15.6% of the Initial Pool Balance (representing approximately 21.5% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such loan on or about the origination date of such mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 3 Lockbox Loans, representing approximately 11.0% of the Initial Pool Balance (1 mortgage loan in Loan Group 1 representing approximately 3.3% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 31.2% of the Initial Loan Group 2 Balance) the borrower is required to deposit rents or other revenues into the related Lockbox Account. Pursuant to the terms of 29 Lockbox Loans, representing approximately 33.5% of the Initial Pool Balance (24 mortgage loans in Loan Group 1, representing approximately 41.3% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 13.0% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lockbox Accounts will not be assets of either REMIC.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC8 (the "Certificates") will consist of the following classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates". The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates". The Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates". The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates".

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the Classes of Class X Certificates. The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR) (the "Principal Balance Certificates") outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $1,253,925,805.

     The Notional Amount of the Class X-2 Certificates will equal:

(1) up to and including the Distribution Date in March 2005, the sum of (a) the lesser of $73,143,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $341,572,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

(2) after the Distribution Date in March 2005 through and including the Distribution Date in March 2006, the sum of (a) the lesser of $28,687,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $324,401,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

(3) after the Distribution Date in March 2006 through and including the Distribution Date in March 2007, the sum of (a) the lesser of $168,459,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $305,974,000 and the Certificate Balance of the Class A-1A Certificates,
     (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and (d) the lesser of $4,227,000 and the Certificate Balance of the Class K Certificates;

(4) after the Distribution Date in March 2007 through and including the Distribution Date in March 2008, the sum of (a) the lesser of $122,309,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $288,608,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $12,223,000 and the Certificate Balance of the Class H Certificates;

(5) after the Distribution Date in March 2008 through and including the Distribution Date in March 2009, the sum of (a) the lesser of $74,140,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $250,445,000 and the Certificate Balance of the Class A-1A Certificates,
     (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $8,961,000 and the Certificate Balance of the Class G Certificates;

(6) after the Distribution Date in March 2009 through and including the Distribution Date in March 2010, the sum of (a) the lesser of $23,775,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $230,465,000 and the Certificate Balance of the Class A-1A Certificates,
     (c) the aggregate of the Certificate Balance of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates and (d) the lesser of $10,131,000 and the Certificate Balance of the Class F Certificates;

(7) after the Distribution Date in March 2010 through and including the Distribution Date in March 2011, the sum of (a) the lesser of $288,626,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $202,990,000 and the Certificate Balance of the Class A-1A Certificates,
     (c) the aggregate of the Certificate Balance of the Class B, Class C and Class D Certificates and (d) the lesser of $11,492,000 and the Certificate Balance of the Class E Certificates; and

(8)  after the Distribution Date in March 2011, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,215,678,000.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $438,793,805.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form (a definitive certificate) representing its interest in that Class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations (the "Participants")), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     JPMorgan Chase Bank, a New York banking corporation and one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the "Paying Agent"). JPMorgan Chase Bank is also an affiliate of the Depositor and one of the Underwriters. In addition, JPMorgan Chase Bank will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 4 New York Plaza, 6th Floor, New York, New York 10004, and its telephone number is (212) 623-5600. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust fund for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in April 2004 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds"), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, Insurance and Condemnation Proceeds and Liquidation Proceeds will be limited, in the case of the Forum Shops Loan, to the portion of such amounts that are payable to the holder of the Forum Shops Loan pursuant to the Forum Shops Intercreditor Agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account" each of which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class NR Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to the Forum Shops Loan, only to the extent received by the Trustee pursuant to the Forum Shops Pooling Agreement and/or Forum Shops Intercreditor Agreement), as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

         (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

         (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received as of the business day preceding the related Master Servicer Remittance Date;

         (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

         (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

         (5) Excess Interest;

         (6) all Yield Maintenance Charges;

         (7) all amounts deposited in the Certificate Account in error; and

         (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

     (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to a mortgage loan for the related Due Period on the business day immediately following that day will be deemed to have been received during the related Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the Class A-1A and Class A-1 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) and, after the Class A-1A, Class A-1 and Class A-2 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A , Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero and (D) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) and, after the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero, and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount

(or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-fifth, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account (as to Class R Certificates) and the Lower-Tier Distribution Account (as to Class LR Certificates), respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A, Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 2.7900%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 3.8370%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.0070%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 4.4040%.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.1580%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 4.5000%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 4.5300%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 4.5690%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 4.6490%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate minus 0.7240%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate minus 0.6250%.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate minus 0.1170%.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 4.7330%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.7330%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.7330%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.7330%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.7330%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.7330%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 4.7330%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately 0.0668% and 1.3856% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in March 2011, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

(1) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class F, Class G and Class H Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

(2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class F, Class G and Class H Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such

     Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

(3) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates; and

(4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in March 2011, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in March 2011, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a "Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in March 2011, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class F, Class G and Class H Certificates, the lesser of:

          (1) the Class X-2 Fixed Strip Rate (as defined in the chart below), and

          (2) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

     (y) with respect to each other Class of Principal Balance Certificates, the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (2) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in March 2011, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

CLASS X-2 COMPONENT RELATING TO THE                           CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE                   FIXED STRIP RATE
-----------------------------------------                 ----------------
Class F ...............................................         0.6940%
Class G ...............................................         0.5950%
Class H ...............................................         0.0870%

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans as of the first day of the related Due Period weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30 day months, then, solely for purposes of calculating Pass-Through Rates on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year, will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the

Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Residual Certificates and the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected or advanced on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will be applied to the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed

Reimbursement Amounts, that would have been paid or reimbursed from principal collected or advanced on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).


     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected or advanced on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).


     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans (as of the business day preceding the related Master Servicer Remittance Date); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties as of the business day preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable Servicing Fee Rate).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit, to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of the Forum Shops Whole Loan, any of the loans comprising the Forum Shops Whole Loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the trust, the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates will receive, with respect to the related Loan Group on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest

Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:


  CLASS DESIGNATION                  ASSUMED FINAL DISTRIBUTION DATE
----------------------------------   --------------------------------
Class A-1 ........................            April 12, 2009
Class A-2 ........................           January 12, 2011
Class A-3 ........................           October 12, 2013
Class A-4 ........................            March 12, 2014
Class B ..........................            April 12, 2014
Class C ..........................            April 12, 2014
Class D ..........................            April 12, 2014
Class E ..........................            April 12, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to defaults. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be January 12, 2039, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

     o the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders

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of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of those Classes of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and A-1A Certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, and then to the Class A-4 Certificates until their Certificate Balances have been reduced to zero and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates are still outstanding, to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, and then to the Class A-4 Certificates until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X Certificates and Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the

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aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficit will not be allocated to the Class R, Class LR or Class X. However, the Notional Amounts of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to

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reduction as described in the following paragraph) the aggregate of: (1) all
Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Forum Shops Loan) and any REO Loan during the related Due Period and not received as of the business day prior to the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan (including the Forum Shops Loan) or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. Neither the Master Servicer nor the Trustee will have any obligation to make any P&I Advance with respect to the Companion Loans.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan (other than the Forum Shops Whole Loan) and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option (subject to the limitations described in this prospectus supplement), to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than the Forum Shops Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan, as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer. If the funds in the Certificate Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and in its sole discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for such time as is required to reimburse such excess portion from principal for up to 12 months. In addition, each of the Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. Upon delivery to the Master Servicer and the Trustee of notice of such determination, such determination will be binding on the Master Servicer and the Trustee. Further, with respect to the Forum Shops Loan, if the Forum Shops Servicer, the Master Servicer or the 2004-C1 Servicer determines that any P&I Advance with respect to the related Forum Shops Loan or the related Forum Shops Companion Note, if made, would be non-recoverable, such determination will be binding on the Master Servicer. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The

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Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No Advances will be made with respect to delinquent amounts in respect of monthly payments or the balloon payment due on any Companion Loan and no Advances will be made on any Companion Loan if the related AB Mortgage Loan is no longer a part of the trust. Any requirement of the Master Servicer, Special Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest, compounded annually, at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. None of the Master Servicer or the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

     (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

     (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

     (3)  the date on which a receiver has been appointed;

     (4)  60 days after a borrower declares bankruptcy;

     (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

     (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

     (7)  immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (other than the Forum Shops Whole Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated on each Distribution Date by the Special Servicer after the first Determination Date following the date the Special Servicer receives or performs such appraisal, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and
(C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable). With respect to any AB Mortgage Loan, Appraisal Reductions will be calculated based on the outstanding principal balance of the related mortgage loan and Companion Loan, and all resulting Appraisal Reductions will be allocated to the related Companion Loan prior to being allocated to the related mortgage loan.

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder, the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (other than the Forum Shops Whole Loan) until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above.

     With respect to each mortgage loan (other than the Forum Shops Whole Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder, the Master Servicer, and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential, risk characteristics or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     The Forum Shops Loan is subject to provisions in the Forum Shops Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the Forum Shops Pooling Agreement in respect of the Forum Shops Loan will proportionately reduce the Master Servicer's or the Trustee's, as the case may be, obligation to make principal and interest advances on the Forum Shops Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. The Forum Shops Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the Forum Shops Whole Loan will be applied first to the Forum Shops B Note. Any Appraisal Reduction amount in respect of the Forum Shops Loan that exceeds the aggregate balance of the Forum Shops B Note will be allocated to the Forum Shops Loan and the Forum Shops Companion Notes, pro rata.

     Any mortgage loan (other than the Forum Shops Whole Loan) previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the holder of the Mortgage Note of the Companion Loan, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (one of which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of the Class X Certificates allocable to Yield Maintenance Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (27) the original and then current credit support levels for each Class of Certificates;

          (28) the original and then current ratings for each Class of Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.jpmorgan.com/sfr. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (11) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, one of which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan

Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder and the Forum Shops Operating Advisor, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

     (1) the Pooling and Servicing Agreement and any amendments to that agreement;

     (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

     (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

     (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

     (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

     (6)  copies of the mortgage loan documents;

     (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

     (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Directing Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time-to-time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master Servicer, the Special Servicer or the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto or
(2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee and
(3) if the Forum Shops Mortgaged Property is an REO Property under the terms of the Forum Shops Pooling Agreement, the pro rata portion of the fair market value of the related property, as determined by the Forum Shops Servicer in accordance with clause (2) above, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master

Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance.


     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.


     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


THE TRUSTEE


     Wells Fargo Bank, N.A., a national banking association, with offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services (CMBS), J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2004-CIBC8. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0015% per annum (the "Trustee Fee Rate") (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the Forum Shops Companion Notes and the Companion Loans. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.


     The Trustee and each of its directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the Forum Shops Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (other than the Forum Shops Loan) and any REO Properties. The Forum Shops Loan will be serviced in accordance with the Forum Shops Pooling Agreement by the Forum Shops Servicer and the Forum Shops Special Servicer and according to the servicing standards provided for in the Forum Shops Pooling Agreement, which require, among other things, that the Forum Shops Servicer and Forum Shops Special Servicer attempt to maximize recovery on all of the portions of the Forum Shops Whole Loan. All references to "mortgage loans" in this section, "Servicing of the Mortgage Loans," will not include the Forum Shops Loan. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any related REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers, although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer will be required to service and administer the mortgage loans for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the Trust and in the best interests of and for the benefit of Certificateholders (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans (and in the case of each AB Mortgage Loan, the terms of the related AB Mortgage Loan intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and
(3) without regard to:

          (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

          (B) the ownership of any Certificate by the Master Servicer or any of its affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances; and

          (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Master Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan, the terms of the related AB Mortgage Loan intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and
(2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

          (A) any relationship that the Special Servicer, or any of its respective affiliates, as the case may be, may have with the related borrower or any affiliate thereof, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

          (B) the ownership of any Certificate or, if applicable, the Companion Loan, by Special Servicer or any of their respective affiliates, as the case may be;

          (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

          (E) any debt that the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

"Servicing Standards" means (i) with respect to the Master Servicer, the Master Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan and any related Companion Loan:

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 90 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 90-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

          (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of an AB Mortgage Loan, the Forum Shops Whole Loan or a mezzanine loan, the holder of the related Companion Loan, the Forum Shops B Noteholder or the holder of a mezzanine loan, respectively, if applicable, in each such case, cures such delinquency; provided, however, if the holder of the mezzanine loan with respect to the Harbor Plaza Mortgage Loan makes 5 consecutive cure payments, the Master Servicer will be required to transfer its servicing responsibilities for such loan to the Special Servicer upon the making of the fifth such cure payment);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

          (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

          (6) as to which a default of which the Master Servicer has notice (other than a payment default) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 consecutive full and timely Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan that becomes a Specially Serviced Mortgage Loan, including a description of the action(s) proposed to be taken with respect to such mortgage loan, not later than 45 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event

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that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each final Asset Status Report will be required to be delivered to the Master Servicer, the Mortgage Loan Sellers, the Trustee, the Paying Agent and each Rating Agency.


DIRECTING CERTIFICATEHOLDER AND THE FORUM SHOPS OPERATING ADVISOR

     The Directing Certificateholder will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer or the Master Servicer, as the case may be, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days (or with respect to clause (x) below, 30 days) of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten-day period (or with respect to clause
(x) below, thirty-day period), the Directing Certificateholder will be deemed to have approved such action):

     (i) any proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

     (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of Certificates--Termination; Retirement of Certificates" in this prospectus supplement or sale pursuant to any purchase option pursuant to an intercreditor agreement or the Pooling and Servicing Agreement) for less than the applicable Purchase Price;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v) any release of collateral or acceptance of substitute or additional collateral for a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;

     (vi) certain waivers of "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or consent to such waiver;

     (vii) any franchise changes or certain management company changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than pursuant to the specific terms of the related mortgage loan documents;

     (ix) any acceptance or consent to the acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of the mortgage loan documents; and

     (x)    any determination of an Acceptable Insurance Default;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards (and, with respect to each AB Mortgage Loan, subject to the rights of the related holder of the Companion Loan as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement).

     The "Directing Certificateholder" will be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class.

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC Provisions.

     Pursuant to the Forum Shops Intercreditor Agreement, the Forum Shops Senior Noteholders, prior to the occurrence of a Forum Shops Control Appraisal Event, will generally have no right either to consult with or to direct the Forum Shops Servicer and/or the Forum Shops Special Servicer in their respective servicing of the Forum Shops Whole Loan. The Forum Shops Senior Noteholders will generally be entitled to receive certain reports, notices and other information from the Forum Shops Servicer or Forum Shops Special Servicer, as applicable. Following the occurrence and during the continuance of a Forum Shops Control Appraisal Event, the Forum Shops Senior Noteholders will have the rights that are given to the Forum Shops B Noteholder prior to a Forum Shops Control Appraisal Event, as discussed below.

     Prior to the occurrence of a Forum Shops Control Appraisal Event, the operating advisor appointed by the holders of the Forum Shops B Note (the "Forum Shops Operating Advisor") will have certain rights to advise the Forum Shops Special Servicer and the Forum Shops Servicer.

     The Forum Shops Operating Advisor may object to any asset status report in a manner similar to the procedures that are applicable to the Directing Certificateholder with respect to an Asset Status Report for any mortgage loan as described above under "--General."

     With respect to the Forum Shops Whole Loan, so long as a Forum Shops Control Appraisal Event has not occurred, the Forum Shops Operating Advisor will be entitled to advise the Forum Shops Special Servicer with respect to the following actions and other actions more particularly described in the Forum Shops Pooling Agreement and, except as otherwise described below, the Forum Shops Special Servicer will not be permitted to take any of the following actions as to which the Forum Shops Operating Advisor has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Forum Shops Special Servicer within the ten day period, the Forum Shops Operating Advisor will be deemed to have approved such action):

     (i) any management company changes or franchise changes with respect to the Forum Shops Whole Loan for which the Forum Shops Servicer is required to consent or approve;

     (ii) releases of any escrows, reserves or letters of credit held as performance escrows or reserves, other than pursuant to the specific terms of the Forum Shops Whole Loan;

     (iii) any acceptance or consent to the acceptance of an assumption agreement releasing the borrower from liability under the Forum Shops Whole Loan other than pursuant to the specific terms of the Forum Shops Whole Loan;

     (iv)   any determination of an Acceptable Insurance Default; and

     (v)    any replacement of the property manager;

provided that, in the event that the Forum Shops Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders under the Forum Shops Pooling Agreement and the holder of the Forum Shops Loan (as a collective whole), the Forum Shops Special Servicer may take any such action without waiting for the Forum Shops Operating Advisor's response.

     In addition, the Forum Shops Operating Advisor may direct the Forum Shops Special Servicer to take, or to refrain from taking, other actions with respect to the Forum Shops Whole Loan, as the Forum Shops Operating Advisor may reasonably deem advisable; provided that the Forum Shops Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Forum Shops Operating Advisor that would cause it to violate applicable law, the Forum Shops Pooling Agreement, including the servicing standards under the Forum Shops Pooling Agreement, the Forum Shops Intercreditor Agreement or the REMIC Provisions.

     Furthermore, the Forum Shops Special Servicer will not be obligated to seek approval from the Forum Shops Operating Advisor, as contemplated above, for any actions to be taken by the Forum Shops Special Servicer with respect to the Forum Shops Whole Loan if: (i) the Forum Shops Special Servicer has, as described above, notified the Forum Shops Operating Advisor in writing of various actions that the Forum Shops Special Servicer proposes to take with respect to the workout or liquidation of Forum Shops Whole Loan and (ii) for 60 days following the first such notice, the Forum Shops Operating Advisor has objected to all of those proposed actions but has failed to suggest any alternative actions that the Forum Shops Special Servicer considers to be consistent with the servicing standards. Upon the occurrence and continuance of a Forum Shops Control Appraisal Event, the Directing Certificateholder and the directing certificateholder with respect to each securitized Forum Shops Companion Note will instead concurrently be entitled to exercise rights and powers substantially similar to those of the holder of the Forum Shops B Note, but in the event such holders give conflicting consents or directions to the Forum Shops Servicer or the Forum Shops Special Servicer, as applicable, and at least two such directions satisfy the servicing standards (as determined by an operating advisor jointly appointed by the holders of the Forum Shops loans other than Forum Shops B Note) the Forum Shops Servicer or the Forum Shops Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder and, with respect to the Forum Shops Loan, the Forum Shops Operating Advisor:

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          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of certificates,

          (b) may act solely in the interests of the holders of the Controlling Class (or, with respect to the Forum Shops Operating Advisor, the holders of the Forum Shop B Note),

          (c) does not have any duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the Forum Shops Operating Advisor, the holders of the Forum Shops B Note),

          (d) may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the Forum Shops Operating Advisor, the holders of the Forum Shops B Note) over the interests of the holders of one or more other Classes of certificates,

          (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or, with respect to the Forum Shops Operating Advisor, the holders of the Forum Shops B Note), absent willful misfeasance, bad faith or negligence, and

          (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder and with respect to the Forum Shops Loan, the Forum Shops Operating Advisor or any director, officer, employee, agent or principal of the Directing Certificateholder and with respect to the Forum Shops Loan, the Forum Shops Operating Advisor for having so acted.

     The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder that does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.


THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation (the "Master Servicer") is a California corporation with its principal offices located at 200 Witmer Road, Horsham, Pennsylvania 19044. As of December 31, 2003, GMAC Commercial Mortgage Corporation was the servicer of a portfolio of multifamily and commercial loans totaling approximately $209.9 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.


THE SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation (the "Special Servicer") will initially be appointed as the special servicer of the Mortgage Loans. Midland Loan Services, Inc., a wholly owned subsidiary of PNC Bank, National Association was incorporated under the laws of the State of Delaware in 1998. Its principal servicing offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210 and its telephone number is
(913) 253-9000.

     As of December 31, 2003, Midland Loan Services, Inc. was servicing approximately 13,200 commercial and multifamily loans with an aggregate principal balance of approximately $84.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 8,600 of the loans, with an aggregate principal balance of approximately $61.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail hospitality and other income-producing properties. As of January 31, 2004, Midland Loan Services, Inc. was the named special servicer in approximately 76 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $42.6 billion. With respect to such transactions as of such date, Midland Loan Services, Inc. was administering approximately 136 assets with an outstanding principal balance of approximately $944.5 million.

     Midland Loan Services, Inc. is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth in this prospectus supplement concerning Midland Loan Services, Inc. has been provided by the Midland Loan Services, Inc., and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (including the Forum Shops Loan), and will accrue at a rate (the "Servicing Fee Rate") equal to a per annum rate ranging from 0.040% to 0.120%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.048% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain (in each case to the extent not paid to the Special Servicer as compensation), as additional servicing compensation (1) all application fees with respect to assumptions, extensions and modifications, and all consent, waiver, modification, assumption and defeasance fees and (2) late payment charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to receive a separate fee with respect to the Companion Loan if payable under the related intercreditor agreement or servicing agreement.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee Rate for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Forum Shops Loan will be serviced under the Forum Shops Pooling Agreement (including those occasions under the Forum Shops Pooling Agreement when the servicing of the Forum Shops Loan has been transferred from the Forum Shops Servicer to the Forum Shops Special Servicer).

Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any special servicing compensation for the Forum Shops Loan. Only the Forum Shops Special Servicer will be entitled to special servicing compensation on the Forum Shops Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but the fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments. The Special Servicer will not be entitled to receive any Workout Fees after a termination for cause.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0%, to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchases or, if such repurchase occurs after such time period, if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class or its assignee within the first 90 days after the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan, the Special Servicer or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan) or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of the

Forum Shops Loan by the holder of the Forum Shops B Note pursuant to the intercreditor agreement or by the majority holder of the controlling class under the Forum Shops Pooling Agreement, the Forum Shops Servicer or the Forum Shops Special Servicer pursuant to the Forum Shops Pooling Agreement or (v) the purchase of any AB Mortgage Loan by the holder of the related Companion Loan. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation (to the extent not required to be paid to the Master Servicer) in the form of (1) all application fees with respect to assumptions, extensions and modifications, all consent, waiver, modification, assumption and all defeasance fees, and (2) late payments charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a mortgage loan, in connection with the related mortgage loan or REO Property. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date), in any calendar month and does not pay interest on such prepayment through the end of the Due Period, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, (B) all Prepayment Interest Excesses received in respect of the mortgage loans for the related Distribution Date and
(C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the Mortgage Loan subject to such prepayment. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period on the mortgage loan subject to such prepayment and (B) all Prepayment Interest Excesses and, (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment, and in no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.


MAINTENANCE OF INSURANCE


     The Master Servicer is required to use its reasonable efforts consistent with the Master Servicer Servicing Standards (other than with respect to the Forum Shops Loan, which is serviced under the Forum Shops Pooling Agreement) to cause the borrower to maintain, to the extent required by the terms of the related mortgage loan, or if the borrower does not so maintain, shall itself maintain, for each mortgage loan all insurance coverage as is required under the related mortgage loan, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default; provided, however, that if any mortgage loan permits the lender to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer will be required to impose such insurance requirements as are consistent with the Servicing Standards, provided that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default; provided that the Master Servicer will not itself be required to maintain any insurance coverage with respect to a mortgaged property that is not available at commercially reasonable rates or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of such policies will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. If the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to itself maintain, to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards), a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that it is an Acceptable Insurance Default, the Special Servicer will be required to inform each Rating Agency as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of all of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan (other than with respect to the Forum Shops Loan), a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of April 1, 2004, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and subject to consent of the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder the Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to the Forum Shops Loan, which is serviced under the Forum Shops Pooling Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related mortgage loan and, in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance

Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the holder of each Forum Shops Companion Note. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the authority to approve any assumptions, transfers of interest, material modifications, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred, or in the Special Servicer's judgment is reasonably foreseeable to occur, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related Companion Loan, in the case of an AB Mortgage Loan, to consent to such modification, waiver or amendment).

     The Special Servicer will use its reasonable efforts, to the extent reasonably possible, to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

     (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

     (2) provide for the deferral of interest, unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates) of Certificates with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Pursuant to the Forum Shops Pooling Agreement, any modification, extension, waiver or amendment of the payment terms of the Forum Shops Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Forum Shops Intercreditor Agreement, such that neither the trust as holder of the Forum Shops Loan nor the holders of the Forum Shops Companion Notes and the Forum Shops B Note gains a priority over the other such holder that is not reflected in the related loan documents and the Forum Shops Intercreditor Agreement.

     Further, to the extent consistent with the servicing standards under the Forum Shops Pooling Agreement, taking into account the subordinate position of the Forum Shops B Note, no waiver, reduction or deferral of any amounts due on the Forum Shops Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Forum Shops B Note and no reduction of the mortgage interest rate of the Forum Shops Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the Forum Shops B Note to the maximum extent possible.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan and Intercreditor Agreement and such modification, in certain circumstances, may not be in a manner materially adverse to the holder of the related Companion Loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan (other than with respect to the Forum Shops Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards. The reasonable cost of all third party consultants and related reports reasonably incurred by the Special Servicer in making its fair value determination will be reimbursed to the Special Servicer as Servicing Advances.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund (subject to (i) with respect to each AB Mortgage Loan, the purchase right of the holder of the related Companion Loan, (ii) with respect to the Forum Shops Loan, the purchase right of the Forum Shops B Noteholder or the applicable party under the Forum Shops Pooling Agreement and (iii) in the case of the mortgage loans identified as Loan Nos. 2 and 8 on Annex A-1 to this prospectus supplement, subject to the purchase rights of the holders of the mezzanine debt described under "Description of the Mortgage Pool--General" in this prospectus supplement) at a price (the "Option Price") equal to (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder) then payable, to the extent the Special Servicer or it's assignee is identified as the person that will acquire the related Mortgage Loan, plus (d) all related unreimbursed Advances, together with all accrued and unpaid interest thereon at the Advance rate, plus (e) all accrued Special Servicing Fees and additional trust fund expenses allocable to the defaulted mortgage loan that are unrecovered from the related mortgagor, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     Notwithstanding the foregoing, the Purchase Option will not apply to the Forum Shops Loan. However, the Forum Shops Pooling Agreement provides for a comparable fair value purchase option for the Forum Shops Loan exercisable by the parties designated under such agreement, and anyone exercising the right to purchase the Forum Shops Companion Note under the Forum Shops Pooling Agreement must also purchase the Forum Shops Loan from the trust.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special

Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee one time for such determination not to exceed $1,000 per mortgage loan plus reasonable out of pocket costs and expenses.


     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.


     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property", within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer or Special Servicer or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to the Forum Shops Loan) on an annual basis commencing in the calendar year 2005 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements.

However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above, which are delivered to the Directing Certificateholder and the Paying Agent, will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates, and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the Forum Shops Servicer, the Depositor, the Forum Shops Special Servicer, the Forum Shops Trustee and the Forum Shops Paying Agent and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Forum Shops Loan under the Forum Shops Pooling Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Forum Shops Servicer, the Forum Shops Special Servicer, the Depositor, the Forum Shops Trustee or the Forum Shops Paying Agent in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the Forum Shops Pooling Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

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       (d)  any breach on the part of the Master Servicer or the Special
    Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) Moody's places its ratings on any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 60 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

       (g) Moody's downgrades the then-current ratings of any Class Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade; or

       (h) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 30 days of such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less

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than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of
Certificates:

       (a) to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder;

       (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by each Rating Agency;

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each

   Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller; and

       (g) to modify the provisions generally described under the third to last paragraph of the Section "Description of the Certificates--Advances" if (1) the Depositor and the Servicer determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would cause the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates.


     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a holder of the Companion Loan, without the consent of such holder, (2) reduce such percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates and all the holders of the Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standards.


     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans would also affect the yield on any Class of Offered Certificates that has a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that Class for one or more future periods. The Pass-Through Rates on those Classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the remaining losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk

Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4

Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The "CPR" model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and Defeasance Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments (including payments due at maturity) of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in April 2004;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holders of the Forum Shops B Note will not exercise their option to purchase the Forum Shops Loan;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables;

          (e) no Yield Maintenance Charges are included in any allocations or calculations;

          (f) the Closing Date is March 31, 2004;

          (g) the ARD Loans prepay on their Anticipated Repayment Dates;

          (h) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Certificates are as described in this prospectus supplement; and

          (i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
March 12, 2005 .......................            90              90              90              90              90
March 12, 2006 .......................            79              79              79              79              79
March 12, 2007 .......................            62              62              62              62              62
March 12, 2008 .......................            44              44              43              42              42
March 12, 2009 .......................             1               0               0               0               0
March 12, 2010 .......................             0               0               0               0               0
Weighted Average Life (Years)(1)......          3.37            3.35            3.34            3.33            3.31
Estimated Month of First
 Principal ...........................     4/12/2004       4/12/2004       4/12/2004       4/12/2004       4/12/2004
Estimated Month of Maturity ..........     4/12/2009       3/12/2009       3/12/2009       3/12/2009       3/12/2009

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.



                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
March 12, 2005 .......................           100             100             100             100             100
March 12, 2006 .......................           100             100             100             100             100
March 12, 2007 .......................           100             100             100             100             100
March 12, 2008 .......................           100             100             100             100             100
March 12, 2009 .......................           100             100              99              99              98
March 12, 2010 .......................            92              91              90              89              88
March 12, 2011 .......................             0               0               0               0               0
Weighted Average Life (Years)(1)......          6.59            6.57            6.55            6.53            6.51
Estimated Month of First
 Principal ...........................     4/12/2009       3/12/2009       3/12/2009       3/12/2009       3/12/2009
Estimated Month of Maturity ..........     1/12/2011       1/12/2011       1/12/2011       1/12/2011       1/12/2011

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR           3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   --------------   -------------   -------------   -------------   -------------
Initial Percentage ...................            100             100             100             100             100
March 12, 2005 .......................            100             100             100             100             100
March 12, 2006 .......................            100             100             100             100             100
March 12, 2007 .......................            100             100             100             100             100
March 12, 2008 .......................            100             100             100             100             100
March 12, 2009 .......................            100             100             100             100             100
March 12, 2010 .......................            100             100             100             100             100
March 12, 2011 .......................             41              39              38              36              35
March 12, 2012 .......................             23              21              19              17              16
March 12, 2013 .......................              7               5               2               1               0
March 12, 2014 .......................              0               0               0               0               0
Weighted Average Life (Years)(1)......            7.41            7.36            7.31            7.27            7.24
Estimated Month of First
 Principal ...........................      1/12/2011       1/12/2011       1/12/2011       1/12/2011       1/12/2011
Estimated Month of Maturity ..........     10/12/2013       7/12/2013       6/12/2013       4/12/2013       3/12/2013

----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.



                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR           3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   --------------   -------------   -------------   -------------   -------------
Initial Percentage ...................            100             100             100             100             100
March 12, 2005 .......................            100             100             100             100             100
March 12, 2006 .......................            100             100             100             100             100
March 12, 2007 .......................            100             100             100             100             100
March 12, 2008 .......................            100             100             100             100             100
March 12, 2009 .......................            100             100             100             100             100
March 12, 2010 .......................            100             100             100             100             100
March 12, 2011 .......................            100             100             100             100             100
March 12, 2012 .......................            100             100             100             100             100
March 12, 2013 .......................            100             100             100             100             100
March 12, 2014 .......................              0               0               0               0               0
Weighted Average Life (Years)(1)......           9.84            9.84            9.83            9.82            9.82
Estimated Month of First
 Principal ...........................     10/12/2013       7/12/2013       6/12/2013       4/12/2013       3/12/2013
Estimated Month of Maturity ..........      3/12/2014       3/12/2014       3/12/2014       3/12/2014       3/12/2014

----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
March 12, 2005 .......................           100             100             100             100             100
March 12, 2006 .......................           100             100             100             100             100
March 12, 2007 .......................           100             100             100             100             100
March 12, 2008 .......................           100             100             100             100             100
March 12, 2009 .......................           100             100             100             100             100
March 12, 2010 .......................           100             100             100             100             100
March 12, 2011 .......................           100             100             100             100             100
March 12, 2012 .......................           100             100             100             100             100
March 12, 2013 .......................           100             100             100             100             100
March 12, 2014 .......................           100             100             100             100             100
March 12, 2015 .......................             0               0               0               0               0
Weighted Average Life (Years)(1)......         10.03           10.03           10.03           10.03           10.03
Estimated Month of First
 Principal ...........................     4/12/2014       4/12/2014       4/12/2014       4/12/2014       4/12/2014
Estimated Month of Maturity ..........     4/12/2014       4/12/2014       4/12/2014       4/12/2014       4/12/2014

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.



                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
March 12, 2005 .......................           100             100             100             100             100
March 12, 2006 .......................           100             100             100             100             100
March 12, 2007 .......................           100             100             100             100             100
March 12, 2008 .......................           100             100             100             100             100
March 12, 2009 .......................           100             100             100             100             100
March 12, 2010 .......................           100             100             100             100             100
March 12, 2011 .......................           100             100             100             100             100
March 12, 2012 .......................           100             100             100             100             100
March 12, 2013 .......................           100             100             100             100             100
March 12, 2014 .......................           100             100             100             100             100
March 12, 2015 .......................             0               0               0               0               0
Weighted Average Life (Years)(1)......         10.03           10.03           10.03           10.03           10.03
Estimated Month of First
 Principal ...........................     4/12/2014       4/12/2014       4/12/2014       4/12/2014       4/12/2014
Estimated Month of Maturity ..........     4/12/2014       4/12/2014       4/12/2014       4/12/2014       4/12/2014

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
March 12, 2005 .......................           100             100             100             100             100
March 12, 2006 .......................           100             100             100             100             100
March 12, 2007 .......................           100             100             100             100             100
March 12, 2008 .......................           100             100             100             100             100
March 12, 2009 .......................           100             100             100             100             100
March 12, 2010 .......................           100             100             100             100             100
March 12, 2011 .......................           100             100             100             100             100
March 12, 2012 .......................           100             100             100             100             100
March 12, 2013 .......................           100             100             100             100             100
March 12, 2014 .......................           100             100             100             100             100
March 12, 2015 .......................             0               0               0               0               0
Weighted Average Life (Years)(1)......         10.03           10.03           10.03           10.03           10.03
Estimated Month of First
 Principal ...........................     4/12/2014       4/12/2014       4/12/2014       4/12/2014       4/12/2014
Estimated Month of Maturity ..........     4/12/2014       4/12/2014       4/12/2014       4/12/2014       4/12/2014

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.



                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
March 12, 2005 .......................           100             100             100             100             100
March 12, 2006 .......................           100             100             100             100             100
March 12, 2007 .......................           100             100             100             100             100
March 12, 2008 .......................           100             100             100             100             100
March 12, 2009 .......................           100             100             100             100             100
March 12, 2010 .......................           100             100             100             100             100
March 12, 2011 .......................           100             100             100             100             100
March 12, 2012 .......................           100             100             100             100             100
March 12, 2013 .......................           100             100             100             100             100
March 12, 2014 .......................           100             100             100             100             100
March 12, 2015 .......................             0               0               0               0               0
Weighted Average Life (Years)(1)......         10.03           10.03           10.03           10.03           10.03
Estimated Month of First
 Principal ...........................     4/12/2014       4/12/2014       4/12/2014       4/12/2014       4/12/2014
Estimated Month of Maturity ..........     4/12/2014       4/12/2014       4/12/2014       4/12/2014       4/12/2014

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the Forum Shops Pooling Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the Forum Shops Pooling Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R Certificates will represent the sole Class of "residual interests" in the Upper-Tier REMIC, and the Class LR Certificates will represent the sole Class of residual interests in the Lower-Tier REMIC within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole Class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole Class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes but rather that each Class of Offered Certificates will be issued at a premium. The prepayment assumption that will be used in determining the rate of accrual of OID, if any, or whether the OID is de minimis and that may be used to amortize premium, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.

     Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a real estate investment trust ("REIT"), and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT, and the Offered Certificates will be treated as "loans
.. . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, mortgage loans representing approximately 31.3% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among the Depositor, CIBC World Markets Corp., and J.P. Morgan Securities Inc. for itself and as representative of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.



                                         CIBC                               WACHOVIA
CLASS                  JP MORGAN    WORLD MARKETS   MERRILL LYNCH & CO.    SECURITIES
------------------- -------------- --------------- --------------------- --------------
Class A-1 .........  $ 60,000,000   $ 20,000,000              --                   --
Class A-2 .........  $168,000,000   $ 20,000,000              --                   --
Class A-3 .........  $ 75,000,000   $ 35,000,000              --                   --
Class A-4 .........  $199,357,000   $125,000,000              --          $25,000,000
Class B ...........  $ 31,348,000             --              --                   --
Class C ...........  $ 14,107,000             --              --                   --
Class D ...........  $ 28,213,000             --              --                   --
Class E ...........  $ 14,107,000             --              --                   --

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be 100.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from March 1, 2004, before deducting expenses payable by the Depositor estimated to be approximately $2,500,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.


     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, a Mortgage Loan Seller, the Paying Agent, Certificate Registrar and Authenticating Agent. CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC Inc., a Mortgage Loan Seller.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Particular matters with respect to the Certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"):

                          CLASS      S&P     MOODY'S
                         -------   ------   --------
                            A-1      AAA       Aaa
                            A-2      AAA       Aaa
                            A-3      AAA       Aaa
                            A-4      AAA       Aaa
                             B       AA        Aa2
                             C       AA-       Aa3
                             D        A        A2
                             E        A-       A3

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, yield maintenance charges or net default interest. In addition, S&P's rating on the respective Classes of Certificates does not address (i) the tax attributes of the Offered Certificates or of the trust, (ii) whether or to what extent the interest payable on any Class of Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls or (iii) the yield to maturity that investors in the Offered Certificates may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.


                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch Ratings. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch Ratings for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS



                                                  PAGE
                                                ------
2004-C1 Servicer ............................     S-68
30/360 Basis ................................     S-73
AB Mortgage Loan ............................     S-65
Acceptable Insurance Default ................    S-134
Actual/360 Basis ............................     S-73
Additional Exclusions .......................    S-134
Administrative Cost Rate ....................    S-104
Advances ....................................    S-113
Anticipated Repayment Date ..................     S-72
Appraisal Reduction .........................    S-115
Appraisal Reduction Event ...................    S-115
ARD Loans ...................................     S-72
Asset Status Report .........................    S-125
Assumed Final Distribution Date .............    S-109
Assumed Scheduled Payment ...................    S-107
Authenticating Agent ........................     S-92
Available Distribution Amount ...............     S-96
Base Interest Fraction ......................    S-108
Central Park Office AB Mortgage
   Loan .....................................     S-65
Certificate Account .........................     S-95
Certificate Balance .........................     S-90
Certificate Owner ...........................     S-92
Certificate Registrar .......................     S-92
Certificateholders ..........................     S-64
Certificates ................................     S-90
Chandler Crossing AB Mortgage
   Loan .....................................     S-65
Class .......................................     S-90
Class A Certificates ........................     S-90
Class X Certificates ........................     S-90
Class X-1 Components ........................    S-102
Class X-1 Strip Rate ........................    S-102
Class X-2 Component .........................    S-103
Class X-2 Strip Rate ........................    S-103
Clearstream .................................     S-92
Closing Date ................................     S-64
CMSA Investor Reporting Package .............    S-119
Code ........................................    S-153
Collateral Support Deficit ..................    S-112
Companion Loan ..............................     S-65
Compensating Interest Payment ...............    S-133
Controlling Class ...........................    S-127
Controlling Class Certificateholder .........    S-127
Corrected Mortgage Loan .....................    S-125
CPR .........................................    S-148
Cross-Over Date .............................    S-101
Cut-off Date Balance ........................     S-64
Defeasance ..................................     S-77
Defeasance Lockout Period ...................     S-77
Depositor ...................................     S-64
Depositories ................................     S-93
Determination Date ..........................     S-94
Direct Participants .........................     S-93
Directing Certificateholder .................    S-127
Discount Rate ...............................     S-75
Distributable Certificate Interest ..........    S-104
Distribution Account ........................     S-95
Distribution Date ...........................     S-94
DSCR ........................................     S-64
DTC .........................................     S-92
Due Period ..................................     S-97
Effective Gross Income ......................     S-81
ERISA .......................................    S-156
ERISA Plan ..................................    S-156
ESA .........................................     S-84
Euroclear ...................................     S-92
Events of Default ...........................    S-141
Excess Interest .............................    S-104
Excess Interest Distribution
   Account ..................................     S-96
Excluded Plan ...............................    S-158
Exemption ...................................    S-157
FIRREA ......................................     S-83
Form 8-K ....................................     S-80
Forum Shops B Note ..........................     S-67
Forum Shops B Noteholder ....................     S-68
Forum Shops Companion Notes .................     S-67
Forum Shops Control Appraisal
   Event ....................................     S-68
Forum Shops Default .........................     S-70
Forum Shops Fiscal Agent ....................     S-67
Forum Shops Intercreditor
   Agreement ................................     S-68
Forum Shops Loan ............................     S-67
Forum Shops Loan Option Price ...............     S-70
Forum Shops Mortgaged Property ..............     S-67
Forum Shops Operating Advisor ...............    S-127
Forum Shops Paying Agent ....................     S-67
Forum Shops Pooling Agreement ...............     S-67
Forum Shops Purchase Option .................     S-70
Forum Shops Senior Noteholders ..............     S-68
Forum Shops Senior Notes ....................     S-67
Forum Shops Servicer ........................     S-67
Forum Shops Special Servicer ................     S-67
Forum Shops Trust ...........................     S-67
Forum Shops Trustee .........................     S-67

                                             PAGE
                                           ------
Forum Shops Whole Loan .................     S-68
Gain on Sale Reserve Account ...........     S-96
Grandview Meadows Apartments
   AB Mortgage Loan ....................     S-65
Group 1 Principal Distribution
   Amount ..............................    S-105
Group 1 Principal Shortfall ............    S-107
Group 2 Principal Distribution
   Amount ..............................    S-106
Group 2 Principal Shortfall ............    S-107
Harbor Plaza Mortgage Loan .............     S-66
Hebron Heights AB Mortgage Loan.........     S-65
Indirect Participants ..................     S-93
Initial Loan Group 1 Balance ...........     S-64
Initial Loan Group 2 Balance ...........     S-64
Initial Pool Balance ...................     S-64
Initial Rate ...........................     S-72
Initial Resolution Period ..............     S-87
Insurance and Condemnation
   Proceeds ............................     S-95
Intercreditor Agreement ................     S-71
Interest Accrual Period ................    S-104
Interest Distribution Amount ...........    S-104
Interest Reserve Account ...............     S-95
IRS ....................................    S-138
Liquidation Fee ........................    S-131
Liquidation Fee Rate ...................    S-131
Liquidation Proceeds ...................     S-95
Loan Group 1 ...........................     S-64
Loan Group 2 ...........................     S-64
Loan Groups ............................     S-64
Lockbox Accounts .......................     S-89
Lockbox Loans ..........................     S-89
Lockout Period .........................     S-74
Lower-Tier Distribution Account ........     S-95
Lower-Tier REMIC .......................    S-153
Lower-Tier REMIC Regular Interests......    S-153
LTV Ratio ..............................     S-82
MAI ....................................     S-88
Marshall Apartments AB Mortgage
   Loan ................................     S-65
Master Servicer ........................    S-129
Master Servicer Remittance Date ........    S-112
Master Servicer Servicing Standards.....    S-123
Moody's ................................    S-155
Mortgage ...............................     S-64
Mortgage Asset Seller. .................     S-64
Mortgage Loan Seller ...................     S-64
Mortgage Note ..........................     S-64
Mortgage Rate ..........................    S-104
Mortgaged Property .....................     S-64
Net Aggregate Prepayment Interest
   Shortfall ...........................    S-105
Net Mortgage Rate ......................    S-104
Net Operating Income ...................     S-81
NOI ....................................     S-81
Non-Offered Certificates ...............     S-90
Non-Offered Subordinate
   Certificates ........................    S-111
Nonrecoverable Advance .................    S-114
Notional Amount ........................     S-90
Offered Certificates ...................     S-90
OID ....................................    S-153
Operating Statements ...................     S-81
Option Price ...........................    S-137
PAR ....................................     S-84
Parkwood Apartments AB
   Mortgage Loan .......................     S-65
Participants ...........................     S-92
Pass-Through Rate ......................    S-101
Paying Agent ...........................     S-92
Paying Agent Fee .......................     S-92
Paying Agent Fee Rate ..................     S-92
Payment Differential ...................     S-75
Percentage Interest ....................     S-92
Periodic Payments ......................     S-96
Permitted Investments ..................     S-96
PHH Vehicle Management Services
   Mortgage Loan .......................     S-66
P&I Advance ............................    S-112
Plan ...................................    S-156
Pooling and Servicing Agreement ........     S-90
Prepayment Assumption ..................    S-153
Prepayment Interest Excess .............    S-132
Prepayment Interest Shortfall ..........    S-132
Prime Rate .............................    S-115
Principal Balance Certificates .........     S-90
Principal Distribution Amount ..........    S-105
Principal Shortfall ....................    S-107
Purchase Agreements ....................     S-64
Purchase Option ........................    S-137
Purchase Price .........................     S-87
Qualified Substitute Mortgage
   Loan ................................     S-87
Rated Final Distribution Date ..........    S-109
Rating Agencies ........................    S-155
Record Date ............................     S-95
Regular Certificates ...................    S-153
Reimbursement Rate .....................    S-115
Reinvestment Yield .....................     S-75

                                              PAGE
                                            ------
REIT ....................................    S-154
Related Proceeds ........................    S-113
Release Date ............................     S-77
Release H.15 ............................     S-75
REMIC ...................................    S-153
REMIC Provisions ........................    S-153
REO Account .............................    S-135
REO Loan ................................    S-108
REO Property ............................    S-125
Residual Certificates ...................     S-90
Restricted Group ........................    S-157
Revised Rate ............................     S-72
Rules ...................................     S-93
Scheduled Principal Distribution
   Amount ...............................    S-106
Senior Certificates .....................     S-90
Servicing Advances ......................    S-113
Servicing Fee ...........................    S-130
Servicing Fee Rate ......................    S-130
Servicing Standards .....................    S-124
Similar Law .............................    S-156
S&P .....................................    S-155
Special Servicer ........................    S-129
Special Servicer Servicing Standards.....    S-124
Special Servicing Fee ...................    S-131
Special Servicing Fee Rate ..............    S-131
Specially Serviced Mortgage Loans........    S-125
Stated Principal Balance ................    S-107
Statement to Certificateholders .........    S-117
Subordinate Certificates ................     S-90
Subordinate Offered Certificates ........     S-90
Treasury Rate ...........................     S-75
Trustee .................................     S-64
Trustee Fee .............................    S-122
Trustee Fee Rate ........................    S-122
Underwriters ............................    S-154
Underwriting Agreement ..................    S-154
Underwritten Cash Flow ..................     S-80
Underwritten Cash Flow Debt
   Service Coverage Ratio ...............     S-80
Underwritten NOI ........................     S-81
Unscheduled Principal Distribution
   Amount ...............................    S-107
Upper-Tier Distribution Account .........     S-95
Upper-Tier REMIC ........................    S-153
UW DSCR .................................     S-80
UW NCF ..................................     S-80
UW NOI ..................................     S-81
Voting Rights ...........................    S-121
WAC Rate ................................    S-104
Withheld Amounts ........................     S-96
Withheld Loans ..........................     S-95
Workout Fee .............................    S-131
Workout Fee Rate ........................    S-131
Workout-Delayed Reimbursement
   Amount ...............................    S-114
Yield Maintenance Charge ................     S-75

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  SCHEDULE I
                            CLASS X REFERENCE RATES




                  DISTRIBUTION DATE     REFERENCE RATE
                 -------------------   ---------------
                      April 2004            5.54309%
                       May 2004             5.36833%
                      June 2004             5.54272%
                      July 2004             5.36799%
                     August 2004            5.54236%
                    September 2004          5.54218%
                     October 2004           5.36748%
                    November 2004           5.54181%
                    December 2004           5.36712%
                     January 2005           5.36693%
                    February 2005           5.36676%
                      March 2005            5.36700%
                      April 2005            5.54081%
                       May 2005             5.36610%
                      June 2005             5.54026%
                      July 2005             5.36556%
                     August 2005            5.53969%
                    September 2005          5.53942%
                     October 2005           5.36475%
                    November 2005           5.53883%
                    December 2005           5.36419%
                     January 2006           5.36389%
                    February 2006           5.36372%
                      March 2006            5.36492%
                      April 2006            5.53766%
                       May 2006             5.36316%
                      June 2006             5.53733%
                      July 2006             5.36292%
                     August 2006            5.53707%
                    September 2006          5.53693%
                     October 2006           5.36255%
                    November 2006           5.53666%
                    December 2006           5.36229%
                     January 2007           5.36216%
                    February 2007           5.36203%
                      March 2007            5.36412%
                      April 2007            5.53392%
                       May 2007             5.35981%
                      June 2007             5.53375%
                      July 2007             5.35966%
                     August 2007            5.53357%
                    September 2007          5.53349%
                     October 2007           5.35942%
                    November 2007           5.53330%
                    December 2007           5.35926%
                     January 2008           5.53448%
                    February 2008           5.36025%

                  DISTRIBUTION DATE     REFERENCE RATE
                 -------------------   ---------------
                      March 2008            5.36094%
                      April 2008            5.53397%
                       May 2008             5.35978%
                      June 2008             5.53363%
                      July 2008             5.35946%
                     August 2008            5.53328%
                    September 2008          5.53311%
                     October 2008           5.35898%
                    November 2008           5.53275%
                    December 2008           5.36977%
                     January 2009           5.37079%
                    February 2009           5.36885%
                      March 2009            5.37389%
                      April 2009            5.54712%
                       May 2009             5.37290%
                      June 2009             5.54687%
                      July 2009             5.37269%
                     August 2009            5.54663%
                    September 2009          5.54652%
                     October 2009           5.37238%
                    November 2009           5.54627%
                    December 2009           5.37216%
                     January 2010           5.37197%
                    February 2010           5.37179%
                      March 2010            5.37452%
                      April 2010            5.54535%
                       May 2010             5.37123%
                      June 2010             5.54491%
                      July 2010             5.37082%
                     August 2010            5.54446%
                    September 2010          5.54424%
                     October 2010           5.37019%
                    November 2010           5.54378%
                    December 2010           5.37454%
                     January 2011           5.48589%
                    February 2011           5.49021%
                      March 2011            5.53451%

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

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

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #    ORIGINATOR     PROPERTY NAME                                       STREET ADDRESS
------    ----------     -------------                                       --------------
  1          JPMCB       The Forum Shops (Pari Passu Note)                   3500 Las Vegas Boulevard South
  2          JPMCB       Harbor Plaza                                        181-290 Harbor Drive
  3          JPMCB       Hometown America Portfolio VI                       Various
 3.1         JPMCB       Clinton                                             38000 Le Chateau Boulevard
 3.2         JPMCB       Tara Woods                                          19376 Tanuanu Trauk (U.S. Route 41)
 3.3         JPMCB       Countryside Village of Longmont                     1400 South Collyer Street
 3.4         JPMCB       Buena Vista                                         4301 El Tora Boulevard
 3.5         JPMCB       Palm Beach Colony                                   2000 North Congress Avenue
 3.6         JPMCB       Emerald Lake                                        24300 Airport Road
  4          CIBC        Santee Trolley Square                               9850-9906 Mission Gorge Road
  5          JPMCB       Camp Creek Marketplace                              3480 Camp Creek Parkway
  6          CIBC        Northpark Mall                                      101 Range Line Road
  7          CIBC        554 Third Avenue                                    554-556 Third Avenue
  8          CIBC        PHH Vehicle Management Services                     940 Ridgebrook Road
  9          JPMCB       Fairways Country Club                               14205 East Colonial Drive
  10         CIBC        Parkwoods Apartments                                3035 Pentagon Parkway
  11         CIBC        Ponce Towne Center                                  2643 Ponce Bypass
  12         CIBC        Central Bergen Properties                           141 Lanza Avenue
  13         CIBC        Plaza at Greenville Mall                            1117 Woodruff Road
  14         CIBC        Alzina Office Building                              100 North First St and 100 East Jefferson St
  15         JPMCB       Precise Technology, Inc.                            Various
 15.1        JPMCB       700 Corporate Grove Drive                           700 Corporate Grove Drive
 15.2        JPMCB       2701 75th Street North                              2701 75th Street North
 15.3        JPMCB       501 Mosside Boulevard                               501 Mosside Boulevard
 15.4        JPMCB       1701 Johnson Industrial Drive                       1701 Johnson Industrial Drive
 15.5        JPMCB       4751 Swisher Road                                   4750 Swisher Road
  16         CIBC        Canyon Park                                         1940-2068 Bridgeview Blvd, 1965 Blue Lakes Blvd North
                                                                                and 1921 Fillmore St
  17         CIBC        Ridge Plaza                                         800 West Dundee Road
  18         JPMCB       Camino Town and Country Center                      2213-2273 El Camino Read
  19         JPMCB       The Orchard                                         5360 Orchard Hill Drive
  20         JPMCB       IKON Corporate Headquarters                         70 Valley Stream Parkway
  21         JPMCB       Broadstone Village                                  3504 Broadstone Village Drive
  22         CIBC        Arbor Courtyard Business Park                       9420-9500 Telstar Avenue
  23         CIBC        Marketplace at Clarendon                            2900 Wilson Boulevard
  24         JPMCB       Valley View Business Center III                     6380 South Valley View Boulevard
  25         JPMCB       Chandler Crossing Phase II                          3839 Hunsaker Drive
  26         CIBC        Westland Industries Multifamily Portfolio           Various
 26.1        CIBC        Dawson Apartments                                   1349-1357 Dawson Avenue
 26.2        CIBC        Anaheim Street Apartments                           1701-17 Annaheim Street
 26.3        CIBC        Daisy Avenue Apartments                             913-921 Daisy Avenue
 26.4        CIBC        102nd Street Apartments                             3726 West 102nd Street
 26.5        CIBC        Mariposa Apartments                                 422 South Mariposa Avenue
 26.6        CIBC        Rancho Cucamonga                                    8401-8425 Haven Avenue
  27         CIBC        30-56 Whitestone Expressway                         30-56 Whitestone Expressway
  28         JPMCB       Koll Business Center Phase IV                       6165 and 6185 South Valley View Boulevard
  29         CIBC        Oak Forest                                          3301 Southwest 13th Street
  30         JPMCB       Corteen Village                                     5331 Corteen Place
  31         JPMCB       Hebron Heights                                      1008 West Hebron Parkway
  32         CIBC        Claremont Center                                    404-440 Auto Center Dr, 865 and 885 Indian Hill Blvd
  33         CIBC        The Summit Apartments                               3901 Indian School Road NE
  34         CIBC        Tyrone Gardens                                      920 58th Street North
  35         CIBC        Casa Bella Apartments                               11670 San Vicente Boulevard
  36         CIBC        168-35 Rockaway Boulevard                           168-35 Rockaway Boulevard
  37         CIBC        Kingsway Crossing                                   1210-1258 Kingsway Road
  38         JPMCB       West Point Commons                                  13750 West Colonial Drive
  39         JPMCB       Meadowood Marketplace                               5090-5180 Kietzke Lane
  40         JPMCB       Mission Foothills Professional Building             20532 El Toro Road
  41         CIBC        Homestead Run                                       Route 70 East
  42         CIBC        The Landmark Apartments                             551 and 601 Northwest 42nd Avenue
  43         JPMCB       North Junction Plaza                                150 FM 1960 Road West
  44         CIBC        124 Bracken Road                                    124 Bracken Road
  45         JPMCB       Arbor Pointe Apartments                             2317 Pleasant Valley Road
  46         CIBC        Central Park Office Tower                           2350 Airport Freeway
  47         JPMCB       Grandview Apartments Phase II                       730 Grandview Meadows Drive
  48         JPMCB       Holualoa Centre East                                7810-7840 East Broadway
  49         JPMCB       LXP - Fred Meyer                                    150 Northeast 20th Street
  50         JPMCB       Summer Meadows Apartments                           3429 Rustin Avenue
  51         JPMCB       Shasta Terrace Apartments                           293 Shasta Drive
  52         JPMCB       Silverlake Village Shopping Center West Building    3127 Silverlake Village Drive
  53         CIBC        Concept II Towers                                   2290-2328 10th Avenue North
  54         CIBC        11798 East Oswego Street                            11798 East Oswego Street
  55         CIBC        Travis Park Apartments                              1110 East Oltorf Street
  56         JPMCB       Brea Canyon Business Park                           565 Brea Canyon Rd, 515 Spanish Ln and 20947-20971
                                                                               Currier Rd
  57         JPMCB       Slippery Rock Apartments                            278 Cameron Dr, 402-440 North Main St, 105-113 Grove
                                                                               City Rd, 305-555 Center St
  58         CIBC        Franciscan Metro Center                             2919 and 2921 West Los Feliz Boulevard
  59         JPMCB       Place on the Park                                   2021 East Pioneer Parkway
  60         JPMCB       Talbots at Towne Center                             1125 Market Centre Boulevard
  61         JPMCB       The Links at Texarkana, Phase II                    333 Links Drive
  62         JPMCB       Emerald Woods Apartments                            2 Lockhart Circle
  63         JPMCB       550 Township Line Road                              550 Township Line Road
  64         JPMCB       University Iowa Gardens Apartments                  3996 Iowa Avenue and 1225 Everton Place
  65         JPMCB       Fairport Garden Apartments                          17 Fairway Boulevard
  66         JPMCB       Newport Center One                                  1670 North Newport Road
  67         JPMCB       South Ridge Center                                  1677-1811 Molalla Avenue
  68         CIBC        11011 Lee Highway                                   11011 Lee Highway
  69         CIBC        Tilles Square                                       9301-9329 Manchester Rd, 10-32 Beale St and 1001
                                                                               Raritan Dr
  70         CIBC        Crossroads at Mandarin                              10550 Saint Augustine Road
  71         JPMCB       Commerce Center of Naples                           201-281 South Airport Road
  72         CIBC        Office Max - Philadelphia                           7231 Roosevelt Boulevard
  73         CIBC        Cypress Court                                       6360 Northwest 5th Way
  74         JPMCB       Woodland Court Apartments                           3621 West 119th Street
  75         CIBC        Albertson's at Bonita Springs                       11611 Bonita Beach Road
  76         JPMCB       164th Street Crossing                               1330 164th Street Southwest
  77         CIBC        Crystal Plaza Shopping Center                       801-851 West Sample Road
  78         JPMCB       Fairway Apartments                                  10025 South Plaza
  79         JPMCB       Grove at Latimer Apartments                         936 and 940 Clarizz Boulevard
  80         CIBC        South Hill Plaza                                    870-922 South Rochester Road
  81         JPMCB       University Village II                               203 Simpson Avenue
  82         JPMCB       Livermore Shopping Center                           4261 1st Street
  83         JPMCB       Four Horizons Apartments                            1450 East Harmon Avenue
  84         JPMCB       Parc Bay Apartments                                 3650 Burke Road
  85         CIBC        Southside Terrace Apartments                        4 Southside Avenue
  86         CIBC        WinCup - Stone Mountain                             4600 and 4640 Lewis Road
  87         CIBC        Ridgewood                                           6825 West Mississippi Avenue
  88         JPMCB       Walgreens - Terre Haute                             US Route 41 and West Johnson Drive
  89         JPMCB       Oaks of Texas City Apartments                       8601 Emmett F. Lowry Expressway
  90         JPMCB       4171 Hillsboro                                      4171 West Hillsboro Boulevard
  91         CIBC        Marshall Apartments                                 1157 Salina Street and 1401 East 12th Street
  92         JPMCB       Ennis Plaza                                         1012 East Ennis Avenue
  93         JPMCB       Washington Square Apartments                        4816 South Packard Avenue
  94         JPMCB       Autumn Sunrise                                      1825 Airline Road
  95         JPMCB       Sunrise Plaza                                       905 East Rand Road
  96         JPMCB       Tribeca Lofts                                       1210 West Clay Street
  97         CIBC        SSA Building                                        3801 South Port Avenue
  98         CIBC        Mobile Grove                                        202 West Main Road
  99         JPMCB       7514 Wisconsin Avenue                               7514 Wisconsin Avenue
 100         JPMCB       Evergreen Square of Cudahy                          3717 East Ramsey Avenue
 101         CIBC        517-519 Boston Post Road                            517-519 Boston Post Road
 102         JPMCB       West Fondren Center                                 8821 Westheimer Road
 103         JPMCB       Fountainview Apartments                             3909 North Murray Avenue
 104         JPMCB       Goffstown Village                                   27 and 42 Maple Avenue
 105         JPMCB       Spring Lake Apartments Phase II                     925 and 935 Spring Forest Road

                                                                                     NUMBER OF    PROPERTY
LOAN #        CITY                       STATE      ZIP CODE      COUNTY            PROPERTIES    TYPE
------        ----                       -----      --------      ------            ----------    ----
  1           Las Vegas                    NV        89109        Las Vegas              1        Retail
  2           Stamford                     CT        06902        Fairfield              1        Office
  3           Various                   Various     Various       Various                6        Manufactured Housing
 3.1          Clinton Township             MI        48038        Macomb                 1        Manufactured Housing
 3.2          North Fort Myers             FL        33903        Lee                    1        Manufactured Housing
 3.3          Longmont                     CO        80501        Boulder                1        Manufactured Housing
 3.4          Fargo                        ND        58103        Cass                   1        Manufactured Housing
 3.5          West Palm Beach              FL        33409        Palm Beach             1        Manufactured Housing
 3.6          Punta Gorda                  FL        33950        Charlotte              1        Manufactured Housing
  4           Santee                       CA        92071        San Diego              1        Retail
  5           East Point                   GA        30344        Fulton                 1        Retail
  6           Joplin                       MO        64801        Jasper                 1        Retail
  7           New York                     NY        10016        New York               1        Multifamily
  8           Sparks                       MD        21152        Baltimore              1        Office
  9           Orlando                      FL        32826        Orange                 1        Manufactured Housing
  10          Dallas                       TX        75233        Dallas                 1        Multifamily
  11          Ponce                        PR        00731        NAP                    1        Retail
  12          Garfield                     NJ        07026        Bergen                 1        Industrial
  13          Greenville                   SC        29607        Greenville             1        Retail
  14          Springfield                  IL        62702        Sangamon               1        Office
  15          Various                   Various     Various       Various                5        Industrial
 15.1         Buffalo Grove                IL        60089        Lake                   1        Industrial
 15.2         St. Petersburg               FL        33710        Pinellas               1        Industrial
 15.3         North Versailles             PA        15137        Allegheny              1        Industrial
 15.4         Excelsior Springs            MO        64024        Clay                   1        Industrial
 15.5         West Lafayette               IN        47906        Tippecanoe             1        Industrial
  16          Twin Falls                   ID        83301        Twin Falls             1        Retail
  17          Arlington Heights            IL        60004        Cook                   1        Retail
  18          Oceanside                    CA        92054        San Diego              1        Retail
  19          Roanoke                      VA        24019        Roanoke                1        Multifamily
  20          Malvern                      PA        19355        Chester                1        Office
  21          High Point                   NC        27260        Guilford               1        Multifamily
  22          El Monte                     CA        91731        Los Angeles            1        Industrial
  23          Arlington                    VA        22201        Arlington              1        Retail
  24          Las Vegas                    NV        89118        Clark                  1        Industrial
  25          East Lansing                 MI        48823        Clinton                1        Multifamily
  26          Various                      CA       Various       Various                6        Various
 26.1         Long Beach                   CA        90804        Los Angeles            1        Multifamily
 26.2         Long Beach                   CA        90813        Los Angeles            1        Mixed Use
 26.3         Long Beach                   CA        90813        Los Angeles            1        Multifamily
 26.4         Inglewood                    CA        90303        Los Angeles            1        Multifamily
 26.5         Los Angeles                  CA        90020        Los Angeles            1        Multifamily
 26.6         Rancho Cucamonga             CA        91730        San Bernardino         1        Retail
  27          Flushing                     NY        11354        Queens                 1        Office
  28          Las Vegas                    NV        89118        Clark                  1        Industrial
  29          Gainesville                  FL        32608        Alachua                1        Multifamily
  30          Valley Village               CA        91607        Los Angeles            1        Multifamily
  31          Carrollton                   TX        75010        Denton                 1        Retail
  32          Claremont                    CA        91711        Los Angeles            1        Retail
  33          Albuquerque                  NM        87110        Bernalillo             1        Multifamily
  34          St. Petersburg               FL        33710        Pinellas               1        Retail
  35          Brentwood                    CA        90049        Los Angeles            1        Multifamily
  36          Jamaica                      NY        11434        Queens                 1        Office
  37          Brandon                      FL        33510        Hillsborough           1        Retail
  38          Winter Garden                FL        34787        Orange                 1        Retail
  39          Reno                         NV        89501        Washoe                 1        Retail
  40          Mission Viejo                CA        92692        Orange                 1        Office
  41          Toms River                   NJ        08755        Ocean                  1        Manufactured Housing
  42          Plantation                   FL        33317        Broward                1        Multifamily
  43          Houston                      TX        77090        Harris                 1        Retail
  44          Montgomery                   NY        12549        Orange                 1        Industrial
  45          Austin                       TX        78741        Travis                 1        Multifamily
  46          Bedford                      TX        76022        Tarrant                1        Office
  47          Longmont                     CO        80503        Boulder                1        Multifamily
  48          Tucson                       AZ        85710        Pima                   1        Office
  49          Newport                      OR        97365        Lincoln                1        Retail
  50          Riverside                    CA        92507        Riverside              1        Multifamily
  51          Vacaville                    CA        95687        Solano                 1        Multifamily
  52          Pearland                     TX        77584        Brazoria               1        Retail
  53          Lake Worth                   FL        33461        Palm Beach             1        Office
  54          Englewood                    CO        80112        Douglas                1        Retail
  55          Austin                       TX        78704        Travis                 1        Multifamily
  56          Walnut                       CA        91789        Los Angeles            1        Industrial
  57          Slippery Rock                PA        16057        Butler                 1        Multifamily
  58          Los Angeles                  CA        90039        Los Angeles            1        Retail
  59          Arlington                    TX        76010        Tarrant                1        Multifamily
  60          Mt. Pleasant                 SC        29464        Charleston             1        Retail
  61          Texarkana                    AR        71854        Miller                 1        Multifamily
  62          Forest Hill                  MD        21050        Harford                1        Multifamily
  63          Blue Bell                    PA        19422        Montgomery             1        Office
  64          Riverside                    CA        92507        Riverside              1        Multifamily
  65          Columbus                     OH        43213        Franklin               1        Multifamily
  66          Colorado Springs             CO        80916        El Paso                1        Office
  67          Oregon City                  OR        97045        Clackamas              1        Retail
  68          Fairfax                      VA        22030        Fairfax City           1        Retail
  69          St. Louis                    MO        63119        St. Louis              1        Mixed Use
  70          Jacksonville                 FL        32257        Duval                  1        Retail
  71          Naples                       FL        34104        Collier                1        Industrial
  72          Philadelphia                 PA        19149        Philadelphia           1        Retail
  73          Fort Lauderdale              FL        33309        Broward                1        Office
  74          Alsip                        IL        60803        Cook                   1        Multifamily
  75          Bonita Springs               FL        34135        Lee                    1        Retail
  76          Lynnwood                     WA        98037        Snohomish              1        Retail
  77          Deerfield Beach              FL        33064        Broward                1        Retail
  78          Omaha                        NE        68127        Douglas                1        Multifamily
  79          Bloomington                  IN        47401        Monroe                 1        Multifamily
  80          Rochester Hills              MI        48307        Oakland                1        Retail
  81          Lexington                    KY        40504        Fayette                1        Multifamily
  82          Livermore                    CA        94551        Alameda                1        Retail
  83          Las Vegas                    NV        89119        Clark                  1        Multifamily
  84          Pasadena                     TX        77504        Harris                 1        Multifamily
  85          New Paltz                    NY        12561        Ulster                 1        Multifamily
  86          Stone Mountain               GA        30083        Dekalb                 1        Industrial
  87          Lakewood                     CO        80226        Jefferson              1        Manufactured Housing
  88          Terre Haute                  IN        47802        Vigo                   1        Retail
  89          Texas City                   TX        77591        Galveston              1        Multifamily
  90          Coconut Creek                FL        33073        Broward                1        Mixed Use
  91          Austin                       TX        78202        Travis                 1        Multifamily
  92          Ennis                        TX        75119        Ellis                  1        Retail
  93          Cudahy                       WI        53110        Milwaukee              1        Multifamily
  94          Corpus Christi               TX        78412        Nueces                 1        Multifamily
  95          Mount Prospect               IL        60056        Cook                   1        Retail
  96          Houston                      TX        77019        Harris                 1        Multifamily
  97          Corpus Christi               TX        78415        Nueces                 1        Office
  98          Conneaut                     OH        44030        Ashtabula              1        Manufactured Housing
  99          Bethesda                     MD        20814        Montgomery             1        Office
 100          Cudahy                       WI        53110        Milwaukee              1        Multifamily
 101          Orange                       CT        06477        New Haven              1        Retail
 102          Houston                      TX        77063        Harris                 1        Retail
 103          Shorewood                    WI        53211        Milwaukee              1        Multifamily
 104          Goffstown                    NH        03045        Hillsborough           1        Multifamily
 105          Greenville                   NC        27834        Pitt                   1        Multifamily

               PROPERTY                                                               YEAR                              UNIT OF
 LOAN #        SUBTYPE                                   YEAR BUILT                 RENOVATED        UNITS(19)         MEASURE
 ------        -------                                   ----------                 ---------        ----------        --------
   1           Regional Mall                             1992, 1997                   2003            651,268        Square Feet
   2           Suburban                                  1981, 1983                                   731,202        Square Feet
   3           Manufactured Housing                       Various                    Various            2,727            Pads
  3.1          Manufactured Housing                         1970                      1984              1,000            Pads
  3.2          Manufactured Housing                         1985                                          531            Pads
  3.3          Manufactured Housing                         1971                                          310            Pads
  3.4          Manufactured Housing                         1960                                          400            Pads
  3.5          Manufactured Housing                         1971                                          285            Pads
  3.6          Manufactured Housing                         1986                                          201            Pads
   4           Anchored                                     2003                                      311,430        Square Feet
   5           Anchored                                     2003                                      443,570        Square Feet
   6           Regional Mall                                1972                1987, 1996, 1998      809,166        Square Feet
   7           Mid/High Rise                                2003                                          126           Units
   8           Suburban                                     2003                                      210,000        Square Feet
   9           Manufactured Housing                         1972                      1996              1,141            Pads
   10          Garden                                       1965                      2002                826           Units
   11          Anchored                                     2003                                      192,663        Square Feet
   12          Warehouse/Distribution                       1902                      1993          1,145,223        Square Feet
   13          Anchored                                     2000                                      194,488        Square Feet
   14          Suburban                                     1974                      1999            256,393        Square Feet
   15          Flex                                       Various                    Various          616,031        Square Feet
  15.1         Flex                                         1996                                      341,425        Square Feet
  15.2         Flex                                         1973                      1989             92,187        Square Feet
  15.3         Flex                                         1972                      2003             72,000        Square Feet
  15.4         Flex                                         1973                      1981             74,200        Square Feet
  15.5         Flex                                         1975                      1999             36,219        Square Feet
   16          Anchored                                     2003                                      157,180        Square Feet
   17          Shadow Anchored                              1985                      2002            150,267        Square Feet
   18          Anchored                                     1976                      2002            239,432        Square Feet
   19          Garden                                       2002                                          240           Units
   20          Suburban                                     1986                      1997            106,855        Square Feet
   21          Garden                                       2002                                          298           Units
   22          Flex                                         1974                      2001            182,352        Square Feet
   23          Unanchored                                   2003                                       34,663        Square Feet
   24          Flex                                         2002                                      128,154        Square Feet
   25          Garden                                       2003                                           84           Units
   26          Various                                    Various                    Various          Various          Various
  26.1         Garden                                       1963                      1989                 18           Units
  26.2         Multifamily/Retail                           1923                      1986                 21           Units
  26.3         Garden                                       1963                      1993                 28           Units
  26.4         Garden                                       1964                                           37           Units
  26.5         Garden                                       1963                      1997                 24           Units
  26.6         Unanchored                                   1985                      2002             34,294        Square Feet
   27          Suburban                                     1993                                       58,500        Square Feet
   28          Warehouse/Distribution                       2002                                      211,256        Square Feet
   29          Garden                                       1972                      2003                239           Units
   30          Garden                                       2003                                           67           Units
   31          Unanchored                                   2000                                       59,429        Square Feet
   32          Anchored                                     1981                                       94,174        Square Feet
   33          Mid/High Rise                                1979                      2002                189           Units
   34          Anchored                                     1952                      2003            209,337        Square Feet
   35          Mid/High Rise                                2001                                           43           Units
   36          Suburban                                     1993                                       39,000        Square Feet
   37          Anchored                                     2003                                       63,371        Square Feet
   38          Anchored                                     2003                                       75,471        Square Feet
   39          Unanchored                                   2002                                       12,924        Square Feet
   40          Suburban                                     2001                                       52,091        Square Feet
   41          Manufactured Housing                         1970                                          461            Pads
   42          Mid/High Rise                                1973                      2003                167           Units
   43          Anchored                                     1979                      1999            107,685        Square Feet
   44          Warehouse/Distribution                       1989                                      225,000        Square Feet
   45          Garden                                       1985                      2000                344           Units
   46          Suburban                                     1986                      2002            103,572        Square Feet
   47          Garden                                       2003                                          120           Units
   48          Suburban                                     1974                                       95,210        Square Feet
   49          Anchored                                     1985                      2001            118,179        Square Feet
   50          Garden                                       1979                      2002                123           Units
   51          Garden                                       1980                                          140           Units
   52          Anchored                                     2003                                       60,450        Square Feet
   53          Suburban                                  1983, 1986                   1997             92,875        Square Feet
   54          Anchored                                     2001                                       47,441        Square Feet
   55          Garden                                       1968                      1995                199           Units
   56          Flex                                         1988                                       79,677        Square Feet
   57          Garden                                       1930                      1999                222           Units
   58          Shadow Anchored                              2002                                       19,918        Square Feet
   59          Garden                                       1978                      1998                272           Units
   60          Anchored                                     2003                                       34,765        Square Feet
   61          Garden                                       2003                                          144           Units
   62          Garden                                       1991                                           96           Units
   63          Suburban                                     1974                      2001             45,000        Square Feet
   64          Garden                                       1972                      2002                100           Units
   65          Garden                                       1943                      2003                273           Units
   66          Suburban                                     1987                      2003             67,500        Square Feet
   67          Anchored                                     1978                                      125,498        Square Feet
   68          Unanchored                                   1981                                       27,000        Square Feet
   69          Multifamily/Retail                        1999, 2002                                        45           Units
   70          Anchored                                     1987                      1999             72,136        Square Feet
   71          Flex                                         1985                                       62,899        Square Feet
   72          Anchored                                     1995                                       23,500        Square Feet
   73          Suburban                                     1986                      2002             41,849        Square Feet
   74          Garden                                       1970                      1999                144           Units
   75          Anchored                                     2002                                       69,286        Square Feet
   76          Unanchored                                   2003                                       15,735        Square Feet
   77          Anchored                                     1972                      1991             70,500        Square Feet
   78          Garden                                       1972                      2003                135           Units
   79          Garden                                       2003                                           40           Units
   80          Unanchored                                   1973                      2002             41,553        Square Feet
   81          Garden                                       2003                                           85           Units
   82          Shadow Anchored                              2003                                       16,637        Square Feet
   83          Garden                                       1977                                          240           Units
   84          Garden                                       1983                      2003                120           Units
   85          Garden                                       1970                                          140           Units
   86          Warehouse/Distribution                       1971                                      221,147        Square Feet
   87          Manufactured Housing                         1963                                           97            Pads
   88          Anchored                                     2003                                       13,650        Square Feet
   89          Garden                                       1978                                          132           Units
   90          Office/Retail                                2002                                       37,752        Square Feet
   91          Garden                                       1969                      2003                100           Units
   92          Shadow Anchored                              2003                                       31,345        Square Feet
   93          Garden                                       1982                      2002                 88           Units
   94          Garden                                       1972                                          142           Units
   95          Unanchored                                   2002                                       13,275        Square Feet
   96          Garden                                       1935                      1993                 24           Units
   97          Suburban                                     2002                                       18,661        Square Feet
   98          Manufactured Housing          1970's (MHP); 1986 (Mini Storage)                            136            Pads
   99          CBD                                          1988                                       18,388        Square Feet
  100          Garden                                       1977                                          106           Units
  101          Unanchored                                   1950                      1985             19,600        Square Feet
  102          Unanchored                                   2000                                        8,972        Square Feet
  103          Mid/High Rise                                1965                      2001                102           Units
  104          Garden                                       1970                      2000                 48           Units
  105          Garden                                       2003                                           28           Units

                           OCCUPANCY        APPRAISED          APPRAISAL        CURRENT            ORIGINAL          ORIGINAL
LOAN #     OCCUPANCY %       DATE          VALUE ($)(1)         DATE(1)        LTV %(2,3)       BALANCE ($)(20)   LOAN/UNIT ($)
------     -----------       ----          ------------         -------        ----------       ---------------   -------------
  1           97.3         01/28/04        1,000,000,000        11/01/04          46.5            155,000,000             714
  2           88.6         12/01/03          155,000,000        02/01/04          54.8             85,000,000             116
  3           93.4         02/01/04          107,500,000        Various           75.0             80,571,735          29,546
 3.1          87.2         02/01/04           44,100,000        08/01/03          75.0             35,280,000          35,280
 3.2          99.8         2/1/2004           20,600,000        08/01/03          75.0             12,786,601          24,080
 3.3          95.5         02/01/04           16,000,000        07/16/03          75.0             12,400,000          40,000
 3.4          93.5         02/01/04           11,950,000        08/01/03          75.0              9,560,000          23,900
 3.5          95.8         2/1/2004            9,500,000        08/01/03          75.0              6,921,624          24,286
 3.6         100.0         02/01/04            5,350,000        08/01/03          75.0              3,623,510          18,027
  4           93.8         12/15/03           70,000,000        02/01/04          75.7             53,000,000             170
  5           94.0         01/01/04           78,500,000        01/01/04          54.8             43,000,000              97
  6           94.5         12/31/03           73,900,000        10/28/03          56.8             42,000,000              52
  7          100.0         03/01/04           47,000,000        07/01/03          75.6             35,535,000         282,024
  8          100.0         03/01/04           42,300,000        02/01/04          71.5             30,250,000             144
  9           99.2         01/23/04           37,420,000        08/01/03          72.2             27,136,093          23,783
  10          90.0         01/28/04           33,200,000        01/14/04          80.0             26,560,000          32,155
  11          97.9         02/09/04           35,000,000        10/23/03          75.7             26,500,000             138
  12          92.6         12/31/03           38,700,000        07/29/03          64.5             25,000,000              22
  13         100.0         08/31/03           25,000,000        10/03/03          79.8             20,000,000             103
  14         100.0         11/24/03           26,300,000        11/20/03          73.0             19,200,000              75
  15         100.0         12/30/03           30,530,000        Various           56.1             17,200,000              28
 15.1        100.0         12/30/03           21,000,000        09/24/03          56.1             12,200,000              36
 15.2        100.0         12/30/03            3,450,000        12/18/03          56.1              2,050,000              22
 15.3        100.0         12/30/03            3,100,000        09/30/03          56.1              1,600,000              22
 15.4        100.0         12/30/03            2,330,000        09/23/03          56.1              1,125,000              15
 15.5        100.0         12/30/03              650,000        09/23/03          56.1                225,000               6
  16         100.0         01/15/04           20,000,000        10/27/03          79.4             15,915,000             101
  17          86.6         11/04/03           21,200,000        11/13/03          69.2             14,700,000              98
  18          96.1         10/02/03           19,400,000        08/14/03          74.5             14,500,000              61
  19          93.8         11/17/03           17,600,000        11/19/03          79.5             14,000,000          58,333
  20         100.0         11/17/03           21,200,000        12/02/03          63.1             13,400,000             125
  21          90.9         12/19/03           17,150,000        11/12/03          75.7             13,000,000          43,624
  22          96.5         12/15/03           16,300,000        11/20/03          78.1             12,750,000              70
  23         100.0         12/19/03           16,250,000        01/01/04          75.5             12,300,000             355
  24          89.8         10/01/03           18,350,000        12/03/03          65.2             12,000,000              94
  25          91.7         12/12/03           15,000,000        11/21/03          75.0             11,250,000         133,929
  26         100.0         12/31/03           14,500,000        Various           75.0             10,875,000         Various
 26.1        100.0         12/31/03            1,700,000        11/10/03          75.0              1,275,000          70,833
 26.2        100.0         12/31/03            2,000,000        11/10/03          75.0              1,500,000          71,429
 26.3        100.0         12/31/03            2,000,000        11/10/03          75.0              1,500,000          53,571
 26.4        100.0         12/31/03            2,700,000        11/11/03          75.0              2,025,000          54,730
 26.5        100.0         12/31/03            2,200,000        11/11/03          75.0              1,650,000          68,750
 26.6        100.0         12/31/03            3,900,000        11/15/03          75.0              2,925,000              85
  27          92.4         01/01/04           14,150,000        12/10/03          74.2             10,520,000             180
  28          95.6         12/16/03           15,800,000        11/25/03          66.1             10,500,000              50
  29          95.4         11/30/03           13,000,000        11/17/03          79.8             10,400,000          43,515
  30         100.0         12/11/03           13,440,000        01/15/04          76.8             10,350,000         154,478
  31         100.0         11/10/03           12,700,000        12/17/03          77.9              9,900,000             167
  32          96.5         01/20/04           12,400,000        01/20/04          76.6              9,500,000             101
  33          98.4         10/13/03           12,050,000        10/31/03          78.0              9,400,000          49,735
  34          82.3         11/25/03           13,200,000        11/07/03          70.0              9,240,000              44
  35          97.7         12/31/03           12,350,000        11/01/03          74.8              9,250,000         215,116
  36         100.0         03/01/04           11,450,000        12/10/03          75.9              8,700,000             223
  37          98.1         01/28/04           10,700,000        11/04/03          79.6              8,530,000             135
  38         100.0         01/28/04           11,250,000        08/14/03          73.5              8,300,000             110
  39         100.0         12/01/03           10,950,000        11/16/03          75.3              8,250,000             638
  40          94.0         01/21/04           12,100,000        10/29/03          68.0              8,225,000             158
  41          98.5         12/04/03           10,700,000        12/01/03          76.6              8,200,000          17,787
  42          92.8         12/30/03           10,100,000        04/01/04          79.2              8,000,000          47,904
  43          93.9         10/31/03           10,700,000        09/15/03          74.8              8,025,000              75
  44         100.0         06/05/03           10,300,000        06/17/03          74.2              7,650,000              34
  45          90.4         01/26/04           11,000,000        09/29/03          68.7              7,600,000          22,093
  46          87.1         10/31/03            9,800,000        11/01/03          75.0              7,350,000              71
  47          94.2         11/19/03            9,100,000        09/11/03          79.8              7,280,000          60,667
  48          93.8         12/31/03           10,000,000        01/13/04          70.0              7,000,000              74
  49         100.0         01/07/04           11,200,000        01/12/04          62.4              7,000,000              59
  50          98.4         12/08/03            9,900,000        12/17/03          70.6              7,000,000          56,911
  51          90.7         11/07/03           11,500,000        11/11/03          60.7              7,000,000          50,000
  52          95.0         01/15/04            8,625,000        12/07/03          79.9              6,900,000             114
  53          91.6         12/01/03            9,700,000        11/01/03          69.6              6,750,000              73
  54         100.0         02/03/04            9,700,000        11/30/03          64.9              6,300,000             133
  55          98.5         01/01/04            8,500,000        01/07/04          72.9              6,200,000          31,156
  56         100.0         02/04/04            7,700,000        11/13/03          80.0              6,160,000              77
  57         100.0         01/16/04            7,885,000        12/14/03          77.4              6,100,000          27,477
  58         100.0         12/19/03            9,250,000        10/31/03          64.7              6,000,000             301
  59          93.4         11/07/03            7,250,000        11/01/03          74.3              5,400,000          19,853
  60          93.5         12/11/03            7,080,000        11/28/03          74.7              5,300,000             152
  61          94.4         11/30/03            7,200,000        11/11/03          73.4              5,300,000          36,806
  62          97.9         12/30/03            6,800,000        01/05/04          76.5              5,200,000          54,167
  63          93.3         02/17/04            6,500,000        12/16/03          80.0              5,200,000             116
  64          99.0         10/09/03            8,000,000        09/16/03          64.9              5,200,000          52,000
  65          96.0         12/01/03            6,540,000        11/25/03          79.0              5,175,000          18,956
  66          87.0         01/14/04            7,480,000        12/12/03          67.8              5,075,000              75
  67          95.2         01/22/04           14,450,000        12/31/03          34.6              5,000,000              40
  68          93.3         02/24/04            6,300,000        08/26/03          74.6              4,700,000             174
  69          97.8         01/15/04            6,000,000        11/10/03          78.2              4,700,000         104,444
  70          97.1         02/20/04            5,390,000        12/14/03          78.8              4,250,000              59
  71          80.5         03/03/04            5,500,000        08/26/03          75.1              4,150,000              66
  72         100.0         12/03/03            5,250,000        09/22/03          76.9              4,042,500             172
  73         100.0         12/19/03            5,400,000        11/19/03          74.4              4,025,000              96
  74          96.5         09/30/03            5,900,000        09/30/03          67.5              4,000,000          27,778
  75          98.0         12/19/03            4,900,000        11/10/03          79.5              3,900,000              56
  76         100.0         01/07/04            5,830,000        01/01/04          65.9              3,850,000             245
  77          98.3         01/01/04            5,100,000        10/15/02          73.6              3,800,000              54
  78          95.6         11/05/03            4,790,000        10/17/03          77.0              3,700,000          27,407
  79         100.0         10/03/03            4,600,000        09/18/03          78.8              3,640,000          91,000
  80          95.7         10/10/03            4,500,000        12/22/03          80.0              3,600,000              87
  81         100.0         11/18/03            4,800,000        11/13/03          72.8              3,500,000          41,176
  82         100.0         12/29/03            4,650,000        11/29/03          72.8              3,400,000             204
  83          95.8         10/21/03            6,050,000        07/15/03          55.6              3,400,000          14,167
  84          93.3         09/26/03            4,350,000        08/26/03          75.5              3,300,000          27,500
  85         100.0         01/01/04            4,500,000        11/24/03          72.2              3,250,000          23,214
  86         100.0         12/24/03            5,100,000        10/20/03          63.5              3,250,000              15
  87         100.0         11/30/03            4,100,000        11/07/03          78.0              3,200,000          32,990
  88         100.0         01/03/04            4,900,000        11/14/03          65.2              3,200,000             234
  89          98.5         09/30/03            4,250,000        10/10/03          75.1              3,200,000          24,242
  90         100.0         01/07/04            4,500,000        12/29/03          70.0              3,150,000              83
  91          99.0         09/30/03            3,900,000        10/01/03          79.8              3,120,000          31,200
  92          87.3         01/07/04            3,900,000        12/20/03          78.5              3,065,000              98
  93          94.3         12/04/03            4,000,000        10/07/03          71.6              2,900,000          32,955
  94          93.0         10/22/03            3,850,000        10/17/03          71.9              2,775,000          19,542
  95         100.0         09/30/03            3,500,000        11/08/03          78.4              2,750,000             207
  96         100.0         11/18/03            3,800,000        10/01/03          65.1              2,475,000         103,125
  97         100.0         09/09/03            3,400,000        12/02/03          70.5              2,400,000             129
  98          97.1         12/01/03            2,960,000        01/07/04          79.1              2,340,000          17,206
  99          87.4         12/31/03            3,350,000        12/19/03          69.4              2,325,000             126
 100          95.3         12/04/03            3,000,000        10/07/03          69.4              2,100,000          19,811
 101         100.0         01/01/04            3,025,000        11/18/03          67.1              2,033,000             104
 102         100.0         01/12/04            2,800,000        12/16/03          71.3              2,000,000             223
 103          91.2         12/04/03            4,600,000        10/07/03          43.2              2,000,000          19,608
 104         100.0         01/26/04            2,300,000        11/21/03          71.7              1,650,000          34,375
 105         100.0         12/04/03            1,300,000        11/18/03          79.9              1,040,000          37,143

                                                        CURRENT          LOAN        % OF          % OF
                CURRENT             % OF INITIAL        BALANCE          GROUP       LOAN          LOAN       CROSSED
LOAN #     BALANCE ($)(4,20)        POOL BALANCE    PER UNIT ($)(3)     1 OR 2     GROUP 1       GROUP 2      LOAN(5)
------     -----------------        ------------    ---------------     ------     -------       -------      -------
  1          155,000,000.00            12.4%                 714           1        17.0%          0.0%
  2           85,000,000.00             6.8%                 116           1         9.3%          0.0%
  3           80,571,735.00             6.4%              29,546           2         0.0%         23.4%
 3.1          35,280,000.00             2.8%              35,280           2         0.0%         10.2%
 3.2          12,786,601.00             1.0%              24,080           2         0.0%          3.7%
 3.3          12,400,000.00             1.0%              40,000           2         0.0%          3.6%
 3.4           9,560,000.00             0.8%              23,900           2         0.0%          2.8%
 3.5           6,921,624.00             0.6%              24,286           2         0.0%          2.0%
 3.6           3,623,510.00             0.3%              18,027           2         0.0%          1.1%
  4           53,000,000.00             4.2%                 170           1         5.8%          0.0%
  5           43,000,000.00             3.4%                  97           1         4.7%          0.0%
  6           42,000,000.00             3.3%                  52           1         4.6%          0.0%
  7           35,535,000.00             2.8%             282,024           1         3.9%          0.0%
  8           30,250,000.00             2.4%                 144           1         3.3%          0.0%
  9           27,004,261.54             2.2%              23,667           2         0.0%          7.8%
  10          26,560,000.00             2.1%              32,155           2         0.0%          7.7%
  11          26,500,000.00             2.1%                 138           1         2.9%          0.0%
  12          24,944,338.55             2.0%                  22           1         2.7%          0.0%
  13          19,940,919.61             1.6%                 103           1         2.2%          0.0%
  14          19,200,000.00             1.5%                  75           1         2.1%          0.0%
  15          17,126,386.05             1.4%                  28           1         1.9%          0.0%
 15.1         12,147,785.45             1.0%                  36           1         1.3%          0.0%
 15.2          2,041,226.24             0.2%                  22           1         0.2%          0.0%
 15.3          1,593,152.19             0.1%                  22           1         0.2%          0.0%
 15.4          1,120,185.13             0.1%                  15           1         0.1%          0.0%
 15.5            224,037.03             0.0%                   6           1         0.0%          0.0%
  16          15,888,466.63             1.3%                 101           1         1.7%          0.0%
  17          14,670,222.10             1.2%                  98           1         1.6%          0.0%
  18          14,445,077.36             1.2%                  60           1         1.6%          0.0%
  19          14,000,000.00             1.1%              58,333           2         0.0%          4.1%
  20          13,370,775.26             1.1%                 125           1         1.5%          0.0%
  21          12,983,714.99             1.0%              43,570           2         0.0%          3.8%
  22          12,734,866.91             1.0%                  70           1         1.4%          0.0%
  23          12,264,589.61             1.0%                 354           1         1.3%          0.0%
  24          11,972,778.03             1.0%                  93           1         1.3%          0.0%
  25          11,250,000.00             0.9%             133,929           2         0.0%          3.3%
  26          10,875,000.00             0.9%             Various           2         0.0%          3.2%
 26.1          1,275,000.00             0.1%              70,833           2         0.0%          0.4%
 26.2          1,500,000.00             0.1%              71,429           2         0.0%          0.4%
 26.3          1,500,000.00             0.1%              53,571           2         0.0%          0.4%
 26.4          2,025,000.00             0.2%              54,730           2         0.0%          0.6%
 26.5          1,650,000.00             0.1%              68,750           2         0.0%          0.5%
 26.6          2,925,000.00             0.2%                  85           2         0.0%          0.8%
  27          10,502,860.32             0.8%                 180           1         1.2%          0.0%
  28          10,448,573.21             0.8%                  49           1         1.1%          0.0%
  29          10,376,275.15             0.8%              43,415           2         0.0%          3.0%
  30          10,326,695.89             0.8%             154,130           2         0.0%          3.0%
  31           9,888,841.53             0.8%                 166           1         1.1%          0.0%
  32           9,500,000.00             0.8%                 101           1         1.0%          0.0%
  33           9,400,000.00             0.7%              49,735           2         0.0%          2.7%
  34           9,240,000.00             0.7%                  44           1         1.0%          0.0%
  35           9,238,927.77             0.7%             214,859           1         1.0%          0.0%
  36           8,685,825.56             0.7%                 223           1         1.0%          0.0%
  37           8,519,702.62             0.7%                 134           1         0.9%          0.0%
  38           8,265,047.87             0.7%                 110           1         0.9%          0.0%
  39           8,242,023.45             0.7%                 638           1         0.9%          0.0%
  40           8,225,000.00             0.7%                 158           1         0.9%          0.0%
  41           8,200,000.00             0.7%              17,787           1         0.9%          0.0%
  42           8,000,000.00             0.6%              47,904           2         0.0%          2.3%
  43           7,998,289.23             0.6%                  74           1         0.9%          0.0%
  44           7,638,471.77             0.6%                  34           1         0.8%          0.0%
  45           7,562,394.82             0.6%              21,984           2         0.0%          2.2%
  46           7,350,000.00             0.6%                  71           1         0.8%          0.0%
  47           7,265,448.51             0.6%              60,545           2         0.0%          2.1%
  48           7,000,000.00             0.6%                  74           1         0.8%          0.0%
  49           6,989,163.60             0.6%                  59           1         0.8%          0.0%
  50           6,985,271.01             0.6%              56,791           2         0.0%          2.0%
  51           6,983,548.94             0.6%              49,882           2         0.0%          2.0%
  52           6,891,670.35             0.5%                 114           1         0.8%          0.0%
  53           6,750,000.00             0.5%                  73           1         0.7%          0.0%
  54           6,300,000.00             0.5%                 133           1         0.7%          0.0%
  55           6,200,000.00             0.5%              31,156           2         0.0%          1.8%
  56           6,160,000.00             0.5%                  77           1         0.7%          0.0%
  57           6,100,000.00             0.5%              27,477           2         0.0%          1.8%
  58           5,985,972.91             0.5%                 301           1         0.7%          0.0%
  59           5,383,813.32             0.4%              19,793           2         0.0%          1.6%
  60           5,289,567.06             0.4%                 152           1         0.6%          0.0%
  61           5,284,458.25             0.4%              36,698           2         0.0%          1.5%
  62           5,200,000.00             0.4%              54,167           2         0.0%          1.5%
  63           5,200,000.00             0.4%                 116           1         0.6%          0.0%
  64           5,189,223.14             0.4%              51,892           2         0.0%          1.5%
  65           5,163,840.36             0.4%              18,915           2         0.0%          1.5%
  66           5,075,000.00             0.4%                  75           1         0.6%          0.0%
  67           5,000,000.00             0.4%                  40           1         0.5%          0.0%
  68           4,700,000.00             0.4%                 174           1         0.5%          0.0%
  69           4,694,053.05             0.4%             104,312           2         0.0%          1.4%
  70           4,250,000.00             0.3%                  59           1         0.5%          0.0%
  71           4,131,666.14             0.3%                  66           1         0.5%          0.0%
  72           4,035,992.87             0.3%                 172           1         0.4%          0.0%
  73           4,020,222.69             0.3%                  96           1         0.4%          0.0%
  74           3,982,152.87             0.3%              27,654           2         0.0%          1.2%
  75           3,895,217.88             0.3%                  56           1         0.4%          0.0%
  76           3,841,043.33             0.3%                 244           1         0.4%          0.0%
  77           3,754,289.10             0.3%                  53           1         0.4%          0.0%
  78           3,687,784.10             0.3%              27,317           2         0.0%          1.1%
  79           3,625,218.63             0.3%              90,630           2         0.0%          1.1%
  80           3,600,000.00             0.3%                  87           1         0.4%          0.0%
  81           3,492,677.23             0.3%              41,090           2         0.0%          1.0%
  82           3,385,354.14             0.3%                 203           1         0.4%          0.0%
  83           3,364,957.92             0.3%              14,021           2         0.0%          1.0%
  84           3,282,797.52             0.3%              27,357           2         0.0%          1.0%
  85           3,250,000.00             0.3%              23,214           2         0.0%          0.9%
  86           3,236,312.29             0.3%                  15           1         0.4%          0.0%
  87           3,200,000.00             0.3%              32,990           2         0.0%          0.9%
  88           3,195,037.52             0.3%                 234           1         0.4%          0.0%
  89           3,191,879.77             0.3%              24,181           2         0.0%          0.9%
  90           3,150,000.00             0.3%                  83           1         0.3%          0.0%
  91           3,113,053.45             0.2%              31,131           2         0.0%          0.9%
  92           3,061,331.20             0.2%                  98           1         0.3%          0.0%
  93           2,863,442.38             0.2%              32,539           2         0.0%          0.8%
  94           2,766,888.08             0.2%              19,485           2         0.0%          0.8%
  95           2,742,335.35             0.2%                 207           1         0.3%          0.0%
  96           2,471,999.46             0.2%             103,000           2         0.0%          0.7%
  97           2,396,196.82             0.2%                 128           1         0.3%          0.0%
  98           2,340,000.00             0.2%              17,206           2         0.0%          0.7%
  99           2,325,000.00             0.2%                 126           1         0.3%          0.0%
 100           2,083,492.73             0.2%              19,656           2         0.0%          0.6%
 101           2,029,881.04             0.2%                 104           1         0.2%          0.0%
 102           1,997,770.54             0.2%                 223           1         0.2%          0.0%
 103           1,985,607.47             0.2%              19,467           2         0.0%          0.6%
 104           1,650,000.00             0.1%              34,375           2         0.0%          0.5%
 105           1,038,112.05             0.1%              37,075           2         0.0%          0.3%

                                                           NET
                RELATED        INTEREST    ADMIN.        MORTGAGE                           MONTHLY DEBT             ANNUAL DEBT
 LOAN #      BORROWER (6)       RATE %      FEE %       RATE % (7)     ACCRUAL TYPE    SERVICE ($)(8,9,18,20)      SERVICE ($)(10)
 ------      ------------       ------      -----       ----------     ------------    ----------------------      ---------------
   1                           4.79310     0.05150       4.74160        Actual/360               812,947.53         9,755,370.36
   2                           4.70250     0.04150       4.66100        Actual/360               440,969.87         5,291,638.44
   3               4           5.48800     0.04150       5.44650        Actual/360               473,534.42         5,682,413.04
  3.1                          5.48800     0.04150       5.44650        Actual/360               207,346.84         2,488,162.08
  3.2                          5.48800     0.04150       5.44650        Actual/360                75,149.12           901,789.44
  3.3                          5.48800     0.04150       5.44650        Actual/360                72,877.01           874,524.12
  3.4                          5.48800     0.04150       5.44650        Actual/360                56,185.82           674,229.84
  3.5                          5.48800     0.04150       5.44650        Actual/360                40,679.62           488,155.44
  3.6                          5.48800     0.04150       5.44650        Actual/360                21,296.01           255,552.12
   4                           5.62000     0.04150       5.57850        Actual/360               304,930.60         3,659,167.20
   5                           4.78000     0.09150       4.68850          30/360                 171,283.33         2,055,399.96
   6                           5.75000     0.04150       5.70850        Actual/360               264,224.69         3,170,696.28
   7                           6.24000     0.04150       6.19850        Actual/360               218,564.05         2,622,768.60
   8                           5.84000     0.04150       5.79850        Actual/360               178,264.08         2,139,168.96
   9               4           4.82500     0.04150       4.78350        Actual/360               142,784.03         1,713,408.36
   10              3           5.09000     0.04150       5.04850        Actual/360               144,044.30         1,728,531.60
   11                          5.53000     0.04150       5.48850        Actual/360               150,963.26         1,811,559.12
   12                          5.42000     0.04150       5.37850        Actual/360               140,694.97         1,688,339.64
   13                          5.80000     0.04150       5.75850        Actual/360               117,350.61         1,408,207.32
   14                          6.11000     0.04150       6.06850        Actual/360               125,000.10         1,500,001.20
   15              5           6.30000     0.04150       6.25850        Actual/360               127,021.43         1,524,257.16
  15.1                         6.30000     0.04150       6.25850        Actual/360                90,096.60         1,081,159.20
  15.2                         6.30000     0.04150       6.25850        Actual/360                15,139.18           181,670.16
  15.3                         6.30000     0.04150       6.25850        Actual/360                11,815.95           141,791.40
  15.4                         6.30000     0.04150       6.25850        Actual/360                 8,308.09            99,697.08
  15.5                         6.30000     0.04150       6.25850        Actual/360                 1,661.61            19,939.32
   16                          5.71000     0.04150       5.66850        Actual/360                99,737.95         1,196,855.40
   17                          5.92000     0.04150       5.87850        Actual/360                87,379.28         1,048,551.36
   18                          6.07000     0.07150       5.99850        Actual/360                87,588.46         1,051,061.52
   19                          5.46000     0.04150       5.41850        Actual/360                79,139.46           949,673.52
   20                          5.53000     0.04150       5.48850        Actual/360                76,336.14           916,033.68
   21                          5.47000     0.04150       5.42850        Actual/360                73,568.06           882,816.72
   22                          5.85000     0.04150       5.80850        Actual/360                75,217.47           902,609.64
   23                          6.03000     0.04150       5.98850        Actual/360                79,474.79           953,697.48
   24                          5.32000     0.04150       5.27850        Actual/360                66,785.68           801,428.16
   25                          5.25000     0.12150       5.12850        Actual/360                62,122.92           745,475.04
   26                          5.40000     0.04150       5.35850        Actual/360                66,134.13           793,609.56
  26.1                         5.40000     0.04150       5.35850        Actual/360                 7,753.66            93,043.92
  26.2                         5.40000     0.04150       5.35850        Actual/360                 9,121.95           109,463.40
  26.3                         5.40000     0.04150       5.35850        Actual/360                 9,121.95           109,463.40
  26.4                         5.40000     0.04150       5.35850        Actual/360                12,314.63           147,775.56
  26.5                         5.40000     0.04150       5.35850        Actual/360                10,034.14           120,409.68
  26.6                         5.40000     0.04150       5.35850        Actual/360                17,787.80           213,453.60
   27              2           5.90000     0.04150       5.85850        Actual/360                67,138.90           805,666.80
   28                          5.69000     0.12150       5.56850        Actual/360                75,445.90           905,350.80
   29                          5.29000     0.04150       5.24850        Actual/360                57,687.12           692,245.44
   30                          5.36000     0.12150       5.23850        Actual/360                57,860.27           694,323.24
   31                          6.22000     0.04150       6.17850        Actual/360                60,762.97           729,155.64
   32                          5.86000     0.04150       5.81850        Actual/360                56,105.05           673,260.60
   33                          5.44000     0.04150       5.39850        Actual/360                53,018.84           636,226.08
   34                          5.24000     0.04150       5.19850        Actual/360                50,966.41           611,596.92
   35                          5.79000     0.04150       5.74850        Actual/360                54,215.77           650,589.24
   36              2           5.90000     0.04150       5.85850        Actual/360                55,523.61           666,283.32
   37                          5.73000     0.04150       5.68850        Actual/360                49,670.44           596,045.28
   38                          5.55000     0.10150       5.44850        Actual/360                47,387.19           568,646.28
   39                          5.77000     0.04150       5.72850        Actual/360                48,265.64           579,187.68
   40                          5.56000     0.04150       5.51850        Actual/360                47,010.74           564,128.88
   41                          5.35000     0.04150       5.30850        Actual/360                45,789.92           549,479.04
   42                          5.46000     0.04150       5.41850        Actual/360                45,222.55           542,670.60
   43                          5.22000     0.09150       5.12850        Actual/360                44,165.35           529,984.20
   44                          6.55000     0.04150       6.50850        Actual/360                51,892.61           622,711.32
   45                          4.73000     0.04150       4.68850        Actual/360                39,553.63           474,643.56
   46                          5.70000     0.04150       5.65850        Actual/360                42,659.43           511,913.16
   47                          5.99000     0.04150       5.94850        Actual/360                43,600.48           523,205.76
   48                          5.91000     0.09150       5.81850        Actual/360                41,564.36           498,772.32
   49                          5.03000     0.04150       4.98850        Actual/360                39,200.01           470,400.12
   50                          5.72000     0.09150       5.62850        Actual/360                40,716.79           488,601.48
   51                          5.13000     0.04150       5.08850        Actual/360                38,135.63           457,627.56
   52                          5.73000     0.09150       5.63850        Actual/360                40,178.90           482,146.80
   53                          5.55000     0.04150       5.50850        Actual/360                39,059.13           468,709.56
   54              5           6.29000     0.04150       6.24850        Actual/360                48,676.47           584,117.64
   55                          4.90000     0.04150       4.85850        Actual/360                32,905.06           394,860.72
   56                          5.70000     0.04150       5.65850        Actual/360                35,752.67           429,032.04
   57                          5.35000     0.04150       5.30850        Actual/360                36,914.88           442,978.56
   58                          5.97000     0.04150       5.92850        Actual/360                42,882.09           514,585.08
   59                          5.73000     0.12150       5.60850        Actual/360                31,444.36           377,332.32
   60                          6.07000     0.10150       5.96850        Actual/360                32,015.09           384,181.08
   61                          5.91000     0.04150       5.86850        Actual/360                33,856.99           406,283.88
   62                          5.04000     0.09150       4.94850        Actual/360                28,041.98           336,503.76
   63                          4.97000     0.04150       4.92850        Actual/360                30,307.86           363,694.32
   64                          5.80000     0.04150       5.75850        Actual/360                30,511.16           366,133.92
   65                          5.59000     0.04150       5.54850        Actual/360                29,675.96           356,111.52
   66                          5.59000     0.04150       5.54850        Actual/360                29,102.51           349,230.12
   67                          5.46000     0.04150       5.41850        Actual/360                23,065.97           276,791.64
   68                          5.54000     0.04150       5.49850        Actual/360                26,804.16           321,649.92
   69                          5.40000     0.08150       5.31850        Actual/360                26,391.95           316,703.40
   70                          5.60000     0.04150       5.55850        Actual/360                26,353.13           316,237.56
   71                          5.31000     0.10150       5.20850        Actual/360                23,070.92           276,851.04
   72                          6.00000     0.04150       5.95850        Actual/360                26,045.88           312,550.56
   73                          5.85000     0.04150       5.80850        Actual/360                23,745.12           284,941.44
   74                          5.26000     0.04150       5.21850        Actual/360                22,112.93           265,355.16
   75                          5.62000     0.04150       5.57850        Actual/360                22,438.29           269,259.48
   76                          6.02000     0.12150       5.89850        Actual/360                27,627.04           331,524.48
   77                          6.56000     0.04150       6.51850        Actual/360                24,168.72           290,024.64
   78                          5.26000     0.04150       5.21850        Actual/360                20,454.46           245,453.52
   79                          5.73000     0.04150       5.68850        Actual/360                21,195.83           254,349.96
   80                          5.86000     0.04150       5.81850        Actual/360                21,260.86           255,130.32
   81                          5.75000     0.04150       5.70850        Actual/360                20,425.05           245,100.60
   82                          6.06000     0.04150       6.01850        Actual/360                24,476.49           293,717.88
   83                          5.88000     0.04150       5.83850        Actual/360                28,471.17           341,654.04
   84                          5.50000     0.04150       5.45850        Actual/360                18,737.04           224,844.48
   85                          5.50000     0.04150       5.45850        Actual/360                19,957.84           239,494.08
   86                          6.25000     0.04150       6.20850        Actual/360                23,755.17           285,062.04
   87                          5.53000     0.04150       5.48850        Actual/360                18,229.53           218,754.36
   88                          6.31000     0.04150       6.26850        Actual/360                21,228.26           254,739.12
   89                          6.51000     0.04150       6.46850        Actual/360                20,247.23           242,966.76
   90                          5.86000     0.04150       5.81850        Actual/360                22,313.90           267,766.80
   91              3           5.42000     0.04150       5.37850        Actual/360                17,558.73           210,704.76
   92                          5.79000     0.04150       5.74850        Actual/360                17,964.47           215,573.64
   93              1           5.44000     0.04150       5.39850        Actual/360                31,386.47           376,637.64
   94                          5.85000     0.09150       5.75850        Actual/360                16,370.86           196,450.32
   95                          6.24000     0.04150       6.19850        Actual/360                18,123.91           217,486.92
   96                          5.70000     0.04150       5.65850        Actual/360                14,364.91           172,378.92
   97                          6.13000     0.04150       6.08850        Actual/360                15,654.51           187,854.12
   98                          5.50000     0.04150       5.45850        Actual/360                13,286.26           159,435.12
   99                          6.19000     0.04150       6.14850        Actual/360                15,251.20           183,014.40
  100              1           5.64000     0.04150       5.59850        Actual/360                18,105.67           217,268.04
  101                          6.40000     0.04150       6.35850        Actual/360                13,600.20           163,202.40
  102                          6.30000     0.04150       6.25850        Actual/360                12,379.46           148,553.52
  103              1           5.49000     0.04150       5.44850        Actual/360                16,331.06           195,972.72
  104                          5.45000     0.04150       5.40850        Actual/360                10,083.23           120,998.76
  105                          6.49000     0.04150       6.44850        Actual/360                 6,566.67            78,800.04

                               FIRST                                                                   PAYMENT      GRACE
 LOAN #      NOTE DATE     PAYMENT DATE     REM. TERM   REM. AMORT    I/O PERIOD (11)    SEASONING     DUE DATE    PERIOD
 ------      ---------     ------------     ---------   ----------    ---------------    ---------     --------    ------
   1          11/14/03       01/01/04          81          360              24               3            1          10
   2          03/19/04       05/01/04          120         360              24               0            1           7
   3          10/16/03       12/01/03          116         330              24               4            1           7
  3.1         10/16/03       12/01/03          116         330              24               4            1           7
  3.2         10/16/03       12/01/03          116         330              24               4            1           7
  3.3         10/16/03       12/01/03          116         330              24               4            1           7
  3.4         10/16/03       12/01/03          116         330              24               4            1           7
  3.5         10/16/03       12/01/03          116         330              24               4            1           7
  3.6         10/16/03       12/01/03          116         330              24               4            1           7
   4          12/19/03       02/01/04          118         360              36               2            1           7
   5          11/21/03       01/01/04          83           0               86               3            1           8
   6          02/19/04       04/01/04          120         300               0               0            1           7
   7          02/19/04       04/01/04          120         360               0               0            1           7
   8          03/09/04       05/01/04          120         360              12               0            1           7
   9          10/16/03       12/01/03          56          356               0               4            1           7
   10         03/08/04       05/01/04          120         360               0               0            1           7
   11         02/19/04       04/01/04          120         360               0               0            1           7
   12         12/22/03       02/01/04          118         358               0               2            1           7
   13         11/24/03       01/01/04          117         357               0               3            1           7
   14         02/10/04       04/01/04          120         300               0               0            1           7
   15         12/31/03       02/01/04          235         235               0               2            1          10
  15.1        12/31/03       02/01/04          235         235               0               2            1          10
  15.2        12/31/03       02/01/04          235         235               0               2            1          10
  15.3        12/31/03       02/01/04          235         235               0               2            1          10
  15.4        12/31/03       02/01/04          235         235               0               2            1          10
  15.5        12/31/03       02/01/04          235         235               0               2            1          10
   16         01/16/04       03/01/04          179         299               0               1            1           7
   17         12/23/03       02/01/04          118         358               0               2            1           7
   18         10/31/03       12/01/03          116         356               0               4            1           7
   19         12/24/03       02/01/04          118         360              24               2            1           7
   20         12/19/03       02/01/04          118         358               0               2            1           7
   21         01/13/04       03/01/04          119         359               0               1            1           7
   22         01/08/04       03/01/04          83          359               0               1            1           7
   23         12/22/03       02/01/04          118         298               0               2            1           7
   24         12/29/03       02/01/04          118         358               0               2            1           7
   25         02/24/04       04/01/04          108         360              12               0            1           7
   26         03/16/04       05/01/04          120         300               0               0            1           7
  26.1        03/16/04       05/01/04          120         300               0               0            1           7
  26.2        03/16/04       05/01/04          120         300               0               0            1           7
  26.3        03/16/04       05/01/04          120         300               0               0            1           7
  26.4        03/16/04       05/01/04          120         300               0               0            1           7
  26.5        03/16/04       05/01/04          120         300               0               0            1           7
  26.6        03/16/04       05/01/04          120         300               0               0            1           7
   27         01/14/04       03/01/04          119         299               0               1            1           7
   28         12/30/03       02/01/04          226         226               0               2            1           7
   29         12/30/03       02/01/04          82          358               0               2            1           7
   30         12/30/03       02/01/04          118         358               0               2            1          10
   31         01/12/04       03/01/04          179         359               0               1            1           7
   32         02/06/04       04/01/04          120         360               0               0            1           7
   33         12/16/03       02/01/04          118         360              24               2            1           7
   34         02/13/04       04/01/04          60          360               0               0            1           7
   35         01/06/04       03/01/04          119         359               0               1            1           7
   36         01/14/04       03/01/04          119         299               0               1            1           7
   37         01/28/04       03/01/04          119         359               0               1            1           7
   38         10/22/03       12/01/03          116         356               0               4            1           9
   39         01/28/04       03/01/04          119         359               0               1            1           7
   40         01/30/04       03/01/04          83          360              24               1            1           7
   41         03/12/04       05/01/04          120         360               0               0            1           7
   42         02/18/04       04/01/04          120         360               0               0            1           7
   43         11/20/03       01/01/04          81          357               0               3            1           7
   44         01/02/04       03/01/04          119         299               0               1            1           7
   45         10/31/03       12/01/03          80          356               0               4            1           7
   46         12/24/03       02/01/04          82          360              12               2            1           7
   47         12/31/03       02/01/04          118         358               0               2            1           7
   48         02/19/04       04/01/04          120         360               0               0            1           7
   49         01/28/04       03/01/04          89          329               0               1            1           7
   50         12/31/03       02/01/04          118         358               0               2            1           7
   51         12/23/03       02/01/04          82          358               0               2            1           7
   52         01/23/04       03/01/04          119         359               0               1            1           7
   53         01/12/04       03/01/04          119         348              12               1            1           7
   54         02/04/04       04/01/04          217         217               0               0            1           7
   55         02/17/04       04/01/04          60          360               0               0            1           7
   56         02/11/04       04/01/04          120         360              12               0            1           7
   57         02/04/04       04/01/04          120         300               0               0            1           7
   58         01/12/04       03/01/04          239         239               0               1            1           7
   59         11/26/03       01/01/04          117         357               0               3            1           7
   60         12/31/03       02/01/04          118         358               0               2            1           7
   61         12/29/03       02/01/04          178         298               0               2            1           7
   62         02/02/04       04/01/04          84          360               0               0            1           7
   63         02/20/04       04/01/04          60          300               0               0            1           7
   64         12/05/03       02/01/04          118         358               0               2            1          10
   65         12/31/03       02/01/04          118         358               0               2            1           7
   66         02/05/04       04/01/04          120         360               0               0            1           7
   67         02/10/04       04/01/04          120          0               120              0            1           7
   68         03/02/04       05/01/04          120         360               0               0            1           7
   69         01/22/04       03/01/04          59          359               0               1            1           7
   70         02/23/04       04/01/04          120         300               0               0            1           7
   71         10/16/03       12/01/03          80          356               0               4            1           9
   72         01/09/04       03/01/04          59          299               0               1            1           7
   73         01/15/04       03/01/04          119         359               0               1            1           7
   74         10/29/03       12/01/03          116         356               0               4            1           7
   75         01/07/04       03/01/04          119         359               0               1            1           7
   76         01/09/04       03/01/04          239         239               0               1            1           7
   77         12/11/02       02/01/03          106         346               0              14            1           7
   78         11/26/03       01/01/04          117         357               0               3            1           7
   79         10/31/03       12/01/03          116         356               0               4            1          10
   80         03/04/04       05/01/04          120         360               0               0            1           7
   81         12/31/03       02/01/04          118         358               0               2            1           7
   82         12/30/03       02/01/04          238         238               0               2            1           7
   83         11/04/03       01/01/04          177         177               0               3            1           7
   84         10/01/03       11/01/03          115         355               0               5            1           7
   85         03/12/04       05/01/04          120         300               0               0            1           7
   86         12/24/03       02/01/04          58          238               0               2            1           7
   87         02/10/04       04/01/04          120         360               0               0            1           7
   88         01/13/04       03/01/04          179         299               0               1            1           7
   89         11/14/03       01/01/04          117         357               0               3            1           7
   90         02/27/04       04/01/04          240         240               0               0            1           7
   91         12/19/03       02/01/04          118         358               0               2            1           7
   92         01/09/04       03/01/04          119         359               0               1            1           7
   93         12/05/03       02/01/04          118         118               0               2            1           7
   94         11/24/03       01/01/04          117         357               0               3            1           7
   95         12/18/03       02/01/04          118         298               0               2            1           7
   96         01/02/04       03/01/04          119         359               0               1            1           7
   97         01/29/04       03/01/04          119         299               0               1            1           7
   98         02/19/04       04/01/04          84          360               0               0            1           7
   99         02/13/04       04/01/04          120         300              24               0            1           7
  100         12/05/03       02/01/04          166         166               0               2            1           7
  101         01/08/04       03/01/04          119         299               0               1            1           7
  102         01/20/04       03/01/04          119         359               0               1            1           7
  103         12/19/03       02/01/04          178         178               0               2            1           7
  104         03/03/04       05/01/04          60          300               0               0            1           7
  105         12/15/03       02/01/04          118         358               0               2            1           7

                                                                                                         REMAINING
               MATURITY/                      FINAL        MATURITY/ARD       MATURITY                  PREPAYMENT
 LOAN #      ARD DATE (12)    ARD LOAN      MAT DATE      BALANCE ($)(13)     LTV %(2,3,13)       PROVISION (PAYMENTS)(14)
 ------      -------------    --------      --------      ---------------     -------------       ------------------------
   1            12/01/10         No                           142,473,236         42.7                L(24),Def(50),O(7)
   2            04/01/14         No                            72,989,780         47.1                L(23),Def(96),O(1)
   3            11/01/13         No                            68,544,517         63.8                L(24),Def(88),O(4)
  3.1           11/01/13         No                            30,013,633         63.8                L(24),Def(88),O(4)
  3.2           11/01/13         No                            10,877,901         63.8                L(24),Def(88),O(4)
  3.3           11/01/13         No                            10,549,009         63.8                L(24),Def(88),O(4)
  3.4           11/01/13         No                             8,132,946         63.8                L(24),Def(88),O(4)
  3.5           11/01/13         No                             5,888,409         63.8                L(24),Def(88),O(4)
  3.6           11/01/13         No                             3,082,617         63.8                L(24),Def(88),O(4)
   4            01/01/14        Yes         01/01/34           47,533,557         67.9                L(24),Def(90),O(4)
   5            02/01/11         No                            43,000,000         54.8                L(24),Def(56),O(3)
   6            03/01/14        Yes         03/01/29           32,250,393         43.6                L(24),Def(92),O(4)
   7            03/01/14        Yes         03/01/34           30,348,957         64.6                L(24),Def(92),O(4)
   8            04/01/14        Yes         04/01/34           26,139,530         61.8                L(23),Def(93),O(4)
   9            11/01/08         No                            24,962,348         66.7                L(24),Def(30),O(2)
   10           04/01/14         No                            21,899,213         66.0                L(23),Def(93),O(4)
   11           03/01/14        Yes         03/01/34           22,158,140         63.3                L(24),Def(92),O(4)
   12           01/01/14         No                            20,832,630         53.8                L(24),Def(90),O(4)
   13           12/01/13        Yes         12/01/33           16,863,257         67.5                L(24),Def(89),O(4)
   14           03/01/14        Yes         03/01/29           14,924,325         56.7                L(24),Def(92),O(4)
   15           10/01/23         No                               433,065         1.4                L(24),Def(186),O(25)
  15.1          10/01/23         No                               307,173         1.4                L(24),Def(186),O(25)
  15.2          10/01/23         No                                51,616         1.4                L(24),Def(186),O(25)
  15.3          10/01/23         No                                40,284         1.4                L(24),Def(186),O(25)
  15.4          10/01/23         No                                28,325         1.4                L(24),Def(186),O(25)
  15.5          10/01/23         No                                 5,669         1.4                L(24),Def(186),O(25)
   16           02/01/19        Yes         02/01/29            9,366,450         46.8            L(35),Grtr1%orYM(140),O(4)
   17           01/01/14        Yes         01/01/34           12,437,759         58.7                L(24),Def(90),O(4)
   18           11/01/13         No                            12,323,175         63.5                L(24),Def(88),O(4)
   19           01/01/14         No                            12,250,965         69.6                L(24),Def(90),O(4)
   20           01/01/14        Yes         01/01/34           11,204,570         52.9                L(24),Def(90),O(4)
   21           02/01/14         No                            10,848,883         63.3                L(24),Def(91),O(4)
   22           02/01/11        Yes         02/01/34           11,487,417         70.5                L(24),Def(55),O(4)
   23           01/01/14        Yes         01/01/29            9,534,927         58.7                L(24),Def(90),O(4)
   24           01/01/14         No                             9,968,260         54.3                L(24),Def(90),O(4)
   25           03/01/13         No                             9,796,131         65.3                L(24),Def(80),O(4)
   26           04/01/14        Yes         04/01/29            8,248,274         56.9                L(23),Def(93),O(4)
  26.1          04/01/14        Yes         04/01/29              967,039         56.9                L(23),Def(93),O(4)
  26.2          04/01/14        Yes         04/01/29            1,137,693         56.9                L(23),Def(93),O(4)
  26.3          04/01/14        Yes         04/01/29            1,137,693         56.9                L(23),Def(93),O(4)
  26.4          04/01/14        Yes         04/01/29            1,535,886         56.9                L(23),Def(93),O(4)
  26.5          04/01/14        Yes         04/01/29            1,251,462         56.9                L(23),Def(93),O(4)
  26.6          04/01/14        Yes         04/01/29            2,218,501         56.9                L(23),Def(93),O(4)
   27           02/01/14        Yes         02/01/29            8,118,282         57.4                L(24),Def(91),O(4)
   28           01/01/23         No                               201,290         1.3                L(24),Def(177),O(25)
   29           01/01/11        Yes         01/01/34            9,264,109         71.3                L(24),Def(54),O(4)
   30           01/01/14         No                             8,608,481         64.1               L(24),Def(84),O(10)
   31           02/01/19         No                             7,299,479         57.5               L(24),Def(142),O(13)
   32           03/01/14         No                             8,023,649         64.7                L(24),Def(92),O(4)
   33           01/01/14        Yes         01/01/34            8,221,690         68.2                L(24),Def(90),O(4)
   34           03/01/09         No                             8,552,365         64.8                L(24),Def(32),O(4)
   35           02/01/14        Yes         02/01/34            7,795,319         63.1                L(24),Def(91),O(4)
   36           02/01/14        Yes         02/01/29            6,713,789         58.6                L(24),Def(91),O(4)
   37           02/01/14        Yes         02/01/34            7,175,548         67.1                L(24),Def(91),O(4)
   38           11/01/13         No                             6,944,574         61.7                L(24),Def(88),O(4)
   39           02/01/14         No                             6,949,261         63.5                L(24),Def(91),O(4)
   40           02/01/11         No                             7,647,041         63.2                L(24),Def(56),O(3)
   41           04/01/14        Yes         04/01/34            6,817,422         63.7                L(23),Def(93),O(4)
   42           03/01/14        Yes         03/01/34            6,674,719         66.1                L(24),Def(92),O(4)
   43           12/01/10        Yes         12/01/33            7,138,273         66.7            L(44),Grtr1%orYM(34),O(3)
   44           02/01/14        Yes         02/01/29            6,031,923         58.6                L(24),Def(91),O(4)
   45           11/01/10         No                             6,687,823         60.8                L(24),Def(53),O(3)
   46           01/01/11         No                             6,727,654         68.6                L(24),Def(54),O(4)
   47           01/01/14         No                             6,172,424         67.8                L(24),Def(90),O(4)
   48           03/01/14         No                             5,920,987         59.2                L(24),Def(89),O(7)
   49           08/01/11        Yes         08/01/31            5,966,927         53.3                L(24),Def(62),O(3)
   50           01/01/14         No                             5,887,297         59.5                L(24),Def(90),O(4)
   51           01/01/11         No                             6,214,239         54.0                L(24),Def(55),O(3)
   52           02/01/14         No                             5,804,370         67.3                L(24),Def(91),O(4)
   53           02/01/14        Yes         02/01/34            5,712,853         58.9                L(24),Def(91),O(4)
   54           04/01/22         No                               135,953         1.4                L(24),Def(190),O(3)
   55           03/01/09        Yes         03/01/34            5,709,401         67.2                L(24),Def(32),O(4)
   56           03/01/14         No                             5,303,590         68.9                L(24),Def(92),O(4)
   57           03/01/14         No                             4,618,924         58.6                L(24),Def(92),O(4)
   58           02/01/24         No                               137,360         1.5                L(24),Def(211),O(4)
   59           12/01/13         No                             4,543,459         62.7                L(24),Def(89),O(4)
   60           01/01/14         No                             4,504,227         63.6                L(24),Def(90),O(4)
   61           01/01/19         No                             3,155,893         43.8               L(24),Def(141),O(13)
   62           03/01/11         No                             4,607,020         67.8                L(24),Def(57),O(3)
   63           03/01/09         No                             4,624,256         71.1                L(24),Def(34),O(2)
   64           01/01/14         No                             4,384,000         54.8                L(24),Def(90),O(4)
   65           01/01/14         No                             4,335,152         66.3                L(24),Def(90),O(4)
   66           03/01/14        Yes         03/01/34            4,251,357         56.8                L(24),Def(92),O(4)
   67           03/01/14         No                             5,000,000         34.6            L(60),Grtr1%orYM(56),O(4)
   68           04/01/14         No                             3,930,777         62.4                L(23),Def(93),O(4)
   69           02/01/09         No                             4,360,626         72.7                L(24),Def(31),O(4)
   70           03/01/14        Yes         03/01/29            3,246,525         60.2                L(24),Def(92),O(4)
   71           11/01/10         No                             3,698,336         67.2                L(24),Def(53),O(3)
   72           02/01/09         No                             3,655,407         69.6                L(24),Def(31),O(4)
   73           02/01/14         No                             3,398,125         62.9                L(24),Def(91),O(4)
   74           11/01/13         No                             3,316,497         56.2                L(24),Def(88),O(4)
   75           02/01/14         No                             3,269,764         66.7                L(24),Def(88),O(7)
   76           02/01/24         No                                89,597         1.5                L(24),Def(190),O(25)
   77           01/01/13         No                             3,274,623         64.2                L(24),Def(78),O(4)
   78           12/01/13         No                             3,067,967         64.0                L(24),Def(89),O(4)
   79           11/01/13         No                             3,062,387         66.6                L(24),Def(88),O(4)
   80           04/01/14         No                             3,040,223         67.6                L(23),Def(93),O(4)
   81           01/01/14         No                             2,946,324         61.4                L(24),Def(90),O(4)
   82           01/01/24         No                                81,261         1.7                L(24),Def(189),O(25)
   83           12/01/18         No                                45,906         0.8                L(24),Def(140),O(13)
   84           10/01/13         No                             2,757,081         63.4                L(24),Def(87),O(4)
   85           04/01/14         No                             2,473,696         55.0                L(23),Def(93),O(4)
   86           01/01/09         No                             2,787,063         54.6                L(24),Def(30),O(4)
   87           03/01/14         No                             2,675,699         65.3                L(24),Def(92),O(4)
   88           02/01/19        Yes         02/01/29            1,948,110         39.8               L(24),Def(142),O(13)
   89           12/01/13         No                             2,754,281         64.8                L(24),Def(89),O(4)
   90           03/01/24         No                                71,933         1.6                L(24),Def(191),O(25)
   91           01/01/14         No                             2,599,913         66.7                L(24),Def(90),O(4)
   92           02/01/14         No                             2,582,990         66.2                L(24),Def(91),O(4)
   93           01/01/14         No                                17,984         0.4                 L(24),Def(90),O(4)
   94           12/01/13         No                             2,343,293         60.9            L(57),Grtr1%orYM(56),O(4)
   95           01/01/14         No                             2,146,788         61.3                L(24),Def(90),O(4)
   96           02/01/14         No                             2,080,110         54.7                L(24),Def(91),O(4)
   97           02/01/14        Yes         02/01/29            1,866,473         54.9                L(24),Def(91),O(4)
   98           03/01/11         No                             2,093,434         70.7                L(24),Def(56),O(4)
   99           03/01/14         No                             1,942,081         58.0                L(24),Def(92),O(4)
  100           01/01/18         No                                23,149         0.8                L(24),Def(135),O(7)
  101           02/01/14         No                             1,595,208         52.7                L(24),Def(91),O(4)
  102           02/01/14         No                             1,710,834         61.1                L(24),Def(91),O(4)
  103           01/01/19         No                                23,645         0.5                L(24),Def(141),O(13)
  104           04/01/09         No                             1,478,983         64.3                L(23),Def(35),O(2)
  105           01/01/14         No                               894,529         68.8                L(24),Def(90),O(4)

                                             MOST RECENT     MOST RECENT                                             UW
LOAN #     2001 NOI ($)    2002 NOI ($)           NOI ($)      NOI DATE         UW NOI ($)        UW NCF ($)     DSCR(2,3,15)
------     ------------    ------------           -------      --------         ----------        ----------     ------------
  1         31,193,611      33,960,871        43,303,573       12/31/03        64,362,759        63,846,143         2.18
  2         11,583,155      11,524,717        11,222,123       09/30/03        12,111,533        11,091,280         2.10
  3          7,153,821       8,407,713         8,771,622       Various          8,294,724         8,158,374         1.44
 3.1         3,367,937       3,622,159         3,751,933       06/30/03         3,588,586         3,538,586         1.44
 3.2           479,895       1,293,845         1,433,581       09/30/03         1,302,469         1,275,919         1.44
 3.3         1,250,945       1,320,142         1,335,931       09/30/03         1,338,763         1,323,263         1.44
 3.4           974,372       1,052,571         1,094,725       06/30/03         1,012,712           992,712         1.44
 3.5           673,061         715,559           751,742       09/30/03           692,780           678,530         1.44
 3.6           407,611         403,437           403,710       09/30/03           359,414           349,364         1.44
  4                  0         157,042         2,453,070       09/30/03         4,901,805         4,756,340         1.30
  5                  0               0                 0         NAP            5,592,880         5,330,945         2.59
  6          5,982,419       5,685,870         5,952,717       09/30/03         5,775,310         5,446,363         1.72
  7                  0               0                 0         NAP            3,521,682         3,297,671         1.26
  8                  0               0                 0         NAP            3,173,676         2,991,081         1.40
  9          2,730,195       2,856,528         2,866,755       12/31/03         2,659,497         2,602,447         1.52
  10                 0               0         2,187,728       12/30/03         2,724,631         2,518,131         1.46
  11         1,413,173       2,231,775         2,572,385       08/31/03         2,724,046         2,617,292         1.44
  12         3,263,045       2,983,409         2,834,304       06/30/03         3,342,359         3,000,652         1.78
  13         1,573,884       2,055,795         2,129,249       08/31/03         2,013,956         1,922,299         1.37
  14         2,429,782       2,433,358         1,890,306       09/30/03         2,310,671         2,007,142         1.34
  15                 0               0                 0         NAP            2,254,593         1,997,466         1.31
 15.1                0               0                 0         NAP            1,501,748         1,389,078         1.31
 15.2                0               0                 0         NAP              282,949           245,152         1.31
 15.3                0               0                 0         NAP              238,584           200,004         1.31
 15.4                0               0                 0         NAP              180,394           135,132         1.31
 15.5                0               0                 0         NAP               50,918            28,100         1.31
  16                 0               0           989,056       09/30/03         1,676,796         1,602,175         1.34
  17           374,712         508,051           630,767       09/30/03         1,530,356         1,416,583         1.35
  18         1,460,370       1,369,451         1,079,203       07/31/03         1,494,026         1,385,275         1.32
  19                 0         580,530         1,248,323       10/31/03         1,278,945         1,230,945         1.30
  20                 0               0                 0         NAP            1,675,024         1,530,770         1.67
  21                 0         149,978         1,060,380       11/30/03         1,248,681         1,189,081         1.35
  22         1,069,526       1,303,733         1,617,818       10/31/03         1,673,927         1,484,177         1.64
  23                 0               0                 0         NAP            1,290,718         1,238,839         1.30
  24                 0         575,873           924,677       09/30/03         1,395,262         1,318,370         1.65
  25                 0               0         1,083,348       12/31/03         1,059,343         1,005,263         1.35
  26                 0       1,012,611         1,241,635       12/31/03         1,158,061         1,084,896         1.37
 26.1                0         126,706           134,135       12/31/03           128,768           124,268         1.37
 26.2                0         185,531           194,965       12/31/03           171,445           159,779         1.37
 26.3                0         144,952           159,803       12/31/03           151,467           143,879         1.37
 26.4                0         208,487           219,806       12/31/03           208,541           199,291         1.37
 26.5                0               0           180,296       12/31/03           165,374           159,374         1.37
 26.6                0         346,936           352,630       12/31/03           332,466           298,306         1.37
  27         1,228,197       1,220,762         1,232,485       10/31/03         1,164,066         1,068,841         1.33
  28                 0               0                 0         NAP            1,282,747         1,181,848         1.31
  29                 0         411,708           609,529       09/30/03         1,046,811           975,111         1.41
  30                 0               0           325,116       10/31/03           931,227           917,827         1.32
  31           567,778         977,235           977,235       12/31/02         1,050,741           994,283         1.36
  32           609,582         745,752           900,310       08/31/03           894,275           850,094         1.26
  33           942,917         888,823           885,532       10/31/03           922,048           874,798         1.37
  34         1,129,616       1,124,700         1,118,239       09/30/03         1,169,101         1,063,566         1.74
  35                 0         735,645           848,285       09/30/03           812,007           800,487         1.23
  36           963,092         976,514           961,492       10/31/03           914,031           853,434         1.28
  37                 0               0                 0         NAP              765,846           742,086         1.25
  38                 0               0                 0         NAP              844,858           807,877         1.42
  39                 0         247,516           822,410       12/31/03           782,988           763,732         1.32
  40           153,165         505,112           870,591       08/31/03           868,697           806,188         1.43
  41           984,311         794,189           917,724       11/30/03           846,740           818,619         1.49
  42                 0         378,382           653,141       12/31/03           794,757           752,172         1.39
  43           957,015         904,497           940,643       08/31/03           909,499           829,812         1.57
  44         1,425,209       1,412,025         1,406,760       03/31/03           913,376           840,286         1.35
  45         1,273,729         699,576         1,191,751       12/31/03           769,981           681,917         1.44
  46           865,836         873,638           764,511       09/30/03           861,117           743,785         1.45
  47                 0               0                 0         NAP              661,439           637,439         1.22
  48           770,325         937,773           965,288       12/31/03           854,539           713,113         1.43
  49           905,974         921,491           921,491       12/31/02           825,695           778,424         1.65
  50           600,657         690,332           717,293       11/30/03           732,429           701,679         1.44
  51           643,415         677,623           675,491       10/31/03           773,363           731,423         1.60
  52                 0               0                 0         NAP              672,588           644,068         1.34
  53           832,184         831,556           900,953       09/30/03           870,929           772,311         1.65
  54                 0               0                 0         NAP              842,276           797,782         1.37
  55           485,841         559,888           645,633       11/30/03           747,996           698,246         1.77
  56           638,660         589,842           655,969       09/30/03           624,130           565,376         1.32
  57           764,518         679,789           770,203       11/30/03           694,785           628,185         1.42
  58                 0               0                 0         NAP              641,402           614,149         1.19
  59           670,885         619,225           606,009       08/31/03           625,892           537,492         1.42
  60                 0               0                 0         NAP              626,739           583,283         1.52
  61                 0               0           169,289       11/30/03           577,494           547,397         1.35
  62           464,629         445,803           389,161       10/31/03           480,645           450,501         1.34
  63                 0         112,425           435,881       12/31/03           608,351           555,251         1.53
  64           528,395         534,584           448,808       09/30/03           511,822           481,822         1.32
  65           759,820         753,533           737,184       10/31/03           552,594           474,090         1.33
  66           651,589         765,540           427,607       12/31/03           627,216           540,816         1.55
  67           832,378       1,085,573         1,163,980       12/31/03           957,290           837,610         3.03
  68           517,117         593,621           646,568       07/31/03           515,354           485,587         1.51
  69           209,931         265,277           439,892       11/30/03           451,794           429,131         1.35
  70                 0         528,488           486,879       12/31/03           488,066           448,784         1.42
  71           232,769         447,024           482,891       07/31/03           482,517           416,473         1.50
  72                 0               0                 0         NAP              434,733           415,659         1.33
  73           428,898         192,458           420,934       10/31/03           441,272           405,131         1.42
  74           583,165         571,206           574,808       08/31/03           576,965           540,965         2.04
  75                 0               0           262,539       08/31/03           353,480           347,476         1.29
  76                 0               0           191,400       11/30/03           417,368           399,194         1.20
  77           319,988         369,712           224,307       09/30/03           508,499           439,063         1.51
  78           328,195         432,971           430,755       09/30/03           397,174           365,174         1.49
  79                 0               0           483,085       09/30/03           389,924           377,924         1.49
  80           245,962         342,739           372,278       10/20/03           410,439           370,459         1.45
  81                 0               0            44,425       10/31/03           383,606           358,106         1.46
  82                 0               0                 0         NAP              359,922           353,877         1.20
  83           553,202         552,967           539,860       09/30/03           458,508           410,508         1.20
  84           360,924         368,233           366,106       08/31/03           348,208           316,052         1.41
  85           289,865         406,589           409,811       10/31/03           387,600           330,158         1.38
  86                 0               0                 0         NAP              517,864           449,577         1.58
  87           298,563         306,564           299,484       09/30/03           306,606           301,756         1.38
  88                 0               0                 0         NAP              342,169           340,804         1.34
  89           429,840         539,674           610,000       08/31/03           396,502           362,182         1.49
  90                 0               0           235,679       12/31/03           401,605           370,271         1.38
  91           131,347         213,513           360,720       10/31/03           365,568           340,568         1.62
  92                 0               0           107,027       09/30/03           338,339           314,830         1.46
  93           522,537         523,781           518,359       07/31/03           487,699           465,699         1.24
  94           404,979         351,277           354,620       08/31/03           319,837           284,337         1.45
  95                 0               0           164,405       12/31/03           290,178           274,912         1.26
  96           337,365         315,502           291,139       07/31/03           282,420           260,379         1.51
  97                 0               0           345,520       10/31/03           294,722           272,747         1.45
  98           244,278         246,210           243,066       12/31/03           235,075           225,000         1.41
  99           318,622         261,137           232,083       11/30/03           261,777           234,363         1.28
 100           246,412         270,985           281,590       07/31/03           320,069           291,979         1.34
 101           195,335         206,489           250,181       11/30/03           241,149           220,119         1.35
 102           177,636         211,492           228,135       09/30/03           207,714           196,911         1.33
 103           495,022         503,587           465,603       07/31/03           426,181           398,743         2.03
 104                 0         183,082           179,391       12/31/03           178,617           166,281         1.37
 105                 0               0            39,703       10/31/03           103,834            98,234         1.25

                                                                 UPFRONT ESCROW(16)
                                 -------------------------------------------------------------------------------------------------
                                   UPFRONT CAPEX     UPFRONT ENGIN.      UPFRONT ENVIR.      UPFRONT TI/LC      UPFRONT RE TAX
LOAN #   TITLETYPE     PML %          RESERVE ($)        RESERVE ($)         RESERVE ($)        RESERVE ($)         RESERVE ($)
------   ---------     -----          -----------        -----------         -----------        -----------         -----------
  1      Leasehold
  2         Fee                                              40,000                                466,670             607,549
  3         Fee                                              61,063                                                    645,120
 3.1        Fee
 3.2        Fee
 3.3        Fee
 3.4        Fee
 3.5        Fee
 3.6        Fee
  4         Fee         12.0                                                                                            38,367
  5         Fee
  6         Fee                           13,204                                                   729,167             177,833
  7         Fee                           13,125                                                                       272,000
  8         Fee
  9         Fee                                                                   2,500                                431,463
  10        Fee                                              53,125                                                    144,023
  11        Fee         12.0               1,511                                                     5,619              25,000
  12        Fee                            4,142            111,206           1,375,000                                187,595
  13        Fee                            1,620                                160,000                                 16,212
  14        Fee                            4,273             63,813                              1,041,374             296,030
  15        Fee                                                                                                        131,288
 15.1       Fee
 15.2       Fee
 15.3       Fee
 15.4       Fee
 15.5       Fee
  16        Fee                            1,965             61,150                                  8,333              48,567
  17        Fee                            2,630             13,750               2,875                                201,680
  18        Fee         12.0                                 64,374                                                     38,789
  19        Fee                                                                                                         34,070
  20        Fee
  21        Fee                                                                                                         45,629
  22        Fee         12.0               3,039                                                   750,000             111,735
  23        Fee                              446                                                   350,000              37,188
  24        Fee
  25        Fee                                                                                                         77,701
  26        Fee       Various              3,250                                                     3,816              32,356
 26.1       Fee         19.0
 26.2       Fee         18.0
 26.3       Fee         18.0
 26.4       Fee         18.0
 26.5       Fee         16.0
 26.6       Fee         14.0
  27        Fee                              975              1,250                                  4,583              13,679
  28        Fee
  29        Fee                            6,000                                                                       171,366
  30        Fee         16.0                                                                                            50,000
  31        Fee                                                                                                         51,004
  32        Fee         19.0               1,177            142,188             100,000            107,813
  33        Fee                            3,938
  34        Fee                            2,617             33,250                                250,000             124,260
  35        Fee         12.0                 803                                                       428              22,696
  36        Fee                              650              1,250                                  4,583              23,971
  37        Fee                              717                                                                        77,500
  38        Fee                                                                                                         48,806
  39        Fee         11.0                                                                                            28,756
  40        Fee         11.0                                                                                            78,622
  41        Fee                            2,343                                                                        60,500
  42        Fee                            3,547                                                                        61,441
  43        Fee                                                                                                         20,293
  44        Fee                            5,417              4,619                 625            180,000              55,262
  45        Fee                                              21,375                                                    285,305
  46        Fee                            1,726              4,750                                109,926              30,000
  47        Fee                                                                                                          3,701
  48        Fee                                                                                    323,000             111,599
  49        Fee         19.0
  50        Fee         9.0                                   7,125                                                     19,706
  51        Fee         14.0                                 20,875                                                     57,826
  52        Fee                                                                                                         24,300
  53        Fee                            1,161                                                                        47,896
  54        Fee                                                                                    500,000
  55        Fee                                             104,220                                                     18,806
  56        Fee         17.0             181,575
  57        Fee                                              83,215                                                     24,116
  58        Fee         10.0                 249                                                                        11,584
  59        Fee                          150,000            135,500                                                     29,226
  60     Leasehold                                                                                                       7,419
  61        Fee                                                                                                         13,835
  62        Fee                                              18,000                                                     37,623
  63        Fee                                                                                                         63,594
  64        Fee         18.0               9,375                                                                        16,414
  65        Fee                                             125,000                                                     13,412
  66        Fee                                                                                    100,000               9,242
  67        Fee         9.0                                  95,966                                                     38,186
  68        Fee                              338             71,344                                  2,250              20,500
  69        Fee                              930                                                       949              15,400
  70        Fee                            3,000                                                    75,000              41,451
  71        Fee                                                                                                         67,585
  72        Fee                              294              7,888
  73        Fee                              698                                                     6,250              10,062
  74        Fee
  75        Fee                              100                                                       417               6,601
  76        Fee         11.0                                                                                            18,584
  77        Fee                              940            251,850               1,250              5,333              42,733
  78        Fee                                              11,125                                                     31,329
  79        Fee                                                                                                            800
  80        Fee                                             106,250                                                     28,381
  81        Fee                                                                                                         14,676
  82        Fee         10.0                                                                                             8,915
  83        Fee
  84        Fee                                             303,710                                                    102,874
  85        Fee                                              30,000                                                     87,738
  86        Fee                            3,722             17,500                                  4,167              43,441
  87        Fee                              404              1,250                                                      3,437
  88        Fee
  89        Fee                                               2,500                                                     12,597
  90        Fee
  91        Fee                            2,083             16,875                                                     10,033
  92        Fee                                              76,250                                 77,510               9,125
  93        Fee
  94        Fee                                              77,031                                                      5,473
  95        Fee                                                                                                         38,007
  96        Fee                                                                                                         16,544
  97        Fee                              311                                                   170,000              12,458
  98        Fee                              840             16,725                                                      9,958
  99        Fee                                                                                     35,000              23,840
 100        Fee
 101        Fee                              245             15,125                                  2,083              10,946
 102        Fee                                                                                                         11,016
 103        Fee                                              16,950
 104        Fee                                               4,588                                                     16,549
 105        Fee                                                                                                          3,056

                 UPFRONT ESCROW(16)                                        MONTHLY ESCROW(17)
           ---------------------------------    ------------------------------------------------------------------------------
            UPFRONT INS.      UPFRONT OTHER      MONTHLY CAPEX     MONTHLY ENVIR.     MONTHLY TI/LC       MONTHLY RE TAX
LOAN #        RESERVE ($)        RESERVE ($)        RESERVE ($)        RESERVE ($)       RESERVE ($)          RESERVE ($)
------        -----------        -----------        -----------        -----------       -----------          -----------
  1
  2               38,819            774,403             10,823                               66,667              151,887
  3                                                      8,168                                                    64,300
 3.1
 3.2
 3.3
 3.4
 3.5
 3.6
  4               78,398            136,503                                                                       38,367
  5
  6               41,213                                13,204                               29,167               27,167
  7               53,905             58,714             13,125                                                    68,000
  8                                                      1,750
  9                                                      5,633                                                    33,189
  10             156,653            160,000             17,208                                                    36,006
  11              43,995                                 1,511                                5,619                6,250
  12             118,897                                 4,142                                                    46,899
  13              18,579            150,000              1,620                                                    16,212
  14              14,438          1,030,429              4,273                               41,374               37,004
  15              47,210            440,000
 15.1
 15.2
 15.3
 15.4
 15.5
  16              41,769                                 1,965                                8,333               12,142
  17              45,216             15,000              2,630                                                    33,613
  18              44,438                                 1,604                                6,473               12,930
  19              17,681                                 4,000                                                    11,357
  20
  21              36,407                                                                                          15,210
  22              27,923                                 3,039                                                    13,967
  23               3,337          1,695,260                446                                                     7,438
  24
  25              50,889                                                                                          11,409
  26              40,102             12,500              3,250                                3,816                9,255
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
  27              10,841          1,420,000                975                                4,583                4,560
  28
  29              26,016            694,571              6,000                                                    14,280
  30               9,423                                 1,117                                                    12,500
  31              12,727                                   125                                2,083               17,001
  32               5,632             50,000              1,177                                                    15,060
  33               8,919                                 3,938                                                     5,401
  34               9,264            105,000              2,617                                                    20,710
  35               6,525                                   803                                  428               11,348
  36               9,116                                   650                                4,583                7,990
  37              14,331            600,000                717                                                    15,500
  38               4,918                                   520                                2,450               12,559
  39               4,657                                                                                           7,919
  40               1,938                                   868                                4,341               13,104
  41              41,774                                 2,343                                                    15,125
  42              29,995            600,000              3,547                                                    10,240
  43               1,044                                 1,412                                5,208               20,293
  44               6,100                                 5,417
  45              44,461                                 7,357                                                    23,775
  46              23,283              5,696              1,726                                9,926               15,000
  47              11,782                                 2,000                                                       463
  48               7,017                                 1,588                                                    15,943
  49
  50              31,958                                 2,563                                                     4,927
  51               5,659             19,200              3,495                                                    11,565
  52               5,453                                   506                                  523                8,100
  53              31,099                                 1,161                                                     9,579
  54
  55              45,770                                 4,146                                                     9,403
  56               4,533                                 1,129                                3,320                7,933
  57                                                     4,967                                                     4,019
  58               4,081             22,900                249                                                     1,448
  59              38,007                                 7,367                                                    14,613
  60               5,994                                    73                                1,753                3,709
  61              17,051                                 2,400                                                     2,767
  62              15,167                                 2,512                                                     4,703
  63              12,335             90,000                184                                3,333                6,391
  64              19,250                                 2,083                                                     3,283
  65               1,742                                                                                           6,706
  66               2,803                                 1,572                                5,625                9,242
  67              17,876                                 1,598                                                     6,364
  68               4,841                                   338                                2,250                3,417
  69               5,691            125,000                930                                  949                3,850
  70              14,710                                 3,000                                                     6,908
  71              15,623                                 1,835                                3,931                4,828
  72                                                       294
  73               8,926                                   698                                6,250               10,062
  74
  75               6,541                                   100                                  417                1,320
  76               1,133                                                                                           3,097
  77              13,300                                   940                                5,333               10,683
  78               3,121                                 2,674                                                     5,021
  79               6,092                                   500                                                       400
  80               2,926                                   693                                3,000                5,676
  81               6,063                                   981                                                     3,669
  82               5,806                                    90                                  433                2,229
  83
  84              24,271                                 2,501                                                     8,573
  85              33,910            119,747              4,787                                                    12,998
  86              56,658                                 3,722                                4,167               21,720
  87               2,479                                   404                                                     1,146
  88
  89               7,301                                 2,860                                                     6,298
  90                                                                                                               6,604
  91              13,118              2,234              2,083                                                     3,344
  92               1,917                                   263                                2,083                4,562
  93
  94             120,835                                 2,958                                                     5,473
  95               2,104                                    37                                1,106                7,601
  96              10,029                                                                                           5,515
  97               3,067                                   311                                                     4,153
  98               8,898                                   840                                                     1,992
  99               3,680                                   450                                1,667                2,980
 100
 101               2,725                                   245                                2,083                3,649
 102               1,118                                    75                                  826                3,672
 103
 104              10,824                                 1,029                                                     2,758
 105              10,161                                   202                                                     1,528

               MONTHLY ESCROW(17)                                                      LARGEST TENANT
         --------------------------------                 -----------------------------------------------------------------------
         MONTHLY INS.      MONTHLY OTHER     SINGLE                                                                       LEASE
LOAN #     RESERVE ($)        RESERVE ($)    TENANT       LARGEST TENANT                               UNIT SIZE       EXPIRATION
------     -----------        -----------    ------       --------------                               ---------       ----------
  1                                            No         FAO Schwartz                                    31,642        01/31/13
  2            19,409                          No         NatWest                                        202,269        10/31/12
  3                                            No
 3.1                                           No
 3.2                                           No
 3.3                                           No
 3.4                                           No
 3.5                                           No
 3.6                                           No
  4             8,711                          No         24 Hour Fitness                                 36,000        10/31/17
  5                                            No         BJ's Wholesale                                 115,396        04/26/23
  6                                            No         JC Penney                                      143,709        03/31/08
  7             6,236             18,214       No         ExecuStay (Rented all Units)                    69,365        01/31/19
  8                                            Yes        PHH Vehicle Management Services, LLC           210,000        01/31/14
  9                                            No
  10           19,994                          No
  11            9,652                          No         2000 Cinema Corp.                               60,000        05/31/32
  12           25,474                          No         Poy Auto Parts                                 187,460        03/31/11
  13            2,654                          No         Goodys                                          44,100        05/31/16
  14            2,406             30,429       No         IL Dept. of Education                          141,140        06/30/06
  15                              12,834       Yes        Precise Technology, Inc.                       616,031        10/31/23
 15.1                                          Yes        Precise Technology, Inc.                       341,425        10/31/23
 15.2                                          Yes        Precise Technology, Inc.                        92,187        10/31/23
 15.3                                          Yes        Precise Technology, Inc.                        72,000        10/31/23
 15.4                                          Yes        Precise Technology, Inc.                        74,200        10/31/23
 15.5                                          Yes        Precise Technology, Inc.                        36,219        10/31/23
  16            3,481                          No         Sportsman's Warehouse                           45,250        09/30/18
  17            4,111                          No         Capital Fitness                                 42,410        11/30/18
  18            6,888                          No         Target                                         106,994        10/31/06
  19            2,210                          No
  20                                           Yes        IKON Office Solutions, Inc.                    106,855        09/30/13
  21            2,801                          No
  22            2,538                          No         ARB - Air Resources Board/State of CA           31,187        09/30/04
  23              834                          No         Cheesecake Factory                              12,598        01/31/24
  24                                           No         DOT/USA                                         16,614        04/15/07
  25            4,241                          No
  26            4,693             12,500       No         Various                                       Various        Various
 26.1                                          No
 26.2                                          No
 26.3                                          No
 26.4                                          No
 26.5                                          No
 26.6                                          No         Munoz                                           11,600        12/31/04
  27            1,170                          No         New York State Dept of Motor Vehicles           39,000        11/30/13
  28                                           No         HCA Realty                                      38,085        07/31/13
  29            3,252                          No
  30              942                          No
  31            2,121                          No         Gold's Gym                                      17,373        08/31/12
  32            1,877                          No         Albertson's                                     47,000        02/28/07
  33            2,973                          No
  34            3,088                          No         Winn Dixie                                      47,281        03/01/13
  35            2,175                          No
  36              912                          Yes        New York State Dept of Motor Vehicles           39,000        08/31/13
  37            1,194                          No         Publix                                          44,271        09/30/23
  38            1,639                          No         Publix                                          44,271        07/31/23
  39            1,552                          No         7-Eleven                                         2,992        04/18/17
  40              969                          No         ptm software, LLC                                4,244        07/31/04
  41            3,885                          No
  42            4,944                          No
  43            1,044                          No         PetsMart                                        51,800        01/31/19
  44                                           Yes        Mongtomery Logistics LLC                       225,000        09/28/09
  45            6,881                          No
  46            2,328                          No         Cornerstone America                             10,172        02/28/10
  47            1,473                          No
  48                                           No         CoreSource, Inc.                                29,447        04/30/08
  49                                           Yes        Fred Meyer Stores, Inc.                        118,179        05/31/11
  50            2,458                          No
  51            2,829                          No
  52              779                          No         Michaels Stores, Inc.                           21,117        02/28/13
  53            5,339                          No         Concept Medical Inc                             15,503        10/31/08
  54                                           Yes        24 Hour Fitness USA Inc.                        47,441        04/30/22
  55            3,814                          No
  56              504                          No         Metro Wireless Communications                    7,660        04/30/05
  57            8,403                          No
  58              583                          No         Pat & Oscars                                     5,041        02/28/18
  59            3,455                          No
  60            2,997                          No         Talbot's                                         6,610        08/31/12
  61            1,705                          No
  62            1,167                          No
  63            1,762                          No         TimHaahs & Associates                           19,032        04/25/12
  64            1,750                          No
  65            1,742                          No
  66            1,402                          No         GSA - CO Army National Guard                    36,911        11/30/09
  67            1,376                          No         Bi-Mart                                         30,515        06/14/09
  68                                           No         Bray & Scarff                                    5,400        10/31/12
  69            1,897                          No         Ameristar Mortgage                               3,051        03/31/05
  70            2,452                          No         Food Lion                                       35,736        08/15/12
  71            2,550                          No         David Lawrence Center                            5,575        09/30/05
  72                                           Yes        Office Max                                      23,500        03/31/16
  73            2,975                          No         Pioneer Claim Management                        10,790        02/16/05
  74                                           No
  75              947                          No         Albertson's                                     61,286        02/12/27
  76              283                          No         Radio Shack                                      2,689        11/30/07
  77            4,433                          No         Seabra Supermarket                              26,680        05/14/13
  78            3,121                          No
  79            1,218                          No
  80              975                          No         Tuesday Morning                                  7,759        07/15/08
  81            1,010                          No
  82            1,161                          No         Bank of America (Ground Lease)                   5,700        09/30/23
  83                                           No
  84            3,467                          No
  85            5,024                          No
  86            4,358                          Yes        WinCup Holdings, Inc.                          221,147        12/24/18
  87              275                          No
  88                                           Yes        Walgreens                                       13,650        01/31/29
  89            2,434                          No
  90            5,167                          No         Broward County Citizens Safe                     5,380        11/30/07
  91            2,221                          No
  92              958                          No         Dollar Tree Stores, Inc.                         5,500        03/31/08
  93                                           No
  94           10,070                          No
  95              234                          No         Mattress Giant                                   4,000        09/21/07
  96              951                          No
  97              383                          Yes        General Services Administration                 18,661        10/08/12
  98            1,280                          No
  99            1,227                          No         Ne'er Do Wells, Inc.                             4,864        03/31/06
 100                                           No
 101              908                          No         Daddy's Junky Music Stores, Inc.                 6,000        11/30/06
 102              373                          No         Mattress Firm                                    3,750        12/06/10
 103                                           No
 104            1,082                          No
 105              847                          No

                                                  2ND LARGEST TENANT
              ---------------------------------------------------------------------------------------------
                                                                                                   LEASE
LOAN #        2ND LARGEST TENANT                                                 UNIT SIZE       EXPIRATION
------        ------------------                                                 ---------       ----------
  1           Virgin Megastore                                                      28,695        01/31/13
  2           Time Warner Entertainment                                            169,733        10/31/11
  3
 3.1
 3.2
 3.3
 3.4
 3.5
 3.6
  4           Bed, Bath & Beyond                                                    30,000        01/31/13
  5           Marshalls                                                             32,000        07/31/13
  6           Sears (Ground Lease)                                                 117,363        10/31/26
  7           Personal Touch (Dry Cleaner - Ground Floor)                            1,118        07/31/13
  8
  9
  10
  11          Supermercados Maximo, Inc.                                            35,651        03/31/26
  12          Safe & Secure Storage                                                165,482        01/31/20
  13          Bed, Bath & Beyond                                                    35,000        01/31/11
  14          IL Dept. of Human Services                                           111,570        10/31/08
  15
 15.1
 15.2
 15.3
 15.4
 15.5
  16          TJ Maxx                                                               28,000        04/30/12
  17          Bang and Olufsen                                                      30,000        05/31/11
  18          Joanne Fabric Center                                                  17,262        01/31/07
  19
  20
  21
  22          Ad Pathlabs                                                            9,994        08/14/05
  23          Domicile Furniture                                                    10,316        12/31/13
  24          Martin Doors Manufacturing                                             6,800        03/09/07
  25
  26          Various                                                              Various        Various
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6         Law Library for San Bernardino County                                  3,920        09/30/06
  27          ANIBIC                                                                 8,059        02/28/06
  28          Coast Drapery                                                         35,185        02/28/10
  29
  30
  31          Re/Max DFW Associates                                                  9,000        02/28/07
  32          Claremont Toyota                                                       7,680        07/31/07
  33
  34          Big Lots                                                              32,300        01/31/07
  35
  36
  37          Video Bar , Inc.                                                       3,400        08/01/07
  38          Gul Rong Liu Restaurant                                                5,000        10/31/08
  39          Baja Fresh                                                             2,520        12/31/12
  40          The Phillip Mark Companies                                             3,772        04/30/05
  41
  42
  43          Golf Warehouse                                                         6,705        05/28/19
  44
  45
  46          Ford Motor Credit Co.                                                  7,265        10/31/06
  47
  48          Opinion Research Corp.                                                16,029        11/30/04
  49
  50
  51
  52          PETsMART                                                              19,040        09/30/18
  53          Wells Fargo Financial                                                  6,000        07/31/09
  54
  55
  56          Link Depot Corporation                                                 5,420        10/31/05
  57
  58          Baja Fresh                                                             2,748        05/31/13
  59
  60          Mattress Firm                                                          4,134        08/31/07
  61
  62
  63          Insight Pharmaceuticals                                                4,761        03/31/08
  64
  65
  66          Lockheed Martin Corporation                                           21,837        06/30/08
  67          Goodwill Industries (Ground Lease)                                    29,716        12/31/08
  68          Webber's Pets                                                          5,400        03/31/06
  69          Webflow Systems                                                        2,746        07/31/05
  70          Fascination Rhythm                                                     5,537        03/31/05
  71          R&P Management                                                         5,350        07/31/06
  72
  73          Landsafe Title of Florida, Inc.                                        7,337        06/30/05
  74
  75          Taco Ardiente                                                          1,400        12/31/07
  76          Payless Shoes                                                          2,620        11/26/07
  77          Family Dollar                                                         10,080        06/30/07
  78
  79
  80          Health Quest                                                           5,400        03/31/05
  81
  82          Chili's Grill & Bar (Ground Lease)                                     5,549        03/31/12
  83
  84
  85
  86
  87
  88
  89
  90          The Sherwin-Williams Co.                                               5,327        11/30/07
  91
  92          Chili's Restaurant                                                     4,200        01/31/13
  93
  94
  95          Wells Fargo                                                            2,217        11/30/08
  96
  97          The Lamar Company                                                                   08/31/11
  98
  99          General Services Administration                                        3,564        10/31/04
 100
 101          Orange Ale House, LLC                                                  2,900        07/31/08
 102          AT&T Wireless                                                          2,400        12/31/05
 103
 104
 105

                                       3RD LARGEST TENANT
              ----------------------------------------------------------------------------------------------
                                                                                                    LEASE
LOAN #        3RD LARGEST TENANT                                          UNIT SIZE               EXPIRATION
------        ------------------                                          ---------               ----------
  1           Niketown                                                       27,693                01/31/08
  2           Ascent Media                                                  145,648                12/31/12
  3
 3.1
 3.2
 3.3
 3.4
 3.5
 3.6
  4           T.J. Maxx                                                      28,000                09/30/12
  5           Ross                                                           30,096                01/31/14
  6           The May Department Stores Company                             117,110                08/31/07
  7
  8
  9
  10
  11          David's Bridal, Inc.                                           10,000                04/30/11
  12          Zumtobel Staff Lighting                                        85,087                04/30/04
  13          Comp USA                                                       28,860                10/31/16
  14          National City                                                   3,683                06/30/06
  15
 15.1
 15.2
 15.3
 15.4
 15.5
  16          BestBuy                                                        24,000                09/30/08
  17          Habor Freight Tools                                            13,740                10/31/07
  18          24 Hour Fitness                                                12,158                08/14/14
  19
  20
  21
  22          Mass Media Solutions, Inc.                                      7,266                04/30/05
  23          La Tasca                                                        6,709                01/31/14
  24          Aromi d' Italia                                                 4,938                03/31/08
  25
  26          Various                                                       Various                 Various
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6         Word In Motion Expressive Arts Academy                          2,870                01/31/09
  27          Triangle Equities                                               3,070                12/31/13
  28          A-1 Delivery                                                   18,846                06/30/08
  29
  30
  31          Sonny Bryan's Smokehouse                                        4,150                06/30/05
  32          Hollywood Entertainment Corporation                             6,177                02/05/09
  33
  34          Chuck E Cheese                                                 20,000                03/31/08
  35
  36
  37          Washington Mutual                                               3,000                10/01/08
  38          Century 21                                                      3,500                09/30/08
  39          Moneytree                                                       2,400                09/18/07
  40          Barcol Financial Corporation                                    3,312           05/31/05; 01/31/05
  41
  42
  43          Larry's Hobbies                                                 6,000                05/31/06
  44
  45
  46          New York Life Insurance Co.                                     6,875                07/31/08
  47
  48          Intermountain Centers                                           8,992                11/30/06
  49
  50
  51
  52          Pier 1 Imports                                                  9,459                06/30/13
  53          In-Rel Management                                               5,926                11/31/07
  54
  55
  56          Systor Systems, Inc.                                            4,929                04/30/07
  57
  58          T-Mobile                                                        2,649                01/31/08
  59
  60          Verizon Wireless                                                4,065                08/31/09
  61
  62
  63          The Family Hope Center                                          4,500                06/30/07
  64
  65
  66
  67          The Learning Tree                                               6,050                09/30/06
  68          Duron, Inc.                                                     3,600                04/30/07
  69          William Hartell, DMD                                            1,813                02/28/08
  70          Harmonious Monks                                                3,626                01/31/06
  71          The Learning Connection                                         3,975                06/30/04
  72
  73          Cantor, Inc.                                                    7,017                07/31/07
  74
  75          Figaro's Pizza                                                  1,400                12/31/07
  76          Panda Express                                                   2,000                11/19/12
  77          El Revenation Sports Bar                                        3,600                08/31/06
  78
  79
  80          Family Buggy                                                    5,400                04/30/08
  81
  82          Panda Express                                                   1,900                11/30/13
  83
  84
  85
  86
  87
  88
  89
  90          Hedmor, Inc.                                                    2,769                09/30/06
  91
  92          CATO                                                            4,060                01/31/08
  93
  94
  95          AAA Chicago Motor Club                                          1,440                09/14/07
  96
  97
  98
  99          PTP Solutions, LLC                                              3,118                08/31/05
 100
 101          Beauty Systems Group, Inc.                                      2,500                12/31/04
 102          Starbucks                                                       1,550                02/28/11
 103
 104
 105

                             FOOTNOTES TO ANNEX A-1
                             ----------------------

(1) With respect to The Forum Shops (Loan Number 1), and The Landmark Apartments (Loan Number 42), the respective Appraised Values and Appraisal Dates are reflective of future stabilized values and dates as defined in the respective appraisals.

(2) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(3) With regard to The Forum Shops (Loan Number 1), the following fields were calculated using the aggregate Current Balance($) for the entire senior component (pooled and non-pooled): (i) Current LTV %, (ii) Current Balance per Unit ($), (iii) Maturity LTV %, and (iv) UW DSCR.

(4) For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Current Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(5) Each number identifies a group of cross collateralized, cross defaulted mortgaged loans.

(6)      Each number identifies a group of related borrowers.

(7) For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

(8) The Monthly Debt Service for Loan Number 67 was calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate and
         (iii) 365/360.

         The Monthly Debt Service for Loan Number 5 was calculated as 1/12th of the product of (i) the Current Balance and (ii) the Interest Rate.

(9) With respect to The Forum Shops (Loan Number 1), please refer to Annex C for the complete amortization schedule.

(10) Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(11) For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.

(12)     For ARD Loans, the related Anticipated Repayment Date.

(13)     For ARD Loans, calculated as of the related Anticipated Repayment Date.

(14) The "L" component of the prepayment provision represents remaining lockout payments.

         Loan Numbers 10, 25, 31, 46, 47, and 91 allow for defeasance or the earlier of (1) the later of (a) two years from securitization of Note A or (b) two years from securitization of Note B or (2) four years from the first payment date.

(15) The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(16) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(17) Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(18) With respect to Loan Numbers 2, 8, 10, 41, 68, 80, 85, and 104, the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date as a result of the mortgage loan not having its first due date until May 2004.

(19) With respect to Loan Number 26.2 and Loan Number 69, 8 and 6 units, respectively, are used for commercial purposes.

(20) With respect to Loan Number 39, as of the Note Date, the Original Balance and Monthly Debt Service were $6,645,000 and $38,862.88, respectively. There was an additional advance of $1,605,000 after the payment of the first Monthly Debt Service. The Original Balance and Monthly Debt Service reflected on Annex A-1 includes the amount of the additional advance and the new Monthly Debt Service, respectively.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                         WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------

                                             AGGREGATE       % OF                   STATED                CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING                DATE     LTV RATIO
                               MORTGAGE        DATE          POOL     MORTGAGE       TERM         UW        LTV         AT
CUT-OFF DATE BALANCES            LOANS        BALANCE       BALANCE     RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
$1,038,112 - $2,999,999              13     $28,690,726         2.3%      5.8861%    120        1.40x         69.9%        45.8%
$3,000,000 - $3,999,999              19      65,309,107         5.2       5.8198     140        1.44x         72.7         48.9
$4,000,000 - $4,999,999               6      25,831,935         2.1       5.6078      93        1.42x         76.4         65.9
$5,000,000 - $6,999,999              19     112,131,529         8.9       5.5493     122        1.53x         70.0         53.1
$7,000,000 - $9,999,999              18     150,219,973        12.0       5.6673     111        1.39x         75.0         63.5
$10,000,000 - $14,999,999            14     170,221,429        13.6       5.6252     119        1.41x         73.3         58.3
$15,000,000 - $24,999,999             5      97,100,111         7.7       5.8371     149        1.45x         70.3         46.8
$25,000,000 - $49,999,999             7     230,849,262        18.4       5.4471     106        1.68x         67.9         58.8
$50,000,000 - $155,000,000            4     373,571,735        29.8       5.0397     103        1.88x         58.7         51.8
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              105  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                                 MORTGAGE RATES

                                                                                    WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
MORTGAGE RATES                 LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
4.7025% - 4.9999%                     7    $328,966,656        26.2%      4.7740%     89        2.12x         53.4%        48.7%
5.0000% - 5.4999%                    28     313,079,299        25.0       5.3587     110        1.51x         73.3         61.6
5.5000% - 5.9999%                    48     447,022,713        35.6       5.7261     125        1.41x         72.4         57.3
6.0000% - 6.5600%                    22     164,857,138        13.1       6.2115     142        1.33x         71.8         49.7
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              105  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                     WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------

                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
ORIGINAL TERM TO             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
60 - 84                              19    $289,162,661        23.1%      5.0077%     76        1.87x         58.9%        53.7%
85 - 120                             72     872,834,953        69.6       5.5371     116        1.56x         70.4         59.4
121 - 240                            14      91,928,192         7.3       5.9924     208        1.33x         67.6         19.0
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              105  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                       WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
REMAINING TERM TO            MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
56 - 84                              20    $332,162,661        26.5%      4.9782%     77        1.97x         58.4%        53.9%
85 - 120                             71     829,834,953        66.2       5.5763     118        1.50x         71.2         59.6
121 - 240                            14      91,928,192         7.3       5.9924     208        1.33x         67.6         19.0
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              105  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
ORIGINAL AMORTIZATION        MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
TERM IN MONTHS                 LOANS        BALANCE       BALANCE       RATE      (MOS.)(2)      DSCR      RATIO   MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------------
120 - 180                             4     $10,297,501         0.9%      5.6339%    159        1.40x         60.5%         0.6%
181 - 240                             8      53,473,642         4.4       6.0784     222        1.31x         63.1          4.6
241 - 300                            20     169,514,116        14.1       5.8367     124        1.44x         70.6         53.2
301 - 330                             2      87,560,899         7.3       5.4514     114        1.46x         74.0         63.0
331 - 360                            69     885,079,649        73.4       5.3659     106        1.63x         67.5         58.5
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              103  $1,205,925,806       100.0%      5.4722%    115        1.57X         68.2%        55.2%
                            ====================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                         WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
REMAINING AMORTIZATION       MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
TERM IN MONTHS                 LOANS        BALANCE       BALANCE       RATE      (MOS.)(2)      DSCR      RATIO   MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------------
118 - 180                             4     $10,297,501         0.9%      5.6339%    159        1.40x         60.5%         0.6%
181 - 240                             8      53,473,642         4.4       6.0784     222        1.31x         63.1          4.6
241 - 300                            20     169,514,116        14.1       5.8367     124        1.44x         70.6         53.2
301 - 330                             2      87,560,899         7.3       5.4514     114        1.46x         74.0         63.0
331 - 360                            69     885,079,649        73.4       5.3659     106        1.63x         67.5         58.5
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              103  $1,205,925,806       100.0%      5.4722%    115        1.57X         68.2%        55.2%
                            ====================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
AMORTIZATION TYPES             LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Partial Interest Only              9    $369,881,735        29.5%      5.0217%    101        1.89x         58.5%        51.5%
   Interest Only                      2      48,000,000         3.8       4.8508      87        2.64x         52.7         52.7
   Balloon                           53     345,863,650        27.6       5.5279     108        1.46x         73.6         62.3
                            ----------------------------------------------------------------------------------------------------
SUBTOTAL                             64    $763,745,385        60.9%      5.2402%    103        1.74x         65.0%        56.5%

ARD LOANS
   ARD                               26    $330,245,590        26.3%      5.7646%    117        1.44x         72.5%        58.8%
   Partial Interest Only              4      99,400,000         7.9       5.6652     119        1.36x         74.2         65.5
                            ----------------------------------------------------------------------------------------------------
SUBTOTAL                             30    $429,645,590        34.3%      5.7416%    118        1.42x         72.9%        60.3%

FULLY AMORTIZING LOANS               11     $60,534,830         4.8%      5.9936%    220        1.31x         62.6%         1.3%
                            ----------------------------------------------------------------------------------------------------
TOTAL                               105  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
UNDERWRITTEN                               AGGREGATE       % OF                     STATED                CUT-OFF
CASH FLOW                    NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
DEBT SERVICE                 MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
COVERAGE RATIOS                LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
Less than 1.20x                       1      $5,985,973         0.5%      5.9700%    239        1.19x         64.7%         1.5%
1.20x - 1.29x                        14     102,200,368         8.2       6.0041     130        1.25x         75.2         55.9
1.30x - 1.39x                        37     359,567,262        28.7       5.7696     133        1.33x         74.3         55.7
1.40x - 1.49x                        26     279,044,533        22.3       5.5274     113        1.44x         74.9         63.6
1.50x - 1.59x                        10      68,861,385         5.5       5.3047      80        1.53x         72.7         64.7
1.60x - 1.69x                         7      61,914,186         4.9       5.4503     104        1.65x         67.8         58.3
1.70x - 1.99x                         4      82,384,339         6.6       5.5289     108        1.74x         61.8         50.8
2.00x - 3.03x                         6     293,967,760        23.4       4.7874      94        2.23x         50.2         45.5
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              105  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                             CUT-OFF DATE LTV RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
CUT-OFF DATE                 MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
LTV RATIOS                     LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
34.6% - 49.9%                         3    $161,985,607        12.9%      4.8222%     83        2.20x         46.1%        41.9%
50.0% - 59.9%                         5     190,491,344        15.2       5.1154     123        2.04x         55.4         43.1
60.0% - 64.9%                         8      72,999,335         5.8       5.5591     128        1.60x         63.7         44.9
65.0% - 69.9%                        14      84,632,575         6.7       5.6099     134        1.47x         67.5         46.4
70.0% - 74.9%                        28     217,352,886        17.3       5.6982     110        1.43x         72.8         59.0
75.0% - 80.0%                        47     526,464,058        42.0       5.6171     117        1.38x         77.0         64.7
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              105  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


                                     A-2-3

                         MATURITY DATE LTV RATIOS(1),(2)

                                                                        WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
MATURITY DATE                MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
LTV RATIOS(1)                  LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
34.6% - 49.9%                         7    $311,367,962        26.1%      4.9895%    105        2.04x         52.3%        44.1%
50.0% - 59.9%                        27     257,777,452        21.6       5.5709     113        1.67x         67.2         56.1
60.0% - 64.9%                        29     329,295,642        27.6       5.6839     114        1.40x         74.4         63.4
65.0% - 69.9%                        26     259,604,724        21.8       5.4479     106        1.39x         77.2         67.3
70.0% - 72.7%                         5      35,345,195         3.0       5.4732      76        1.50x         79.0         71.1
                            ----------------------------------------------------------------------------------------------------
TOTAL:                               94  $1,193,390,976       100.0%      5.4207%    109        1.63X         67.8%        57.9%
                            ====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.


                         TYPE OF MORTGAGED PROPERTIES(1)

                                                                        WEIGHTED AVERAGES
                                                                    -------------------------------------
                                           AGGREGATE       % OF                    CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                    DATE
                             MORTGAGED       DATE          POOL          UW          LTV
PROPERTY TYPE               PROPERTIES      BALANCE       BALANCE       DSCR        RATIO     OCCUPANCY
---------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                          21    $265,898,442        21.2%   1.61x             71.3%      95.9%
   Regional Mall                      2     197,000,000        15.7    2.08x             48.7       96.7
   Shadow Anchored                    4      27,102,880         2.2    1.31x             69.7       91.3
   Unanchored                        10      52,231,485         4.2    1.34x             75.1       99.1
                            -----------------------------------------------------------------------------
SUBTOTAL                             37    $542,232,807        43.2%   1.74x             63.4%      96.3%

MULTIFAMILY
   Garden                            36    $203,129,141        16.2%   1.42x             74.8%      94.9%
   Mid/High Rise                      5      64,159,535         5.1    1.31x             75.3       98.3
                            -----------------------------------------------------------------------------
SUBTOTAL                             41    $267,288,676        21.3%   1.39x             74.9%      95.7%

OFFICE
   Suburban                          14    $213,025,881        17.0%   1.70x             64.8%      93.5%
   CBD                                1       2,325,000         0.2    1.28x             69.4       87.4
                            -----------------------------------------------------------------------------
SUBTOTAL                             15    $215,350,881        17.2%   1.70x             64.8%      93.4%

MANUFACTURED HOUSING                 10    $121,315,997         9.7%   1.46x             74.6%      94.7%

INDUSTRIAL
   Flex                               9     $52,125,697         4.2%   1.48x             67.9%      95.3%
   Warehouse/Distribution             4      46,267,696         3.7    1.59x             66.4       95.0
                            -----------------------------------------------------------------------------
SUBTOTAL                             13     $98,393,393         7.8%   1.53x             67.2%      95.1%

MIXED USE
   Multifamily/Retail                 2      $6,194,053         0.5%   1.35x             77.4%      98.3%
   Office/Retail                      1       3,150,000         0.3    1.38x             70.0      100.0
                            -----------------------------------------------------------------------------
SUBTOTAL                              3      $9,344,053         0.7%   1.36x             74.9%      98.9%

                            -----------------------------------------------------------------------------
TOTAL                               119  $1,253,925,806       100.0%   1.61X             67.6%      95.4%
                            =============================================================================

----------
(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGED       DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
LOCATION                    PROPERTIES      BALANCE       BALANCE       RATE      (MOS.)(2)      DSCR      RATIO   MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------------
Nevada                                5    $189,028,333        15.1%      4.9380%     95        2.04x         50.2%        41.3%
California                           19     163,034,938        13.0       5.6813     119        1.35x         73.9         60.9
Florida                              17     126,729,644        10.1       5.4019     101        1.46x         74.4         62.6
Texas                                16     100,116,926         8.0       5.4718     112        1.47x         76.1         64.1
Connecticut                           2      87,029,881         6.9       4.7421     120        2.08x         55.1         47.2
New York                              5      65,612,158         5.2       6.1400     120        1.29x         75.1         61.5
Illinois                              5      52,742,496         4.2       6.0435     146        1.38x         67.9         44.7
Michigan                              3      50,130,000         4.0       5.4613     114        1.42x         75.4         64.4
Missouri                              3      47,814,238         3.8       5.7285     117        1.67x         58.9         45.5
Georgia                               2      46,236,312         3.7       4.8829      81        2.52x         55.4         54.8
Maryland                              3      37,775,000         3.0       5.7514     115        1.38x         72.1         62.4
Colorado                              5      34,240,449         2.7       5.7611     136        1.39x         73.4         52.3
New Jersey                            2      33,144,339         2.6       5.4027     118        1.71x         67.5         56.2
Virginia                              3      30,964,590         2.5       5.6979     118        1.33x         77.2         64.2
Pennsylvania                          5      30,299,920         2.4       5.5007     107        1.53x         70.3         56.7
Puerto Rico                           1      26,500,000         2.1       5.5300     120        1.44x         75.7         63.3
South Carolina                        2      25,230,487         2.0       5.8566     117        1.40x         78.7         66.7
Idaho                                 1      15,888,467         1.3       5.7100     179        1.34x         79.4         46.8
North Carolina                        2      14,021,827         1.1       5.5455     119        1.34x         76.0         63.7
Oregon                                2      11,989,164         1.0       5.2093     102        2.23x         50.8         45.5
North Dakota                          1       9,560,000         0.8       5.4880     116        1.44x         75.0         63.8
New Mexico                            1       9,400,000         0.7       5.4400     118        1.37x         78.0         68.2
Ohio                                  2       7,503,840         0.6       5.5619     107        1.35x         79.0         67.7
Indiana                               3       7,044,293         0.6       6.0112     148        1.42x         71.9         52.4
Arizona                               1       7,000,000         0.6       5.9100     120        1.43x         70.0         59.2
Wisconsin                             3       6,932,543         0.6       5.5144     150        1.50x         62.8          0.5
Arkansas                              1       5,284,458         0.4       5.9100     178        1.35x         73.4         43.8
Washington                            1       3,841,043         0.3       6.0200     239        1.20x         65.9          1.5
Nebraska                              1       3,687,784         0.3       5.2600     117        1.49x         77.0         64.0
Kentucky                              1       3,492,677         0.3       5.7500     118        1.46x         72.8         61.4
New Hampshire                         1       1,650,000         0.1       5.4500      60        1.37x         71.7         64.3
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              119  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                         CURRENT OCCUPANCY RATES (1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
CURRENT                      MORTGAGED       DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
OCCUPANCY RATES             PROPERTIES      BALANCE       BALANCE       RATE      (MOS.)(3)      DSCR      RATIO   MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------------
80.5% - 90.0%                        11    $204,665,997        16.3%      5.1391%    114        1.74x         65.9%        56.3%
90.1% - 95.0%                        27     324,673,840        25.9       5.4592     110        1.62x         68.7         58.5
95.1% - 100.0%                       81     724,585,969        57.8       5.5309     115        1.57x         67.5         53.3
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              119  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)   For the ARD loans, the Anticipated Repayment Date.

                          YEARS BUILT/RENOVATED(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
YEARS                        MORTGAGED       DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
BUILT/RENOVATED             PROPERTIES      BALANCE       BALANCE       RATE      (MOS.)(3)      DSCR      RATIO   MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------------
1960 - 1969                           3     $14,785,000         1.2%      5.4850%    117        1.42x         75.6%        63.2%
1970 - 1979                          12      59,755,155         4.8       5.6573     118        1.57x         69.2         54.3
1980 - 1989                          16     186,095,090        14.8       5.2139     118        1.73x         65.0         54.5
1990 - 1999                          23     222,050,474        17.7       5.5786     111        1.55x         67.9         53.8
2000 - 2003                          65     771,240,087        61.5       5.4506     113        1.61x         67.8         55.6
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              119  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loans, the Anticipated Repayment Date.


                              PREPAYMENT PROTECTION

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
PREPAYMENT PROTECTION          LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
Defeasance                          101  $1,222,272,162        97.5%      5.4455%    113        1.61x         67.5%        55.2%
Yield Maintenance                     4      31,653,644         2.5       5.5589     139        1.67x         70.5         51.1
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              105  $1,253,925,806       100.0%      5.4484%    114        1.61X         67.6%        55.1%
                            ====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


                                     A-2-6

        CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
CUT-OFF DATE BALANCES          LOANS        BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
$1,997,771 - $2,999,999               5     $11,491,184            1.3%      6.2456%    119        1.33x         71.7%        57.7%
$3,000,000 - $3,999,999               9      31,118,585            3.4       6.0358     157        1.38x         72.2         40.7
$4,000,000 - $4,999,999               5      21,137,882            2.3       5.6539     100        1.44x         75.9         64.4
$5,000,000 - $6,999,999              10      59,641,374            6.6       5.6371     133        1.59x         68.3         47.7
$7,000,000 - $9,999,999              14     117,992,130           13.0       5.7396     112        1.40x         74.5         62.9
$10,000,000 - $14,999,999             8     100,409,743           11.0       5.7966     125        1.45x         70.8         53.5
$15,000,000 - $24,999,999             5      97,100,111           10.7       5.8371     149        1.45x         70.3         46.8
$25,000,000 - $49,999,999             5     177,285,000           19.5       5.5954     111        1.74x         65.4         56.6
$50,000,000 - $155,000,000            3     293,000,000           32.2       4.9164      99        2.00x         54.2         48.5
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               64    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
MORTGAGE RATES                 LOANS        BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
4.7025% - 4.9999%                     4    $288,200,000           31.7%      4.7676%     92        2.21x         50.8%        46.3%
5.0000% - 5.4999%                     8      78,476,236            8.6       5.3179     103        1.76x         66.0         57.0
5.5000% - 5.9999%                    32     381,872,626           42.0       5.7244     125        1.42x         72.3         57.6
6.0000% - 6.5600%                    20     160,627,146           17.7       6.2038     142        1.32x         71.7         49.2
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               64    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
ORIGINAL TERM TO             MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
60 - 84                              10    $217,152,127           23.9%      5.0078%     79        2.00x         54.3%        49.6%
85 - 120                             44     612,814,206           67.4       5.5632     116        1.62x         68.1         57.8
121 - 240                            10      79,209,675            8.7       6.0245     213        1.31x         68.3         19.1
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               64    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

    REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
REMAINING TERM TO            MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
58 - 84                              11    $260,152,127           28.6%      4.9701%     80        2.10x         54.4%        50.5%
85 - 120                             43     569,814,206           62.7       5.6223     119        1.54x         69.1         58.0
121 - 240                            10      79,209,675            8.7       6.0245     213        1.31x         68.3         19.1
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               64    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
ORIGINAL AMORTIZATION        MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
TERM IN MONTHS                 LOANS        BALANCE        BALANCE         RATE      (MOS.)(2)     DSCR       RATIO   MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------
217 - 240                             8     $53,473,642            6.2%      6.0784%    222        1.31x         63.1%         4.6%
241 - 300                            15     142,354,657           16.5       5.9003     124        1.45x         69.8         52.8
301 - 330                             1       6,989,164            0.8       5.0300      89        1.65x         62.4         53.3
331 - 360                            38     658,358,545           76.4       5.3783     108        1.69x         64.8         56.3
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               62    $861,176,008          100.0%      5.5053%    117        1.63X         65.5%        52.5%
                            =======================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.


    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
REMAINING AMORTIZATION       MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
TERM IN MONTHS                 LOANS        BALANCE        BALANCE         RATE      (MOS.)(2)     DSCR       RATIO   MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------
217 - 240                             8     $53,473,642            6.2%      6.0784%    222        1.31x         63.1%         4.6%
241 - 300                            15     142,354,657           16.5       5.9003     124        1.45x         69.8         52.8
301 - 330                             1       6,989,164            0.8       5.0300      89        1.65x         62.4         53.3
331 - 360                            38     658,358,545           76.4       5.3783     108        1.69x         64.8         56.3
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               62    $861,176,008          100.0%      5.5053%    117        1.63X         65.5%        52.5%
                            =======================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
AMORTIZATION TYPES             LOANS        BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Partial Interest Only              6    $264,060,000           29.0%      4.8465%     95        2.08x         51.6%        46.2%
   Balloon                           24     162,084,363           17.8       5.7277     113        1.49x         72.6         61.3
   Interest Only                      2      48,000,000            5.3       4.8508      87        2.64x         52.7         52.7
                            -------------------------------------------------------------------------------------------------------
SUBTOTAL                             32    $474,144,363           52.2%      5.1482%    100        1.94x         58.9%        52.0%

ARD LOANS
   ARD                               22    $294,794,315           32.4%      5.8212%    120        1.44x         71.9%        58.1%
   Partial Interest Only              3      90,000,000            9.9       5.6887     119        1.36x         73.8         65.2
                            -------------------------------------------------------------------------------------------------------
SUBTOTAL                             25    $384,794,315           42.3%      5.7902%    120        1.42x         72.4%        59.7%

FULLY AMORTIZING LOANS                7     $50,237,330            5.5%      6.0674%    232        1.29x         63.1%         1.4%
                            -------------------------------------------------------------------------------------------------------
TOTAL                                64    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                        FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
UNDERWRITTEN                               AGGREGATE         % OF                     STATED                 CUT-OFF
CASH FLOW                    NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
DEBT SERVICE                 MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
COVERAGE RATIOS                LOANS        BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
Less than 1.20x                       1      $5,985,973            0.7%      5.9700%    239        1.19x         64.7%         1.5%
1.20x - 1.29x                        10      87,668,407            9.6       6.0227     129        1.25x         75.6         58.7
1.30x - 1.39x                        21     247,016,784           27.2       5.9149     141        1.33x         73.4         52.6
1.40x - 1.49x                        12     113,117,799           12.4       5.6823     114        1.43x         73.7         62.8
1.50x - 1.59x                         8      39,385,124            4.3       5.6088      93        1.54x         73.5         63.9
1.60x - 1.69x                         5      51,817,584            5.7       5.4953     106        1.65x         68.0         58.4
1.70x - 1.99x                         3      76,184,339            8.4       5.5801     112        1.74x         60.9         49.5
2.00x - 3.03x                         4     288,000,000           31.7       4.7760      93        2.23x         50.0         45.7
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               64    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
CUT-OFF DATE                 MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
LTV RATIOS                     LOANS        BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
34.6% - 49.9%                         2    $160,000,000           17.6%      4.8139%     82        2.21x         46.1%        42.4%
50.0% - 59.9%                         4     187,126,386           20.6       5.1016     122        2.06x         55.4         43.9
60.0% - 64.9%                         6      60,826,563            6.7       5.5878     134        1.63x         64.0         43.0
65.0% - 69.9%                        10      68,532,535            7.5       5.7232     140        1.44x         67.4         45.3
70.0% - 74.9%                        18     152,472,075           16.8       5.8837     118        1.41x         72.9         58.7
75.0% - 80.0%                        24     280,218,450           30.8       5.7804     119        1.35x         77.0         64.4
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               64    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-9

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
MATURITY DATE                MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
LTV RATIOS(1)                  LOANS        BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
34.6% - 49.9%                         6    $306,083,504           35.6%      4.9736%    104        2.06x         51.9%        44.1%
50.0% - 59.9%                        19     211,940,256           24.7       5.5954     112        1.71x         66.6         56.0
60.0% - 64.9%                        18     194,395,261           22.6       5.8285     115        1.38x         74.2         63.3
65.0% - 71.1%                        14     146,519,657           17.1       5.6497     107        1.38x         77.4         68.1
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               57    $858,938,679          100.0%      5.4358%    109        1.70X         64.9%        55.5%
                            =======================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                WEIGHTED AVERAGES
                                                                       -------------------------------------
                                           AGGREGATE         % OF                     CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                     DATE
                             MORTGAGED       DATE        LOAN GROUP 1       UW          LTV
PROPERTY TYPE               PROPERTIES      BALANCE        BALANCE         DSCR        RATIO     OCCUPANCY
------------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                          21    $265,898,442           29.2%    1.61x          71.3%         95.9%
   Regional Mall                      2     197,000,000           21.7     2.08x          48.7          96.7
   Unanchored                         9      49,306,485            5.4     1.34x          75.1          99.0
   Shadow Anchored                    4      27,102,880            3.0     1.31x          69.7          91.3
                            --------------------------------------------------------------------------------
SUBTOTAL                             36    $539,307,807           59.3%    1.74x          63.3%         96.3%

OFFICE
   Suburban                          14    $213,025,881           23.4%    1.70x          64.8%         93.5%
   CBD                                1       2,325,000            0.3     1.28x          69.4          87.4
                            --------------------------------------------------------------------------------
SUBTOTAL                             15    $215,350,881           23.7%    1.70x          64.8%         93.4%

INDUSTRIAL
   Flex                               9     $52,125,697            5.7%    1.48x          67.9%         95.3%
   Warehouse/Distribution             4      46,267,696            5.1     1.59x          66.4          95.0
                            --------------------------------------------------------------------------------
SUBTOTAL                             13     $98,393,393           10.8%    1.53x          67.2%         95.1%

MULTIFAMILY
   Mid/High Rise                      2     $44,773,928            4.9%    1.25x          75.4%         99.5%
                            --------------------------------------------------------------------------------
SUBTOTAL                              2     $44,773,928            4.9%    1.25x          75.4%         99.5%

MANUFACTURED HOUSING                  1      $8,200,000            0.9%    1.49x          76.6%         98.5%

MIXED USE
   Office/Retail                      1      $3,150,000            0.3%    1.38x          70.0%        100.0%
                            --------------------------------------------------------------------------------
SUBTOTAL                              1      $3,150,000            0.3%    1.38x          70.0%        100.0%
                            --------------------------------------------------------------------------------
TOTAL                                68    $909,176,008          100.0%    1.68X          64.8%         95.7%
                            ================================================================================

----------
(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
                             MORTGAGED       DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
LOCATION                    PROPERTIES      BALANCE        BALANCE         RATE      (MOS.)(2)     DSCR       RATIO   MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------
Nevada                                4    $185,663,375           20.4%      4.9209%     93        2.06x         50.1%        42.0%
California                            9     122,675,199           13.5       5.7575     121        1.33x         74.9         61.7
Connecticut                           2      87,029,881            9.6       4.7421     120        2.08x         55.1         47.2
New York                              4      62,362,158            6.9       6.1734     120        1.29x         75.2         61.8
Florida                              11      58,017,373            6.4       5.6477     116        1.47x         73.6         58.1
Illinois                              4      48,760,343            5.4       6.1075     148        1.33x         68.0         43.8
Georgia                               2      46,236,312            5.1       4.8829      81        2.52x         55.4         54.8
Missouri                              2      43,120,185            4.7       5.7643     123        1.71x         56.8         42.5
Texas                                 7      39,584,100            4.4       5.8014     119        1.43x         76.3         63.8
New Jersey                            2      33,144,339            3.6       5.4027     118        1.71x         67.5         56.2
Maryland                              2      32,575,000            3.6       5.8650     120        1.39x         71.4         61.5
Puerto Rico                           1      26,500,000            2.9       5.5300     120        1.44x         75.7         63.3
South Carolina                        2      25,230,487            2.8       5.8566     117        1.40x         78.7         66.7
Pennsylvania                          4      24,199,920            2.7       5.5387     103        1.56x         68.6         56.2
Virginia                              2      16,964,590            1.9       5.8942     119        1.36x         75.3         59.7
Idaho                                 1      15,888,467            1.7       5.7100     179        1.34x         79.4         46.8
Oregon                                2      11,989,164            1.3       5.2093     102        2.23x         50.8         45.5
Colorado                              2      11,375,000            1.3       5.9777     174        1.45x         66.2         26.1
Arizona                               1       7,000,000            0.8       5.9100     120        1.43x         70.0         59.2
Washington                            1       3,841,043            0.4       6.0200     239        1.20x         65.9          1.5
Michigan                              1       3,600,000            0.4       5.8600     120        1.45x         80.0         67.6
Indiana                               2       3,419,075            0.4       6.3093     183        1.34x         64.6         37.3
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               68    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
CURRENT                      MORTGAGED       DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
OCCUPANY RATES              PROPERTIES      BALANCE        BALANCE         RATE      (MOS.)(3)     DSCR       RATIO   MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------------
80.5% - 85.0%                         2     $13,371,666            1.5%      5.2616%     66        1.67x         71.6%        65.5%
85.1% - 90.0%                         7     129,454,331           14.2       5.0414     117        1.89x         59.9         51.3
90.1% - 95.0%                        13     225,501,726           24.8       5.4627     108        1.72x         66.4         57.9
95.1% - 100.0%                       46     540,848,285           59.5       5.5820     120        1.62x         65.2         50.2
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               68    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loans, the Anticipated Repayment Date.


          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
YEARS                        MORTGAGED       DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
BUILT/RENOVATED             PROPERTIES      BALANCE        BALANCE         RATE      (MOS.)(3)     DSCR       RATIO   MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------------
1970 - 1979                           4     $23,436,312            2.6%      5.6650%    111        1.81x         63.9%        54.9%
1980 - 1989                          10     124,646,430           13.7       5.1009     122        1.86x         60.8         50.6
1990 - 1999                          13     157,864,193           17.4       5.7706     124        1.56x         65.6         49.5
2000 - 2003                          41     603,229,072           66.3       5.4611     112        1.67x         65.5         53.6
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               68    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loans, the Anticipated Repayment Date.

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                           AGGREGATE         % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                   REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
PREPAYMENT PROTECTION          LOANS        BALANCE        BALANCE         RATE      (MOS.)(1)     DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
Defeasance                           61    $880,289,252           96.8%      5.4687%    115        1.68x         64.7%        52.6%
Yield Maintenance                     3      28,886,756            3.2       5.5311     142        1.70x         70.4         50.2
                            -------------------------------------------------------------------------------------------------------
TOTAL:                               64    $909,176,008          100.0%      5.4707%    116        1.68X         64.8%        52.5%
                            =======================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                          AGGREGATE            % OF                     STATED                CUT-OFF
                            NUMBER OF      CUT-OFF            INITIAL                  REMAINING                DATE     LTV RATIO
                             MORTGAGE       DATE           LOAN GROUP 2   MORTGAGE       TERM         UW        LTV         AT
CUT-OFF DATE BALANCES         LOANS        BALANCE            BALANCE       RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
$1,038,112 - $2,999,999              8        $17,199,542         5.0%      5.6458%    121       1.45x          68.7%       37.8%
$3,000,000 - $3,999,999             10         34,190,521         9.9       5.6233     123       1.51x          73.1        56.4
$4,000,000 - $4,999,999              1          4,694,053         1.4       5.4000      59       1.35x          78.2        72.7
$5,000,000 - $6,999,999              9         52,490,155        15.2       5.4496     109       1.45x          71.9        59.3
$7,000,000 - $9,999,999              4         32,227,843         9.3       5.4024     110       1.36x          76.5        65.9
$10,000,000 - $14,999,999            6         69,811,686        20.2       5.3786     112       1.35x          77.0        65.2
$25,000,000 - $49,999,999            2         53,564,262        15.5       4.9564      88       1.49x          76.1        66.4
$50,000,000 - $80,571,735            1         80,571,735        23.4       5.4880     116       1.44x          75.0        63.8
                            -----------------------------------------------------------------------------------------------------
TOTAL:                              41       $344,749,798       100.0%      5.3895%    109       1.43X          74.8%       62.1%
                            =====================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                                         AGGREGATE           % OF                       STATED                CUT-OFF
                        NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
                         MORTGAGE          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
MORTGAGE RATES            LOANS           BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------
4.7300% - 4.9999%                3           $40,766,656          11.8%        4.8188%     61       1.54x          71.7%       65.7%
5.0000% - 5.4999%               20           234,603,063          68.1         5.3724     113       1.43x          75.8        63.2
5.5000% - 5.9999%               16            65,150,086          18.9         5.7358     126       1.37x          73.0        55.7
6.0000% - 6.5100%                2             4,229,992           1.2         6.5051     117       1.43x          76.3        65.8
                        ------------------------------------------------------------------------------------------------------------
TOTAL:                          41          $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                        ============================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------
                                        AGGREGATE           % OF                       STATED                CUT-OFF
                       NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
ORIGINAL TERM TO        MORTGAGE          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
MATURITY IN MONTHS(1)    LOANS           BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
60 - 84                         9           $72,010,534          20.9%        5.0073%     68       1.49x          72.8%       66.1%
85 - 120                       28           260,020,748          75.4         5.4756     117       1.41x          75.9        63.1
121 - 180                       4            12,718,516           3.7         5.7923     176       1.41x          63.3        18.6
                       ------------------------------------------------------------------------------------------------------------
TOTAL:                         41          $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                       ============================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


                                     A-2-13

     REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                                         AGGREGATE           % OF                       STATED                CUT-OFF
                        NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
REMAINING TERM TO        MORTGAGE          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
MATURITY IN MONTHS(1)     LOANS           BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------
56 - 84                          9           $72,010,534         20.9%        5.0073%     68        1.49x         72.8%       66.1%
85 - 120                        28           260,020,748          75.4         5.4756     117       1.41x          75.9        63.1
121 - 178                        4            12,718,516           3.7         5.7923     176       1.41x          63.3        18.6
                        ------------------------------------------------------------------------------------------------------------
TOTAL:                          41          $344,749,798        100.0%        5.3895%     109       1.43X         74.8%       62.1%
                        ============================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


      ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                                         AGGREGATE           % OF                       STATED                CUT-OFF
                        NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
ORIGINAL AMORTIZATION    MORTGAGE          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
TERM IN MONTHS            LOANS           BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------
120 - 180                        4           $10,297,501           3.0%        5.6339%    159       1.40x          60.5%        0.6%
181 - 300                        5            27,159,458           7.9         5.5030     128       1.38x          74.7        55.0
301 - 330                        1            80,571,735          23.4         5.4880     116       1.44x          75.0        63.8
331 - 360                       31           226,721,104          65.8         5.3298     102       1.43x          75.4        65.1
                        ------------------------------------------------------------------------------------------------------------
TOTAL:                          41          $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                        ============================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


      REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                                         AGGREGATE           % OF                       STATED                CUT-OFF
                        NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
REMAINING AMORTIZATION   MORTGAGE          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
TERM IN MONTHS            LOANS           BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------
118 - 180                        4           $10,297,501           3.0%        5.6339%    159       1.40x          60.5%        0.6%
181 - 300                        5            27,159,458           7.9         5.5030     128       1.38x          74.7        55.0
301 - 330                        1            80,571,735          23.4         5.4880     116       1.44x          75.0        63.8
331 - 360                       31           226,721,104          65.8         5.3298     102       1.43x          75.4        65.1
                        ------------------------------------------------------------------------------------------------------------
TOTAL:                          41          $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                        ============================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------
                                        AGGREGATE           % OF                       STATED                CUT-OFF
                          NUMBER OF      CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
                           MORTGAGE       DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
AMORTIZATION TYPES          LOANS        BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                        29       $183,779,287          53.3%        5.3516%    105       1.44x          74.5%       63.1%
   Partial Interest Only           3        105,821,735          30.7         5.4590     115       1.41x          75.6        64.7
                          ---------------------------------------------------------------------------------------------------------
SUBTOTAL                          32       $289,601,022          84.0%        5.3909%    109       1.43x          74.9%       63.7%

ARD LOANS
   ARD                             4        $35,451,275          10.3%        5.2939%     98       1.46x          77.0%       65.0%
   Partial Interest Only           1          9,400,000           2.7         5.4400     118       1.37x          78.0        68.2
                          ---------------------------------------------------------------------------------------------------------
SUBTOTAL                           5        $44,851,275          13.0%        5.3245%    102       1.44x          77.2%       65.7%

FULLY AMORTIZING LOANS             4        $10,297,501           3.0%        5.6339%    159       1.40x          60.5%        0.6%
                          ---------------------------------------------------------------------------------------------------------
TOTAL                             41       $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                          =========================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------
UNDERWRITTEN                            AGGREGATE           % OF                       STATED                CUT-OFF
CASH FLOW              NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
DEBT SERVICE            MORTGAGE          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
COVERAGE RATIOS          LOANS           BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
1.20x - 1.29x                   4           $14,531,961           4.2%        5.8919%    132       1.22x          72.6%       39.1%
1.30x - 1.39x                  16           112,550,478          32.6         5.4507     116       1.35x          76.1        62.5
1.40x - 1.49x                  14           165,926,735          48.1         5.4217     113       1.44x          75.8        64.2
1.50x - 1.59x                   2            29,476,261           8.6         4.8984      61       1.52x          71.6        65.7
1.60x - 1.69x                   2            10,096,602           2.9         5.2194      93       1.61x          66.6        57.9
1.70x - 2.04x                   3            12,167,760           3.5         5.1141      98       1.90x          66.3        52.7
                       ------------------------------------------------------------------------------------------------------------
TOTAL:                         41          $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                       ============================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                     -------------------------------------------------------------
                                       AGGREGATE           % OF                       STATED                CUT-OFF
                      NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
CUT-OFF DATE           MORTGAGE          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
LTV RATIOS              LOANS           BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
43.2% - 49.9%                  1            $1,985,607           0.6%        5.4900%    178       2.03x          43.2%        0.5%
50.0% - 59.9%                  1             3,364,958           1.0         5.8800     177       1.20x          55.6         0.8
60.0% - 64.9%                  2            12,172,772           3.5         5.4156      97       1.48x          62.5        54.3
65.0% - 69.9%                  4            16,100,040           4.7         5.1278     106       1.59x          67.9        51.0
70.0% - 74.9%                 10            64,880,812          18.8         5.2623      90       1.48x          72.3        59.7
75.0% - 80.0%                 23           246,245,608          71.4         5.4313     114       1.40x          77.0        65.2
                      ------------------------------------------------------------------------------------------------------------
TOTAL:                        41          $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                      ============================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.


                                     A-2-15

        MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                     WEIGHTED AVERAGES
                                                                 -------------------------------------------------------------
                                   AGGREGATE           % OF                       STATED                CUT-OFF
                  NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
MATURITY DATE      MORTGAGE          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
LTV RATIOS(1)       LOANS           BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------
43.8% - 49.9%              1            $5,284,458           1.6%        5.9100%    178       1.35x          73.4%       43.8%
50.0% - 59.9%              8            45,837,195          13.7         5.4574     113       1.48x          69.9        56.5
60.0% - 64.9%             11           134,900,381          40.3         5.4756     114       1.42x          74.7        63.5
65.0% - 69.9%             14           131,019,935          39.2         5.2424     101       1.43x          77.1        66.9
70.0% - 72.7%              3            17,410,328           5.2         5.3479      76       1.39x          79.3        71.6
                  ------------------------------------------------------------------------------------------------------------
TOTAL:                    37          $334,452,297         100.0%        5.3820%    108       1.43X          75.2%       64.0%
                  ============================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                           --------------------------------------
                                             AGGREGATE           % OF                       CUT-OFF
                            NUMBER OF         CUT-OFF           INITIAL                      DATE
                            MORTGAGED          DATE          LOAN GROUP 2        UW           LTV
PROPERTY TYPE               PROPERTIES        BALANCE           BALANCE         DSCR         RATIO    OCCUPANCY
-----------------------------------------------------------------------------------------------------------------
MULTIFAMILY
   Garden                           36          $203,129,141         58.9%     1.42x            74.8%      94.9%
   Mid/High Rise                     3            19,385,607          5.6      1.45x            74.9       95.4
                            -------------------------------------------------------------------------------------
SUBTOTAL                            39          $222,514,748         64.5%     1.42x            74.8%      95.0%

MANUFACTURED HOUSING                 9          $113,115,997         32.8%     1.46x            74.5%      94.4%

MIXED USE
   Multifamily/Retail                2            $6,194,053          1.8%     1.35x            77.4%      98.3%
                            -------------------------------------------------------------------------------------
SUBTOTAL                             2            $6,194,053          1.8%     1.35x            77.4%      98.3%

RETAIL
   Unanchored                        1            $2,925,000          0.8%     1.37x            75.0%     100.0%
                            -------------------------------------------------------------------------------------
SUBTOTAL                             1            $2,925,000          0.8%     1.37x            75.0%     100.0%

                            -------------------------------------------------------------------------------------
TOTAL                               51          $344,749,798        100.0%     1.43X            74.8%      94.9%
                            =====================================================================================

----------
(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                                    -------------------------------------------------------------
                                      AGGREGATE           % OF                       STATED                CUT-OFF
                     NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
                     MORTGAGED          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
LOCATION             PROPERTIES        BALANCE           BALANCE         RATE       (MOS.)(2)     DSCR      RATIO    MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------
Florida                       6           $68,712,272          19.9%        5.1943%     88       1.46x          75.1%       66.3%
Texas                         9            60,532,826          17.6         5.2562     108       1.49x          75.9        64.3
Michigan                      2            46,530,000          13.5         5.4305     114       1.42x          75.0        64.2
California                   10            40,359,739          11.7         5.4499     112       1.40x          70.9        58.4
Colorado                      3            22,865,449           6.6         5.6534     117       1.36x          76.9        65.3
North Carolina                2            14,021,827           4.1         5.5455     119       1.34x          76.0        63.7
Virginia                      1            14,000,000           4.1         5.4600     118       1.30x          79.5        69.6
North Dakota                  1             9,560,000           2.8         5.4880     116       1.44x          75.0        63.8
New Mexico                    1             9,400,000           2.7         5.4400     118       1.37x          78.0        68.2
Ohio                          2             7,503,840           2.2         5.5619     107       1.35x          79.0        67.7
Wisconsin                     3             6,932,543           2.0         5.5144     150       1.50x          62.8         0.5
Pennsylvania                  1             6,100,000           1.8         5.3500     120       1.42x          77.4        58.6
Arkansas                      1             5,284,458           1.5         5.9100     178       1.35x          73.4        43.8
Maryland                      1             5,200,000           1.5         5.0400      84       1.34x          76.5        67.8
Missouri                      1             4,694,053           1.4         5.4000      59       1.35x          78.2        72.7
Illinois                      1             3,982,153           1.2         5.2600     116       2.04x          67.5        56.2
Nebraska                      1             3,687,784           1.1         5.2600     117       1.49x          77.0        64.0
Indiana                       1             3,625,219           1.1         5.7300     116       1.49x          78.8        66.6
Kentucky                      1             3,492,677           1.0         5.7500     118       1.46x          72.8        61.4
Nevada                        1             3,364,958           1.0         5.8800     177       1.20x          55.6         0.8
New York                      1             3,250,000           0.9         5.5000     120       1.38x          72.2        55.0
New Hampshire                 1             1,650,000           0.5         5.4500      60       1.37x          71.7        64.3
                     ------------------------------------------------------------------------------------------------------------
TOTAL:                       51          $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                     ============================================================================================================

----------
(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-17

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                       WEIGHTED AVERAGES
                                                                   -------------------------------------------------------------
                                     AGGREGATE           % OF                       STATED                CUT-OFF
                    NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
CURRENT             MORTGAGED          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
OCCUPANY RATES      PROPERTIES        BALANCE           BALANCE         RATE       (MOS.)(3)     DSCR      RATIO    MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------------
87.2% - 90.0%                2           $61,840,000          17.9%        5.3171%    118       1.45x          77.1%       64.7%
90.1% - 95.0%               14            99,172,114          28.8         5.4510     116       1.39x          74.0        60.0
95.1% - 100.0%              35           183,737,683          53.3         5.3807     103       1.44x          74.4        62.3
                    ------------------------------------------------------------------------------------------------------------
TOTAL:                      51          $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                    ============================================================================================================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)   For the ARD loans, the Anticipated Repayment Date.


          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                        WEIGHTED AVERAGES
                                                                    -------------------------------------------------------------
                                      AGGREGATE           % OF                       STATED                CUT-OFF
                     NUMBER OF         CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
YEARS                MORTGAGED          DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
BUILT/RENOVATED      PROPERTIES        BALANCE           BALANCE         RATE       (MOS.)(3)     DSCR      RATIO    MATURITY(3)
---------------------------------------------------------------------------------------------------------------------------------
1960 - 1969                   3           $14,785,000           4.3%        5.4850%    117       1.42x          75.6%       63.2%
1970 - 1979                   8            36,318,843          10.5         5.6523     123       1.41x          72.7        53.9
1980 - 1989                   6            61,448,660          17.8         5.4433     112       1.46x          73.4        62.4
1990 - 1999                  10            64,186,280          18.6         5.1064      79       1.52x          73.3        64.6
2000 - 2003                  24           168,011,015          48.7         5.4127     116       1.39x          76.2        62.7
                     ------------------------------------------------------------------------------------------------------------
TOTAL:                       51          $344,749,798         100.0%        5.3895%    109       1.43X          74.8%       62.1%
                     ============================================================================================================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loans, the Anticipated Repayment Date.

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                     -------------------------------------------------------------
                                       AGGREGATE           % OF                       STATED                CUT-OFF
                         NUMBER OF      CUT-OFF           INITIAL                    REMAINING                DATE     LTV RATIO
                          MORTGAGE       DATE          LOAN GROUP 2     MORTGAGE       TERM         UW        LTV         AT
PREPAYMENT PROTECTION      LOANS        BALANCE           BALANCE         RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
Defeasance                       40       $341,982,910         99.2%        5.3858%     109       1.43x         74.8%       62.1%
Yield Maintenance                 1          2,766,888          0.8         5.8500      117       1.45x          71.9        60.9
                         ---------------------------------------------------------------------------------------------------------
TOTAL:                           41       $344,749,798        100.0%        5.3895%     109       1.43X         74.8%       62.1%
                         =========================================================================================================

----------
(1) For the ARD loans, the Anticipated Repayment Date.



                                     A-2-18

                                                                      ANNEX A-3


STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $155,000,000 (Pari Passu)(1)

CUT-OFF PRINCIPAL BALANCE:              $155,000,000 (Pari Passu)(1)

% OF POOL BY IPB:                       12.4%

SHADOW RATING (M/S)(2):                 Aa3/AA

LOAN SELLER:                            JPMorgan Chase Bank

BORROWER:                               Forum Shops, LLC

SPONSOR:                                Simon Property Group, L.P.

ORIGINATION DATE:                       11/14/2003

INTEREST RATE:                          4.7931%

INTEREST ONLY PERIOD:                   24 months

MATURITY DATE:                          12/1/2010

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 360 months

CALL PROTECTION:                        L(24),Def(50),O(7)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        $395,000,000

ADDITIONAL DEBT TYPE:                   Represents the pari passu A1 companion
                                        note, the pari passu A2 companion note
                                        and the subordinate B note

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

An $8,000,000 upfront reserve for tenant improvements on Phase III space is required. Following a trigger event(10), monthly reserves are required for taxes, CapEx and ground rent. In lieu of cash deposits by the Forum Shops borrower for the reserves, Simon Property Group, L.P. may provide a guaranty of such amounts. Such guaranty will be allowed so long as Simon Property Group, L.P. maintains a long term debt rating of at least BBB- (or its equivalent) by any of the rating agencies. A $48,000,000 reserve representing 125% of remaining construction costs on Phase III was also required and may be replaced by a letter of credit.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Leasehold

PROPERTY TYPE:                   Retail - Regional Mall

SQUARE FOOTAGE(3):                 651,268

LOCATION:                        Las Vegas, NV

YEAR BUILT/RENOVATED:            1992 & 1997/2003

OCCUPANCY(4):                      97.3%

OCCUPANCY DATE:                  1/28/2004

SALES PER SF5:
   1999:                         $1,248
   2000:                         $1,243
   2001:                         $1,165
   2002:                         $1,201
   2003:                         $1,222

NUMBER OF TENANTS:               98

HISTORICAL NOI:
   2001:                         $31,193,611
   2002:                         $33,960,871
   2003:                         $43,303,573
UW NOI(6):                       $64,362,759
UW NET CASH FLOW(6):               $63,846,143
APPRAISED VALUE(7):                $1,000,000,000
APPRAISAL DATE:                  11/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                PARI PASSU
                                  NOTES(8)                 WHOLE LOAN(9)
                            ----------------------------------------------------
CUT-OFF DATE LOAN/SF:              $714                      $845
CUT-OFF DATE LTV:                  46.5%                     55.0%
MATURITY DATE LTV:                 42.7%                     50.6%
UW DSCR:                           2.18x                     1.85x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                              MOODY'S/     SQUARE   % OF     SALES     BASE RENT          LEASE
        TENANT NAME           PARENT COMPANY                  S&P(11)       FEET     GLA     PSF(12)      PSF        EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
FAO SCHWARZ            D.E. Shaw                              NAP/NAP      31,642    6.5%      $400      $53.29            2013
VIRGIN MEGASTORE       Virgin Group Ltd.                      NAP/NAP      28,695    5.9%      $439      $50.36            2013
NIKETOWN               Nike, Inc.  (NYSE: NKE)                 A2/A        27,693    5.7%      $250      $55.98            2008
PLANET HOLLYWOOD       Planet Hollywood International Inc.    NAP/NAP      24,290    5.0%      $277      $43.56            2009
BANANA REPUBLIC        The Gap Inc. (NYSE: GPS)               Ba3/BB+      16,912    3.5%    $1,256      $53.22            2008
THE GAP/GAP KIDS       The Gap Inc. (NYSE: GPS)               Ba3/BB+      15,910    3.3%    $1,042      $80.77            2009
CHINOIS                Wolfgang Puck Worldwide, Inc.          NAP/NAP      15,317    3.2%      $879      $19.33            2013
EXPRESS WOMEN          Limited Brands (NYSE: LTD)            Baa1/BBB+     12,876    2.7%      $712      $40.00            2005
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the A3 component note in a 4-component note whole loan structure in the aggregate principal amount of $550,000,000. The A3 component note is pari passu with a $155,000,000 A1 component note, and a $155,000,000 A2 component note (both of which are not included in the trust). The $85,000,000 B component note is subordinate to the A1, A2 and A3 component notes and is also not included in the trust.

(2) Moody's and S&P have confirmed that the Forum Shops loan has credit characteristics consistent with investment-grade rated obligations.

(3) Includes the 166,035 square foot Phase III expansion, which is currently under construction with an expected completion date of November 2004.

(4)  Occupancy percentage includes only Phase I and Phase II.

(5)  For all tenants under 10,000 square feet reporting sales.

(6)  Based upon proforma cashflow after completion of Phase III.

(7) Represents stabilized value upon the completion of Phase III construction. Phase I & II are valued at $735,000,000.

(8) Calculated using a loan amount equal to $465,000,000 (the aggregate Pari Passu Notes balance).

(9) Calculated using a loan amount equal to $550,000,000 (the aggregate whole loan balance including the B component note).

(10) A trigger event will occur if NOI falls below $50 million for two consecutive quarters following the opening of Phase III.

(11) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(12) Represents space for which the respective tenant reports sales as of 12/31/2003.

                                     A-3-1

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Forum Shops loan is secured by a leasehold mortgage on a 651,268 square foot retail - regional mall. Phase I was constructed in 1992, Phase II was constructed in 1997, and Phase III is currently being constructed with an expected opening date of November 2004. The Forum Shops loan is a senior loan in a split loan structure with the Forum Shops companion notes (pari passu with the Forum Shops loan) which are not included in the trust and the Forum Shops B Note (subordinate to the Forum Shops loan and the Forum Shops companion notes), which is not included in the trust.

LOAN FEATURES. The Forum Shops property is encumbered by a long term ground lease terminating in August 2050, with one 25-year extension option. Under the terms of the ground lease, the Forum Shops borrower is required to complete construction of Phase III, which is expected to include 166,035 square feet of rentable space. Simon Property Group, L.P. ("SPG") has provided a completion guaranty with respect to the Phase III construction, which is currently taking place. The completion guaranty is additionally supported by a letter of credit in the original amount of $48,020,000, which was equal to 125% of the estimated remaining hard construction costs. Upon closing of the Forum Shops loan, SPG leased all of the Phase III space from the Forum Shops borrower under a 20-year master lease at an initial rate of $25,000,000 per year. The rent under the master lease will reduce as, among other things, space tenants at Phase III take possession and commence paying rent under their respective space leases.

THE BORROWER. The borrower is Forum Shops, LLC, a single purpose entity controlled by SPG. SPG is a publicly traded retail real estate company with a total market capitalization of approximately $25 billion as of December 31, 2003. Through its subsidiary partnerships, SPG currently has an interest in 245 properties containing an aggregate of 190 million square feet of gross leasable area in 37 states, as well as 47 assets in Europe and Canada. SPG was founded in 1960.

THE PROPERTY. The Forum Shops in Las Vegas, NV, originally opened in 1992 with approximately 257,003 square feet (Phase I) of retail space connected to the Caesars Palace hotel and casino. The Forum Shops nearly doubled its size in 1997 when it added approximately 228,230 square feet, which is known as Phase II. SPG is now adding Phase III which will include approximately 166,035 square feet and will include frontage and entrances directly on Las Vegas Boulevard. Phase III is expected to be fully constructed in the spring of 2004 with extensive tenant work during the summer and a grand opening scheduled for November 2004. Phases I & II of the Forum Shops is 97.3% leased with sales of $1,222 per square foot for tenants under 10,000 square feet that reported sales in 2003.

Tenants at the Forum Shops include retailers such as Louis Vuitton, Versace, Gucci, Valentino and Spago. Some of the larger tenants at the center include Niketown, Virgin Megastore, Banana Republic and Express Women. Leasing for Phase III is in its preliminary stages with most leases currently being negotiated or out for signature. Some notable retailers and restaurants which are expected to take space in Phase III include Donna Karan, Harry Winston, Ralph Lauren/Polo, Joe's Stone Crab and Il Mulino of New York.

THE MARKET(1). The Forum Shops is located at 3500 Las Vegas Boulevard South, in the heart of Las Vegas, NV. Las Vegas Boulevard is known as "The Strip." More than 35 million visitors come to Las Vegas annually and a large majority of them visit or stay on Las Vegas Boulevard.

The trade area for the Forum Shops includes approximately 1,496,850 people in 555,607 households. The annual household income of these residents is approximately $60,142 and the median age is 33 years old. From 1990 to 2000, the market experienced nearly 70% population growth.

Additionally, there are over 120,000 hotel rooms in Las Vegas and nine of the ten largest hotels in the world are located there. It is the number one summer destination in the United States and the number one gambling destination in the world. The Las Vegas airport is the 8th busiest in the United States with 850 flights per day.

PROPERTY MANAGEMENT. The property manager of the Forum Shops property is Simon Management Associates, LLC. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(2)

                NUMBER OF                                        % OF BASE    CUMULATIVE  CUMULATIVE     CUMULATIVE      CUMULATIVE
                 LEASES    SQUARE FEET  % OF GLA      BASE RENT     RENT     SQUARE FEET   % OF GLA      BASE RENT       % OF BASE
        YEAR    EXPIRING    EXPIRING    EXPIRING      EXPIRING    EXPIRING     EXPIRING    EXPIRING       EXPIRING     RENT EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP      13,334        2.7%          NAP         NAP         13,334       2.7%              NAP           NAP
2004 & MTM           11      25,666        5.3       3,001,117       7.3%        39,000       8.0%       $3,001,117          7.3%
2005                 11      48,842       10.1       3,125,211       7.6         87,842      18.1%       $6,126,327         14.9%
2006                  5       4,622        1.0         865,145       2.1         92,464      19.1%       $6,991,472         17.0%
2007                  7      24,839        5.1       1,485,133       3.6        117,303      24.2%       $8,476,606         20.6%
2008                 31     130,600       26.9      10,726,740      26.1        247,903      51.1%      $19,203,345         46.7%
2009                  9      53,476       11.0       3,982,010       9.7        301,379      62.1%      $23,185,356         56.4%
2010                  4      17,607        3.6       1,328,585       3.2        318,986      65.7%      $24,513,941         59.7%
2011                  1       1,620        0.3         202,500       0.5        320,606      66.1%      $24,716,441         60.2%
2012                  9      31,895        6.6       4,991,215      12.1        352,501      72.6%      $29,707,656         72.3%
2013                 17     108,318       22.3       8,874,594      21.6        460,819      95.0%      $38,582,250         93.9%
2014                  4      12,629        2.6       2,059,060       5.0        473,448      97.6%      $40,641,310         98.9%
AFTER                 1      11,785        2.4         440,000       1.1        485,233     100.0%      $41,081,310        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               110     485,233        100.0%  $41,081,310     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Forum Shops loan appraisal with a stabilization date of November 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2) The lease rollover schedule includes only Phase I and Phase II.

                                     A-3-2

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                  HARBOR PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $85,000,000

CUT-OFF PRINCIPAL BALANCE:        $85,000,000

% OF POOL BY IPB:                 6.8%

SHADOW RATING (M/S)(1):           BAA3/BBB-

LOAN SELLER:                      JPMorgan Chase Bank

BORROWER:                         HPHV Direct, LLC

SPONSOR:                          Apollo Real Estate Investment III, L.P.

ORIGINATION DATE:                 3/19/2004

INTEREST RATE:                    4.7025%

INTEREST ONLY PERIOD:             24 months

MATURITY DATE:                    4/1/2014

AMORTIZATION TYPE:                Balloon

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(23),Def(96),O(1)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Hard

ADDITIONAL DEBT:                  $30,000,000

ADDITIONAL DEBT TYPE:             Mezzanine

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL                  MONTHLY
                               -------------------------------------------------
           Taxes:                   $607,549                 $151,887
           Insurance:                $38,819                  $19,409
           CapEx:                    $40,000                  $10,823
           TI/LC:                   $466,670                  $66,667
           Other:                   $774,403                       $0

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Office - Suburban

SQUARE FOOTAGE:                   731,202

LOCATION:                         Stamford, CT

YEAR BUILT/RENOVATED:             1981 & 1983

OCCUPANCY:                        88.6%

OCCUPANCY DATE:                   12/1/2003

NUMBER OF TENANTS:                11

HISTORICAL NOI:

   2001:                          $11,583,155

   2002:                          $11,524,717

   TTM AS OF 9/30/2003:           $11,222,123

UW NOI:                           $12,111,533

UW NET CASH FLOW:                 $11,091,280

APPRAISED VALUE:                  $155,000,000

APPRAISAL DATE:                   2/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $116

CUT-OFF DATE LTV:                 54.8%

MATURITY DATE LTV:                47.1%

UW DSCR:                          2.10X
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                            SQUARE   % OF    BASE   LEASE EXPIRATION
TENANT NAME                         PARENT COMPANY                          MOODY'S/ S&P(2)  FEET    GLA   RENT PSF      YEAR
------------------------------------------------------------------------------------------------------------------------------------
NATIONAL WESTMINSTER BANK (NATWEST) Royal Bank of Scotland Group (LSE: RBS)   Aa2/AA-(3)   202,269  27.7%   $24.75       2012
TIME WARNER ENTERTAINMENT           Time Warner Inc (NYSE: TWX)               Baa1/BBB+    169,733  23.2%   $24.62       2011
ASCENT MEDIA                        Liberty Media Corp (NYSE: L)              Baa3/BBB-    145,648  19.9%   $22.00       2012
META GROUP                          Meta Group Inc (NSDQ: METG)                 NR/NR       66,171   9.0%   $29.00       2008
------------------------------------------------------------------------------------------------------------------------------------

(1) Moody's and S&P have confirmed that the Harbor Plaza loan has credit characteristics consistent with investment-grade rated obligations.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3) National Westminster Bank PLC is a subsidiary of Royal Bank of Scotland Group PLC. National Westminster Bank PLC is rated Aa1/AA. The parent company, Royal bank of Scotland Group PLC, is rated Aa2/AA-

                                     A-3-3

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                  HARBOR PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Harbor Plaza loan is secured by a first mortgage, fee interest in a multi-building office complex located in Stamford, CT.

THE BORROWER. The borrower is HPHV Direct, LLC. The sponsor of the Borrower is Apollo Real Estate Investment III, L.P. Apollo Real Estate III, L.P. is a $1.05 billion real estate investment fund controlled by Apollo Real Estate Advisors. Apollo Real Estate Advisors was formed in April 1993 as the real estate affiliate of the Apollo organization, a group of companies that has managed in excess of $16 billion in equity since its formation in 1990. Apollo has overseen the investment of eight real estate funds, which collectively invested in over 210 transactions with an aggregate value of over $20 billion. Apollo Real Estate Investment III, L.P. is the sole guarantor with respect to the recourse carveouts for the Harbor Plaza loan.

THE PROPERTY. The Harbor Plaza property consists of six, three- to five-story office buildings containing a total of 731,202 net rentable square feet. The improvements are situated on a 17.9 acre parcel and were built between 1981 and 1983. The property offers large floor plates with an average size of approximately 32,000 square feet and views of the Long Island Sound and adjacent marina from many of the spaces. On-site parking is provided for 2,066 vehicles.

As of December 2003, the property was 88.6% occupied by 11 tenants. The three largest tenants are National Westminster Bank (approximately 202,269 square feet), Time Warner Entertainment (approximately 169,733 square feet) and Ascent Media Group (approximately 145,648 square feet). The three tenants collectively account for approximately 70.8% of the property's net rentable area. National Westminster has subleased its entire space to seven sub-tenants with all of the subleases expiring on March 30, 2008. National Westminster Bank will have the option to terminate its lease with respect to all of its space effective March 30, 2008 with not less than 24 months notice. As a condition of termination, the tenant would be required to pay a termination penalty equal to 12 months of base rent prior to termination (approximately $5,598,254) plus an amount equal to any additional rent due under the lease for the same period; such amounts shall be disbursed into the TI/LC escrow. Ascent Media also has a termination option on 47,853 square feet of its space that commences on July 1, 2007 and ends on July 1, 2009. The tenant must pay a termination penalty of $526,383 as a condition of termination.

THE MARKET(1). Harbor Plaza is located in the north central portion of Stamford, approximately 1 mile south of the Stamford CBD. Stamford is located in Fairfield County with a median household income of $86,400. The county's estimated population in 2002 was 885,400. Fairfield County is considered a part of the New York City MSA and borders New York's Westchester County. Fairfield County is situated along the Northeast's major transportation corridor, Interstate 95, and is home to seven Fortune 500 companies, including General Electric, International Paper, Xerox, and Pitney Bowes, all of which have their headquarters in the Stamford area. The north central portion of Stamford is less densely developed than the CBD, and offers uses with a more park-like atmosphere than the CBD. Uses in the property's immediate area include water related uses, industrial uses, and single and multi-family uses. The majority of commercial development in the area has taken place along the area's two major arteries, Long Ridge Road and High Ridge Road.

The property is considered a part of the Stamford Non-CBD office submarket which contains approximately 8.18 million square feet of space. The property competes with the market's Class A and high quality Class B properties. As of the second quarter of 2003, the Stamford Non-CBD market had an overall vacancy rate of 18.9% with sublease space accounting for approximately 42% of the vacant space. The overall gross asking rent for the market is $30.32 per square foot compared to the property's gross in-place rental rate of $28.07 per square foot. The property's in-place rents fall within the market range. Over the last 12 to 24 months several major tenants have returned large blocks of space to the market by downsizing or vacating their space, putting downward pressure on rental rates and causing vacancy rates to rise. There are no new projects planned or under construction in the vicinity of the property.

PROPERTY MANAGEMENT. The property manager of the Harbor Plaza Property is Colliers ABR, Inc., a real estate services firm based in New York, NY. Colliers provides tenant services, landlord services, agency brokerage, consulting, property management, project monitoring and market research. Colliers ABR manages approximately 14 million square feet in the New York metropolitan area. The portfolio is approximately 98% leased. Colliers ABR is an equity owner in Colliers International, which owns 234 offices in 51 countries.
--------------------------------------------------------------------------------
(1) Certain information from the Harbor Plaza Loan appraisal dated February 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

               NUMBER OF     SQUARE                              % OF BASE  CUMULATIVE     CUMULATIVE %    CUMULATIVE   CUMULATIVE %
                 LEASES       FEET      % OF GLA     BASE RENT      RENT    SQUARE FEET       OF GLA       BASE RENT    OF BASE RENT
      YEAR      EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING   EXPIRING        EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP         83,674      11.4%         NAP         NAP      83,674          11.4%               NAP          NAP
2004 & MTM          2          16,407      2.2        513,219        3.2%    100,081          13.7%          $513,219         3.2%
2005                1           2,540      0.3         52,705        0.3     102,621          14.0%          $565,924         3.5%
2006                0               0      0.0              0        0.0     102,621          14.0%          $565,924         3.5%
2007                4          19,910      2.7        547,870        3.4     122,531          16.8%        $1,113,794         6.9%
2008                4          81,021     11.1      2,353,484       14.6     203,552          27.8%        $3,467,278        21.5%
2009                0               0      0.0              0        0.0     203,552          27.8%        $3,467,278        21.5%
2010                0               0      0.0              0        0.0     203,552          27.8%        $3,467,278        21.5%
2011                2         169,733     23.2      4,179,231       26.0     373,285          51.1%        $7,646,509        47.5%
2012                5         347,917     47.6      8,195,703       50.9     721,202          98.6%       $15,842,212        98.4%
2013                0               0      0.0              0        0.0     721,202          98.6%       $15,842,212        98.4%
2014                1          10,000      1.4        250,000        1.6     731,202         100.0%       $16,092,212       100.0%
AFTER               0               0      0.0              0        0.0     731,202         100.0%       $16,092,212       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL              19         731,202    100.0%   $16,092,212      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-4

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $80,571,735

CUT-OFF PRINCIPAL BALANCE:        $80,571,735

% OF POOL BY IPB:                 6.4%

LOAN SELLER:                      JPMorgan Chase Bank

BORROWER:                         Emerald Lake SPE LLC, Long Field Woods
                                  SPE LLC, Palm Beach SPE LLC, Tara Woods
                                  SPE LLC

SPONSOR:                          Hometown America, L.L.C.

ORIGINATION DATE:                 10/16/2003

INTEREST RATE:                    5.4880%

INTEREST ONLY PERIOD:             24 months

MATURITY DATE:                    11/1/2013

AMORTIZATION TYPE:                Balloon

ORIGINAL AMORTIZATION:            330 months

REMAINING AMORTIZATION:           330 months

CALL PROTECTION:                  L(24),Def(88),O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Soft

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             NAP

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL                  MONTHLY
                                   ---------------------------------------------
         Taxes:                         $645,120                  $64,300

         CapEx:                               $0                   $8,168

         Engineering:                    $61,063                       $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio

TITLE:                            Fee

PROPERTY TYPE:                    Manufactured Housing Community

PADS:                             2,727

LOCATION:                         Various (See Chart titled "Portfolio
                                  Properties")

YEAR BUILT/RENOVATED:             Various (See Chart titled "Portfolio
                                  Properties")

OCCUPANCY:                        93.4%

OCCUPANCY DATE:                   2/1/2004

HISTORICAL NOI:

  2001:                           $7,153,821

  2002:                           $8,407,713

  TTM AS OF 6/03 & 9/03:          $8,771,622

UW NOI:                           $8,294,724

UW NET CASH FLOW:                 $8,158,374

APPRAISED VALUE:                  $107,500,000

APPRAISAL DATES:                  7/16/2003 and 8/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/PADS:           $29,546

CUT-OFF DATE LTV:                 75.0%

MATURITY LTV:                     63.8%

UW DSCR:                          1.44x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES
                                                           YEAR    # OF  % OF TOTAL  AVERAGE RENT
          PROPERTY NAME                  LOCATION          BUILT   PADS     PADS       PER PAD      OCCUPANCY     APPRAISED VALUE
---------------------------------------------------------------------------------------------------------------------------------
CLINTON                            Clinton Township, MI    1970    1,000    36.7%      $428          87.2%         $44,100,000
TARA WOODS                         North Fort Myers, FL    1985      531    19.5%      $410          99.8%          20,600,000
COUNTRYSIDE VILLAGE OF LONGMONT    Longmont, CO            1971      310    11.4%      $449          95.5%          16,000,000
BUENA VISTA                        Fargo, ND               1960      400    14.7%      $285          93.5%          11,950,000
PALM BEACH COLONY                  West Palm Beach, FL     1971      285    10.5%      $328          95.8%           9,500,000
EMERALD LAKE                       Punta Gorda, FL         1986      201     7.4%      $259         100.0%           5,350,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                             2,727   100.0%      $383           93.4%       $107,500,000
---------------------------------------------------------------------------------------------------------------------------------

                                     A-3-5

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Hometown America Portfolio VI mortgage loan is secured by a first mortgage interest in 6 manufactured housing communities.

THE BORROWER. The borrowers are Emerald Lake SPE LLC, Long Field Woods SPE LLC, Palm Beach SPE LLC, and Tara Woods SPE LLC, all special purpose entities. The sponsor of the loan is Hometown America, L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Hometown America Portfolio VI properties were acquired as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTY. The Hometown America Portfolio VI consists of 6 manufactured housing communities: Tara Woods, Palm Beach Colony, Emerald Lake, Countryside Village of Longmont, Clinton, and Buena Vista. There are a total of 2,727 pads with a weighted average occupancy of 93.4% and a weighted average monthly pad rent of approximately $383.

THE MARKET(1).
CLINTON
The Clinton property is located in Clinton Township, Michigan. Clinton Township is located in southeast Macomb County, about 25 miles north of the Detroit CBD. Primary access to the property is provided by Interstate Highway 94. Interstate 94 is located east of the property, and provides access to Detroit to the south and Port Huron to the north. Interstate 94 connects with other major expressways in the area, which give access to other parts of the metropolitan area and the region.

The population in the Detroit MSA grew 4.1% between 1990 and 2000. As of year end 2002, the population of the Detroit MSA was estimated to be 4,449,889. The population within the property's neighborhood has shown positive growth over the past several years, with an estimated 281,353 people living within a five-mile radius. The neighborhood currently has a 2002 average household income of $68,329 within a three-mile radius.

The property is located within a growing area. The major retail development in the neighborhood is Lakeside Mall, located approximately three miles north of the property in Sterling Heights. This regional mall contains over 1.4 million square feet, 184 stores and is anchored by JC Penny, Marshall Fields, and Sears.

The average adjusted monthly home site rent in the communities is $384, an increase of $12 (3.23%) over last year. The occupancy rate for manufactured housing properties within Macomb County is 94% (as of February 2003), the same as February 2002. The average occupancy rate within the County is 95%. The property's current occupancy rate is 87.2% while properties considered comparable to the property reported an average occupancy rate of 98.0%. There are no proposed manufactured housing communities in the immediate vicinity. Many of the competitive properties were developed prior to 1990 and no new development has transpired since that time.

TARA WOODS
The Tara Woods property is located along the southwestern coast of the Florida in the North Ft. Myers area of Lee County. It is in the Naples-Ft. Myers MSA. Lee County is 120 miles south of Tampa between Sarasota and Naples and 140 miles northwest of Miami or 140 miles southwest of Orlando. Regional access to the property is provided by Interstate 75, which extends northward through the State of Florida. Interstate 75 is located about 6 miles to the southeast of the property.

The Naples-Ft. Myers MSA has a population of about 745,441 as of year-end 2002. The largest age group is comprised of persons within the 65 year old and over bracket (50.3%), followed by 35-54 year olds (33.8%). This reflects the dominance of retirees in this market, compared to the large number of retirees noted in other population centers in Florida. Lee County's median household income has increased significantly over the past twelve years. Lee County's median household income increased 3.4% annually from $28,700 in 1990 to $48,844 in 2002.

The property's neighborhood has had substantial growth. During the past twelve years, population has increased at an average annual rate of 5.98%, 6.00% and 3.13% within the one, three and five-mile radius, respectively. The average rental rate for manufactured housing is $392 per lot per month in Lee County. The County also has an occupancy of 95%. The property has maintained a fairly high occupancy rate nearly equivalent to 100%.

Despite the increasing demand for manufactured housing, there have been relatively few new manufactured home communities developed. In the property's market area, there have been no new manufactured home communities developed in over 25 years. As such, much of the new space has come from the expansion of existing communities and continuing absorption of existing communities that are not fully built-out or leased. There are no manufactured housing communities that are under construction in the property's immediate vicinity. Most of the competitive properties were developed between 1980 and 1990 and no new development has transpired since that time.
--------------------------------------------------------------------------------
(1) Certain information from the Hometown America Portfolio VI loan appraisals dated July 16, 2003, and August 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-6

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COUNTRYSIDE VILLAGE OF LONGMONT
The Countryside Village property is located in Longmont, Colorado, which is in the northeastern corner of Boulder County, 37 miles north of Denver and approximately 10 miles east of the foothills of the Rocky Mountains. Nearby is Roosevelt National Forest with its many recreation areas, while Rocky Mountain Park, and the Trail Ridge Road, is 30 miles to the northwest. Primary access to the property's neighborhood is provided by Interstate Highway 25 and State Highway 119. Interstate Highway 25 is 5 miles east of the neighborhood which traverses in a north-south direction. This arterial connects the property's neighborhood with the Denver CBD and Denver Tech Center to the south, and the City of Fort Collins to the north. State Highway 119 provides access to I-25 to the east and the City of Boulder to the southwest.

The population within the property's neighborhood has shown positive growth over the past several years with an estimated 83,240 people living within a five-mile radius of the property. Within the same area, the average household income in 2002 was $74,480.

The area manufactured housing market and the local submarket are both at stabilized occupancy levels. Comparable properties reported occupancy rates of 92% or better, averaging out at 96%. The property has an occupancy level of 95.5%.

BUENA VISTA
The Buena Vista property is located in the City of Fargo, North Dakota, in Cass County, at the easternmost edge of the state. Fargo is directly west of Moorhead, Minnesota and is classified under the Fargo-Moorhead MSA. Cass County (North Dakota) and Clay County (Minnesota) are the only two counties within this MSA. In 2000, Cass County was approximately 70.6% of the MSA population and Clay County made up 29.4%. The property's neighborhood is located west of Interstate 29, about three miles west of the Fargo Central Business District.

The population within the property's neighborhood has shown positive growth over the past several years with an estimated 130,482 people living within a five-mile radius. The neighborhood, as well as the City of Fargo, has enjoyed a surge of both residential and commercial development over the last three years. The growth is primarily due to the area's low cost of living, development opportunities, and recent population trends. The 2002 average household income was $55,448 within a five-mile radius of the property.

The largest barriers to entry within the property's environment are lack of developable land, single-family housing trends (low cost of capital has made this a more attractive option to many) and zoning regulations. Most of the land surrounding the property has already been developed and, therefore, it would be extremely difficult for another property comparably sized to the property to be developed. Aside from the above noted factors, there are no proposed manufactured housing communities in the property's immediate vicinity that would place additional pressure on the marketability and leasing of the property. Most of the competitive properties were developed prior to 1990 and no new development has transpired since that time. There are approximately ten mobile home communities within a twenty-mile radius, of which all are within a five-mile radius of the Buena Vista property. The available supply of manufactured housing communities is equally located on the Fargo, North Dakota and Moorhead, Minnesota sides of the border.

The comparable properties surveyed reported occupancy rates of 97% or better with an average of 98.3%. The subject property has an occupancy rate of 93.5%. The comparable properties reported rents ranging from $227-$265.

PALM BEACH COLONY
The Palm Beach Colony property is located in unincorporated Palm Beach County to the north of the Palm Beach International Airport and west of the city of West Palm Beach boundary line. The city of West Palm Beach is located in north-central Palm Beach County. The neighborhood is just north of the West Palm Beach International Airport and 3.5 miles south of the West Palm Beach CBD. It is 44 miles north of the Ft. Lauderdale CBD and about 65 miles north of the Miami CBD. Primary access to the property is provided by Interstate 95 and the Florida Turnpike. An interchange with Interstate 95 is located approximately 1 mile to the east of the property. An interchange with Florida's Turnpike is located 5 miles to the southwest of the property.

The population of Palm Beach County was estimated by Claritas, Inc. to be 1,179,852 as of 2002. This indicates an increase of 316,334 or 36.6% from the 1990 federal census figure and 48,668 or 4.3% from the 2000 federal census figure. The 2002 average household income for Palm Beach County was $77,869. The largest age group within the Palm Beach County population is comprised of persons within the 35 to 54 year old bracket, as well as the 65 and over bracket. This reflects the dominance of retirees, as well as the strong working population within the county. In December 2002, the unemployment rate was 5.1%. According to the U.S. Bureau of Labor Statistics, the unemployment rate ranged between 5.1% and 6.7% throughout 2002, which was reasonably similar to 2001, which reflected an annualized rate of 5.5%.

The average monthly rent within the Palm Beach County Manufactured Home Community Market is $383 per lot and the average occupancy is 94%. The rental rates at comparable properties range from $350 to $454 per lot per month. The average occupancy rate is 96% within Palm Beach County. Comparable manufactured housing communities within the immediate submarket reported occupancy rates of 89% to 99% and reflected an average occupancy rate of 96%. The property has maintained a fairly high occupancy rate and has a current occupancy rate of about 96%.
--------------------------------------------------------------------------------

                                     A-3-7

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Despite the increasing demand for manufactured housing, there have been relatively few new manufactured home communities developed in recent years in Florida. In the property's market area, there have been no new manufactured housing communities developed in over 25 years. As such, much of the new space has come from the expansion of existing communities and continuing absorption of existing communities that are not fully built-out or leased.

The primary barrier to entry is the lack of available land for new development. There are no manufactured housing communities that are under construction or proposed for development in the property's immediate vicinity. Most of the competitive properties were developed in the late 1960s to mid-1970s and no new development has transpired since that time.

EMERALD LAKE
The Emerald Lake Property is located in Charlotte County, Florida. The population of Charlotte County was estimated by Claritas, Inc. to be 146,957 as of 2002. This indicates an increase of 35,982 or 32.4% from the 1990 federal census figure and 5,330 or 3.8% from the 2000 federal census figure.

The largest age group in Charlotte County is comprised of persons within the 65 year old and over bracket (50.3%), followed by 35-54 year olds (33.8%). This reflects the dominance of retirees in this market, compared to the large number of retirees noted in other population centers in Florida. During the past twelve years, population has increased at an average annual rate of 0.75%, 1.75% and 1.85% within the one, three and five-mile radius of the property, respectively. Charlotte County's 2002 average household income was $51,409 within a 5-mile radius of the property.

The average monthly market rent is $331 and the average occupancy is 88% for manufactured housing properties in the County. The rental rates at comparable properties range from $225 to $415 per lot per month. The property's base rent is $260 per lot per month for perimeter lots and $281 per lot per month for lakefront lots for a weighted average of $259 per lot per month. The average occupancy rate for manufactured housing properties is 88% statewide. Comparable manufactured housing communities within the immediate submarket reported occupancy rates of 56% to 100% and reflected an average occupancy rate of 84.7%. Two comparable properties are still in lease-up. Excluding these two communities a range of 89% to 100% is indicated for an average of 96.8%. The Emerald Lake property has an occupancy rate of 100%.

Despite the increasing demand for manufactured housing, there have been relatively few new manufactured home communities developed in recent years in Florida. In the subject's market area, there have been minimal new properties developed in over 10 years. As such, much of the new space has come from the expansion of existing communities and continuing absorption of existing communities that are not fully built-out or leased.

There are no proposed manufactured housing communities in the property's immediate vicinity that would place additional pressure on the marketability and leasing of the property. Other than one property developed in 1999, there have been no other projects developed since 1990 and no new development has transpired since that time.

PROPERTY MANAGEMENT. Hometown America Management, L.L.C., Hometown America Management, L.P., Hometown America, L.L.C. and Hometown America L.P. are the property managers of Hometown America Portfolio VI. Each of these entities is affiliated with the borrower.
--------------------------------------------------------------------------------

                                     A-3-8

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              SANTEE TROLLEY SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $53,000,000

CUT-OFF PRINCIPAL BALANCE:        $53,000,000

% OF POOL BY IPB:                 4.2%

LOAN SELLER:                      CIBC Inc.

BORROWER:                         Vestar/Kimco Santee, L.P.

SPONSOR:                          Vestar Development Co. & Kimco Realty
                                  Corporation

ORIGINATION DATE:                 12/19/2003

INTEREST RATE:                    5.6200%

INTEREST ONLY PERIOD:             36 months

MATURITY DATE:                    1/1/2014

AMORTIZATION TYPE:                ARD

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24),Def(90),O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Springing

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             NAP

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            Initial           Monthly
                                        ----------------------------------------
             Taxes:                           $38,367           $38,367

             Insurance:                       $78,398            $8,711

             CapEx:                             See Footnote 1 below

             TI/LC:                             See Footnote 2 below

             Tenant Allowance Reserve:       $136,503                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Retail - Anchored

SQUARE FOOTAGE:                   311,430

LOCATION:                         Santee, CA

YEAR BUILT/RENOVATED:             2003

OCCUPANCY:                        93.8%

OCCUPANCY DATE:                   12/15/2003

NUMBER OF TENANTS:                38

HISTORICAL NOI:

  2002:                           $157,042

  TTM AS OF 9/30/2003:            $2,453,070

UW NOI:                           $4,901,805

UW NET CASH FLOW:                 $4,756,340

APPRAISED VALUE:                  $70,000,000

APPRAISAL DATE:                   2/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $170

CUT-OFF DATE LTV:                 75.7%

MATURITY LTV:                     67.9%

UW DSCR:                          1.30x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS

                                                                                  SQUARE   % OF   SALES   BASE RENT       LEASE
     TENANT NAME                   PARENT COMPANY              MOODY'S/ S&P(3)     FEET     GLA    PSF       PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
24 HOUR FITNESS      24 Hour Fitness USA, Inc.                      NAP           36,000   11.6%   NAP     $21.36          2017

BED BATH & BEYOND    Bed Bath and Beyond, Inc. (NYSE: BBBY)       NAP/BBB         30,000   9.6%    NAP     $10.75          2013

T.J. MAXX            TJX Companies, Inc. (NYSE: TJX)                A3/A          28,000   9.0%    NAP     $12.00          2012

BARNES & NOBLE       Barnes & Noble, Inc. (NYSE: BKS)              NAP/BB         22,497   7.2%    $144    $16.67          2013

STAPLES              Staples, Inc. (NSDQ: SPLS)                   Baa2/BBB-       20,388   6.5%    NAP     $12.50          2013

PETSMART             Petsmart, Inc. (NYSE: PETM)                   Ba2/B+         19,107   6.1%    NAP     $13.34          2019

OLD NAVY             The Gap, Inc. (NYSE: GPS)                     Ba3/BB+        16,000   5.1%    NAP     $11.25          2007
------------------------------------------------------------------------------------------------------------------------------------

(1) Replacement reserves will be collected at an annual rate of $40,000 beginning in year 5 of the loan term. Replacement reserve collections are capped at $120,000, and will be replenished if drawn upon.

(2) Borrower will make monthly deposits of $41,668 ($500,000/year) beginning January 1, 2012 for tenant improvements and leasing commissions, which deposits shall cease and monies will be returned to the Borrower if three of the following four tenants renew their leases: T.J. Maxx, Bed Bath & Beyond, Staples, and Barnes & Noble.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-9

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              SANTEE TROLLEY SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Santee Trolley Square loan (the "Loan") is secured by a fee interest in a 311,430 square foot anchored retail shopping center located in Santee, California.

THE BORROWER. Vestar/Kimco Santee, L.P. (the "Borrower") is an affiliate SPE entity of Vestar Development Co. ("Vestar") and Kimco Realty Corporation ("Kimco"). In 2001 Vestar and Kimco entered into a master agreement under which the entities would jointly pursue a multiple project acquisition, development and investment plan for shopping centers.

Vestar, founded in 1977, specializes in the development of open-air retail centers in Arizona and Southern California. Kimco is a publicly traded owner and operator of neighborhood and community shopping centers, with almost 500 properties in 41 states, comprising 66 million square feet of leasable space.

THE PROPERTY. Santee Trolley Square is a 311,430 square foot, anchored retail shopping center located in Santee, California, 18 miles northeast of downtown San Diego. The property is shadow anchored by Target. The property is located at the northeast corner of Mission Gorge Road and Cuyamaca Street, within the larger 706-acre Town Center area of Santee. The property was constructed in 2003 and is made up of 10 contiguous parcels that form a larger parcel totaling 32.31 acres, excluding a 10.5 acre parcel that contains a Target store, which is not a part of the collateral. The site offers 2,290 parking spaces (5.23 spaces per 1,000 square feet) within the center, including the Target parking spaces that are under a reciprocal easement agreement.

The property offers a well diversified tenant mix with national tenants occupying the majority (over 75%) of the space. Major national tenants include, T.J. Maxx, Bed Bath & Beyond, Pier 1, Staples, Barnes & Noble, PETsMART, Old Navy and Famous Footwear. Credit-rated tenants occupy approximately 50% of the NRA at the property.

The San Diego Trolley's Orange Line terminates in Santee at the northeast corner of Cuyamaca Street and Mission Gorge Road, which is on the property's premises. This line connects Santee, El Cajon, La Mesa, Lemon Grove and East San Diego with downtown San Diego. Currently, construction is underway to extend the Blue Line from downtown San Diego's Qualcomm Stadium to La Mesa, where it will connect with the Orange Line. Most commuting trolley riders to San Diego are bussed to the Santee Trolley Station from Park and Ride facilities nearby.

THE MARKET(1). The property is located in Santee, California, which is characterized as a bedroom community with most residents commuting to either El Cajon or central San Diego for employment. The population of the city stood at 54,270 in 2003, making Santee the 11th largest city in San Diego County. The median household income was estimated to be $59,971 in 2003. San Diego County's median household income for 2003 was estimated to be $52,100.

The property is located at the corner of Cuyamaca Street and Mission Gorge Road, two heavily traveled public streets, and is in proximity to the newly completed Freeway 52 and Freeway 125. Traffic counts along Mission Gorge Road and Cuyamaca Street are 36,200 and 23,800 cars per day, respectively.

The Town Center area of Santee has been designated as Santee's commercial, civic, and residential hub, and is 50% developed to date. Target (located in the subject center), Costco, Home Depot and Wal-Mart are located in the Town Center commercial area. To the north of the Property is a 110-acre parcel of vacant land designated for the development of a high-tech and research/development office, which is being planned in conjunction with the City of Santee and San Diego State University.

The property's primary trade area is defined as the Santee/Lakeside submarket and includes the communities of Santee, Lakeside, El Cajon, as well as the semi-rural communities of Alpine and Jamul along the I-8 Freeway, which is east of Santee. The submarket consists of 13 retail shopping centers each with over 50,000 square feet comprising 1.68 million square feet of retail and major shop space.

As of the third quarter 2003, CB Richard Ellis reported that there was approximately 47.8 million square feet of retail space located within the San Diego Retail Market, which continues to experience relatively low vacancy rates, positive net absorption, stability in lease rates and continued construction activity. There is strong demand for retail space in the market resulting in a low current average vacancy rate of 2.5%. Net absorption for the third quarter of 2003 was 643,821 square feet with average asking rents increasing to $21.60 per square foot. Currently there is 1.73 million square feet of new retail space under construction.

PROPERTY MANAGEMENT. The property is managed by Vestar Properties, Inc., a full-service property management company that currently manages over 10.2 million square feet of shopping center space in Arizona and California.
--------------------------------------------------------------------------------

(1) Certain information from the Santee Trolley Square loan appraisal dated February 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-10

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              SANTEE TROLLEY SQUARE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

               NUMBER OF                                          % OF BASE   CUMULATIVE   CUMULATIVE %  CUMULATIVE     CUMULATIVE %
                 LEASES     SQUARE FEET  % OF GLA     BASE RENT     RENT      SQUARE FEET     OF GLA      BASE RENT    OF BASE RENT
      YEAR      EXPIRING      EXPIRING   EXPIRING      EXPIRING   EXPIRING     EXPIRING      EXPIRING     EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT            NAP           12,492      4.4%          NAP       NAP          12,492         4.4%            NAP          NAP
2004 & MTM         1             2,000      0.7          24,000     0.5%         14,492         5.1%        $24,000         0.5%
2005               0                 0      0.0               0     0.0          14,492         5.1%        $24,000         0.5%
2006               0                 0      0.0               0     0.0          14,492         5.1%        $24,000         0.5%
2007               6            31,332     11.1         511,888    10.6          45,824        16.2%       $535,888        11.0%
2008               9            18,014      6.4         543,333    11.2          63,838        22.5%     $1,079,221        22.2%
2009               0                 0      0.0               0     0.0          63,838        22.5%     $1,079,221        22.2%
2010               1             2,500      0.9          75,000     1.5          66,338        23.4%     $1,154,221        23.8%
2011               0                 0      0.0               0     0.0          66,338        23.4%     $1,154,221        23.8%
2012               5            44,460     15.7         689,991    14.2         110,798        39.1%     $1,844,212        38.0%
2013               13          116,175     41.0       1,939,334    40.0         226,973        80.1%     $3,783,546        78.0%
2014               1             1,400      0.5          43,400     0.9         228,373        80.6%     $3,826,946        78.9%
AFTER              2            55,107     19.4       1,023,810    21.1         283,480       100.0%     $4,850,756       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL(1)           38          283,480    100.0%     $4,850,756   100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Rollover excludes four ground leases totaling 27,950 square feet, of which 6,760 is vacant.


                                     A-3-11

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                             CAMP CREEK MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $43,000,000

CUT-OFF PRINCIPAL BALANCE:        $43,000,000

% OF POOL BY IPB:                 3.4%

SHADOW RATING (M/S)(1):           Baa3/BBB-

LOAN SELLER:                      JPMorgan Chase Bank

BORROWER:                         NAP Camp Creek Marketplace LLC

SPONSOR:                          NAP Camp Creek Marketplace LLC

ORIGINATION DATE:                 11/21/2003

INTEREST RATE:                    4.7800%

INTEREST ONLY PERIOD:             86 months

MATURITY DATE:                    2/1/2011

AMORTIZATION TYPE:                Interest Only

ORIGINAL AMORTIZATION:            NAP

REMAINING AMORTIZATION:           NAP

CALL PROTECTION:                  L(24),Def(56),O(3)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         No

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             NAP

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
Due to the lower leverage of the Camp Creek Marketplace loan, no escrows were required.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Retail - Anchored

SQUARE FOOTAGE:                  443,570

LOCATION:                        East Point, GA

YEAR BUILT/RENOVATED:            2003

OCCUPANCY:                       94.0%

OCCUPANCY DATE:                  1/1/2004

NUMBER OF TENANTS:               50

HISTORICAL NOI:                  The property was constructed in 2003, therefore
                                 historical NOI is not available.

UW NOI:                          $5,592,880

UW NET CASH FLOW:                $5,330,945

APPRAISED VALUE:                 $78,500,000

APPRAISAL DATE:                  1/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $97

CUT-OFF DATE LTV:                54.8%

MATURITY LTV:                    54.8%

UW DSCR:                         2.59x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS

                                                                               SQUARE    % OF   SALES   BASE RENT   LEASE EXPIRATION
       TENANT NAME               PARENT COMPANY              MOODY'S/ S&P(2)    FEET      GLA    PSF       PSF            YEAR
------------------------------------------------------------------------------------------------------------------------------------
BJ'S WHOLESALE        BJ'S Wholesale Club Inc (NYSE: BJ)          NR/NR       115,396   26.0%    NAP     $10.25           2023
MARSHALLS             TJX Companies, Inc. (NYSE: TJX)             A3/A         32,000    7.2%    NAP     $8.50            2013
ROSS                  Ross Stores, Inc. (NYSE: ROST)             NR/BBB        30,096    6.8%    NAP     $11.00           2014
LINENS `N THINGS      Linens `n Things, Inc. (NYSE: LIN)          NR/NR        27,714    6.2%    NAP     $13.00           2014
BARNES & NOBLE        Barnes and Noble, Inc. (NYSE: BKS)          Ba3/BB       24,004    5.4%    NAP     $13.82           2013
STAPLES               Staples, Inc. (NYSE: SPLS)                Baa2/BBB-      20,388    4.6%    NAP     $11.75           2018
PETSMART              Petsmart, Inc. (NYSE: PETM)                Ba2/BB-       19,107    4.3%    NAP     $12.50           2018
------------------------------------------------------------------------------------------------------------------------------------

(1) Moody's and S&P have confirmed that the Camp Creek Marketplace loan has credit characteristics consistent with investment-grade rated obligations.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-12

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                             CAMP CREEK MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Camp Creek Marketplace loan is secured by a first mortgage interest in an approximately 443,570 square foot anchored retail center.

THE BORROWER. The borrower is NAP Camp Creek Marketplace LLC. The borrower is a special purpose entity controlled by North American Properties and the Maryland State Retirement and Pension Fund System. North American Properties is a privately held real estate company that develops, owns and manages retail, apartment, mixed-use and office properties across the United States. The State Retirement and Pension System administers the survivor, disability and retirement benefits covering State and local government employees, teachers, State police, correctional and law enforcement officers, judges, and legislators.

THE PROPERTY. Camp Creek Marketplace is a 443,570 square foot anchored retail center located in East Point, Georgia. The center was built in 2003 and is situated on 52.7 acres. The property comprises part of a 715,699 square foot shopping center. The property is 94.0% leased to 50 tenants including BJ's Wholesale Club (approximately 115,396 square feet), Marshalls (approximately 32,000 square feet), Ross Stores, Inc. (approximately 30,096 square feet), Linens 'n Things (approximately 27,714 square feet), Barnes & Noble (approximately 24,004 square feet) and Staples (approximately 20,388 square feet) . The site is shadow anchored by an approximately 125,400 square foot Target and an approximately 146,729 square foot Lowe's which will not serve as collateral for the Camp Creek Marketplace loan. The property has parking for approximately 2,227 cars excluding the parking associated with the Target and Lowe's stores.

THE MARKET(1). The property is located in Fulton County which is part of the Atlanta metropolitan area. The property lies in the southern part of Fulton County and is bordered by Clayton County and the City of Atlanta to the east and northeast. The property lies on the north side of Camp Creek Parkway and the west side of I-285.

Fulton County is the most populous of the suburban counties in the Atlanta metropolitan area. As of April 2000, the population in Fulton County was estimated at 798,300 persons, an increase of 19.0% from the 1990 estimate. Approximately 34.0% of the population is in the age range of 25-44 years with an additional 20.7% in the age range of 45-64 years. The estimated average household income is $57,737 as of 2003.

The property represents the only retail development in its immediate market area. The developer of the property proposes a Phase II component of Camp Creek Marketplace that will contain approximately 260,000 square feet. Circuit City has already committed to a store in Phase II. Residential development also is active in this market and the areas to the west. The market vacancy rate is estimated to be 9.0%.

PROPERTY MANAGEMENT. The property manager of the Camp Creek Marketplace property is Retail Planning Corporation. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

              NUMBER OF                                           % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES      SQUARE FEET   % OF GLA     BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
      YEAR    EXPIRING      EXPIRING      EXPIRING    EXPIRING     EXPIRING    EXPIRING       EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP         26,781         6.0%           NAP       NAP         26,781          6.0%             NAP          NAP
2004 & MTM         0              0         0.0              0       0.0         26,781          6.0%              $0         0.0%
2005               0              0         0.0              0       0.0         26,781          6.0%              $0         0.0%
2006               0              0         0.0              0       0.0         26,781          6.0%              $0         0.0%
2007               0              0         0.0              0       0.0         26,781          6.0%              $0         0.0%
2008              25         52,904        11.9      1,222,974      21.0         79,685         18.0%      $1,222,974        21.0%
2009               5         10,432         2.4        199,020       3.4         90,117         20.3%      $1,421,994        24.4%
2010               1          9,947         2.2        146,718       2.5        100,064         22.6%      $1,568,712        26.9%
2011               0              0         0.0              0       0.0        100,064         22.6%      $1,568,712        26.9%
2012               0              0         0.0              0       0.0        100,064         22.6%      $1,568,712        26.9%
2013               9        102,459        23.1      1,395,665      23.9        202,523         45.7%      $2,964,377        50.8%
2014               5         81,670        18.4      1,148,398      19.7        284,193         64.1%      $4,112,775        70.5%
AFTER              5        159,377        35.9      1,717,206      29.5        443,570        100.0%      $5,829,981       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL             50        443,570       100.0%    $5,829,981     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Camp Creek Marketplace loan appraisal dated January 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-13

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 NORTHPARK MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:        $42,000,000

CUT-OFF PRINCIPAL BALANCE:         $42,000,000

% OF POOL BY IPB:                  3.3%

SHADOW RATING (M/S)(1):            Baa3/BBB+

LOAN SELLER:                       CIBC Inc.

BORROWER:                          Enterprise Northpark Associates, LLC

SPONSOR:                           Robert James

ORIGINATION DATE:                  2/19/2004

INTEREST RATE:                     5.7500%

INTEREST ONLY PERIOD:              NAP

MATURITY DATE:                     3/1/2014

AMORTIZATION TYPE:                 ARD

ORIGINAL AMORTIZATION:             300 months

REMAINING AMORTIZATION:            300 months

CALL PROTECTION:                   L(24),Def(92),O(4)

CROSS-COLLATERALIZATION:           No

LOCK BOX:                          Springing

ADDITIONAL DEBT:                   No

ADDITIONAL DEBT TYPE:              NAP

LOAN PURPOSE:                      Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             Initial           Monthly
                                          --------------------------------------
                             Taxes:           $177,833          $27,167

                             Insurance:        $41,213               $0

                             CapEx:            $13,204          $13,204

                             TI/LC:           $729,167          $29,167
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

TITLE:                             Fee

PROPERTY TYPE:                     Retail - Regional Mall

SQUARE FOOTAGE:                    809,166

LOCATION:                          Joplin, MO

YEAR BUILT/RENOVATED:              1972/1987, 1996, 1998

OCCUPANCY:                         94.5%

OCCUPANCY DATE:                    12/31/2003

NUMBER OF TENANTS:                 91

HISTORICAL NOI:

  2001:                            $5,982,419

  2002:                            $5,685,870

  TTM AS OF 09/30/2003             $5,952,717

UW NOI:                            $5,775,310

UW NET CASH FLOW:                  $5,446,363

APPRAISED VALUE:                   $73,900,000

APPRAISAL DATE:                    10/28/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:               $52

CUT-OFF DATE LTV:                   56.8%

MATURITY LTV:                       43.6%

UW DSCR:                            1.72x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      MAJOR TENANTS
                                                                                                                    BASE    LEASE
                                                                            MOODY'S/    SQUARE   % OF     SALES     RENT  EXPIRATION
           TENANT NAME                       PARENT COMPANY                  S&P(6)      FEET     GLA      PSF      PSF      YEAR
------------------------------------------------------------------------------------------------------------------------------------
J.C. PENNEY                         J.C. Penney Company, Inc. (NYSE: JCP)    Ba3/BB+   143,709   22.7%    $135     $1.06     2008

SEARS, ROEBUCK AND CO.(2)           Sears Roebuck and Co. (NYSE: S)         Baa1/BBB       NAP     NAP    $177      NAP      2026

MAY DEPARTMENT STORES COMPANY(3)    May Department Stores (NYSE: MAY)       Baa1/BBB+  117,110   18.5%     NAP     $1.65     2007

HOLLYWOOD THEATERS(4)               NAP                                        NAP         NAP     NAP  $340,000(7) NAP      2019

FAMOUS BARR HOME & MEN'S STORE(5)   May Department Stores (NYSE: MAY)       Baa1/BBB+   50,341    7.9%    $152     $3.00     2004
------------------------------------------------------------------------------------------------------------------------------------

(1) Moody's and S&P have confirmed that the Northpark Mall loan has credit characteristics consistent with investment-grade rated obligations.

(2) The Sears, Roebuck and Co. ("Sears") space at the Property (117,363 square feet) is subject to a ground lease at an annual rental rate of $138,576. Sears' operating covenant expires on October 2, 2011.

(3) The May Department Store space is currently dark. May Department Stores purchased the lease on the space from Montgomery Ward on March 2, 2001 and on January 22, 2002 exercised a five-year extension option until August 31, 2007. However, due to the store being dark, this rent was not considered in the underwriting.

(4) Hollywood Theaters' space at the Property (58,000 square feet) is subject to a ground lease at an annual rental rate of $272,604.

(5) Famous Barr Home and Men's Store's lease is guaranteed by May Department Stores.

(6) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(7) Per screen

                                     A-3-14

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 NORTHPARK MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Northpark Mall loan (the "Loan") is secured by a fee interest in an 809,166 square foot portion of a regional shopping mall located in Joplin, Missouri.

THE BORROWER. Enterprise Northpark Associates, LLC (the "Borrower") is a Delaware SPE with an independent director and Delaware springing member and nondissolution concepts have been incorporated into the Operating Agreement and Delaware opinions have been received. The Borrower is controlled by Enterprise Asset Management, Inc. ("Enterprise"). The Borrower's sponsors are the Estate of Meyer Steinberg (80% interest) and Robert G. James (20% interest). The late Mr. Steinberg was a founding partner of Enterprise, and had participated in the development and acquisition of seven regional malls (approximately five million square feet), five office buildings in New York and Pittsburgh (approximately one million square feet) and 1,200 multifamily units. Mr. James is also a founding partner of Enterprise and is involved in the ongoing management of the above-mentioned malls located throughout the Midwest. The Borrower has owned the Northpark Mall property since initial development in 1972.

THE PROPERTY. Northpark Mall is comprised of a fee interest in 633,803 net rentable square feet of anchor and in-line space and fee interest in two outparcels upon which Sears (117,363 square feet) and Hollywood Theaters (58,000 square feet) are located. The property is part of a larger super regional mall (984,166 square feet of total mall area) that also includes two additional anchor spaces that are not part of the collateral (Famous Barr Women's and Children's Store: 85,000 square feet and Shopko: 90,000 square feet). The property is situated on 92 acres of land and is the only regional mall within a 75-mile radius. The property does not have any direct competition except from local area centers that are located within a 3-mile radius of the property and include big box tenants such as Wal-Mart, Home Depot, Best Buy and Target. The property serves as a retail destination for southwest Missouri and portions of three adjacent states (Kansas, Oklahoma and Arkansas), drawing from a trade area population of 450,000 people.

Anchor tenants at the property include J.C. Penney (143,709 sf), Famous Barr Home and Men's Store (50,341 sf) and May Department Stores ("May") (117,110 sf). The property includes 322,643 square feet of in-line space occupied by 64 in-line tenants, 11 temporary in-line tenants, 6 kiosk tenants, and 7 food court tenants. The property also features a 400-person food court. National in-line tenants include Old Navy, The Gap, Gap Kids, Victoria's Secret, B. Dalton Booksellers, Limited Too, and Lenscrafters.

The Shopko (not part of the collateral) and May spaces have been dark since 2001. May purchased The Montgomery Ward lease at the property in 2001 as part of a package of Montgomery Ward leases. May is obligated to pay rent on the space through 2007 and pays a fixed CAM contribution of $17,567 and its pro rata share of real estate taxes. Kimco Realty Corp. currently controls the dark Shopko space and pays CAM reimbursements. Despite the fact that the ShopKo and May spaces remain dark, the property's average sales remained constant over the trailing 12 months ended October 31, 2003 to $285/sf compared to $287/sf in 2002 and $273/sf in 2001. In-line occupancy cost based on sales for the trailing 12 months ended October 31, 2003 was 9.6%.

The Loan is structured with a cash flow sweep that will be instituted should any of the following occur: (1) if there is an event of default, (2) if the Borrower fails to satisfy the Loan on the anticipated repayment date, (3) if prior to an exercise of Famous Barr Home and Men's Store's 10 year lease renewal, any of the four anchors currently open for business at the Property (J.C. Penney, Famous Barr Home and Men's Store, Famous Barr Women's and Children's Store and Sears) go dark, (4) if after Famous Barr Home and Men's Store exercises its 10 year lease renewal any three or more of the six anchor spaces at the shopping center (J.C. Penney, Famous Barr Home and Men's Store, Famous Barr Women's and Children's Store, Sears, the former Montgomery Ward and Shopko) are not occupied by a qualified anchor tenant (defined as either a tenant in place now in an anchor space or another tenant that is acceptable to lender as an anchor) that is open for business and either or both (i) the DSCR at the Property is less than 1.40x for two consecutive quarters or (ii) the economic occupancy of the in-line space falls below 80% and (5) if at any time the DSCR at the Property is less than 1.20x for two consecutive quarters.

Ongoing TI/LCs are collected in the amount of $350,000 per year and capped at $1.5 million. In addition, at closing, the Borrower deposited $700,000 in the TI/LC reserve account.

THE MARKET(1). The property is located in Joplin, Jasper County, Missouri, which is situated approximately 10 miles from Oklahoma, 10 miles from Kansas, and 40 miles from Arkansas. Joplin is situated in the southwest corner of Missouri, providing access to Arkansas, Oklahoma, and Kansas. This area is served primarily by Interstate 44, which extends from St. Louis to Oklahoma City, and US Highway 71, which extends north to Kansas City, Missouri.

The property's MSA has exhibited an annual compound growth rate of 1.17% over the last five years and in 2003 had a population of 161,531. The median household income for the MSA is $35,541, compared with the state of Missouri's level of $38,441. More importantly, the property's trade area encompasses a radius of 50 miles with an estimated population of over 450,000.

The surrounding neighborhood is considered to be a growing area. The neighborhood land uses include several commercial retail developments, including the property, North Pointe Center, two Wal-Marts, Target, and a Sam's Club. Wal-Mart, whose headquarters is located in Bentonville, AR (60 miles south of Joplin), has been in the Joplin market for over 20 years. There are currently three Wal-Marts within 3.5 miles of the property. The closest Wal-Mart and a Target store are located directly south of the property along Rangeline Road.

PROPERTY MANAGEMENT. The property is managed by General Growth Management, Inc., a publicly traded REIT (NYSE: GGP), which is the second largest regional mall REIT and currently owns or manages over 170 regional shopping malls totaling more than 149 million square feet.
--------------------------------------------------------------------------------
(1) Certain information from the Northpark Mall loan appraisal dated October 28, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-15

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 NORTHPARK MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

              NUMBER OF                                         % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
                LEASES     SQUARE FEET  % OF GLA    BASE RENT      RENT      SQUARE FEET     OF GLA       BASE RENT    OF BASE RENT
      YEAR     EXPIRING     EXPIRING     EXPIRING   EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP          44,531        7.0%          NAP       NAP         44,531         7.0%             NAP           NAP
2004 & MTM        18         106,407       16.8       519,000       9.9%       150,938        23.8%        $519,000          9.9%
2005               5           1,919        0.3       176,988       3.4        152,857        24.1%        $695,988         13.2%
2006              14          66,275       10.5     1,114,272      21.2        219,132        34.6%      $1,810,260         34.4%
2007              11         153,200       24.2       743,136      14.1        372,332        58.7%      $2,553,396         48.5%
2008              11         164,788       26.0       732,684      13.9        537,120        84.7%      $3,286,080         62.4%
2009               6           9,966        1.6       307,152       5.8        547,086        86.3%      $3,593,232         68.2%
2010               5          17,782        2.8       345,132       6.6        564,868        89.1%      $3,938,364         74.8%
2011               8          21,580        3.4       556,566      10.6        586,448        92.5%      $4,494,930         85.3%
2012               5          19,008        3.0       214,224       4.1        605,456        95.5%      $4,709,154         89.4%
2013               5          14,882        2.3       298,188       5.7        620,338        97.9%      $5,007,342         95.1%
2014               3          13,465        2.1       259,236       4.9        633,803       100.0%      $5,266,578        100.0%
AFTER              0               0        0.0             0       0.0        633,803       100.0%      $5,266,578        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL(1)          91         633,803      100.0%   $5,266,578     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Does not include the Sears (117,363 sf) and Hollywood Theaters (58,000 sf) ground leases that expire in 2026 and 2019, respectively.




                                     A-3-16

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                554 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $35,535,000

CUT-OFF PRINCIPAL BALANCE:        $35,535,000

% OF POOL BY IPB:                 2.8%

LOAN SELLER:                      CIBC Inc.

BORROWER:                         554 EUO LLC

SPONSOR:                          Gregory Maidman, Mitchel Maidman, Richard
                                  Maidman

ORIGINATION DATE:                 2/19/2004

INTEREST RATE:                    6.2400%

INTEREST ONLY PERIOD:             NAP

MATURITY DATE:                    3/1/2014

AMORTIZATION TYPE:                ARD

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24),Def(92),O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Springing

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             NAP

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL           MONTHLY
                                        ----------------------------------------
                         TAXES:              $272,000           $68,000

                         INSURANCE:           $53,905            $6,236

                         CAPEX:               $13,125           $13,125

       TENANCY & PAYMENT RESERVE(2):          $58,714           $18,214
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Multifamily - Mid/High Rise

UNITS:                            126

LOCATION:                         New York, NY

YEAR BUILT/RENOVATED:             2003

OCCUPANCY:                        100.0%1

OCCUPANCY DATE:                   3/1/2004

HISTORICAL NOI:                   The subject was constructed in 2003, therefore
                                  historical NOI is not available.

UW NOI:                           $3,521,682

UW NET CASH FLOW:                 $3,297,671

APPRAISED VALUE:                  $47,000,000

APPRAISAL DATE:                   7/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:            $282,024

CUT-OFF DATE LTV:                  75.6%

MATURITY LTV:                      64.6%

UW DSCR:                           1.26x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       MULTIFAMILY INFORMATION

                                              AVERAGE UNIT     APPROXIMATE NET
             UNIT MIX      NO. OF UNITS       SQUARE FEET        RENTABLE SF     % OF TOTAL SF     AVERAGE MONTHLY EXECUSTAY LEASE
------------------------------------------------------------------------------------------------------------------------------------
Studio                          48                464              22,249           32.1%                   $2,900
1 Bedroom/1 Bath                78                604              47,116           67.9%                   $3,350
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/AVERAGE                  126                551              69,365          100.0%                   $3,179
------------------------------------------------------------------------------------------------------------------------------------

(1) All 126 units at the property are master leased to ExecuStay Corporation for a term of fifteen years, expiring in January 31, 2019. ExecuStay Corporation, a subsidiary of Marriott International, Inc. ("Marriott") (NYSE: MAR), was founded in 1986 and provides corporate housing for business travelers in need of living accommodations for 30 days or longer.

(2) A Tenancy Reserve of $40,500 and one month upfront Payment Reserve of $18,214 were held back at closing.


                                     A-3-17

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                554 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The 554 Third Avenue loan (the "Loan") is secured by the fee simple interest in a high-rise apartment building containing 126 multifamily units and 1,118 square feet of ground floor retail space located in Midtown Manhattan, New York.

THE BORROWER. 554 EUO LLC (the "Borrower") is a single-purpose entity owned by Townhouse Management Company (49.5%) ("Townhouse"), which serves as the general partner of the Borrower, Pine Equity, LLC (49.5%), which serves as the limited partner of the Borrower and only has voting rights on major decisions within the Borrower, and Wien & Malkin, which has a 1% interest in the Borrower and has limited voting rights.

The owners of Townhouse control 24 apartment buildings in New York City, primarily in Manhattan, totaling 646 units and an additional Marriott ExecuStay building offering 204 units.

Pine Equity, LLC is a New York's providers of temporary housing for executives at major corporations who are relocating or on temporary assignment in Manhattan. Pine Equity, LLC owns and manages residential properties in all areas of Manhattan.

THE PROPERTY. 554 Third Avenue consists of 126 residential rental apartment units and 1,118 square feet of ground floor retail space contained within a 31-story, 133 unit, high-rise apartment building located on Third Avenue between 36th Street and 37th Street in Manhattan, New York. Seven residential condominium units, which are located on floors 26-31, are not part of the collateral for the Loan. The 126 apartments, which are located on floors 2-25, include 48 studio units (419 sf to 560 sf) and 78 one-bedroom units (573 sf to 705 sf). The 1,118 square foot ground floor retail space has been leased to a local drop-off drycleaner (no dry-cleaning will be performed on-site) for a term of ten-years expiring in July 2013.

All 126 units at the property are master leased to ExecuStay Corporation for a term of fifteen years, expiring in January 31, 2019. ExecuStay Corporation, a subsidiary of Marriott International, Inc. ("Marriott") (NYSE: MAR), was founded in 1986 and provides corporate housing for business travelers in need of living accommodations for 30 days or longer. Currently, ExecuStay manages over 7,500 units in approximately 1,000 locations encompassing 200 major U.S. cities, as well as locations in Toronto and London. All ExecuStay apartments are fully furnished and include housewares, basic cable, telephone and utilities.

Unit amenities include light oak hardwood floors, painted gypsum or vinyl wall coverings, kitchens with high-end appliances including a refrigerator, stove, microwave and dishwasher. All apartments have luxury cabinets and fixtures throughout the living areas. The lobby has marble flooring and stainless steel trimmed wood panels on the walls and provides access to the mail room, business center, valet, and two-elevator banks. A health club is located on the fifth floor.

Marriott, which partially guarantees the lease, has a senior unsecured rating of "BBB+" from Standard and Poors and a "Baa2" senior unsecured rating from Moody's. Marriott guarantees ExecuStay's lease termination fee, which is equal to two years of rental payments during the first 10 years of the lease, and one year rental payments from years 11-15 of the lease. The termination fee is payable in the event the tenant terminates the lease pursuant to a termination option granted under the lease. Marriott also guarantees liquidated damages payable by ExecuStay pursuant to the lease after a default or the bankruptcy of ExecuStay, capped at the amount of the termination fee that would have been payable at that time.

If pursuant to their option, ExecuStay terminates its lease (the "Termination Event") with respect to one or more units, all termination fees shall be paid directly to the lender and deposited into a cash collateral account (the "Account"). At the time of the Termination Event lender shall engage an appraiser to determine whether the property meets a 1.25x DSCR and 80% LTV. Based on the results, lender shall allocate funds in the Account, in an amount necessary (if any) to defease the Loan to meet the aforementioned tests. To the extent available (after any required defeasance), funds in the Account may be allocated for repositioning the Property and the payment of principal and interest, in that order. Notwithstanding the foregoing, and assuming no default exists, lender agrees not to use any funds in the Account to defease the Loan for 18 months after the Termination Event.
--------------------------------------------------------------------------------

                                     A-3-18

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                554 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE MARKET(1). The property is located on Third Avenue, a five-lane, one-way thoroughfare running south to north on the east side of Midtown Manhattan, between 36th and 37th streets. The property is located in a section of Midtown Manhattan commonly known as Murray Hill, which extends from 42nd Street south to 30th Street and from Fifth Avenue east to the Hudson River. The area is primarily improved with older high-rise office buildings, mostly along Park and Lexington Avenues, and by multifamily buildings along First, Second, Third and Lexington Avenues. The property is located approximately 6 blocks south of Grand Central Station, which provides access to Metro-North and several New York City subway lines. Pennsylvania Station is approximately one-half mile west of the property and is a station stop for Amtrak, Long Island Railroad and New Jersey Transit.

The median household income in Manhattan was $63,100 in 2001, which is 39% higher than the national median household income of $45,400. In addition 31% of the population of Manhattan has a household income of more than $100,000.

The extended stay market consists of both hotels that cater exclusively to interim-stay guests and interim-stay properties that offer long-term stays (generally more than one month). Within Manhattan, most of the interim-stay properties are located on the Upper East Side, the Upper West Side and in Midtown Manhattan. Fifteen such interim-stay facilities were identified as being competitive with the property, of which seven are located in Midtown, mostly along Fifth Avenue between 50th and 56th Streets.

The New York City residential market is the largest market in the United States. Within the City limits there are over 3.0 million housing units, of which approximately 66.4% are rental units. Manhattan borough is the third largest housing market in New York City with 727,438 occupied housing units, of which 561,534 units (77.2%) are rental units. According to the U.S. Census Bureau, the overall vacancy rate in New York City has been between 3.0% and 4.0% for the past twenty years. The most recent study indicates that the overall vacancy rate in Manhattan is 2.57%. According to Reis, the vacancy rate in the property's sub-market is 2.8%. For the past five years, the vacancy rate in the sub-market has been below 5.0% with an average vacancy rate of 2.7%.

PROPERTY MANAGEMENT. The property is managed by Townhouse Management Company, an affiliate of the Borrower.
--------------------------------------------------------------------------------

(1) Based on information from the 554 Third Avenue loan appraisal dated July 1, 2003, unless otherwise stated. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-19

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                         PHH VEHICLE MANAGEMENT SERVICES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $30,250,000

CUT-OFF PRINCIPAL BALANCE:        $30,250,000

% OF POOL BY IPB:                 2.4%

LOAN SELLER:                      CIBC Inc.

BORROWER:                         PHH-HQ, LLC

SPONSOR:                          Highland Partners, LLC

ORIGINATION DATE:                 3/9/2004

INTEREST RATE:                    5.8400%

INTEREST ONLY PERIOD:             12 months

ANTICIPATED REPAYMENT DATE:       4/1/2014

AMORTIZATION TYPE:                ARD

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(23),Def(93),O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Soft

ADDITIONAL DEBT:                  $6,000,000

ADDITIONAL DEBT TYPE:             Mezzanine Debt

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL           MONTHLY
                                        ----------------------------------------
                          CapEx:                $0            $1,750


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Office - Suburban

SQUARE FOOTAGE:                  210,000

LOCATION:                        Sparks, MD

YEAR BUILT/RENOVATED:            2003

OCCUPANCY:                       100.0%

OCCUPANCY DATE:                  3/1/2004

NUMBER OF TENANTS:               Single Tenant

HISTORICAL NOI:                  The subject was constructed in 2003, therefore
                                 historical NOI is not available.

UW NOI:                          $3,173,676

UW NET CASH FLOW:                $2,991,081

APPRAISED VALUE:                 $42,300,000

APPRAISAL DATE:                  2/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:           $144

CUT-OFF DATE LTV:               71.5%

MATURITY DATE LTV:              61.8%

UW DSCR:                        1.40x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                  MOODY'S/       SQUARE                 BASE RENT   LEASE EXPIRATION
TENANT NAME                               PARENT COMPANY           S&P(1)         FEET     % OF GLA        PSF            YEAR
------------------------------------------------------------------------------------------------------------------------------------
PHH Vehicle Management Services, LLC(2)   Cendant Corporation       Baa1/BBB       210,000     100%         $15.96          2014
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2) PHH Vehicle Management Services, LLC. ("PHH"), a division of PHH Corporation (S&P: BBB+), which is a wholly-owned subsidiary of Cendant Corporation (NYSE: CD) (S&P: BBB). PHH utilizes the Property as its world headquarters and houses 1,000 employees. PHH provides vehicle leasing services such as fleet vehicle selection and policy, acquisition and resale of fleet vehicles, fleet maintenance, fuel expense management, accident and risk management, fleet outsourcing, and registration renewal. PHH also offers full-service maintenance services through an extensive network of service providers in the U.S. and Canada, as well as a vehicle maintenance charge card.

                                     A-3-20

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                         PHH VEHICLE MANAGEMENT SERVICES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The PHH Vehicle Management Services loan (the "Loan") is secured by the fee simple interest in a 210,000 square foot, office property located in Sparks, Maryland. The Loan is structured as an "Indemnity Deed of Trust" under Maryland law. The property owner/guarantor is Highland Partners LLC.

THE BORROWER. PHH-HQ, LLC (the "Borrower") and Highland Partners, LLC ("Guarantor") are both single purpose entities, each with an independent manager under the control of its non-member managers, Messers. C. Fredrick Wehba II and Chad W. Wehba. The managing member of the Borrower and Guarantor is PHH-HQ Holdings, LLC, whose sole member is BF Holdings 2004, LLC, an entity controlled by Messrs. C. Fredrick Wehba II and Chad W. Wehba.

The Borrower's non-member managers, Messrs. C. Fredrick Wehba II and Chad W. Wehba, have over 35 years of combined real estate experience. Mr. C. Fredrick Wehba II currently serves as the president of Bentley Forbes, with Mr. Chad W. Wehba currently serving as Chief Operating Officer of Bentley Forbes.

Bentley Forbes is an established national commercial real estate investment organization. The firm provides a complete range of commercial real estate services, with specialized expertise in acquiring and owning single-tenant, income-producing properties throughout the United States, focusing on office buildings, industrial/light manufacturing facilities and warehouses. Bentley Forbes has amassed a portfolio in excess of $1 billion of completed transactions.

THE PROPERTY. PHH Vehicle Management Services is a 210,000 square foot, Class A office property located west of the intersection of York Road and Ridgebrook Road in Sparks, Maryland. In 2003, the property was leased to PHH Vehicle Management Services, LLC. ("PHH"), a division of PHH Corporation (S&P: BBB+), which is a wholly-owned subsidiary of Cendant Corporation (NYSE: CD) (S&P: BBB). PHH utilizes the property as its world headquarters and houses 1,000 employees. The property offers 1,278 parking spaces resulting in a parking ratio of 6 parking spaces per 1,000 square feet.

PHH provides vehicle leasing services such as fleet vehicle selection and policy, acquisition and resale of fleet vehicles, fleet maintenance, fuel expense management, accident and risk management, fleet outsourcing, and registration renewal. PHH also offers full-service maintenance services through an extensive network of service providers in the U.S. and Canada, as well as a vehicle maintenance charge card.

Eighteen months before the PHH lease expires, the lender will institute a cash flow sweep. If PHH gives a renewal notice for a minimum term of either one 10-year period or two 7-year periods, at a rent not less than $16.92/sf NNN, the cash flow sweep will be terminated and the previously collected funds during the cash flow sweep will be returned to the Borrower. In addition, a TI/LC reserve will become effective if PHH Corporation's debt falls to BB- or below. The reserve will be equal to the result obtained by dividing (i) $1,950,000 by (ii) the number of monthly payment dates from the first monthly payment date after PHH Corporation fails to maintain such rating through and including December 1, 2013.

THE MARKET(1) The property is located in the Baltimore-Washington Consolidated Metropolitan Statistical Area (CMSA), the fourth-largest market in the country. Within the CMSA, the property is situated within the Sparks area of northern Baltimore County, approximately fifteen miles north of the City of Baltimore.

The Baltimore area is served by a transportation network that includes five interstate highways (Interstates 95, 70, 97, 83, and 795). Interstate 95 connects Baltimore to the north with New York, Philadelphia, and Wilmington, and to the south with Washington, D.C. and numerous other cities stretching to Miami. Interstate-70 provides access from the Baltimore Beltway to western Maryland. Interstate-82 traverses northwest into southern Pennsylvania. Interstate 97 connects Annapolis, the state capital, with Baltimore, while Interstate 795 traverses northwest Baltimore County, providing primary access to Westminster at the northeastern edge of the MSA.

The 2002 median household income in the Sparks, Maryland area was $64,981, which is significantly higher than Baltimore County ($54,310), Baltimore PMSA ($56,893) and Baltimore City ($27,920). According to Colliers Pinkard, the Baltimore Office market contains a reported 50,705,705 square feet of inventory, as of mid-year 2003. The inventory is divided between the Downtown market (15,880,530 SF) and the larger Suburban Office market (35,275,113 SF). The Downtown and Suburban markets are also divided into Class-A and Class-B tiers and the Suburban market is divided into submarkets. The Colliers Pinkard survey characterizes approximately 41.46% of the office inventory as Class-A and 58.54% as Class-B.

The property is situated in the Suburban North submarket, which is the largest of the suburban markets (11,145,048 SF) in Baltimore County. This submarket represents approximately 21.98% of the metropolitan area's office space inventory. The current submarket vacancy rate (mid-year, 2003) is 16.34% on an overall basis, with a Class A vacancy rate of 15.0%.

The majority of office leases in the submarket are full service with the average asking rent for Class A office space of $21.29/sf, with the comparable set average of $21.38/sf. PHH is subject to a triple net lease with an average rent of $15.96/sf over the lease term, resulting in a gross rent equivalent of $22.48/sf, which is consistent with the market.

PROPERTY MANAGEMENT. The property is managed by an independent third party manager, retained by PHH.
--------------------------------------------------------------------------------

(1) Certain information from the PHH Vehicle Management Services Loan appraisal dated February 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-21

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              FAIRWAYS COUNTRY CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            27,136,093

CUT-OFF PRINCIPAL BALANCE:             27,004,262

% OF POOL BY IPB:                      2.2%

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Fairways SPE LLC

SPONSOR:                               Hometown America, L.L.C.

ORIGINATION DATE:                      10/16/2003

INTEREST RATE:                         4.8250%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         11/1/2008

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                356 months

CALL PROTECTION:                       L(24),Def(30),O(2)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Soft

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL           MONTHLY
                                        ----------------------------------------
                     Taxes:                  $431,463           $33,189

                     Environmental:            $2,500                $0

                     CapEx:                        $0            $5,633
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

TITLE:                              Fee

PROPERTY TYPE:                      Manufactured Housing Community

PADS:                               1,141

LOCATION:                           Orlando, FL

YEAR BUILT/RENOVATED:               1972/1996

OCCUPANCY:                          99.2%

OCCUPANCY DATE:                     1/23/2004

HISTORICAL NOI:

  2001:                             $2,730,195

  2002:                             $2,856,528

  TTM AS OF 12/31/2003:             $2,866,755

UW NOI:                             $2,659,497

UW NET CASH FLOW:                   $2,602,447

APPRAISED VALUE:                    $37,420,000

APPRAISAL DATE:                     8/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/PADS:             $23,667

CUT-OFF DATE LTV:                   72.2%

MATURITY LTV:                       66.7%

UW DSCR:                            1.52x
--------------------------------------------------------------------------------

                                     A-3-22

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              FAIRWAYS COUNTRY CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Fairways Country Club mortgage loan is secured by a first mortgage interest in an approximately 1,141 pad site manufactured housing community.

THE BORROWER. The borrower is Fairways SPE LLC, a special purpose entity. The sponsor of the loan is Hometown America, L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Fairways Country Club property was acquired as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTY. The Fairways Country Club property consists of a 1,141 pad manufactured housing community that was built in four phases between 1972 and 1996. The property caters to the 55+ age segment of the market. The property offers three basic pad types: standard, lake and golf pads. The average pad size is 50x80. All of the units are individually metered. The project's amenities include two recreation centers, an 18-hole golf course, a small clubhouse for the golf course, two swimming pools, tennis and shuffleboard courts and laundry facilities.

As of January 23, 2004 the property had an occupancy rate of 99.2% with an average monthly pad rent of $362.

THE MARKET(1). The Fairways Country Club property is located in Orlando, Orange County, Florida. The property is located in east Orlando, approximately eight miles east of the Orlando CBD. The immediate neighborhood area is predominantly residential in nature. Colonial Drive is located immediately south of the property and is the primary commercial arterial in the neighborhood. Much of the area's commercial development has taken place at major intersections along Colonial Drive. The area to the northwest of the subject around the University of Central Florida has also experienced commercial and residential development over the past five years.

The Orlando MSA has an estimated 2002 population of 1,739,064, representing a 5.7% population growth rate between 2000 and 2002. The 2002 average household income in a five-mile radius around the property is $64,590. The dominant employment sector in the Orlando economy is tourism and the area's top employers are Walt Disney World, Adventist Health, Publix, Wal-Mart and Universal Orlando.

The Orlando manufactured housing market has exhibited stable occupancy levels and increasing rental levels over the past five years. There are significant barriers to entry to the local market and there have been no new manufactured housing communities developed in the property's area over the last five years. As of May 2003, the average occupancy rate for the Orlando metro area market was 93.3%, while the 55+ segment of the market has an average occupancy rate of 95% and average per pad rent of $315. Comparable properties have an average occupancy rate of 94%.

PROPERTY MANAGEMENT. The property manager of the Fairways Country Club property is Hometown America Management, L.P. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

(1) Certain information from the Fairways Country Club loan appraisal dated August 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-23

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              PARKWOODS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            26,560,000

CUT-OFF PRINCIPAL BALANCE:             26,560,000

% OF POOL BY IPB:                      2.1%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              AmeriSouth XXV, Ltd.

SPONSOR:                               AmeriSouth Realty Group

ORIGINATION DATE:                      3/8/2004

INTEREST RATE:                         5.0900%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         4/1/2014

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(23), Def(93),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              NAP

ADDITIONAL DEBT:                       $1,660,000

ADDITIONAL DEBT TYPE:                  B-Note

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            Initial           Monthly
                                        ----------------------------------------
                    Taxes:                   $144,023           $36,006

                    Insurance:               $156,653           $19,994

                    CapEx:                         $0           $17,208

                    Immediate Repairs:        $53,125                $0

                    Other(1):                $160,000                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Single Asset

TITLE:                                   Fee

PROPERTY TYPE:                           Multifamily - Garden

UNITS:                                   826

LOCATION:                                Dallas, TX

YEAR BUILT/RENOVATED:                    1965/2002

OCCUPANCY:                               90.0%

OCCUPANCY DATE:                          1/28/2004

HISTORICAL NOI:

   TTM AS OF 12/30/2003:                 $2,187,728

UW NOI:                                  $2,724,631

UW NET CASH FLOW:                        $2,518,131

APPRAISED VALUE:                         $33,200,000

APPRAISAL DATE:                          1/14/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                 $32,155

CUT-OFF DATE LTV:                       80.0%

MATURITY LTV:                           66.0%

UW  DSCR:                               1.46x
--------------------------------------------------------------------------------
(1) $160,000 will be held back as a seasoning reserve until revenues over a trailing 12-month period total at least $6.1 million.

------------------------------------------------------------------------------------------------------------------------------------
                                                       MULTIFAMILY INFORMATION

                                        AVERAGE UNIT     APPROXIMATE NET                      AVERAGE MONTHLY       AVERAGE MONTHLY
       UNIT MIX      NO. OF UNITS       SQUARE FEET        RENTABLE SF      % OF TOTAL SF       ASKING RENT          MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
Studio                    22                347               7,634             1.0%                $485                    $470
1 Bedroom/ 1 Bath         230               648              148,954            19.4%               $590                    $583
2 Bedroom/ 1 Bath         140               889              124,500            16.2%               $671                    $665
2 Bedroom/ 2 Bath         242              1,021             247,000            32.1%               $712                    $715
3 Bedroom/ 2 Bath         192              1,255             240,996            31.3%               $835                    $867
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/AVERAGE             826               931              769,084           100.0%               $693                    $699
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on information from the Parkwoods Apartments loan appraisal dated January 14, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-24

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              PARKWOODS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Parkwoods Apartments loan (the "Loan") is secured by a fee interest in a 826-unit multifamily property located in Dallas, Texas.

THE BORROWER. AmeriSouth XXV, Ltd., (the "Borrower") is an affiliate of AmeriSouth Realty Group. The Borrower is a special purpose entity with an independent director whose general partner is AmeriSouth PW GP, Inc., a single purpose entity corporation. The principal of the Borrower is Ruel M. Hamilton, founder and President of AmeriSouth Realty Group. AmeriSouth Realty Group acquires and manages multifamily properties and currently owns thirty apartment communities containing 6,500 units, located throughout Dallas, Fort Worth, Austin, and Texarkana, TX.

THE PROPERTY. Parkwoods Apartments is a garden-style apartment complex with 826 units contained within 119 buildings (12 one-story, 104 two-story, and 3 three-story) that were constructed in three phases between 1965 and 1971. Amenities at the property include five laundry facilities, four swimming pools, and limited access gates. Unit amenities include standard appliances, walk-in closets and patio/balconies. Select units have fireplaces, french doors, washer/dryer connections, and wood paneling. The property also has 1,358 parking spaces.

Immediately after purchasing the property in 2002, the Borrower spent approximately $4.65 million, or $5,630 per unit, on upgrades that included; updating the exteriors and interiors with new paint, fixtures and appliances. During this renovation approximately 90% of all the carpet, 90% of appliances, and 60% of the HVAC compressors and heating units were replaced.

THE MARKET(1). The Dallas PMSA is home to over 3.8 million residents and makes up the majority of the larger Dallas/Fort Worth CMSA, the 9th largest metropolitan area in the United States. The Dallas/Fort Worth area is served by six Interstate and 18 other U.S. and State highways. These Interstate highways provide convenient access to most areas of the Metroplex. Both Dallas and Fort Worth contain freeway loops that intersect with most of the other highways that make up the freeway network system. In addition, the DFW Metroplex is serviced by Amtrak and many freight rail carriers that provide not only national, but international service. Dallas Area Rapid Transit (DART) provides local passenger transportation service through an extensive bus network and a light rail line. According to The Reis Report, Dallas has 1,742 multifamily projects with 364,490 units. As of year-end 2003, the overall vacancy was 9.8%.

The property is situated within the city limits of Dallas in an area commonly known as Oak Cliff. The neighborhood is bounded by Loop 12 to the west, Highway 180 (also known as Davis Street) to the north, Interstate Highway 35/US Highway 67 to the east, and West Ledbetter Drive to the south.

The neighborhood is supported with community facilities consisting of retail centers, schools, houses of worship, restaurants, and parks. There are several major retail centers servicing the neighborhood, including The Southwest Center Mall, a regional mall located several miles to the southeast of the subject. Mountain View College, a community college, is located one mile to the northwest from the subject. A regional airport, Redbird Airport, is a few miles to the southeast of the subject. A new Albertson's-anchored retail center called West Cliff Plaza was also recently developed nearby.

The population within a one, three, and five-mile radius of the subject is 10,914, 132,219, and 290,872 persons, respectively. The median household income within the same radii, $38,611, $37,985, and $36,036, respectively.

PROPERTY MANAGEMENT. The property is managed by AmeriSouth Management, L.P, an affiliate of the Borrower.
--------------------------------------------------------------------------------

(1) Certain information from the Parkwoods Apartments loan appraisal dated January 14, 2004, unless otherwise stated. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS


LOAN #    ORIGINATOR PROPERTY NAME
------    ---------- -------------
   3        JPMCB    Hometown America Portfolio VI
  3.1       JPMCB    Clinton
  3.2       JPMCB    Tara Woods
  3.3       JPMCB    Countryside Village of Longmont
  3.4       JPMCB    Buena Vista
  3.5       JPMCB    Palm Beach Colony
  3.6       JPMCB    Emerald Lake
   7         CIBC    554 Third Avenue
   9        JPMCB    Fairways Country Club
  10         CIBC    Parkwoods Apartments
  19        JPMCB    The Orchard
  21        JPMCB    Broadstone Village
  25        JPMCB    Chandler Crossing Phase II
  26         CIBC    Westland Industries Multifamily Portfolio
 26.1        CIBC    Dawson Apartments
 26.2        CIBC    Anaheim Street Apartments
 26.3        CIBC    Daisy Avenue Apartments
 26.4        CIBC    102nd Street Apartments
 26.5        CIBC    Mariposa Apartments
 26.6        CIBC    Rancho Cucamonga
  29         CIBC    Oak Forest
  30        JPMCB    Corteen Village
  33         CIBC    The Summit Apartments
  35         CIBC    Casa Bella Apartments
  41         CIBC    Homestead Run
  42         CIBC    The Landmark Apartments
  45        JPMCB    Arbor Pointe Apartments
  47        JPMCB    Grandview Apartments Phase II
  50        JPMCB    Summer Meadows Apartments
  51        JPMCB    Shasta Terrace Apartments
  55         CIBC    Travis Park Apartments
  57        JPMCB    Slippery Rock Apartments
  59        JPMCB    Place on the Park
  61        JPMCB    The Links at Texarkana, Phase II
  62        JPMCB    Emerald Woods Apartments
  64        JPMCB    University Iowa Gardens Apartments
  65        JPMCB    Fairport Garden Apartments
  69         CIBC    Tilles Square
  74        JPMCB    Woodland Court Apartments
  78        JPMCB    Fairway Apartments
  79        JPMCB    Grove at Latimer Apartments
  81        JPMCB    University Village II
  83        JPMCB    Four Horizons Apartments
  84        JPMCB    Parc Bay Apartments
  85         CIBC    Southside Terrace Apartments
  87         CIBC    Ridgewood
  89        JPMCB    Oaks of Texas City Apartments
  91         CIBC    Marshall Apartments
  93        JPMCB    Washington Square Apartments
  94        JPMCB    Autumn Sunrise
  96        JPMCB    Tribeca Lofts
  98         CIBC    Mobile Grove
  100       JPMCB    Evergreen Square of Cudahy
  103       JPMCB    Fountainview Apartments
  104       JPMCB    Goffstown Village
  105       JPMCB    Spring Lake Apartments Phase II


LOAN #    STREET ADDRESS                                                                   CITY                 STATE     ZIP CODE
------    --------------                                                                   ----                 -----     --------
   3      Various                                                                          Various             Various     Various
  3.1     38000 Le Chateau Boulevard                                                       Clinton Township       MI        48038
  3.2     19376 Tanuanu Trauk (U.S. Route 41)                                              North Fort Myers       FL        33903
  3.3     1400 South Collyer Street                                                        Longmont               CO        80501
  3.4     4301 El Tora Boulevard                                                           Fargo                  ND        58103
  3.5     2000 North Congress Avenue                                                       West Palm Beach        FL        33409
  3.6     24300 Airport Road                                                               Punta Gorda            FL        33950
   7      554-556 Third Avenue                                                             New York               NY        10016
   9      14205 East Colonial Drive                                                        Orlando                FL        32826
  10      3035 Pentagon Parkway                                                            Dallas                 TX        75233
  19      5360 Orchard Hill Drive                                                          Roanoke                VA        24019
  21      3504 Broadstone Village Drive                                                    High Point             NC        27260
  25      3839 Hunsaker Drive                                                              East Lansing           MI        48823
  26      Various                                                                          Various                CA       Various
 26.1     1349-1357 Dawson Avenue                                                          Long Beach             CA        90804
 26.2     1701-17 Annaheim Street                                                          Long Beach             CA        90813
 26.3     913-921 Daisy Avenue                                                             Long Beach             CA        90813
 26.4     3726 West 102nd Street                                                           Inglewood              CA        90303
 26.5     422 South Mariposa Avenue                                                        Los Angeles            CA        90020
 26.6     8401-8425 Haven Avenue                                                           Rancho Cucamonga       CA        91730
  29      3301 Southwest 13th Street                                                       Gainesville            FL        32608
  30      5331 Corteen Place                                                               Valley Village         CA        91607
  33      3901 Indian School Road NE                                                       Albuquerque            NM        87110
  35      11670 San Vicente Boulevard                                                      Brentwood              CA        90049
  41      Route 70 East                                                                    Toms River             NJ        08755
  42      551 and 601 Northwest 42nd Avenue                                                Plantation             FL        33317
  45      2317 Pleasant Valley Road                                                        Austin                 TX        78741
  47      730 Grandview Meadows Drive                                                      Longmont               CO        80503
  50      3429 Rustin Avenue                                                               Riverside              CA        92507
  51      293 Shasta Drive                                                                 Vacaville              CA        95687
  55      1110 East Oltorf Street                                                          Austin                 TX        78704
  57      278 Cameron Dr, 402-440 North Main St, 105-113 Grove City Rd, 305-555 Center St  Slippery Rock          PA        16057
  59      2021 East Pioneer Parkway                                                        Arlington              TX        76010
  61      333 Links Drive                                                                  Texarkana              AR        71854
  62      2 Lockhart Circle                                                                Forest Hill            MD        21050
  64      3996 Iowa Avenue and 1225 Everton Place                                          Riverside              CA        92507
  65      17 Fairway Boulevard                                                             Columbus               OH        43213
  69      9301-9329 Manchester Rd, 10-32 Beale St and 1001 Raritan Dr                      St. Louis              MO        63119
  74      3621 West 119th Street                                                           Alsip                  IL        60803
  78      10025 South Plaza                                                                Omaha                  NE        68127
  79      936 and 940 Clarizz Boulevard                                                    Bloomington            IN        47401
  81      203 Simpson Avenue                                                               Lexington              KY        40504
  83      1450 East Harmon Avenue                                                          Las Vegas              NV        89119
  84      3650 Burke Road                                                                  Pasadena               TX        77504
  85      4 Southside Avenue                                                               New Paltz              NY        12561
  87      6825 West Mississippi Avenue                                                     Lakewood               CO        80226
  89      8601 Emmett F. Lowry Expressway                                                  Texas City             TX        77591
  91      1157 Salina Street and 1401 East 12th Street                                     Austin                 TX        78202
  93      4816 South Packard Avenue                                                        Cudahy                 WI        53110
  94      1825 Airline Road                                                                Corpus Christi         TX        78412
  96      1210 West Clay Street                                                            Houston                TX        77019
  98      202 West Main Road                                                               Conneaut               OH        44030
  100     3717 East Ramsey Avenue                                                          Cudahy                 WI        53110
  103     3909 North Murray Avenue                                                         Shorewood              WI        53211
  104     27 and 42 Maple Avenue                                                           Goffstown              NH        03045
  105     925 and 935 Spring Forest Road                                                   Greenville             NC        27834


                               NUMBER OF   PROPERTY                 PROPERTY                        CURRENT       LOAN
LOAN #  COUNTY                 PROPERTIES  TYPE                     SUBTYPE                       BALANCE ($)     GROUP   LOAN #
------  ------                 ----------  ----                     -------                       -----------     -----   ------
   3    Various                    6       Manufactured Housing     Manufactured Housing          80,571,735.00      2       3
  3.1   Macomb                     1       Manufactured Housing     Manufactured Housing          35,280,000.00      2      3.1
  3.2   Lee                        1       Manufactured Housing     Manufactured Housing          12,786,601.00      2      3.2
  3.3   Boulder                    1       Manufactured Housing     Manufactured Housing          12,400,000.00      2      3.3
  3.4   Cass                       1       Manufactured Housing     Manufactured Housing           9,560,000.00      2      3.4
  3.5   Palm Beach                 1       Manufactured Housing     Manufactured Housing           6,921,624.00      2      3.5
  3.6   Charlotte                  1       Manufactured Housing     Manufactured Housing           3,623,510.00      2      3.6
   7    New York                   1       Multifamily              Mid/High Rise                 35,535,000.00      1       7
   9    Orange                     1       Manufactured Housing     Manufactured Housing          27,004,261.54      2       9
  10    Dallas                     1       Multifamily              Garden                        26,560,000.00      2      10
  19    Roanoke                    1       Multifamily              Garden                        14,000,000.00      2      19
  21    Guilford                   1       Multifamily              Garden                        12,983,714.99      2      21
  25    Clinton                    1       Multifamily              Garden                        11,250,000.00      2      25
  26    Various                    6       Various                  Various                       10,875,000.00      2      26
 26.1   Los Angeles                1       Multifamily              Garden                         1,275,000.00      2     26.1
 26.2   Los Angeles                1       Mixed Use                Multifamily/Retail             1,500,000.00      2     26.2
 26.3   Los Angeles                1       Multifamily              Garden                         1,500,000.00      2     26.3
 26.4   Los Angeles                1       Multifamily              Garden                         2,025,000.00      2     26.4
 26.5   Los Angeles                1       Multifamily              Garden                         1,650,000.00      2     26.5
 26.6   San Bernardino             1       Retail                   Unanchored                     2,925,000.00      2     26.6
  29    Alachua                    1       Multifamily              Garden                        10,376,275.15      2      29
  30    Los Angeles                1       Multifamily              Garden                        10,326,695.89      2      30
  33    Bernalillo                 1       Multifamily              Mid/High Rise                  9,400,000.00      2      33
  35    Los Angeles                1       Multifamily              Mid/High Rise                  9,238,927.77      1      35
  41    Ocean                      1       Manufactured Housing     Manufactured Housing           8,200,000.00      1      41
  42    Broward                    1       Multifamily              Mid/High Rise                  8,000,000.00      2      42
  45    Travis                     1       Multifamily              Garden                         7,562,394.82      2      45
  47    Boulder                    1       Multifamily              Garden                         7,265,448.51      2      47
  50    Riverside                  1       Multifamily              Garden                         6,985,271.01      2      50
  51    Solano                     1       Multifamily              Garden                         6,983,548.94      2      51
  55    Travis                     1       Multifamily              Garden                         6,200,000.00      2      55
  57    Butler                     1       Multifamily              Garden                         6,100,000.00      2      57
  59    Tarrant                    1       Multifamily              Garden                         5,383,813.32      2      59
  61    Miller                     1       Multifamily              Garden                         5,284,458.25      2      61
  62    Harford                    1       Multifamily              Garden                         5,200,000.00      2      62
  64    Riverside                  1       Multifamily              Garden                         5,189,223.14      2      64
  65    Franklin                   1       Multifamily              Garden                         5,163,840.36      2      65
  69    St. Louis                  1       Mixed Use                Multifamily/Retail             4,694,053.05      2      69
  74    Cook                       1       Multifamily              Garden                         3,982,152.87      2      74
  78    Douglas                    1       Multifamily              Garden                         3,687,784.10      2      78
  79    Monroe                     1       Multifamily              Garden                         3,625,218.63      2      79
  81    Fayette                    1       Multifamily              Garden                         3,492,677.23      2      81
  83    Clark                      1       Multifamily              Garden                         3,364,957.92      2      83
  84    Harris                     1       Multifamily              Garden                         3,282,797.52      2      84
  85    Ulster                     1       Multifamily              Garden                         3,250,000.00      2      85
  87    Jefferson                  1       Manufactured Housing     Manufactured Housing           3,200,000.00      2      87
  89    Galveston                  1       Multifamily              Garden                         3,191,879.77      2      89
  91    Travis                     1       Multifamily              Garden                         3,113,053.45      2      91
  93    Milwaukee                  1       Multifamily              Garden                         2,863,442.38      2      93
  94    Nueces                     1       Multifamily              Garden                         2,766,888.08      2      94
  96    Harris                     1       Multifamily              Garden                         2,471,999.46      2      96
  98    Ashtabula                  1       Manufactured Housing     Manufactured Housing           2,340,000.00      2      98
  100   Milwaukee                  1       Multifamily              Garden                         2,083,492.73      2      100
  103   Milwaukee                  1       Multifamily              Mid/High Rise                  1,985,607.47      2      103
  104   Hillsborough               1       Multifamily              Garden                         1,650,000.00      2      104
  105   Pitt                       1       Multifamily              Garden                         1,038,112.05      2      105


LOAN #      ORIGINATOR    PROPERTY NAME                                   TOTAL SF/UNITS
------      ----------    -------------                                   --------------
   3           JPMCB      Hometown America Portfolio VI                            2,727
  3.1          JPMCB      Clinton                                                  1,000
  3.2          JPMCB      Tara Woods                                                 531
  3.3          JPMCB      Countryside Village of Longmont                            310
  3.4          JPMCB      Buena Vista                                                400
  3.5          JPMCB      Palm Beach Colony                                          285
  3.6          JPMCB      Emerald Lake                                               201
   7           CIBC       554 Third Avenue                                           126
   9           JPMCB      Fairways Country Club                                    1,141
  10           CIBC       Parkwoods Apartments                                       826
  19           JPMCB      The Orchard                                                240
  21           JPMCB      Broadstone Village                                         298
  25           JPMCB      Chandler Crossing Phase II                                  84
  26           CIBC       Westland Industries Multifamily Portfolio              Various
 26.1          CIBC       Dawson Apartments                                           18
 26.2          CIBC       Anaheim Street Apartments                                   21
 26.3          CIBC       Daisy Avenue Apartments                                     28
 26.4          CIBC       102nd Street Apartments                                     37
 26.5          CIBC       Mariposa Apartments                                         24
 26.6          CIBC       Rancho Cucamonga                                        34,294
  29           CIBC       Oak Forest                                                 239
  30           JPMCB      Corteen Village                                             67
  33           CIBC       The Summit Apartments                                      189
  35           CIBC       Casa Bella Apartments                                       43
  41           CIBC       Homestead Run                                              461
  42           CIBC       The Landmark Apartments                                    167
  45           JPMCB      Arbor Pointe Apartments                                    344
  47           JPMCB      Grandview Apartments Phase II                              120
  50           JPMCB      Summer Meadows Apartments                                  123
  51           JPMCB      Shasta Terrace Apartments                                  140
  55           CIBC       Travis Park Apartments                                     199
  57           JPMCB      Slippery Rock Apartments                                   222
  59           JPMCB      Place on the Park                                          272
  61           JPMCB      The Links at Texarkana, Phase II                           144
  62           JPMCB      Emerald Woods Apartments                                    96
  64           JPMCB      University Iowa Gardens Apartments                         100
  65           JPMCB      Fairport Garden Apartments                                 273
  69           CIBC       Tilles Square                                               45
  74           JPMCB      Woodland Court Apartments                                  144
  78           JPMCB      Fairway Apartments                                         135
  79           JPMCB      Grove at Latimer Apartments                                 40
  81           JPMCB      University Village II                                       85
  83           JPMCB      Four Horizons Apartments                                   240
  84           JPMCB      Parc Bay Apartments                                        120
  85           CIBC       Southside Terrace Apartments                               140
  87           CIBC       Ridgewood                                                   97
  89           JPMCB      Oaks of Texas City Apartments                              132
  91           CIBC       Marshall Apartments                                        100
  93           JPMCB      Washington Square Apartments                                88
  94           JPMCB      Autumn Sunrise                                             142
  96           JPMCB      Tribeca Lofts                                               24
  98           CIBC       Mobile Grove                                               136
  100          JPMCB      Evergreen Square of Cudahy                                 106
  103          JPMCB      Fountainview Apartments                                    102
  104          JPMCB      Goffstown Village                                           48
  105          JPMCB      Spring Lake Apartments Phase II                             28



                    PAD                     STUDIO                       ONE BEDROOM                     TWO BEDROOM
          ----------------------   -------------------------   -----------------------------   ----------------------------

           NO. OF       AVERAGE        NO. OF       AVERAGE            NO. OF       AVERAGE           NO. OF       AVERAGE
LOAN #       PADS      PAD RENT       STUDIOS   STUDIO RENT        1-BR UNITS     1-BR RENT       2-BR UNITS     2-BR RENT
------       ----      --------       -------   -----------        ----------     ---------       ----------     ---------
   3        2,727           383             0             0                 0             0                0             0
  3.1       1,000           428             0             0                 0             0                0             0
  3.2         531           410             0             0                 0             0                0             0
  3.3         310           449             0             0                 0             0                0             0
  3.4         400           285             0             0                 0             0                0             0
  3.5         285           328             0             0                 0             0                0             0
  3.6         201           259             0             0                 0             0                0             0
   7            0             0            48         2,900                78         3,350                0             0
   9        1,141           362             0             0                 0             0                0             0
  10            0             0            22           485               230           590              382           697
  19            0             0             0             0               120           680               60           795
  21            0             0             0             0                94           519              168           624
  25            0             0             0             0                 0             0                0             0
  26            0             0       Various       Various           Various       Various          Various       Various
 26.1           0             0             0             0                 3           635               13           813
 26.2           0             0             1           530                 8           615                1           650
 26.3           0             0             0             0                22           563                5           690
 26.4           0             0             0             0                21           619               15           697
 26.5           0             0             0             0                18           800                6         1,050
 26.6           0             0             0             0                 0             0                0             0
  29            0             0             0             0                52           619              108           729
  30            0             0             0             0                 4         1,310               36         1,606
  33            0             0             0             0               118           650               71           905
  35            0             0            41         1,528                 2         2,325                0             0
  41          461           327             0             0                 0             0                0             0
  42            0             0             0             0                82           682               85           835
  45            0             0             0             0               256           515               88           689
  47            0             0             0             0                48           663               56           798
  50            0             0             0             0                60           795               59           999
  51            0             0             0             0                56           822               76           897
  55            0             0             0             0                48           563              119           716
  57            0             0             5           300                22           410              167           566
  59            0             0             0             0               160           453              104           618
  61            0             0             0             0                48           482               96           625
  62            0             0             0             0                36           752               60           874
  64            0             0             0             0                16           700               64           860
  65            0             0            42           355               133           375               98           461
  69            0             0             6           665                25           972                8         1,325
  74            0             0             0             0                72           685               72           823
  78            0             0            20           440                64           515               44           634
  79            0             0             0             0                 0             0                8           880
  81            0             0             0             0                85           576                0             0
  83            0             0           240           381                 0             0                0             0
  84            0             0             0             0                80           546               40           704
  85            0             0            29           489                88           668               23         1,027
  87           97           380             0             0                 0             0                0             0
  89            0             0             0             0               100           502               32           650
  91            0             0             0             0                24           512               36           707
  93            0             0             0             0                59           798               17           845
  94            0             0             0             0                80           478               49           595
  96            0             0             0             0                24         2,319                0             0
  98          136           205             0             0                 0             0                0             0
  100           0             0             0             0               104           512                2           512
  103           0             0             2           580                12           800               77           882
  104           0             0             7           600                32           675                9           810
  105           0             0             0             0                 0             0               28           529



                THREE BEDROOM                FOUR BEDROOM
          --------------------------  ----------------------------

               NO. OF       AVERAGE          NO. OF       AVERAGE                  UTILITIES              ELEVATOR
LOAN #     3-BR UNITS     3-BR RENT      4-BR UNITS     4-BR RENT                 TENANT PAYS              PRESENT    LOAN NO.
------     ----------     ---------      ----------     ---------                 -----------              -------    --------
   3                0             0               0             0                                            NAP          3
  3.1               0             0               0             0                                            No          3.1
  3.2               0             0               0             0                                            No          3.2
  3.3               0             0               0             0                                            No          3.3
  3.4               0             0               0             0                                            No          3.4
  3.5               0             0               0             0                                            No          3.5
  3.6               0             0               0             0                                            No          3.6
   7                0             0               0             0                  Electric                  Yes          7
   9                0             0               0             0                                            No           9
  10              192           835               0             0                    None                    No          10
  19               60           925               0             0           Electric, Water, Sewer           No          19
  21               36           840               0             0           Electric, Water, Sewer           No          21
  25                0             0              84         1,916                  Electric                  No          25
  26          Various       Various         Various       Various                   Various                Various       26
 26.1               2         1,100               0             0                Electric, Gas               No         26.1
 26.2               2         1,025               1         1,350                Electric, Gas               No         26.2
 26.3               1         1,110               0             0                Electric, Gas               No         26.3
 26.4               0             0               1         1,400                Electric, Gas               No         26.4
 26.5               0             0               0             0                Electric, Gas               Yes        26.5
 26.6               0             0               0             0                                            NAP        26.6
  29               69           922              10         1,275                Electric, Gas               No          29
  30               27         1,868               0             0         Electric, Gas, Water, Sewer        Yes         30
  33                0             0               0             0                Electric, Gas               Yes         33
  35                0             0               0             0         Gas, Water, Sewer, Electric        Yes         35
  41                0             0               0             0                                            NAP         41
  42                0             0               0             0                  Electric                  Yes         42
  45                0             0               0             0                  Electric                  No          45
  47               16         1,008               0             0                  Electric                  No          47
  50                4         1,295               0             0         Electric, Gas, Water, Sewer        No          50
  51                8         1,098               0             0                  Electric                  No          51
  55               32           839               0             0                    None                    No          55
  57               28           638               0             0                  Electric                  No          57
  59                8           830               0             0               Electric, Water              No          59
  61                0             0               0             0           Electric, Water, Sewer           No          61
  62                0             0               0             0                  Electric                  No          62
  64               20         1,025               0             0            Electric, Gas, Sewer            No          64
  65                0             0               0             0                Electric, Gas               No          65
  69                0             0               0             0         Electric, Gas, Water, Sewer        No          69
  74                0             0               0             0                  Electric                  No          74
  78                0             0               0             0                Electric, Gas               No          78
  79               32         1,305               0             0         Electric, Gas, Water, Sewer        No          79
  81                0             0               0             0                    Water                   No          81
  83                0             0               0             0                    None                    No          83
  84                0             0               0             0           Electric, Water, Sewer           No          84
  85                0             0               0             0         Electric, Gas, Water, Sewer        No          85
  87                0             0               0             0                                            NAP         87
  89                0             0               0             0                  Electric                  No          89
  91               24           728              16           848                  Electric                  No          91
  93               12         1,119               0             0               Electric, Water              Yes         93
  94               13           720               0             0                Electric, Gas               No          94
  96                0             0               0             0           Electric, Water, Sewer           No          96
  98                0             0               0             0                                            NAP         98
  100               0             0               0             0                  Electric                  Yes         100
  103              11         1,074               0             0                  Electric                  Yes         103
  104               0             0               0             0                  Electric                  No          104
  105               0             0               0             0                Electric, Gas               No          105


                                                                         ANNEX C

                   THE FORUM SHOPS LOAN AMORTIZATION SCHEDULE
                   ------------------------------------------

                        THE FORUM SHOPS
                      A-3 POOLED COMPONENT
                      --------------------

                                                           TOTAL
  DATE        INTEREST ($)        PRINCIPAL ($)           PAYMENT ($)
  ----        ------------        -------------           -----------
12/1/2003               -                    -                     -
 1/1/2004      639,745.71                    -            639,745.71
 2/1/2004      639,745.71                    -            639,745.71
 3/1/2004      598,471.79                    -            598,471.79
 4/1/2004      639,745.71                    -            639,745.71
 5/1/2004      619,108.75                    -            619,108.75
 6/1/2004      639,745.71                    -            639,745.71
 7/1/2004      619,108.75                    -            619,108.75
 8/1/2004      639,745.71                    -            639,745.71
 9/1/2004      639,745.71                    -            639,745.71
10/1/2004      619,108.75                    -            619,108.75
11/1/2004      639,745.71                    -            639,745.71
12/1/2004      619,108.75                    -            619,108.75
 1/1/2005      639,745.71                    -            639,745.71
 2/1/2005      639,745.71                    -            639,745.71
 3/1/2005      577,834.83                    -            577,834.83
 4/1/2005      639,745.71                    -            639,745.71
 5/1/2005      619,108.75                    -            619,108.75
 6/1/2005      639,745.71                    -            639,745.71
 7/1/2005      619,108.75                    -            619,108.75
 8/1/2005      639,745.71                    -            639,745.71
 9/1/2005      639,745.71                    -            639,745.71
10/1/2005      619,108.75                    -            619,108.75
11/1/2005      639,745.71                    -            639,745.71
12/1/2005      619,108.75                    -            619,108.75
 1/1/2006      639,745.71           173,201.82            812,947.53
 2/1/2006      639,030.84           173,915.34            812,946.17
 3/1/2006      576,540.79           236,286.74            812,827.53
 4/1/2006      637,337.77           175,605.19            812,942.96
 5/1/2006      616,077.08           196,825.52            812,902.59
 6/1/2006      635,800.60           177,139.44            812,940.04
 7/1/2006      614,583.37           198,316.39            812,899.76
 8/1/2006      634,250.95           178,686.15            812,937.10
 9/1/2006      633,513.44           179,422.26            812,935.70
10/1/2006      612,360.87           200,534.67            812,895.54
11/1/2006      631,945.21           180,987.51            812,932.72
12/1/2006      610,836.97           202,055.67            812,892.65
 1/1/2007      630,364.24           182,565.48            812,929.72
 2/1/2007      629,610.72           183,317.57            812,928.29
 3/1/2007      567,997.25           244,814.06            812,811.31
 4/1/2007      627,843.66           185,081.28            812,924.93
 5/1/2007      606,851.38           206,033.70            812,885.08
 6/1/2007      626,229.37           186,692.50            812,921.87
 7/1/2007      605,282.73           207,599.37            812,882.10
 8/1/2007      624,601.98           188,316.80            812,918.78
 9/1/2007      623,824.72           189,092.59            812,917.30
10/1/2007      602,946.06           209,931.61            812,877.66
11/1/2007      622,177.79           190,736.39            812,914.18

                                THE FORUM SHOPS
                          A-1 & A-2 NON-POOLED COMPONENTS
                          -------------------------------

                                                                TOTAL
    DATE          INTEREST ($)        PRINCIPAL ($)           PAYMENT ($)
    ----          ------------        -------------           -----------
  12/1/2003                  -                    -                     -
   1/1/2004       1,279,491.42                    -          1,279,491.42
   2/1/2004       1,279,491.42                    -          1,279,491.42
   3/1/2004       1,196,943.58                    -          1,196,943.58
   4/1/2004       1,279,491.42                    -          1,279,491.42
   5/1/2004       1,238,217.50                    -          1,238,217.50
   6/1/2004       1,279,491.42                    -          1,279,491.42
   7/1/2004       1,238,217.50                    -          1,238,217.50
   8/1/2004       1,279,491.42                    -          1,279,491.42
   9/1/2004       1,279,491.42                    -          1,279,491.42
  10/1/2004       1,238,217.50                    -          1,238,217.50
  11/1/2004       1,279,491.42                    -          1,279,491.42
  12/1/2004       1,238,217.50                    -          1,238,217.50
   1/1/2005       1,279,491.42                    -          1,279,491.42
   2/1/2005       1,279,491.42                    -          1,279,491.42
   3/1/2005       1,155,669.67                    -          1,155,669.67
   4/1/2005       1,279,491.42                    -          1,279,491.42
   5/1/2005       1,238,217.50                    -          1,238,217.50
   6/1/2005       1,279,491.42                    -          1,279,491.42
   7/1/2005       1,238,217.50                    -          1,238,217.50
   8/1/2005       1,279,491.42                    -          1,279,491.42
   9/1/2005       1,279,491.42                    -          1,279,491.42
  10/1/2005       1,238,217.50                    -          1,238,217.50
  11/1/2005       1,279,491.42                    -          1,279,491.42
  12/1/2005       1,238,217.50                    -          1,238,217.50
   1/1/2006       1,279,491.42           346,403.65          1,625,895.06
   2/1/2006       1,278,061.67           347,830.67          1,625,892.35
   3/1/2006       1,153,081.58           472,573.48          1,625,655.07
   4/1/2006       1,274,675.54           351,210.38          1,625,885.92
   5/1/2006       1,232,154.16           393,651.03          1,625,805.19
   6/1/2006       1,271,601.21           354,278.87          1,625,880.08
   7/1/2006       1,229,166.74           396,632.78          1,625,799.52
   8/1/2006       1,268,501.90           357,372.30          1,625,874.20
   9/1/2006       1,267,026.89           358,844.51          1,625,871.40
  10/1/2006       1,224,721.74           401,069.34          1,625,791.08
  11/1/2006       1,263,890.43           361,975.02          1,625,865.44
  12/1/2006       1,221,673.95           404,111.34          1,625,785.29
   1/1/2007       1,260,728.49           365,130.95          1,625,859.44
   2/1/2007       1,259,221.45           366,635.13          1,625,856.58
   3/1/2007       1,135,994.50           489,628.12          1,625,622.62
   4/1/2007       1,255,687.31           370,162.55          1,625,849.87
   5/1/2007       1,213,702.75           412,067.41          1,625,770.16
   6/1/2007       1,252,458.74           373,384.99          1,625,843.74
   7/1/2007       1,210,565.46           415,198.74          1,625,764.20
   8/1/2007       1,249,203.95           376,633.61          1,625,837.56
   9/1/2007       1,247,649.44           378,185.17          1,625,834.61
  10/1/2007       1,205,892.11           419,863.21          1,625,755.33
  11/1/2007       1,244,355.58           381,472.78          1,625,828.35

                         THE FORUM SHOPS
                     B NON-POOLED COMPONENT
                     ----------------------

                                                            TOTAL
  DATE         INTEREST ($)        PRINCIPAL ($)           PAYMENT ($)
  ----         ------------        -------------           -----------
12/1/2003                -                    -                     -
 1/1/2004       346,518.43                    -            346,518.43
 2/1/2004       346,518.43                    -            346,518.43
 3/1/2004       324,162.40                    -            324,162.40
 4/1/2004       346,518.43                    -            346,518.43
 5/1/2004       335,340.42                    -            335,340.42
 6/1/2004       346,518.43                    -            346,518.43
 7/1/2004       335,340.42                    -            335,340.42
 8/1/2004       346,518.43                    -            346,518.43
 9/1/2004       346,518.43                    -            346,518.43
10/1/2004       335,340.42                    -            335,340.42
11/1/2004       346,518.43                    -            346,518.43
12/1/2004       335,340.42                    -            335,340.42
 1/1/2005       346,518.43                    -            346,518.43
 2/1/2005       346,518.43                    -            346,518.43
 3/1/2005       312,984.39                    -            312,984.39
 4/1/2005       346,518.43                    -            346,518.43
 5/1/2005       335,340.42                    -            335,340.42
 6/1/2005       346,518.43                    -            346,518.43
 7/1/2005       335,340.42                    -            335,340.42
 8/1/2005       346,518.43                    -            346,518.43
 9/1/2005       346,518.43                    -            346,518.43
10/1/2005       335,340.42                    -            335,340.42
11/1/2005       346,518.43                    -            346,518.43
12/1/2005       335,340.42                    -            335,340.42
 1/1/2006       346,518.43            94,981.64            441,500.08
 2/1/2006       346,131.22            95,372.93            441,504.15
 3/1/2006       312,283.47           129,576.60            441,860.07
 4/1/2006       345,214.17            96,299.62            441,513.79
 5/1/2006       333,698.31           107,936.57            441,634.88
 6/1/2006       344,381.56            97,140.98            441,522.55
 7/1/2006       332,889.24           108,754.15            441,643.39
 8/1/2006       343,542.19            97,989.18            441,531.37
 9/1/2006       343,142.72            98,392.85            441,535.57
10/1/2006       331,685.42           109,970.63            441,656.05
11/1/2006       342,293.29            99,251.21            441,544.50
12/1/2006       330,860.01           110,804.72            441,664.73
 1/1/2007       341,436.96           100,116.55            441,553.51
 2/1/2007       341,028.81           100,528.99            441,557.80
 3/1/2007       307,655.86           134,252.87            441,908.73
 4/1/2007       340,071.68           101,496.18            441,567.87
 5/1/2007       328,701.21           112,986.22            441,687.43
 6/1/2007       339,197.30           102,379.76            441,577.06
 7/1/2007       327,851.55           113,844.82            441,696.37
 8/1/2007       338,315.82           103,270.51            441,586.33
 9/1/2007       337,894.82           103,695.93            441,590.76
10/1/2007       326,585.89           115,123.78            441,709.67
11/1/2007       337,002.76           104,597.37            441,600.14

                        THE FORUM SHOPS
                      A-3 POOLED COMPONENT
                      --------------------

                                                           TOTAL
  DATE        INTEREST ($)        PRINCIPAL ($)           PAYMENT ($)
  ----        ------------        -------------           -----------
12/1/2007      601,345.69           211,528.94            812,874.63
 1/1/2008      620,517.48           192,393.54            812,911.03
 2/1/2008      619,723.40           193,186.12            812,909.52
 3/1/2008      578,995.33           233,836.86            812,832.19
 4/1/2008      617,960.91           194,945.26            812,906.17
 5/1/2008      597,248.03           215,618.82            812,866.85
 6/1/2008      616,266.35           196,636.60            812,902.95
 7/1/2008      595,601.37           217,262.35            812,863.72
 8/1/2008      614,558.03           198,341.68            812,899.71
 9/1/2008      613,739.39           199,158.76            812,898.16
10/1/2008      593,145.86           219,713.20            812,859.06
11/1/2008      612,010.54           200,884.33            812,894.87
12/1/2008      591,465.89           221,389.98            812,855.87
 1/1/2009      610,267.65           202,623.91            812,891.57
 2/1/2009      609,431.34           203,458.63            812,889.98
 3/1/2009      549,695.63           263,080.94            812,776.57
 4/1/2009      607,505.75           205,380.57            812,886.32
 5/1/2009      587,088.45           225,759.11            812,847.56
 6/1/2009      605,726.27           207,156.67            812,882.94
 7/1/2009      585,359.28           227,485.00            812,844.28
 8/1/2009      603,932.33           208,947.20            812,879.54
 9/1/2009      603,069.93           209,807.97            812,877.90
10/1/2009      582,778.03           230,061.34            812,839.37
11/1/2009      601,254.41           211,620.04            812,874.45
12/1/2009      581,013.85           231,822.18            812,836.02
 1/1/2010      599,424.15           213,446.82            812,870.98
 2/1/2010      598,543.18           214,326.13            812,869.31
 3/1/2010      539,820.64           272,937.18            812,757.82
 4/1/2010      596,532.05           216,333.44            812,865.49
 5/1/2010      576,424.99           236,402.32            812,827.31
 6/1/2010      594,663.43           218,198.51            812,861.94
 7/1/2010      574,609.20           238,214.66            812,823.87
 8/1/2010      592,779.64           220,078.73            812,858.36
 9/1/2010      591,871.28           220,985.35            812,856.64
10/1/2010      571,895.99           240,922.72            812,818.71
11/1/2010      589,964.81           222,888.21            812,853.02
12/1/2010      570,043.41       142,716,007.88        143,286,051.29

                               THE FORUM SHOPS
                         A-1 & A-2 NON-POOLED COMPONENTS
                         -------------------------------

                                                               TOTAL
   DATE          INTEREST ($)        PRINCIPAL ($)           PAYMENT ($)
   ----          ------------        -------------           -----------
 12/1/2007       1,202,691.38           423,057.87          1,625,749.25
  1/1/2008       1,241,034.97           384,787.08          1,625,822.05
  2/1/2008       1,239,446.80           386,372.24          1,625,819.03
  3/1/2008       1,157,990.66           467,673.72          1,625,664.39
  4/1/2008       1,235,921.82           389,890.53          1,625,812.34
  5/1/2008       1,194,496.05           431,237.64          1,625,733.69
  6/1/2008       1,232,532.70           393,273.21          1,625,805.91
  7/1/2008       1,191,202.75           434,524.69          1,625,727.44
  8/1/2008       1,229,116.05           396,683.37          1,625,799.42
  9/1/2008       1,227,478.78           398,317.53          1,625,796.31
 10/1/2008       1,186,291.72           439,426.40          1,625,718.12
 11/1/2008       1,224,021.09           401,768.66          1,625,789.75
 12/1/2008       1,182,931.77           442,779.97          1,625,711.74
  1/1/2009       1,220,535.30           405,247.83          1,625,783.13
  2/1/2009       1,218,862.69           406,917.27          1,625,779.95
  3/1/2009       1,099,391.26           526,161.87          1,625,553.13
  4/1/2009       1,215,011.50           410,761.14          1,625,772.64
  5/1/2009       1,174,176.90           451,518.21          1,625,695.12
  6/1/2009       1,211,452.54           414,313.35          1,625,765.89
  7/1/2009       1,170,718.55           454,970.00          1,625,688.55
  8/1/2009       1,207,864.67           417,894.41          1,625,759.07
  9/1/2009       1,206,139.85           419,615.95          1,625,755.80
 10/1/2009       1,165,556.07           460,122.68          1,625,678.75
 11/1/2009       1,202,508.83           423,240.08          1,625,748.91
 12/1/2009       1,162,027.69           463,644.36          1,625,672.05
  1/1/2010       1,198,848.31           426,893.65          1,625,741.96
  2/1/2010       1,197,086.35           428,652.26          1,625,738.61
  3/1/2010       1,079,641.28           545,874.35          1,625,515.63
  4/1/2010       1,193,064.10           432,666.88          1,625,730.97
  5/1/2010       1,152,849.98           472,804.65          1,625,654.63
  6/1/2010       1,189,326.86           436,397.02          1,625,723.88
  7/1/2010       1,149,218.40           476,429.33          1,625,647.73
  8/1/2010       1,185,559.27           440,157.46          1,625,716.73
  9/1/2010       1,183,742.57           441,970.71          1,625,713.28
 10/1/2010       1,143,791.98           481,845.45          1,625,637.43
 11/1/2010       1,179,929.62           445,776.42          1,625,706.04
 12/1/2010       1,140,086.83       285,432,015.76        286,572,102.59


                         THE FORUM SHOPS
                     B NON-POOLED COMPONENT
                     ----------------------

                                                             TOTAL
   DATE         INTEREST ($)        PRINCIPAL ($)           PAYMENT ($)
   ----         ------------        -------------           -----------
 12/1/2007       325,719.05           115,999.74            441,718.79
  1/1/2008       336,103.46           105,506.14            441,609.59
  2/1/2008       335,673.34           105,940.77            441,614.12
  3/1/2008       313,612.97           128,233.12            441,846.09
  4/1/2008       334,718.69           106,905.47            441,624.15
  5/1/2008       323,499.55           118,242.58            441,742.13
  6/1/2008       333,800.83           107,832.98            441,633.81
  7/1/2008       322,607.64           119,143.87            441,751.51
  8/1/2008       332,875.52           108,768.02            441,643.54
  9/1/2008       332,432.10           109,216.10            441,648.20
 10/1/2008       321,277.61           120,487.88            441,765.49
 11/1/2008       331,495.67           110,162.37            441,658.05
 12/1/2008       320,367.65           121,407.41            441,775.06
  1/1/2009       330,551.63           111,116.34            441,667.97
  2/1/2009       330,098.65           111,574.09            441,672.74
  3/1/2009       297,742.78           144,270.19            442,012.97
  4/1/2009       329,055.65           112,628.05            441,683.70
  5/1/2009       317,996.61           123,803.38            441,799.99
  6/1/2009       328,091.79           113,602.05            441,693.84
  7/1/2009       317,060.01           124,749.84            441,809.84
  8/1/2009       327,120.11           114,583.95            441,704.06
  9/1/2009       326,652.98           115,055.99            441,708.97
 10/1/2009       315,661.87           126,162.67            441,824.55
 11/1/2009       325,669.61           116,049.70            441,719.31
 12/1/2009       314,706.30           127,128.29            441,834.59
  1/1/2010       324,678.25           117,051.48            441,729.73
  2/1/2010       324,201.07           117,533.68            441,734.75
  3/1/2010       292,393.99           149,675.23            442,069.22
  4/1/2010       323,111.74           118,634.47            441,746.21
  5/1/2010       312,220.75           129,639.98            441,860.73
  6/1/2010       322,099.60           119,657.25            441,756.85
  7/1/2010       311,237.22           130,633.85            441,871.07
  8/1/2010       321,079.24           120,688.33            441,767.58
  9/1/2010       320,587.24           121,185.52            441,772.75
 10/1/2010       309,767.61           132,118.91            441,886.53
 11/1/2010       319,554.59           122,229.02            441,783.61
 12/1/2010       308,764.16        78,263,617.22         78,572,381.39

                                                                         ANNEX D
MARCH 25, 2004                                                  JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET

                      ------------------------------------

                                  $815,132,000

                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    Depositor

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-CIBC8

                      ------------------------------------

                               JPMORGAN CHASE BANK
                                    CIBC INC.
                              Mortgage Loan Sellers




JPMORGAN                                                      CIBC WORLD MARKETS

MERRILL LYNCH & CO.                                          WACHOVIA SECURITIES

The analyses in this report are based upon information provided by JPMorgan Chase Bank and CIBC Inc. (the "Sellers"). J.P. Morgan Securities Inc., CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Final Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Final Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Final Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8


                                  KEY FEATURES

--------------------------------------------------------------------------------
CO-LEAD MANAGERS:                     J.P. Morgan Securities Inc.
                                      (Sole Bookrunner) CIBC World Markets Corp.

CO-MANAGERS:                          Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                                      Wachovia Capital Markets, LLC

MORTGAGE LOAN SELLERS:                JPMorgan Chase Bank (57.8%)
                                      CIBC Inc. (42.2%)

MASTER SERVICER:                      GMAC Commercial Mortgage Corporation

SPECIAL SERVICER:                     Midland Loan Services, Inc.

TRUSTEE:                              Wells Fargo Bank, N.A.

PAYING AGENT:                         JPMorgan Chase Bank

RATING AGENCIES:                      Moody's Investors Service, Inc.
                                      Standard & Poor's Ratings Services

PRICING DATE:                         March 25, 2004

CLOSING DATE:                         On or about March 31, 2004

CUT-OFFDATE:                          With respect to each mortgage loan, the
                                      related due date of such mortgage loan
                                      in March 2004 or, with respect to loans
                                      originated in February 2004 and having
                                      their first payment due in April 2004,
                                      March 1, 2004 or, with respect to those
                                      mortgage loans originated in March, 2004 having their first payment due in May
                                      2004, the origination date.

DISTRIBUTION DATE:                    12th of each month, or if the 12th day
                                      is not a business day, on the next
                                      succeeding business day, beginning in
                                      April 2004

PAYMENT DELAY:                        11 days

TAX STATUS:                           REMIC

ERISA CONSIDERATION:                  Classes A-1, A-2, A-3, A-4, B, C, D & E

OPTIONAL TERMINATION:                 1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:                $10,000

SETTLEMENT TERMS:                     DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                             All Mortgage Loans        Loan Group 1          Loan Group 2
--------------------------                                             ------------------        ------------          ------------
INITIAL POOL BALANCE (IPB):                                            $1,253,925,806            $909,176,008          $344,749,798
NUMBER OF MORTGAGE LOANS:                                              105                       64                    41
NUMBER OF MORTGAGED PROPERTIES:                                        119                       68                    51
AVERAGE CUT-OFF BALANCE PER LOAN:                                      $11,942,151               $14,205,875           $8,408,532
AVERAGE CUT-OFF BALANCE PER PROPERTY:                                  $10,537,192               $13,370,235           $6,759,800
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                           5.4484%                   5.4707%               5.3895%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                               1.61x                     1.68x                 1.43x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                     67.6%                     64.8%                 74.8%
WEIGHTED AVERAGE MATURITY DATE LTV1,2:                                 57.9%                     55.5%                 64.0%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(1):               114                       116                   109
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):               342                       342                   342
WEIGHTED AVERAGE SEASONING (MONTHS):                                   2                         1                     2
10 LARGEST LOANS AS % OF IPB:                                          46.1%                     56.7%                 61.9%
SINGLE TENANT PROPERTIES AS % OF IPB:                                  8.2%                      11.4%                 NAP

(1) With respect to the ARD loans, to the anticipated repayment date.

(2) Excludes fully amortizing mortgage loans.

(3) Does not include the mortgage loans that are interest-only for their entire term.

                                    2 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                             SUMMARY OF CERTIFICATES
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------------------------------
                                           INITIAL CLASS
                EXPECTED RATINGS      CERTIFICATE BALANCE OR      CREDIT SUPPORT         WEIGHTED AVG.
    CLASS        (MOODY'S/S&P)            NOTIONAL AMOUNT        (% OF BALANCE)(1)      LIFE (YEARS)(2)         PRINCIPAL WINDOW(2)
------------------------------------------------------------------------------------------------------------------------------------
A-1                 Aaa/AAA                $80,000,000                 14.500%               3.37                  4/2004-4/2009
A-2                 Aaa/AAA               $188,000,000                 14.500%               6.59                  4/2009-1/2011
A-3                 Aaa/AAA               $110,000,000                 14.500%               7.41                 1/2011-10/2013
A-4                 Aaa/AAA               $349,357,000                 14.500%               9.84                 10/2013-3/2014
B                    Aa2/AA                $31,348,000                 12.000%              10.03                  4/2014-4/2014
C                   Aa3/AA-                $14,107,000                 10.875%              10.03                  4/2014-4/2014
D                     A2/A                 $28,213,000                  8.625%              10.03                  4/2014-4/2014
E                    A3/A-                 $14,107,000                  7.500%              10.03                  4/2014-4/2014
------------------------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------------------------------
                                           INITIAL CLASS
                EXPECTED RATINGS      CERTIFICATE BALANCE OR     CREDIT SUPPORT (%        WEIGHTED AVG.
    CLASS        (MOODY'S/S&P)            NOTIONAL AMOUNT         OF BALANCE)(1)         LIFE (YEARS)(2)        PRINCIPAL WINDOW(2)
------------------------------------------------------------------------------------------------------------------------------------
X-1                 Aaa/AAA                 $1,253,925,805(3)              N/A                N/A                      N/A
X-2                 Aaa/AAA                 $1,215,678,000(3)              N/A                N/A                      N/A
A-1A                Aaa/AAA                   $344,749,000             14.500%                N/A                      N/A
F                  Baa1/BBB+                   $15,674,000              6.250%                N/A                      N/A
G                   Baa2/BBB                   $12,539,000              5.250%                N/A                      N/A
H                  Baa3/BBB-                   $18,809,000              3.750%                N/A                      N/A
J                   Ba1/BB+                     $6,270,000              3.250%                N/A                      N/A
K                    Ba2/BB                     $6,269,000              2.750%                N/A                      N/A
L                   Ba3/BB-                     $6,270,000              2.250%                N/A                      N/A
M                    B1/B+                      $4,702,000              1.875%                N/A                      N/A
N                     B2/B                      $4,702,000              1.500%                N/A                      N/A
P                    B3/B-                      $3,135,000              1.250%                N/A                      N/A
NR                   NR/NR                     $15,674,805                 N/A                N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------

(1) The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates are represented in the aggregate.
(2) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations-Weighted Average Life" in the Prospectus Supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.
(3) Notional Amount

                                    3 of 67

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o For the purposes of making distributions to the Class A-1, A-2, A-3, A-4 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups (either "Loan Group 1" or "Loan Group 2").

o Generally, the Class A-1, A-2, A-3 and A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 Certificates has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3, A-4 and A-1A Certificates, pro-rata.

o Interest payments will be made concurrently to Classes A-1, A-2, A-3, A-4, and A-1A (pro-rata to Class A-1, A-2, A-3 and A-4, from Loan Group 1, to Class A-1A from Loan Group 2, the foregoing classes, together, the "Class A Certificates"), Classes X-1 and X-2 and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o The pass-through rates on the Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and NR will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage.

o    All classes will accrue interest on a 30/360 basis.

o Losses will be borne by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (without regard to loan group).

o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Publicly Offered Certificates and the Class A-1A, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, F, G and H Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4 and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).


                Group Principal Paid to Class  x  Pass - Through Rate on Class - Discount Rate
YM Charge  x  --------------------------------   ----------------------------------------------
                Group Total Principal Paid            Mortgage Rate on Loan - Discount Rate

o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.

                                    4 of 67

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8












                      [THIS PAGE INTENTIONALLY LEFT BLANK]















                                    5 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                 ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF PRINCIPAL              NUMBER       PRINCIPAL      % OF     WA    WA UW
BALANCES                       OF LOANS       BALANCE       IPB      LTV   DSCR
--------------------------------------------------------------------------------
$1,038,112 - $2,999,999              13     $28,690,726     2.3%    69.9%  1.40x
$3,000,000 - $3,999,999              19      65,309,107     5.2     72.7%  1.44x
$4,000,000 - $4,999,999               6      25,831,935     2.1     76.4%  1.42x
$5,000,000 - $6,999,999              19     112,131,529     8.9     70.0%  1.53x
$7,000,000 - $9,999,999              18     150,219,973    12.0     75.0%  1.39x
$10,000,000 - $14,999,999            14     170,221,429    13.6     73.3%  1.41x
$15,000,000 - $24,999,999             5      97,100,111     7.7     70.3%  1.45x
$25,000,000 - $49,999,999             7     230,849,262    18.4     67.9%  1.68x
$50,000,000 - $155,000,000            4     373,571,735    29.8     58.7%  1.88x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             105  $1,253,925,806   100.0%    67.6%  1.61X
--------------------------------------------------------------------------------
AVERAGE PER LOAN:           $11,942,151
AVERAGE PER PROPERTY:       $10,537,192
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF MORTGAGE           NUMBER       PRINCIPAL      % OF       WA      WA UW
INTEREST RATES             OF LOANS       BALANCE       IPB        LTV     DSCR
--------------------------------------------------------------------------------
4.7025% - 4.9999%                 7     $328,966,656    26.2%      53.4%   2.12x
5.0000% - 5.4999%                28      313,079,299    25.0       73.3%   1.51x
5.5000% - 5.9999%                48      447,022,713    35.6       72.4%   1.41x
6.0000% - 6.5600%                22      164,857,138    13.1       71.8%   1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         105   $1,253,925,806   100.0%      67.6%   1.61X
--------------------------------------------------------------------------------
WA MORTGAGE RATE:          5.4484%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ORIGINAL TERM TO              NUMBER       PRINCIPAL      % OF       WA    WA UW
MATURITY/ARD                 OF LOANS       BALANCE       IPB       LTV     DSCR
--------------------------------------------------------------------------------
60 - 84                            19     $289,162,661     23.1%   58.9%   1.87x
85 - 120                           72      872,834,953     69.6    70.4%   1.56x
121 - 240                          14       91,928,192      7.3    67.6%   1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           105   $1,253,925,806    100.0%   67.6%   1.61X
--------------------------------------------------------------------------------
WA ORIGINAL TERM TO               116
MATURITY/ARD:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER OF        PRINCIPAL      % OF           WA UW
LOCATION                   PROPERTIES         BALANCE       IPB    WA LTV  DSCR
--------------------------------------------------------------------------------
Nevada                               5     $189,028,333    15.1%   50.2%   2.04x
California                          19      163,034,938    13.0    73.9%   1.35x
   Northern California               2       10,368,903     0.8    64.7%   1.47x
   Southern California              17      152,666,035    12.2    74.5%   1.34x
Florida                             17      126,729,644    10.1    74.4%   1.46x
Texas                               16      100,116,926     8.0    76.1%   1.47x
Connecticut                          2       87,029,881     6.9    55.1%   2.08x
New York                             5       65,612,158     5.2    75.1%   1.29x
Other                               55      522,373,926    41.7    69.7%   1.56x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE             119   $1,253,925,806   100.0%   67.6%   1.61X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          NUMBER OF       PRINCIPAL      % OF     WA      WA UW
UW DSCR                       LOANS        BALANCE       IPB     LTV      DSCR
1.19x                             1       $5,985,973     0.5%    64.7%    1.19x
1.20x - 1.29x                    14      102,200,368     8.2     75.2%    1.25x
1.30x - 1.39x                    37      359,567,262    28.7     74.3%    1.33x
1.40x - 1.49x                    26      279,044,533    22.3     74.9%    1.44x
1.50x - 1.59x                    10       68,861,385     5.5     72.7%    1.53x
1.60x - 1.69x                     7       61,914,186     4.9     67.8%    1.65x
1.70x - 1.99x                     4       82,384,339     6.6     61.8%    1.74x
2.00x - 3.03x                     6      293,967,760    23.4     50.2%    2.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         105   $1,253,925,806   100.0%    67.6%    1.61X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS      NUMBER       PRINCIPAL     % OF      WA      WA UW
TO MATURITY/ARD             OF LOANS        BALANCE      IPB       LTV      DSCR
56 - 84                           20     $332,162,661    26.5%    58.4%    1.97x
85 - 120                          71      829,834,953    66.2     71.2%    1.50x
121 - 240                         14       91,928,192     7.3     67.6%    1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          105   $1,253,925,806   100.0%    67.6%    1.61X
--------------------------------------------------------------------------------
WA REMAINING                     114
TERM TO MATURITY/ARD:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PROPERTY                                                   NUMBER OF          PRINCIPAL          % OF               WA         WA UW
TYPE                            SUB PROPERTY TYPE          PROPERTIES          BALANCE            IPB              LTV         DSCR
------------------------------------------------------------------------------------------------------------------------------------
Retail                          Anchored                         21         $265,898,442         21.2%            71.3%        1.61x
                                Regional Mall                     2          197,000,000         15.7             48.7%        2.08x
                                Shadow Anchored                   4           27,102,880          2.2             69.7%        1.31x
                                Unanchored                       10           52,231,485          4.2             75.1%        1.34x
                                SUBTOTAL                         37         $542,232,807         43.2%            63.4%        1.74X
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                     Garden                           36         $203,129,141         16.2%            74.8%        1.42x
                                Mid/High Rise                     5           64,159,535          5.1             75.3%        1.31x
                                SUBTOTAL                         41         $267,288,676         21.3%            74.9%        1.39X
------------------------------------------------------------------------------------------------------------------------------------
Office                          CBD                               1           $2,325,000          0.2%            69.4%        1.28x
                                Suburban                         14          213,025,881         17.0             64.8%        1.70x
                                SUBTOTAL                         15         $215,350,881         17.2%            64.8%        1.70X
------------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing            Manufactured Housing             10         $121,315,997          9.7%            74.6%        1.46x
------------------------------------------------------------------------------------------------------------------------------------
Industrial                      Flex                              9          $52,125,697          4.2%            67.9%        1.48x
                                Warehouse/Distribution            4           46,267,696          3.7             66.4%        1.59x
                                SUBTOTAL                         13          $98,393,393          7.8%            67.2%        1.53X
------------------------------------------------------------------------------------------------------------------------------------
Mixed Use                       Multifamily/Retail                2           $6,194,053          0.5%            77.4%        1.35x
                                Office/Retail                     1            3,150,000          0.3%            70.0%        1.38x
                                SUBTOTAL                          3           $9,344,053          0.7%            74.9%        1.36X
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                          119    $   1,253,925,806         100.0%           67.6%        1.61X
------------------------------------------------------------------------------------------------------------------------------------

                                    6 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                 ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
ORIGINAL AMORTIZATION      NUMBER        PRINCIPAL     % OF       WA       WA UW
TERM                      OF LOANS        BALANCE       IPB       LTV       DSCR
--------------------------------------------------------------------------------
120 - 180                        4     $10,297,501      0.9%     60.5%     1.40x
181 - 240                        8      53,473,642      4.4      63.1      1.31x
241 - 300                       20     169,514,116     14.1      70.6      1.44x
301 - 330                        2      87,560,899      7.3      74.0      1.46x
331 - 360                       69     885,079,649     73.4      67.5      1.63x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        103  $1,205,925,806    100.0%     68.2%     1.57X
--------------------------------------------------------------------------------
WA ORIGINAL                    342
AMORTIZATION TERM:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER     PRINCIPAL       % OF       WA       WA UW
CUT-OFF LTV               OF LOANS      BALANCE         IPB       LTV      DSCR
--------------------------------------------------------------------------------
34.6% - 49.9%                    3    $161,985,607     12.9%     46.1%     2.20x
50.0% - 59.9%                    5     190,491,344     15.2      55.4%     2.04x
60.0% - 64.9%                    8      72,999,335      5.8      63.7%     1.60x
65.0% - 69.9%                   14      84,632,575      6.7      67.5%     1.47x
70.0% - 74.9%                   28     217,352,886     17.3      72.8%     1.43x
75.0% - 80.0%                   47     526,464,058     42.0      77.0%     1.38x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        105  $1,253,925,806    100.0%     67.6%     1.61X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           NUMBER OF    PRINCIPAL       % OF      WA      WA UW
AMORTIZED TYPES               LOANS      BALANCE        IPB       LTV      DSCR
--------------------------------------------------------------------------------
Balloon Loans                    64    $763,745,385     60.9%    65.0%     1.74x
   Balloon                       53     345,863,650     27.6     73.6%     1.46x
   IO-Balloon                     9     369,881,735     29.5     58.5%     1.89x
   Interest Only2                 2      48,000,000      3.8     52.7%     2.64x
ARD Loans                        30     429,645,590     34.3     72.9%     1.42x
   ARD                           26     330,245,590     26.3     72.5%     1.44x
   IO-ARD                         4      99,400,000      7.9     74.2%     1.36x
Fully Amortizing                 11      60,534,830      4.8     62.6%     1.31x
TOTAL/WEIGHTED AVERAGE:         105  $1,253,925,806    100.0%    67.6%     1.61X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             CURRENT OCCUPANCY RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF      PRINCIPAL      % OF     WA     WA UW
CURRENT OCCUPANCY RATES     PROPERTIES       BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
80.5% - 90.0%                       11    $204,665,997     16.3%   65.9%   1.74x
90.1% - 95.0%                       27     324,673,840     25.9    68.7%   1.62x
95.1% - 100.0%                      81     724,585,969     57.8    67.5%   1.57x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            119  $1,253,925,806    100.0%   67.6%   1.61X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER      PRINCIPAL       % OF    WA     WA UW
TERM                          OF LOANS       BALANCE        IPB     LTV     DSCR
--------------------------------------------------------------------------------
118 - 180                            4     $10,297,501      0.9%   60.5%   1.40x
181 - 240                            8      53,473,642      4.4    63.1%   1.31x
241 - 300                           20     169,514,116     14.1    70.6%   1.44x
301 - 330                            2      87,560,899      7.3    74.0%   1.46x
331 - 360                           69     885,079,649     73.4    67.5%   1.63x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            103  $1,205,925,806    100.0%   68.2%   1.57X
--------------------------------------------------------------------------------
WA REMAINING                       341
AMORTIZATION TERM:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                NUMBER      PRINCIPAL       % OF    WA     WA UW
MATURITY/ARD LTV              OF LOANS       BALANCE        IPB     LTV    DSCR
--------------------------------------------------------------------------------
34.6% - 49.9%                        7    $311,367,962     26.1%   52.3%   2.04x
50.0% - 59.9%                       27     257,777,452     21.6    67.2%   1.67x
60.0% - 64.9%                       29     329,295,642     27.6    74.4%   1.40x
65.0% - 69.9%                       26     259,604,724     21.8    77.2%   1.39x
70.0% - 72.7%                        5      35,345,195      3.0    79.0%   1.50x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             94  $1,193,390,976    100.0%   67.8%   1.63X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF      PRINCIPAL      % OF     WA     WA UW
YEAR BUILT/RENOVATED        PROPERTIES       BALANCE       IPB      LTV     DSCR
--------------------------------------------------------------------------------
1960 - 1969                          3     $14,785,000      1.2%   75.6%   1.42x
1970 - 1979                         12      59,755,155      4.8    69.2%   1.57x
1980 - 1989                         16     186,095,090     14.8    65.0%   1.73x
1990 - 1999                         23     222,050,474     17.7    67.9%   1.55x
2000 - 2003                         65     771,240,087     61.5    67.8%   1.61x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            119  $1,253,925,806    100.0%   67.6%   1.61X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                NUMBER     PRINCIPAL        % OF    WA     WA UW
PREPAYMENT PROTECTION         OF LOANS      BALANCE         IPB     LTV     DSCR
--------------------------------------------------------------------------------
Defeasance                         101  $1,222,272,162     97.5%   67.5%   1.61x
Yield Maintenance                    4      31,653,644      2.5    70.5%   1.67x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            105  $1,253,925,806    100.0%   67.6%   1.61X
--------------------------------------------------------------------------------
(1) Excludes loans that are interest-only for their entire term.

(2) The mortgage loans provide for monthly payments of interest-only for their entire term and the payment of the entire principal amount at the mortgage loans' maturity.

(3) Excludes fully amortizing mortgage loans.


                                    7 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF PRINCIPAL               NUMBER       PRINCIPAL     % OF     WA    WA UW
BALANCES                       OF LOANS        BALANCE      IPB      LTV    DSCR
--------------------------------------------------------------------------------
$1,997,771 - $2,999,999               5      $11,491,184     1.3%   71.7%  1.33x
$3,000,000 - $3,999,999               9       31,118,585     3.4    72.2%  1.38x
$4,000,000 - $4,999,999               5       21,137,882     2.3    75.9%  1.44x
$5,000,000 - $6,999,999              10       59,641,374     6.6    68.3%  1.59x
$7,000,000 - $9,999,999              14      117,992,130    13.0    74.5%  1.40x
$10,000,000 - $14,999,999             8      100,409,743    11.0    70.8%  1.45x
$15,000,000 - $24,999,999             5       97,100,111    10.7    70.3%  1.45x
$25,000,000 - $49,999,999             5      177,285,000    19.5    65.4%  1.74x
$50,000,000 - $155,000,000            3      293,000,000    32.2    54.2%  2.00x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE               64     $909,176,008   100.0%   64.8%  1.68X
--------------------------------------------------------------------------------
AVERAGE PER LOAN:           $14,205,875
AVERAGE PER PROPERTY:       $13,370,235
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST       NUMBER       PRINCIPAL     % OF    WA     WA UW
RATES                          OF LOANS        BALANCE       IPB    LTV    DSCR
--------------------------------------------------------------------------------
4.7025% - 4.9999%                     4     $288,200,000    31.7%   50.8%  2.21x
5.0000% - 5.4999%                     8       78,476,236     8.6    66.0   1.76x
5.5000% - 5.9999%                    32      381,872,626    42.0    72.3   1.42x
6.0000% - 6.5600%                    20      160,627,146    17.7    71.7   1.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE               64     $909,176,008   100.0%   64.8%  1.68X
--------------------------------------------------------------------------------
WA MORTGAGE RATE:               5.4707%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  ORIGINAL TERM TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ORIGINAL TERM TO                 NUMBER      PRINCIPAL      % OF     WA    WA UW
MATURITY/ARD                   OF LOANS       BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
60 - 84                              10    $217,152,127     23.9%   54.3%  2.00x
85 - 120                             44     612,814,206     67.4    68.1%  1.62x
121 - 240                            10      79,209,675      8.7    68.3%  1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE               64    $909,176,008    100.0%   64.8%  1.68X
--------------------------------------------------------------------------------
WA ORIGINAL TERM TO                 117
MATURITY/ARD:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER OF      PRINCIPAL      % OF    WA     WA UW
LOCATION                     PROPERTIES       BALANCE        IPB    LTV     DSCR
--------------------------------------------------------------------------------
Nevada                                4    $185,663,375    20.4%    50.1%  2.06x
California                            9     122,675,199    13.5     74.9%  1.33x
  Southern California                 8     119,289,845    13.1     75.0%  1.33x
  Northern California                 1       3,385,354     0.4     72.8%  1.20x
Connecticut                           2      87,029,881     9.6     55.1%  2.08x
New York                              4      62,362,158     6.9     75.2%  1.29x
Florida                              11      58,017,373     6.4     73.6%  1.47x
Illinois                              4      48,760,343     5.4     68.0%  1.33x
Georgia                               2      46,236,312     5.1     55.4%  2.52x
Missouri                              2      43,120,185     4.7     56.8%  1.71x
Other                                30     255,311,183    28.1     72.0%  1.49x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE               68    $909,176,008   100.0%    64.8%  1.68X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 NUMBER     PRINCIPAL      % OF     WA     WA UW
UW DSCR                        OF LOANS      BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
1.19X                                 1     $5,985,973     0.7%    64.7%   1.19x
1.20X - 1.29X                        10     87,668,407     9.6     75.6%   1.25x
1.30X - 1.39X                        21    247,016,784    27.2     73.4%   1.33x
1.40X - 1.49X                        12    113,117,799    12.4     73.7%   1.43x
1.50X - 1.59X                         8     39,385,124     4.3     73.5%   1.54x
1.60X - 1.69X                         5     51,817,584     5.7     68.0%   1.65x
1.70X - 1.99X                         3     76,184,339     8.4     60.9%   1.74x
2.00X - 3.03X                         4    288,000,000    31.7     50.0%   2.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              64   $909,176,008   100.0%    64.8%   1.68X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS         NUMBER      PRINCIPAL      % OF     WA    WA UW
TO MATURITY                    OF LOANS       BALANCE       IPB      LTV   DSCR
--------------------------------------------------------------------------------
58 - 84                              11    $260,152,127     28.6%   54.4%  2.10x
85-120                               43     569,814,206     62.7    69.1%  1.54x
121-240                              10      79,209,675      8.7    68.3%  1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              64    $909,176,008    100.0%   64.8%  1.68X
--------------------------------------------------------------------------------
WA REMAINING                        116
TERM TO MATURITY/ARD:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PROPERTY                                                     NUMBER OF             PRINCIPAL        % OF               WA      WA UW
TYPE                           SUB PROPERTY TYPE             PROPERTIES             BALANCE          IPB              LTV       DSCR
------------------------------------------------------------------------------------------------------------------------------------
Retail                         Anchored                              21          $265,898,442       29.2%            71.3%     1.61x
                               Regional Mall                          2           197,000,000       21.7             48.7%     2.08x
                               Unanchored                             9            49,306,485        5.4             75.1%     1.34x
                               Shadow Anchored                        4            27,102,880        3.0             69.7%     1.31x
                               SUBTOTAL                              36          $539,307,807       59.3%            63.3%     1.74X
------------------------------------------------------------------------------------------------------------------------------------
Office                         Suburban                              14          $213,025,881       23.4%            64.8%     1.70x
                               CBD                                    1             2,325,000        0.3             69.4%     1.28x
                               SUBTOTAL                              15          $215,350,881       23.7%            64.8%     1.70X
------------------------------------------------------------------------------------------------------------------------------------
Industrial                     Flex                                   9           $52,125,697        5.7%            67.9%     1.48x
                               Warehouse/Distribution                 4           $46,267,696        5.1             66.4%     1.59x
                               SUBTOTAL                              13           $98,393,393       10.8%            67.2%     1.53X
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                    Mid/High Rise                          2           $44,773,928        4.9%            75.4%     1.25x
                               SUBTOTAL                               2           $44,773,928        4.9%            75.4%     1.25X
------------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing           Manufactured Housing                   1            $8,200,000        0.9%            76.6%     1.49x

------------------------------------------------------------------------------------------------------------------------------------
Mixed Use                      Office/Retail                          1            $3,150,000        0.3%            70.0%     1.38x
                               SUBTOTAL                               1            $3,150,000        0.3%            70.0%     1.38X
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                               68          $909,176,008      100.0%            64.8%     1.68X
------------------------------------------------------------------------------------------------------------------------------------

                                    8 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ORIGINAL AMORTIZATION       NUMBER     PRINCIPAL         % OF    WA     WA UW
TERM                      OF LOANS      BALANCE          IPB     LTV    DSCR
--------------------------------------------------------------------------------
217 - 240                        8     $53,473,642       6.2%   63.1%   1.31x
241 - 300                       15     142,354,657      16.5    69.8%   1.45x
301 - 330                        1       6,989,164       0.8    62.4%   1.65x
331 - 360                       38     658,358,545      76.4    64.8%   1.69x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         62    $861,176,008     100.0%   65.5%   1.63X
--------------------------------------------------------------------------------
WA ORIGINAL
AMORTIZATION TERM:             342
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
                             NUMBER     PRINCIPAL        % OF    WA     WA UW
CUT-OFF LTV                OF LOANS      BALANCE         IPB     LTV     DSCR
--------------------------------------------------------------------------------
34.6% - 49.9%                     2    $160,000,000     17.6%   46.1%    2.21x
50.0% - 59.9%                     4     187,126,386     20.6    55.4%    2.06x
60.0% - 64.9%                     6      60,826,563      6.7    64.0%    1.63x
65.0% - 69.9%                    10      68,532,535      7.5    67.4%    1.44x
70.0% - 74.9%                    18     152,472,075     16.8    72.9%    1.41x
75.0% - 80.0%                    24     280,218,450     30.8    77.0%    1.35x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          64    $909,176,008    100.0%   64.8%    1.68X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         NUMBER OF      PRINCIPAL        % OF     WA      WA UW
AMORTIZED TYPES               LOANS      BALANCE         IPB      LTV     DSCR
--------------------------------------------------------------------------------
Balloon Loans                    32    $474,144,363     52.2%    58.9%    1.94x
   Balloon                       24     162,084,363     17.8     72.6%    1.49x
   IO-Balloon                     6     264,060,000     29.0     51.6%    2.08x
   Interest Only(2)               2      48,000,000      5.3     52.7%    2.64x
ARD Loans                        25    $294,794,315     42.3     72.4%    1.42x
   ARD                           22     294,794,315     32.4     71.9%    1.44x
   IO-ARD                         3      90,000,000      9.9     73.8%    1.36x
Fully Amortizing                  7      50,237,330      5.5     63.1%    1.29x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          64    $909,176,008    100.0%    64.8%    1.68X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             CURRENT OCCUPANCY RATES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             NUMBER OF      PRINCIPAL      % OF     WA     WA UW
CURRENT OCCUPANCY RATES     PROPERTIES         BALANCE     IPB      LTV    DSCR
--------------------------------------------------------------------------------
80.5% - 85.0%                        2     $13,371,666     1.5%    71.6%   1.67x
85.1% - 90.0%                        7     129,454,331    14.2     59.9%   1.89x
90.1% - 95.0%                       13     225,501,726    24.8     66.4%   1.72x
95.1% - 100.0%                      46     540,848,285    59.5     65.2%   1.62x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             68    $909,176,008   100.0%    64.8%   1.68X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
REMAINING AMORTIZATION      NUMBER      PRINCIPAL       % OF    WA      WA UW
TERM                      OF LOANS       BALANCE        IPB     LTV     DSCR
--------------------------------------------------------------------------------
217 - 240                        8     $53,473,642      6.2%   63.1%    1.31x
241 - 300                       15     142,354,657     16.5    69.8%    1.45x
301 - 330                        1       6,989,164      0.8    62.4%    1.65x
331 - 360                       38     658,358,545     76.4    64.8%    1.69x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         62    $861,176,008    100.0%   65.5%    1.63X
--------------------------------------------------------------------------------
WA REMAINING
AMORTIZATION TERM:             341
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY DATE/ARD(3)
--------------------------------------------------------------------------------
                            NUMBER      PRINCIPAL      % OF    WA      WA UW
MATURITY/ARD LTV          OF LOANS       BALANCE       IPB     LTV     DSCR
--------------------------------------------------------------------------------
34.6% - 49.9%                    6    $306,083,504    35.6%   51.9%    2.06x
50.0% - 59.9%                   19     211,940,256    24.7    66.6%    1.71x
60.0% - 64.9%                   18     194,395,261    22.6    74.2%    1.38x
65.0% - 71.1%                   14     146,519,657    17.1    77.4%    1.38x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         57    $858,938,679   100.0%   64.9%    1.70X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           NUMBER OF      PRINCIPAL     % OF    WA      WA UW
YEAR BUILT/RENOVATED      PROPERTIES       BALANCE      IPB     LTV     DSCR
--------------------------------------------------------------------------------
1970 - 1979                        4     $23,436,312    2.6%   63.9%    1.81x
1980 - 1989                       10     124,646,430   13.7    60.8%    1.86x
1990 - 1999                       13     157,864,193   17.4    65.6%    1.56x
2000 - 2003                       41     603,229,072   66.3    65.5%    1.67x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           68    $909,176,008  100.0%   64.8%    1.68X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             NUMBER        PRINCIPAL      % OF    WA     WA UW
PREPAYMENT PROTECTION      OF LOANS         BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
Defeasance                       61    $880,289,252      96.8%   64.7%   1.68x
Yield Maintenance                 3      28,886,756       3.2    70.4%   1.70x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          64    $909,176,008     100.0%   64.8%   1.68X
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for their entire term.
(2) The mortgage loans provide for monthly payments of interest-only for their entire term and the payment of the entire principal amount at the mortgage loans' maturity.
(3)  Excludes fully amortizing mortgage loans.


                                    9 of 67
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF PRINCIPAL              NUMBER     PRINCIPAL      % OF     WA    WA UW
BALANCES                      OF LOANS      BALANCE       IPB      LTV   DSCR
--------------------------------------------------------------------------------
$1,038,112 - $2,999,999              8    $17,199,542     5.0%    68.7%  1.45x
$3,000,000 - $3,999,999             10     34,190,521     9.9     73.1%  1.51x
$4,000,000 - $4,999,999              1      4,694,053     1.4     78.2%  1.35x
$5,000,000 - $6,999,999              9     52,490,155    15.2     71.9%  1.45x
$7,000,000 - $9,999,999              4     32,227,843     9.3     76.5%  1.36x
$10,000,000 - $14,999,999            6     69,811,686    20.2     77.0%  1.35x
$25,000,000 - $49,999,999            2     53,564,262    15.5     76.1%  1.49x
$50,000,000 - $80,571,735            1     80,571,735    23.4     75.0%  1.44x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             41   $344,749,798   100.0%    74.8%  1.43X
--------------------------------------------------------------------------------
AVERAGE PER LOAN:           $8,408,532
AVERAGE PER PROPERTY:       $6,759,800
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RANGE OF MORTGAGE             NUMBER      PRINCIPAL      % OF    WA     WA UW
INTEREST   RATES            OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
4.7300% - 4.9999%                  3    $40,766,656     11.8%   71.7%   1.54x
5.0000% - 5.4999%                 20    234,603,063     68.1    75.8%   1.43x
5.5000% - 5.9999%                 16     65,150,086     18.9    73.0%   1.37x
6.0000% - 6.5100%                  2      4,229,992      1.2    76.3%   1.43x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           41   $344,749,798    100.0%   74.8%   1.43X
--------------------------------------------------------------------------------
WA MORTGAGE RATE:            5.3895%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ORIGINAL TERM TO            NUMBER     PRINCIPAL       % OF   WA       WA UW
MATURITY/ARD              OF LOANS      BALANCE        IPB    LTV      DSCR
--------------------------------------------------------------------------------
60 - 84                          9    $72,010,534     20.9%  72.8%     1.49x
85 - 120                        28    260,020,748     75.4   75.9%     1.41x
121 - 180                        4     12,718,516      3.7   63.3%     1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         41   $344,749,798    100.0%  74.8%     1.43X
--------------------------------------------------------------------------------
WA ORIGINAL TERM TO
MATURITY/ARD:                  111
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             NUMBER OF     PRINCIPAL      % OF     WA    WA UW
 LOCATION                   PROPERTIES      BALANCE       IPB      LTV   DSCR
--------------------------------------------------------------------------------
Florida                              6    $68,712,272    19.9%    75.1%  1.46x
Texas                                9     60,532,826    17.6     75.9%  1.49x
Michigan                             2     46,530,000    13.5     75.0%  1.42x
California                          10     40,359,739    11.7     70.9%  1.40x
  Southern California                9     33,376,190     9.7     73.1%  1.36x
  Northern California                1      6,983,549     2.0     60.7%  1.60x
Colorado                             3     22,865,449     6.6     76.9%  1.36x
North Carolina                       2     14,021,827     4.1     76.0%  1.34x
Other                               19     91,727,685    26.6     74.7%  1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             51   $344,749,798   100.0%    74.8%  1.43X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          NUMBER OF     PRINCIPAL      % OF     WA        WA UW
UW DSCR                       LOANS      BALANCE       IPB      LTV       DSCR
--------------------------------------------------------------------------------
1.20x - 1.29x                     4    $14,531,961     4.2%    72.6%      1.22x
1.30x - 1.39x                    16    112,550,478    32.6     76.1%      1.35x
1.40x - 1.49x                    14    165,926,735    48.1     75.8%      1.44x
1.50x - 1.59x                     2     29,476,261     8.6     71.6%      1.52x
1.60x - 1.69x                     2     10,096,602     2.9     66.6%      1.61x
1.70x - 2.04x                     3     12,167,760     3.5     66.3%      1.90x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          41   $344,749,798   100.0%    74.8%      1.43X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS    NUMBER OF     PRINCIPAL       % OF     WA     WA UW
TO MATURITY/ARD                 LOANS      BALANCE        IPB      LTV    DSCR
--------------------------------------------------------------------------------
56 - 84                             9    $72,010,534     20.9%    72.8%   1.49x
85 - 120                           28    260,020,748     75.4     75.9%   1.41x
121 - 178                           4     12,718,516      3.7     63.3%   1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            41   $344,749,798    100.0%    74.8%   1.43X
--------------------------------------------------------------------------------
WA REMAINING
TERM TO MATURITY/ARD:             109
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
PROPERTY                                  NUMBER OF     PRINCIPAL       % OF       WA       WA UW
TYPE         SUB PROPERTY TYPE           PROPERTIES      BALANCE        IPB        LTV      DSCR
-------------------------------------------------------------------------------------------------
Multifamily  Garden                              36    $203,129,141    58.9%      74.8%     1.42x
             Mid/High Rise                        3     $19,385,607     5.6       74.9%     1.45x
             SUBTOTAL                            39    $222,514,748    64.5%      74.8%     1.42X
-------------------------------------------------------------------------------------------------
Manufactured Manufactured Housing                 9    $113,115,997    32.8%      74.5%     1.46x
Housing
-------------------------------------------------------------------------------------------------
Mixed Use    Multifamily/Retail                   2      $6,194,053     1.8%      77.4%     1.35x
-------------------------------------------------------------------------------------------------
Retail       Unanchored                           1      $2,925,000     0.8%      75.0%     1.37x
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED                                   51    $344,749,798   100.0%      74.8%     1.43X
AVERAGE
-------------------------------------------------------------------------------------------------


                                    10 of 67
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ORIGINAL AMORTIZATION TERM IN MONTHS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ORIGINAL AMORTIZATION       NUMBER      PRINCIPAL       % OF     WA      WA UW
TERM                      OF LOANS       BALANCE        IPB      LTV     DSCR
--------------------------------------------------------------------------------
120 - 180                        4     $10,297,501      3.0%    60.5%    1.40x
181 - 300                        5      27,159,458      7.9     74.7%    1.38x
301 - 330                        1      80,571,735     23.4     75.0%    1.44x
331 - 360                       31     226,721,104     65.8     75.4%    1.43x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         41    $344,749,798    100.0%    74.8%    1.43X
--------------------------------------------------------------------------------
WA ORIGINAL
AMORTIZATION TERM:             342
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            NUMBER      PRINCIPAL       % OF     WA      WA UW
CUT-OFF LTV               OF LOANS       BALANCE        IPB      LTV     DSCR
--------------------------------------------------------------------------------
43.2% - 49.9%                    1      $1,985,607      0.6%    43.2%    2.03x
50.0% - 59.9%                    1       3,364,958      1.0     55.6%    1.20x
60.0% - 64.9%                    2      12,172,772      3.5     62.5%    1.48x
65.0% - 69.9%                    4      16,100,040      4.7     67.9%    1.59x
70.0% - 74.9%                   10      64,880,812     18.8     72.3%    1.48x
75.0% - 80.0%                   23     246,245,608     71.4     77.0%    1.40x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         41    $344,749,798    100.0%    74.8%    1.43X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          NUMBER OF      PRINCIPAL       % OF     WA     WA UW
AMORTIZED TYPES               LOANS       BALANCE        IPB      LTV     DSCR
--------------------------------------------------------------------------------
Balloon Loans                    32    $289,601,022     84.0%    74.9%    1.43x
   Balloon                       29     183,779,287     53.3     74.5%    1.44x
   IO-Balloon                     3     105,821,735     30.7     75.6%    1.41x
ARD Loans                         5      44,851,275     13.0     77.2%    1.44x
   ARD                            4      35,451,275     10.3     77.0%    1.46x
   IO-ARD                         1       9,400,000      2.7     78.0%    1.37x
Fully Amortizing                  4      10,297,501      3.0     60.5%    1.40x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          41    $344,749,798    100.0%    74.8%    1.43X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             CURRENT OCCUPANCY RATES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             NUMBER OF      PRINCIPAL       % OF   WA     WA UW
CURRENT OCCUPANCY RATES     PROPERTIES       BALANCE        IPB    LTV    DSCR
--------------------------------------------------------------------------------
87.2% - 90.0%                        2     $61,840,000     17.9%  77.1%   1.45x
90.1% - 95.0%                       14      99,172,114     28.8   74.0%   1.39x
95.1% - 100.0%                      35     183,737,683     53.3   74.4%   1.44x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             51    $344,749,798    100.0%  74.8%   1.43X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      REMAINING AMORTIZATION TERM IN MONTHS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
REMAINING AMORTIZATION     NUMBER      PRINCIPAL       % OF    WA      WA UW
TERM                     OF LOANS       BALANCE        IPB     LTV     DSCR
--------------------------------------------------------------------------------
118 - 180                       4     $10,297,501      3.0%    60.5%   1.40x
181 - 300                       5      27,159,458      7.9     74.7%   1.38x
301 - 330                       1      80,571,735     23.4     75.0%   1.44x
331 - 360                      31     226,721,104     65.8     75.4%   1.43x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        41    $344,749,798    100.0%    74.8%   1.43X
--------------------------------------------------------------------------------
WA REMAINING
AMORTIZATION TERM:            341
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY DATE/ARD(1)
--------------------------------------------------------------------------------
                            NUMBER      PRINCIPAL      % OF     WA     WA UW
MATURITY/ARD LTV          OF LOANS       BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
43.8% - 49.9%                    1      $5,284,458     1.6%    73.4%   1.35x
50.0% - 59.9%                    8      45,837,195    13.7     69.9%   1.48x
60.0% - 64.9%                   11     134,900,381    40.3     74.7%   1.42x
65.0% - 69.9%                   14     131,019,935    39.2     77.1%   1.43x
70.0% - 72.7%                    3      17,410,328     5.2     79.3%   1.39x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         37    $334,452,297   100.0%    75.2%   1.43X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          NUMBER OF      PRINCIPAL    % OF      WA      WA UW
YEAR BUILT/RENOVATED     PROPERTIES       BALANCE     IPB       LTV     DSCR
--------------------------------------------------------------------------------
1960 - 1969                       3     $14,785,000    4.3%    75.6%    1.42x
1970 - 1979                       8      36,318,843   10.5     72.7%    1.41x
1980 - 1989                       6      61,448,660   17.8     73.4%    1.46x
1990 - 1999                      10      64,186,280   18.6     73.3%    1.52x
2000 - 2003                      24     168,011,015   48.7     76.2%    1.39x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          51    $344,749,798  100.0%    74.8%    1.43X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                           NUMBER      PRINCIPAL       % OF    WA       WA UW
PREPAYMENT PROTECTION    OF LOANS       BALANCE        IPB     LTV      DSCR
--------------------------------------------------------------------------------
Defeasance                     40    $341,982,910     99.2%    74.8%    1.43x
Yield Maintenance               1       2,766,888      0.8     71.9%    1.45x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        41    $344,749,798    100.0%    74.8%    1.43X
--------------------------------------------------------------------------------

                                    11 of 67
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              TOP 10 MORTGAGE LOANS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
 LOAN              LOAN NAME                  LOAN     CUT-OFF DATE      % OF                   UNIT OF
SELLER(1)          (LOCATION)                GROUP        BALANCE        IPB         UNITS      MEASURE
----------------------------------------------------------------------------------------------------------
 JPMCB      The Forum Shops                    1       $155,000,000      12.4%      651,268       SF
            (Las Vegas, NV)
 JPMCB      Harbor Plaza                       1        $85,000,000       6.8%      731,202       SF
            (Stamford, CT)
 JPMCB      Hometown America Portfolio VI      2        $80,571,735       6.4%        2,727      Pads
            (Various, Various)
 CIBC       Santee Trolley Square              1        $53,000,000       4.2%      311,430       SF
            (Santee, CA)
 JPMCB      Camp Creek Marketplace             1        $43,000,000       3.4%      443,570       SF
            (East Point, GA)
 CIBC       Northpark Mall                     1        $42,000,000       3.3%      809,166       SF
            (Joplin, MO)
 CIBC       554 Third Avenue                   1        $35,535,000       2.8%          126      Units
            (New York, NY)
 CIBC       PHH Vehicle Management Services    1        $30,250,000       2.4%      210,000       SF
            (Sparks, MD)
 JPMCB      Fairways Country Club              2        $27,004,262       2.2%        1,141      Pads
            (Orlando, FL)
 CIBC       Parkwoods Apartments               2        $26,560,000       2.1%          826      Units
            (Dallas, TX)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
            TOTAL/WEIGHTED AVERAGE                     $577,920,997      46.1%
----------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
         LOAN NAME                   LOAN PER        UW          CUT-OFF    PROPERTY
         (LOCATION)                    UNIT        DSCR         LTV RATIO   TYPE
-------------------------------------------------------------------------------------------------------
  The Forum Shops                       $714(2)     2.18x(2)      46.5%(2)  Retail - Regional Mall
  (Las Vegas, NV)
  Harbor Plaza                          $116        2.10x         54.8%     Office - Suburban
  (Stamford, CT)
  Hometown America Portfolio VI      $29,546        1.44x         75.0%     Manufactured Housing
  (Various, Various)
  Santee Trolley Square                 $170        1.30x         75.7%     Retail - Anchored
  (Santee, CA)
  Camp Creek Marketplace                 $97        2.59x         54.8%     Retail  - Anchored
  (East Point, GA)
  Northpark Mall                         $52        1.72x         56.8%     Retail - Regional Mall
  (Joplin, MO)
  554 Third Avenue                  $282,024        1.26x         75.6%     Multifamily-Mid/High Rise
  (New York, NY)
  PHH Vehicle Management Services       $144        1.40x         71.5%     Office - Suburban
  (Sparks, MD)
  Fairways Country Club              $23,667        1.52x         72.2%     Manufactured Housing
  (Orlando, FL)
  Parkwoods Apartments               $32,155        1.46x         80.0%     Multifamily - Garden
  (Dallas, TX)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE                            1.82X            61.6%
-------------------------------------------------------------------------------------------------------

(1)  "JPMCB" = JPMORGAN CHASE BANK; "CIBC" = CIBC INC.
(2) CALCULATED BASED UPON THE AGGREGATE PRINCIPAL BALANCE OF THE FORUM SHOPS LOAN AND THE FORUM SHOPS COMPANION NOTES AS OF THE CUT-OFF DATE.


                                    12 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8











                      [THIS PAGE INTENTIONALLY LEFT BLANK]










                                    13 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                THE FORUM SHOPS
--------------------------------------------------------------------------------





                      [4 PHOTOS OF THE FORUM SHOPS OMITTED]









                                    14 of 67
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


STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $155,000,000 (Pari Passu)(1)

CUT-OFF PRINCIPAL BALANCE:              $155,000,000 (Pari Passu)(1)

% OF POOL BY IPB:                       12.4%

SHADOW RATING (M/S)(2):                 Aa3/AA

LOAN SELLER:                            JPMorgan Chase Bank

BORROWER:                               Forum Shops, LLC

SPONSOR:                                Simon Property Group, L.P.

ORIGINATION DATE:                       11/14/2003

INTEREST RATE:                          4.7931%

INTEREST ONLY PERIOD:                   24 months

MATURITY DATE:                          12/1/2010

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 360 months

CALL PROTECTION:                        L(24),Def(50),O(7)

CROSS-COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        $395,000,000

ADDITIONAL DEBT TYPE:                   Represents the pari passu A1 companion
                                        note, the pari passu A2 companion note
                                        and the subordinate B note

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

An $8,000,000 upfront reserve for tenant improvements on Phase III space is required. Following a trigger event10, monthly reserves are required for taxes, CapEx and ground rent. In lieu of cash deposits by the Forum Shops borrower for the reserves, Simon Property Group, L.P. may provide a guaranty of such amounts. Such guaranty will be allowed so long as Simon Property Group, L.P. maintains a long term debt rating of at least BBB- (or its equivalent) by any of the rating agencies. A $48,000,000 reserve representing 125% of remaining construction costs on Phase III was also required and may be replaced by a letter of credit.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Leasehold

PROPERTY TYPE:                   Retail - Regional Mall

SQUARE FOOTAGE(3):               651,268

LOCATION:                        Las Vegas, NV

YEAR BUILT/RENOVATED:            1992 & 1997/2003

OCCUPANCY(4):                    97.3%

OCCUPANCY DATE:                  1/28/2004

SALES PER SF(5):
   1999:                         $1,248
   2000:                         $1,243
   2001:                         $1,165
   2002:                         $1,201
   2003:                         $1,222

NUMBER OF TENANTS:               98

HISTORICAL NOI:
   2001:                         $31,193,611
   2002:                         $33,960,871
   2003:                         $43,303,573
UW NOI(6):                       $64,362,759
UW NET CASH FLOW(6):             $63,846,143
APPRAISED VALUE(7):              $1,000,000,000
APPRAISAL DATE:                  11/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                PARI PASSU
                                  NOTES(8)                 WHOLE LOAN(9)
                            ----------------------------------------------------
CUT-OFF DATE LOAN/SF:              $714                      $845
CUT-OFF DATE LTV:                  46.5%                     55.0%
MATURITY DATE LTV:                 42.7%                     50.6%
UW DSCR:                           2.18x                     1.85x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                              MOODY'S/     SQUARE   % OF     SALES     BASE RENT          LEASE
        TENANT NAME           PARENT COMPANY                  S&P(11)       FEET     GLA     PSF(12)      PSF        EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
FAO SCHWARZ            D.E. Shaw                              NAP/NAP      31,642    6.5%      $400      $53.29            2013
VIRGIN MEGASTORE       Virgin Group Ltd.                      NAP/NAP      28,695    5.9%      $439      $50.36            2013
NIKETOWN               Nike, Inc.  (NYSE: NKE)                 A2/A        27,693    5.7%      $250      $55.98            2008
PLANET HOLLYWOOD       Planet Hollywood International Inc.    NAP/NAP      24,290    5.0%      $277      $43.56            2009
BANANA REPUBLIC        The Gap Inc. (NYSE: GPS)               Ba3/BB+      16,912    3.5%    $1,256      $53.22            2008
THE GAP/GAP KIDS       The Gap Inc. (NYSE: GPS)               Ba3/BB+      15,910    3.3%    $1,042      $80.77            2009
CHINOIS                Wolfgang Puck Worldwide, Inc.          NAP/NAP      15,317    3.2%      $879      $19.33            2013
EXPRESS WOMEN          Limited Brands (NYSE: LTD)            Baa1/BBB+     12,876    2.7%      $712      $40.00            2005
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the A3 component note in a 4-component note whole loan structure in the aggregate principal amount of $550,000,000. The A3 component note is pari passu with a $155,000,000 A1 component note, and a $155,000,000 A2 component note (both of which are not included in the trust). The $85,000,000 B component note is subordinate to the A1, A2 and A3 component notes and is also not included in the trust.

(2) Moody's and S&P have confirmed that the Forum Shops loan has credit characteristics consistent with investment-grade rated obligations.

(3) Includes the 166,035 square foot Phase III expansion, which is currently under construction with an expected completion date of November 2004.

(4)  Occupancy percentage includes only Phase I and Phase II.

(5)  For all tenants under 10,000 square feet reporting sales.

(6)  Based upon proforma cashflow after completion of Phase III.

(7) Represents stabilized value upon the completion of Phase III construction. Phase I & II are valued at $735,000,000.

(8) Calculated using a loan amount equal to $465,000,000 (the aggregate Pari Passu Notes balance).

(9) Calculated using a loan amount equal to $550,000,000 (the aggregate whole loan balance including the B component note).

(10) A trigger event will occur if NOI falls below $50 million for two consecutive quarters following the opening of Phase III.

(11) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(12) Represents space for which the respective tenant reports sales as of 12/31/2003.

                                    15 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Forum Shops loan is secured by a leasehold mortgage on a 651,268 square foot retail - regional mall. Phase I was constructed in 1992, Phase II was constructed in 1997, and Phase III is currently being constructed with an expected opening date of November 2004. The Forum Shops loan is a senior loan in a split loan structure with the Forum Shops companion notes (pari passu with the Forum Shops loan) which are not included in the trust and the Forum Shops B Note (subordinate to the Forum Shops loan and the Forum Shops companion notes), which is not included in the trust.

LOAN FEATURES. The Forum Shops property is encumbered by a long term ground lease terminating in August 2050, with one 25-year extension option. Under the terms of the ground lease, the Forum Shops borrower is required to complete construction of Phase III, which is expected to include 166,035 square feet of rentable space. Simon Property Group, L.P. ("SPG") has provided a completion guaranty with respect to the Phase III construction, which is currently taking place. The completion guaranty is additionally supported by a letter of credit in the original amount of $48,020,000, which was equal to 125% of the estimated remaining hard construction costs. Upon closing of the Forum Shops loan, SPG leased all of the Phase III space from the Forum Shops borrower under a 20-year master lease at an initial rate of $25,000,000 per year. The rent under the master lease will reduce as, among other things, space tenants at Phase III take possession and commence paying rent under their respective space leases.

THE BORROWER. The borrower is Forum Shops, LLC, a single purpose entity controlled by SPG. SPG is a publicly traded retail real estate company with a total market capitalization of approximately $25 billion as of December 31, 2003. Through its subsidiary partnerships, SPG currently has an interest in 245 properties containing an aggregate of 190 million square feet of gross leasable area in 37 states, as well as 47 assets in Europe and Canada. SPG was founded in 1960.

THE PROPERTY. The Forum Shops in Las Vegas, NV, originally opened in 1992 with approximately 257,003 square feet (Phase I) of retail space connected to the Caesars Palace hotel and casino. The Forum Shops nearly doubled its size in 1997 when it added approximately 228,230 square feet, which is known as Phase II. SPG is now adding Phase III which will include approximately 166,035 square feet and will include frontage and entrances directly on Las Vegas Boulevard. Phase III is expected to be fully constructed in the spring of 2004 with extensive tenant work during the summer and a grand opening scheduled for November 2004. Phases I & II of the Forum Shops is 97.3% leased with sales of $1,222 per square foot for tenants under 10,000 square feet that reported sales in 2003.

Tenants at the Forum Shops include retailers such as Louis Vuitton, Versace, Gucci, Valentino and Spago. Some of the larger tenants at the center include Niketown, Virgin Megastore, Banana Republic and Express Women. Leasing for Phase III is in its preliminary stages with most leases currently being negotiated or out for signature. Some notable retailers and restaurants which are expected to take space in Phase III include Donna Karan, Harry Winston, Ralph Lauren/Polo, Joe's Stone Crab and Il Mulino of New York.

THE MARKET(1). The Forum Shops is located at 3500 Las Vegas Boulevard South, in the heart of Las Vegas, NV. Las Vegas Boulevard is known as "The Strip." More than 35 million visitors come to Las Vegas annually and a large majority of them visit or stay on Las Vegas Boulevard.

The trade area for the Forum Shops includes approximately 1,496,850 people in 555,607 households. The annual household income of these residents is approximately $60,142 and the median age is 33 years old. From 1990 to 2000, the market experienced nearly 70% population growth.

Additionally, there are over 120,000 hotel rooms in Las Vegas and nine of the ten largest hotels in the world are located there. It is the number one summer destination in the United States and the number one gambling destination in the world. The Las Vegas airport is the 8th busiest in the United States with 850 flights per day.

PROPERTY MANAGEMENT. The property manager of the Forum Shops property is Simon Management Associates, LLC. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(2)

                NUMBER OF                                        % OF BASE    CUMULATIVE  CUMULATIVE     CUMULATIVE      CUMULATIVE
                 LEASES    SQUARE FEET  % OF GLA      BASE RENT     RENT     SQUARE FEET   % OF GLA      BASE RENT       % OF BASE
        YEAR    EXPIRING    EXPIRING    EXPIRING      EXPIRING    EXPIRING     EXPIRING    EXPIRING       EXPIRING     RENT EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP      13,334        2.7%          NAP         NAP         13,334       2.7%              NAP           NAP
2004 & MTM           11      25,666        5.3       3,001,117       7.3%        39,000       8.0%       $3,001,117          7.3%
2005                 11      48,842       10.1       3,125,211       7.6         87,842      18.1%       $6,126,327         14.9%
2006                  5       4,622        1.0         865,145       2.1         92,464      19.1%       $6,991,472         17.0%
2007                  7      24,839        5.1       1,485,133       3.6        117,303      24.2%       $8,476,606         20.6%
2008                 31     130,600       26.9      10,726,740      26.1        247,903      51.1%      $19,203,345         46.7%
2009                  9      53,476       11.0       3,982,010       9.7        301,379      62.1%      $23,185,356         56.4%
2010                  4      17,607        3.6       1,328,585       3.2        318,986      65.7%      $24,513,941         59.7%
2011                  1       1,620        0.3         202,500       0.5        320,606      66.1%      $24,716,441         60.2%
2012                  9      31,895        6.6       4,991,215      12.1        352,501      72.6%      $29,707,656         72.3%
2013                 17     108,318       22.3       8,874,594      21.6        460,819      95.0%      $38,582,250         93.9%
2014                  4      12,629        2.6       2,059,060       5.0        473,448      97.6%      $40,641,310         98.9%
AFTER                 1      11,785        2.4         440,000       1.1        485,233     100.0%      $41,081,310        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               110     485,233        100.0%  $41,081,310     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Forum Shops loan appraisal with a stabilization date of November 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2) The lease rollover schedule includes only Phase I and Phase II.

                                    16 of 67
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------









                      [SITE MAP OF THE FORUM SHOPS OMITTED]











--------------------------------------------------------------------------------

                                    17 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------









                [MAP INDICATING THE FORUM SHOPS LOCATION OMITTED]











--------------------------------------------------------------------------------

                                    18 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------









                       [PHOTO OF THE FORUM SHOPS OMITTED]











--------------------------------------------------------------------------------

                                    19 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                  HARBOR PLAZA
--------------------------------------------------------------------------------






                       [4 PHOTOS OF HARBOR PLAZA OMITTED]









                                    20 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                  HARBOR PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
Original Principal Balance:       $85,000,000

Cut-off Principal Balance:        $85,000,000

% of Pool by IPB:                 6.8%

Shadow Rating (M/S)(1):           Baa3/BBB-

Loan Seller:                      JPMorgan Chase Bank

Borrower:                         HPHV Direct, LLC

Sponsor:                          Apollo Real Estate Investment III, L.P.

Origination Date:                 3/19/2004

Interest Rate:                    4.7025%

Interest Only Period:             24 months

Maturity Date:                    4/1/2014

Amortization Type:                Balloon

Original Amortization:            360 months

Remaining Amortization:           360 months

Call Protection:                  L(23),Def(96),O(1)

Cross-Collateralization:          No

Lock Box:                         Hard

Additional Debt:                  $30,000,000

Additional Debt Type:             Mezzanine

Loan Purpose:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL                  MONTHLY
                               -------------------------------------------------
           Taxes:                   $607,549                 $151,887
           Insurance:                $38,819                  $19,409
           CapEx:                    $40,000                  $10,823
           TI/LC:                   $466,670                  $66,667
           Other:                   $774,403                       $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single asset

TITLE:                            Fee

PROPERTY TYPE:                    Office - Suburban

SQUARE FOOTAGE:                   731,202

LOCATION:                         Stamford, CT

YEAR BUILT/RENOVATED:             1981 & 1983

OCCUPANCY:                        88.6%

OCCUPANCY DATE:                   12/1/2003

NUMBER OF TENANTS:                11

HISTORICAL NOI:

   2001:                          $11,583,155

   2002:                          $11,524,717

   TTM AS OF 9/30/2003:           $11,222,123

UW NOI:                           $12,111,533

UW NET CASH FLOW:                 $11,091,280

APPRAISED VALUE:                  $155,000,000

APPRAISAL DATE:                   2/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $116

CUT-OFF DATE LTV:                 54.8%

MATURITY DATE LTV:                47.1%

UW DSCR:                          2.10X
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            SQUARE   % OF    BASE   LEASE EXPIRATION
TENANT NAME                         PARENT COMPANY                         MOODY'S/ S&P(2)   FEET    GLA   RENT PSF      YEAR
------------------------------------------------------------------------------------------------------------------------------------
NATIONAL WESTMINSTER BANK (NATWEST) Royal Bank of Scotland Group (LSE: RBS)   Aa2/AA-(3)   202,269  27.7%   $24.75       2012
TIME WARNER ENTERTAINMENT           Time Warner Inc (NYSE: TWX)               Baa1/BBB+    169,733  23.2%   $24.62       2011
ASCENT MEDIA                        Liberty Media Corp (NYSE: L)              Baa3/BBB-    145,648  19.9%   $22.00       2012
META GROUP                          Meta Group Inc (NSDQ: METG)                 NR/NR       66,171   9.0%   $29.00       2008
------------------------------------------------------------------------------------------------------------------------------------

(1) Moody's and S&P have confirmed that the Harbor Plaza loan has credit characteristics consistent with investment-grade rated obligations.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3) National Westminster Bank PLC is a subsidiary of Royal Bank of Scotland Group PLC. National Westminster Bank PLC is rated Aa1/AA. The parent company, Royal bank of Scotland Group PLC, is rated Aa2/AA-

                                    21 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                  HARBOR PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Harbor Plaza loan is secured by a first mortgage, fee interest in a multi-building office complex located in Stamford, CT.

THE BORROWER. The borrower is HPHV Direct, LLC. The sponsor of the Borrower is Apollo Real Estate Investment III, L.P. Apollo Real Estate III, L.P. is a $1.05 billion real estate investment fund controlled by Apollo Real Estate Advisors. Apollo Real Estate Advisors was formed in April 1993 as the real estate affiliate of the Apollo organization, a group of companies that has managed in excess of $16 billion in equity since its formation in 1990. Apollo has overseen the investment of eight real estate funds, which collectively invested in over 210 transactions with an aggregate value of over $20 billion. Apollo Real Estate Investment III, L.P. is the sole guarantor with respect to the recourse carveouts for the Harbor Plaza loan.

THE PROPERTY. The Harbor Plaza property consists of six, three- to five-story office buildings containing a total of 731,202 net rentable square feet. The improvements are situated on a 17.9 acre parcel and were built between 1981 and 1983. The property offers large floor plates with an average size of approximately 32,000 square feet and views of the Long Island Sound and adjacent marina from many of the spaces. On-site parking is provided for 2,066 vehicles.

As of December 2003, the property was 88.6% occupied by 11 tenants. The three largest tenants are National Westminster Bank (approximately 202,269 square feet), Time Warner Entertainment (approximately 169,733 square feet) and Ascent Media Group (approximately 145,648 square feet). The three tenants collectively account for approximately 70.8% of the property's net rentable area. National Westminster has subleased its entire space to seven sub-tenants with all of the subleases expiring on March 30, 2008. National Westminster Bank will have the option to terminate its lease with respect to all of its space effective March 30, 2008 with not less than 24 months notice. As a condition of termination, the tenant would be required to pay a termination penalty equal to 12 months of base rent prior to termination (approximately $5,598,254) plus an amount equal to any additional rent due under the lease for the same period; such amounts shall be disbursed into the TI/LC escrow. Ascent Media also has a termination option on 47,853 square feet of its space that commences on July 1, 2007 and ends on July 1, 2009. The tenant must pay a termination penalty of $526,383 as a condition of termination.

THE MARKET(1). Harbor Plaza is located in the north central portion of Stamford, approximately 1 mile south of the Stamford CBD. Stamford is located in Fairfield County with a median household income of $86,400. The county's estimated population in 2002 was 885,400. Fairfield County is considered a part of the New York City MSA and borders New York's Westchester County. Fairfield County is situated along the Northeast's major transportation corridor, Interstate 95, and is home to seven Fortune 500 companies, including General Electric, International Paper, Xerox, and Pitney Bowes, all of which have their headquarters in the Stamford area. The north central portion of Stamford is less densely developed than the CBD, and offers uses with a more park-like atmosphere than the CBD. Uses in the property's immediate area include water related uses, industrial uses, and single and multi-family uses. The majority of commercial development in the area has taken place along the area's two major arteries, Long Ridge Road and High Ridge Road.

The property is considered a part of the Stamford Non-CBD office submarket which contains approximately 8.18 million square feet of space. The property competes with the market's Class A and high quality Class B properties. As of the second quarter of 2003, the Stamford Non-CBD market had an overall vacancy rate of 18.9% with sublease space accounting for approximately 42% of the vacant space. The overall gross asking rent for the market is $30.32 per square foot compared to the property's gross in-place rental rate of $28.07 per square foot. The property's in-place rents fall within the market range. Over the last 12 to 24 months several major tenants have returned large blocks of space to the market by downsizing or vacating their space, putting downward pressure on rental rates and causing vacancy rates to rise. There are no new projects planned or under construction in the vicinity of the property.

PROPERTY MANAGEMENT. The property manager of the Harbor Plaza Property is Colliers ABR, Inc., a real estate services firm based in New York, NY. Colliers provides tenant services, landlord services, agency brokerage, consulting, property management, project monitoring and market research. Colliers ABR manages approximately 14 million square feet in the New York metropolitan area. The portfolio is approximately 98% leased. Colliers ABR is an equity owner in Colliers International, which owns 234 offices in 51 countries.
--------------------------------------------------------------------------------
(1) Certain information from the Harbor Plaza Loan appraisal dated February 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

               NUMBER OF     SQUARE                              % OF BASE  CUMULATIVE     CUMULATIVE %    CUMULATIVE   CUMULATIVE %
                 LEASES       FEET      % OF GLA     BASE RENT      RENT    SQUARE FEET       OF GLA       BASE RENT    OF BASE RENT
      YEAR      EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING   EXPIRING        EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP         83,674      11.4%         NAP         NAP      83,674          11.4%               NAP          NAP
2004 & MTM          2          16,407      2.2        513,219        3.2%    100,081          13.7%          $513,219         3.2%
2005                1           2,540      0.3         52,705        0.3     102,621          14.0%          $565,924         3.5%
2006                0               0      0.0              0        0.0     102,621          14.0%          $565,924         3.5%
2007                4          19,910      2.7        547,870        3.4     122,531          16.8%        $1,113,794         6.9%
2008                4          81,021     11.1      2,353,484       14.6     203,552          27.8%        $3,467,278        21.5%
2009                0               0      0.0              0        0.0     203,552          27.8%        $3,467,278        21.5%
2010                0               0      0.0              0        0.0     203,552          27.8%        $3,467,278        21.5%
2011                2         169,733     23.2      4,179,231       26.0     373,285          51.1%        $7,646,509        47.5%
2012                5         347,917     47.6      8,195,703       50.9     721,202          98.6%       $15,842,212        98.4%
2013                0               0      0.0              0        0.0     721,202          98.6%       $15,842,212        98.4%
2014                1          10,000      1.4        250,000        1.6     731,202         100.0%       $16,092,212       100.0%
AFTER               0               0      0.0              0        0.0     731,202         100.0%       $16,092,212       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL              19         731,202    100.0%   $16,092,212      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    22 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                  HARBOR PLAZA
--------------------------------------------------------------------------------









                 [MAP INDICATING HARBOR PLAZA LOCATION OMITTED]









                                    23 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                  HARBOR PLAZA
--------------------------------------------------------------------------------









                         [PHOTO OF HARBOR PLAZA OMITTED]









                                    24 of 67
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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8










                      [THIS PAGE INTENTIONALLY LEFT BLANK]









                                    25 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------






               [4 PHOTOS OF HOMETOWN AMERICA PORTFOLIO VI OMITTED]









                                    26 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $80,571,735

CUT-OFF PRINCIPAL BALANCE:        $80,571,735

% OF POOL BY IPB:                 6.4%

LOAN SELLER:                      JPMorgan Chase Bank

BORROWER:                         Emerald Lake SPE LLC, Long Field Woods
                                  SPE LLC, Palm Beach SPE LLC, Tara Woods
                                  SPE LLC

SPONSOR:                          Hometown America, L.L.C.

ORIGINATION DATE:                 10/16/2003

INTEREST RATE:                    5.4880%

INTEREST ONLY PERIOD:             24 months

MATURITY DATE:                    11/1/2013

AMORTIZATION TYPE:                Balloon

ORIGINAL AMORTIZATION:            330 months

REMAINING AMORTIZATION:           330 months

CALL PROTECTION:                  L(24),Def(88),O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Soft

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             NAP

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL                  MONTHLY
                                   ---------------------------------------------
         Taxes:                         $645,120                  $64,300

         CapEx:                               $0                   $8,168

         Engineering:                    $61,063                       $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio

TITLE:                            Fee

PROPERTY TYPE:                    Manufactured Housing Community

PADS:                             2,727

LOCATION:                         Various (See Chart titled "Portfolio
                                  Properties")

YEAR BUILT/RENOVATED:             Various (See Chart titled "Portfolio
                                  Properties")

OCCUPANCY:                        93.4%

OCCUPANCY DATE:                   2/1/2004

HISTORICAL NOI:

  2001:                           $7,153,821

  2002:                           $8,407,713

  TTM AS OF 6/03 & 9/03:          $8,771,622

UW NOI:                           $8,294,724

UW NET CASH FLOW:                 $8,158,374

APPRAISED VALUE:                  $107,500,000

APPRAISAL DATES:                  7/16/2003 and 8/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/PADS:           $29,546

CUT-OFF DATE LTV:                 75.0%

MATURITY LTV:                     63.8%

UW DSCR:                          1.44x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------
                                                           YEAR    # OF   % OF TOTAL   AVERAGE RENT
          PROPERTY NAME                  LOCATION          BUILT   PADS      PADS        PER PAD      OCCUPANCY    APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------------------
CLINTON                            Clinton Township, MI    1970    1,000    36.7%          $428          87.2%        $44,100,000
TARA WOODS                         North Fort Myers, FL    1985      531    19.5%          $410          99.8%         20,600,000
COUNTRYSIDE VILLAGE OF LONGMONT    Longmont, CO            1971      310    11.4%          $449          95.5%         16,000,000
BUENA VISTA                        Fargo, ND               1960      400    14.7%          $285          93.5%         11,950,000
PALM BEACH COLONY                  West Palm Beach, FL     1971      285    10.5%          $328          95.8%          9,500,000
EMERALD LAKE                       Punta Gorda, FL         1986      201     7.4%          $259         100.0%          5,350,000
TOTAL/WEIGHTED AVERAGE                                             2,727   100.0%          $383           93.4%      $107,500,000
------------------------------------------------------------------------------------------------------------------------------------

                                    27 of 67
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Hometown America Portfolio VI mortgage loan is secured by a first mortgage interest in 6 manufactured housing communities.

THE BORROWER. The borrowers are Emerald Lake SPE LLC, Long Field Woods SPE LLC, Palm Beach SPE LLC, and Tara Woods SPE LLC, all special purpose entities. The sponsor of the loan is Hometown America, L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Hometown America Portfolio VI properties were acquired as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTY. The Hometown America Portfolio VI consists of 6 manufactured housing communities: Tara Woods, Palm Beach Colony, Emerald Lake, Countryside Village of Longmont, Clinton, and Buena Vista. There are a total of 2,727 pads with a weighted average occupancy of 93.4% and a weighted average monthly pad rent of approximately $383.

THE MARKET(1).

CLINTON

The Clinton property is located in Clinton Township, Michigan. Clinton Township is located in southeast Macomb County, about 25 miles north of the Detroit CBD. Primary access to the property is provided by Interstate Highway 94. Interstate 94 is located east of the property, and provides access to Detroit to the south and Port Huron to the north. Interstate 94 connects with other major expressways in the area, which give access to other parts of the metropolitan area and the region.

The population in the Detroit MSA grew 4.1% between 1990 and 2000. As of year end 2002, the population of the Detroit MSA was estimated to be 4,449,889. The population within the property's neighborhood has shown positive growth over the past several years, with an estimated 281,353 people living within a five-mile radius. The neighborhood currently has a 2002 average household income of $68,329 within a three-mile radius.

The property is located within a growing area. The major retail development in the neighborhood is Lakeside Mall, located approximately three miles north of the property in Sterling Heights. This regional mall contains over 1.4 million square feet, 184 stores and is anchored by JC Penny, Marshall Fields, and Sears.

The average adjusted monthly home site rent in the communities is $384, an increase of $12 (3.23%) over last year. The occupancy rate for manufactured housing properties within Macomb County is 94% (as of February 2003), the same as February 2002. The average occupancy rate within the County is 95%. The property's current occupancy rate is 87.2% while properties considered comparable to the property reported an average occupancy rate of 98.0%. There are no proposed manufactured housing communities in the immediate vicinity. Many of the competitive properties were developed prior to 1990 and no new development has transpired since that time.

TARA WOODS

The Tara Woods property is located along the southwestern coast of the Florida in the North Ft. Myers area of Lee County. It is in the Naples-Ft. Myers MSA. Lee County is 120 miles south of Tampa between Sarasota and Naples and 140 miles northwest of Miami or 140 miles southwest of Orlando. Regional access to the property is provided by Interstate 75, which extends northward through the State of Florida. Interstate 75 is located about 6 miles to the southeast of the property.

The Naples-Ft. Myers MSA has a population of about 745,441 as of year-end 2002. The largest age group is comprised of persons within the 65 year old and over bracket (50.3%), followed by 35-54 year olds (33.8%). This reflects the dominance of retirees in this market, compared to the large number of retirees noted in other population centers in Florida. Lee County's median household income has increased significantly over the past twelve years. Lee County's median household income increased 3.4% annually from $28,700 in 1990 to $48,844 in 2002.

The property's neighborhood has had substantial growth. During the past twelve years, population has increased at an average annual rate of 5.98%, 6.00% and 3.13% within the one, three and five-mile radius, respectively. The average rental rate for manufactured housing is $392 per lot per month in Lee County. The County also has an occupancy of 95%. The property has maintained a fairly high occupancy rate nearly equivalent to 100%.

Despite the increasing demand for manufactured housing, there have been relatively few new manufactured home communities developed. In the property's market area, there have been no new manufactured home communities developed in over 25 years. As such, much of the new space has come from the expansion of existing communities and continuing absorption of existing communities that are not fully built-out or leased. There are no manufactured housing communities that are under construction in the property's immediate vicinity. Most of the competitive properties were developed between 1980 and 1990 and no new development has transpired since that time.
--------------------------------------------------------------------------------
(1) Certain information from the Hometown America Portfolio VI loan appraisals dated July 16, 2003, and August 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    28 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COUNTRYSIDE VILLAGE OF LONGMONT

The Countryside Village property is located in Longmont, Colorado, which is in the northeastern corner of Boulder County, 37 miles north of Denver and approximately 10 miles east of the foothills of the Rocky Mountains. Nearby is Roosevelt National Forest with its many recreation areas, while Rocky Mountain Park, and the Trail Ridge Road, is 30 miles to the northwest. Primary access to the property's neighborhood is provided by Interstate Highway 25 and State Highway 119. Interstate Highway 25 is 5 miles east of the neighborhood which traverses in a north-south direction. This arterial connects the property's neighborhood with the Denver CBD and Denver Tech Center to the south, and the City of Fort Collins to the north. State Highway 119 provides access to I-25 to the east and the City of Boulder to the southwest.

The population within the property's neighborhood has shown positive growth over the past several years with an estimated 83,240 people living within a five-mile radius of the property. Within the same area, the average household income in 2002 was $74,480.

The area manufactured housing market and the local submarket are both at stabilized occupancy levels. Comparable properties reported occupancy rates of 92% or better, averaging out at 96%. The property has an occupancy level of 95.5%.

BUENA VISTA

The Buena Vista property is located in the City of Fargo, North Dakota, in Cass County, at the easternmost edge of the state. Fargo is directly west of Moorhead, Minnesota and is classified under the Fargo-Moorhead MSA. Cass County (North Dakota) and Clay County (Minnesota) are the only two counties within this MSA. In 2000, Cass County was approximately 70.6% of the MSA population and Clay County made up 29.4%. The property's neighborhood is located west of Interstate 29, about three miles west of the Fargo Central Business District.

The population within the property's neighborhood has shown positive growth over the past several years with an estimated 130,482 people living within a five-mile radius. The neighborhood, as well as the City of Fargo, has enjoyed a surge of both residential and commercial development over the last three years. The growth is primarily due to the area's low cost of living, development opportunities, and recent population trends. The 2002 average household income was $55,448 within a five-mile radius of the property.

The largest barriers to entry within the property's environment are lack of developable land, single-family housing trends (low cost of capital has made this a more attractive option to many) and zoning regulations. Most of the land surrounding the property has already been developed and, therefore, it would be extremely difficult for another property comparably sized to the property to be developed. Aside from the above noted factors, there are no proposed manufactured housing communities in the property's immediate vicinity that would place additional pressure on the marketability and leasing of the property. Most of the competitive properties were developed prior to 1990 and no new development has transpired since that time. There are approximately ten mobile home communities within a twenty-mile radius, of which all are within a five-mile radius of the Buena Vista property. The available supply of manufactured housing communities is equally located on the Fargo, North Dakota and Moorhead, Minnesota sides of the border.

The comparable properties surveyed reported occupancy rates of 97% or better with an average of 98.3%. The subject property has an occupancy rate of 93.5%. The comparable properties reported rents ranging from $227-$265.

PALM BEACH COLONY

The Palm Beach Colony property is located in unincorporated Palm Beach County to the north of the Palm Beach International Airport and west of the city of West Palm Beach boundary line. The city of West Palm Beach is located in north-central Palm Beach County. The neighborhood is just north of the West Palm Beach International Airport and 3.5 miles south of the West Palm Beach CBD. It is 44 miles north of the Ft. Lauderdale CBD and about 65 miles north of the Miami CBD. Primary access to the property is provided by Interstate 95 and the Florida Turnpike. An interchange with Interstate 95 is located approximately 1 mile to the east of the property. An interchange with Florida's Turnpike is located 5 miles to the southwest of the property.

The population of Palm Beach County was estimated by Claritas, Inc. to be 1,179,852 as of 2002. This indicates an increase of 316,334 or 36.6% from the 1990 federal census figure and 48,668 or 4.3% from the 2000 federal census figure. The 2002 average household income for Palm Beach County was $77,869. The largest age group within the Palm Beach County population is comprised of persons within the 35 to 54 year old bracket, as well as the 65 and over bracket. This reflects the dominance of retirees, as well as the strong working population within the county. In December 2002, the unemployment rate was 5.1%. According to the U.S. Bureau of Labor Statistics, the unemployment rate ranged between 5.1% and 6.7% throughout 2002, which was reasonably similar to 2001, which reflected an annualized rate of 5.5%.

The average monthly rent within the Palm Beach County Manufactured Home Community Market is $383 per lot and the average occupancy is 94%. The rental rates at comparable properties range from $350 to $454 per lot per month. The average occupancy rate is 96% within Palm Beach County. Comparable manufactured housing communities within the immediate submarket reported occupancy rates of 89% to 99% and reflected an average occupancy rate of 96%. The property has maintained a fairly high occupancy rate and has a current occupancy rate of about 96%.
--------------------------------------------------------------------------------

                                    29 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Despite the increasing demand for manufactured housing, there have been relatively few new manufactured home communities developed in recent years in Florida. In the property's market area, there have been no new manufactured housing communities developed in over 25 years. As such, much of the new space has come from the expansion of existing communities and continuing absorption of existing communities that are not fully built-out or leased.

The primary barrier to entry is the lack of available land for new development. There are no manufactured housing communities that are under construction or proposed for development in the property's immediate vicinity. Most of the competitive properties were developed in the late 1960s to mid-1970s and no new development has transpired since that time.

EMERALD LAKE

The Emerald Lake Property is located in Charlotte County, Florida. The population of Charlotte County was estimated by Claritas, Inc. to be 146,957 as of 2002. This indicates an increase of 35,982 or 32.4% from the 1990 federal census figure and 5,330 or 3.8% from the 2000 federal census figure.

The largest age group in Charlotte County is comprised of persons within the 65 year old and over bracket (50.3%), followed by 35-54 year olds (33.8%). This reflects the dominance of retirees in this market, compared to the large number of retirees noted in other population centers in Florida. During the past twelve years, population has increased at an average annual rate of 0.75%, 1.75% and 1.85% within the one, three and five-mile radius of the property, respectively. Charlotte County's 2002 average household income was $51,409 within a 5-mile radius of the property.

The average monthly market rent is $331 and the average occupancy is 88% for manufactured housing properties in the County. The rental rates at comparable properties range from $225 to $415 per lot per month. The property's base rent is $260 per lot per month for perimeter lots and $281 per lot per month for lakefront lots for a weighted average of $259 per lot per month. The average occupancy rate for manufactured housing properties is 88% statewide. Comparable manufactured housing communities within the immediate submarket reported occupancy rates of 56% to 100% and reflected an average occupancy rate of 84.7%. Two comparable properties are still in lease-up. Excluding these two communities a range of 89% to 100% is indicated for an average of 96.8%. The Emerald Lake property has an occupancy rate of 100%.

Despite the increasing demand for manufactured housing, there have been relatively few new manufactured home communities developed in recent years in Florida. In the subject's market area, there have been minimal new properties developed in over 10 years. As such, much of the new space has come from the expansion of existing communities and continuing absorption of existing communities that are not fully built-out or leased.

There are no proposed manufactured housing communities in the property's immediate vicinity that would place additional pressure on the marketability and leasing of the property. Other than one property developed in 1999, there have been no other projects developed since 1990 and no new development has transpired since that time.

PROPERTY MANAGEMENT. Hometown America Management, L.L.C., Hometown America Management, L.P., Hometown America, L.L.C. and Hometown America L.P. are the property managers of Hometown America Portfolio VI. Each of these entities is affiliated with the borrower.
--------------------------------------------------------------------------------

                                    30 of 67
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                          HOMETOWN AMERICA PORTFOLIO VI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------










  [MAP OF THE UNITED STATES OF AMERICA AND 4 MAPS INDICATING HOMETOWN AMERICA
                        PORTFOLIO VI LOCATIONS OMITTED]










--------------------------------------------------------------------------------

                                    31 of 67
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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              SANTEE TROLLEY SQUARE
--------------------------------------------------------------------------------









                  [3 PHOTOS OF SANTEE TROLLEY SQUARE OMITTED]






                                    32 of 67
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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              SANTEE TROLLEY SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $53,000,000

CUT-OFF PRINCIPAL BALANCE:        $53,000,000

% OF POOL BY IPB:                 4.2%

LOAN SELLER:                      CIBC Inc.

BORROWER:                         Vestar/Kimco Santee, L.P.

SPONSOR:                          Vestar Development Co. & Kimco Realty
                                  Corporation

ORIGINATION DATE:                 12/19/2003

INTEREST RATE:                    5.6200%

INTEREST ONLY PERIOD:             36 months

MATURITY DATE:                    1/1/2014

AMORTIZATION TYPE:                ARD

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24),Def(90),O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Springing

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             NAP

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            Initial           Monthly
                                        ----------------------------------------
             Taxes:                           $38,367           $38,367

             Insurance:                       $78,398            $8,711

             CapEx:                             See Footnote 1 below

             TI/LC:                             See Footnote 2 below

             Tenant Allowance Reserve:       $136,503                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Retail - Anchored

SQUARE FOOTAGE:                   311,430

LOCATION:                         Santee, CA

YEAR BUILT/RENOVATED:             2003

OCCUPANCY:                        93.8%

OCCUPANCY DATE:                   12/15/2003

NUMBER OF TENANTS:                38

HISTORICAL NOI:

  2002:                           $157,042

  TTM AS OF 9/30/2003:            $2,453,070

UW NOI:                           $4,901,805

UW NET CASH FLOW:                 $4,756,340

APPRAISED VALUE:                  $70,000,000

APPRAISAL DATE:                   2/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $170

CUT-OFF DATE LTV:                 75.7%

MATURITY LTV:                     67.9%

UW DSCR:                          1.30x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS

                                                                                  SQUARE   % OF   SALES   BASE RENT       LEASE
     TENANT NAME                   PARENT COMPANY              MOODY'S/ S&P(3)     FEET     GLA    PSF       PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
24 HOUR FITNESS      24 Hour Fitness USA, Inc.                      NAP           36,000   11.6%   NAP     $21.36          2017

BED BATH & BEYOND    Bed Bath and Beyond, Inc. (NYSE: BBBY)       NAP/BBB         30,000   9.6%    NAP     $10.75          2013

T.J. MAXX            TJX Companies, Inc. (NYSE: TJX)                A3/A          28,000   9.0%    NAP     $12.00          2012

BARNES & NOBLE       Barnes & Noble, Inc. (NYSE: BKS)              NAP/BB         22,497   7.2%    $144    $16.67          2013

STAPLES              Staples, Inc. (NSDQ: SPLS)                   Baa2/BBB-       20,388   6.5%    NAP     $12.50          2013

PETSMART             Petsmart, Inc. (NYSE: PETM)                   Ba2/B+         19,107   6.1%    NAP     $13.34          2019

OLD NAVY             The Gap, Inc. (NYSE: GPS)                     Ba3/BB+        16,000   5.1%    NAP     $11.25          2007
------------------------------------------------------------------------------------------------------------------------------------

(1) Replacement reserves will be collected at an annual rate of $40,000 beginning in year 5 of the loan term. Replacement reserve collections are capped at $120,000, and will be replenished if drawn upon.

(2) Borrower will make monthly deposits of $41,668 ($500,000/year) beginning January 1, 2012 for tenant improvements and leasing commissions, which deposits shall cease and monies will be returned to the Borrower if three of the following four tenants renew their leases: T.J. Maxx, Bed Bath & Beyond, Staples, and Barnes & Noble.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    33 of 67
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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              SANTEE TROLLEY SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Santee Trolley Square loan (the "Loan") is secured by a fee interest in a 311,430 square foot anchored retail shopping center located in Santee, California.

THE BORROWER. Vestar/Kimco Santee, L.P. (the "Borrower") is an affiliate SPE entity of Vestar Development Co. ("Vestar") and Kimco Realty Corporation ("Kimco"). In 2001 Vestar and Kimco entered into a master agreement under which the entities would jointly pursue a multiple project acquisition, development and investment plan for shopping centers.

Vestar, founded in 1977, specializes in the development of open-air retail centers in Arizona and Southern California. Kimco is a publicly traded owner and operator of neighborhood and community shopping centers, with almost 500 properties in 41 states, comprising 66 million square feet of leasable space.

THE PROPERTY. Santee Trolley Square is a 311,430 square foot, anchored retail shopping center located in Santee, California, 18 miles northeast of downtown San Diego. The property is shadow anchored by Target. The property is located at the northeast corner of Mission Gorge Road and Cuyamaca Street, within the larger 706-acre Town Center area of Santee. The property was constructed in 2003 and is made up of 10 contiguous parcels that form a larger parcel totaling 32.31 acres, excluding a 10.5 acre parcel that contains a Target store, which is not a part of the collateral. The site offers 2,290 parking spaces (5.23 spaces per 1,000 square feet) within the center, including the Target parking spaces that are under a reciprocal easement agreement.

The property offers a well diversified tenant mix with national tenants occupying the majority (over 75%) of the space. Major national tenants include, T.J. Maxx, Bed Bath & Beyond, Pier 1, Staples, Barnes & Noble, PETsMART, Old Navy and Famous Footwear. Credit-rated tenants occupy approximately 50% of the NRA at the property.

The San Diego Trolley's Orange Line terminates in Santee at the northeast corner of Cuyamaca Street and Mission Gorge Road, which is on the property's premises. This line connects Santee, El Cajon, La Mesa, Lemon Grove and East San Diego with downtown San Diego. Currently, construction is underway to extend the Blue Line from downtown San Diego's Qualcomm Stadium to La Mesa, where it will connect with the Orange Line. Most commuting trolley riders to San Diego are bussed to the Santee Trolley Station from Park and Ride facilities nearby.

THE MARKET(1). The property is located in Santee, California, which is characterized as a bedroom community with most residents commuting to either El Cajon or central San Diego for employment. The population of the city stood at 54,270 in 2003, making Santee the 11th largest city in San Diego County. The median household income was estimated to be $59,971 in 2003. San Diego County's median household income for 2003 was estimated to be $52,100.

The property is located at the corner of Cuyamaca Street and Mission Gorge Road, two heavily traveled public streets, and is in proximity to the newly completed Freeway 52 and Freeway 125. Traffic counts along Mission Gorge Road and Cuyamaca Street are 36,200 and 23,800 cars per day, respectively.

The Town Center area of Santee has been designated as Santee's commercial, civic, and residential hub, and is 50% developed to date. Target (located in the subject center), Costco, Home Depot and Wal-Mart are located in the Town Center commercial area. To the north of the Property is a 110-acre parcel of vacant land designated for the development of a high-tech and research/development office, which is being planned in conjunction with the City of Santee and San Diego State University.

The property's primary trade area is defined as the Santee/Lakeside submarket and includes the communities of Santee, Lakeside, El Cajon, as well as the semi-rural communities of Alpine and Jamul along the I-8 Freeway, which is east of Santee. The submarket consists of 13 retail shopping centers each with over 50,000 square feet comprising 1.68 million square feet of retail and major shop space.

As of the third quarter 2003, CB Richard Ellis reported that there was approximately 47.8 million square feet of retail space located within the San Diego Retail Market, which continues to experience relatively low vacancy rates, positive net absorption, stability in lease rates and continued construction activity. There is strong demand for retail space in the market resulting in a low current average vacancy rate of 2.5%. Net absorption for the third quarter of 2003 was 643,821 square feet with average asking rents increasing to $21.60 per square foot. Currently there is 1.73 million square feet of new retail space under construction.

PROPERTY MANAGEMENT. The property is managed by Vestar Properties, Inc., a full-service property management company that currently manages over 10.2 million square feet of shopping center space in Arizona and California.
--------------------------------------------------------------------------------

(1) Certain information from the Santee Trolley Square loan appraisal dated February 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    34 of 67
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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              SANTEE TROLLEY SQUARE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

               NUMBER OF                                          % OF BASE   CUMULATIVE   CUMULATIVE %  CUMULATIVE     CUMULATIVE %
                 LEASES     SQUARE FEET  % OF GLA     BASE RENT     RENT      SQUARE FEET     OF GLA      BASE RENT    OF BASE RENT
      YEAR      EXPIRING      EXPIRING   EXPIRING      EXPIRING   EXPIRING     EXPIRING      EXPIRING     EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT            NAP           12,492      4.4%          NAP       NAP          12,492         4.4%            NAP          NAP
2004 & MTM         1             2,000      0.7          24,000     0.5%         14,492         5.1%        $24,000         0.5%
2005               0                 0      0.0               0     0.0          14,492         5.1%        $24,000         0.5%
2006               0                 0      0.0               0     0.0          14,492         5.1%        $24,000         0.5%
2007               6            31,332     11.1         511,888    10.6          45,824        16.2%       $535,888        11.0%
2008               9            18,014      6.4         543,333    11.2          63,838        22.5%     $1,079,221        22.2%
2009               0                 0      0.0               0     0.0          63,838        22.5%     $1,079,221        22.2%
2010               1             2,500      0.9          75,000     1.5          66,338        23.4%     $1,154,221        23.8%
2011               0                 0      0.0               0     0.0          66,338        23.4%     $1,154,221        23.8%
2012               5            44,460     15.7         689,991    14.2         110,798        39.1%     $1,844,212        38.0%
2013               13          116,175     41.0       1,939,334    40.0         226,973        80.1%     $3,783,546        78.0%
2014               1             1,400      0.5          43,400     0.9         228,373        80.6%     $3,826,946        78.9%
AFTER              2            55,107     19.4       1,023,810    21.1         283,480       100.0%     $4,850,756       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL(1)           38          283,480    100.0%     $4,850,756   100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Rollover excludes four ground leases totaling 27,950 square feet, of which 6,760 is vacant.




                                    35 of 67
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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              SANTEE TROLLEY SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   NOTE: THIS EXHIBIT IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY. THE ACTUAL
                BUILDING AREA IS NOT NECESSARILY DRAWN TO SCALE.













                   [SITE MAP OF SANTEE TROLLEY SQUARE OMITTED]













--------------------------------------------------------------------------------

                                    36 of 67
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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              SANTEE TROLLEY SQUARE
--------------------------------------------------------------------------------











             [MAP INDICATING SANTEE TROLLEY SQUARE LOCATION OMITTED]













                                    37 of 67
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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                             CAMP CREEK MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------









                 [3 PHOTOS OF CAMP CREEK MARKETPLACE OMITTED]






--------------------------------------------------------------------------------

                                    38 of 67
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                             CAMP CREEK MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $43,000,000

CUT-OFF PRINCIPAL BALANCE:        $43,000,000

% OF POOL BY IPB:                 3.4%

SHADOW RATING (M/S)(1):           Baa3/BBB-

LOAN SELLER:                      JPMorgan Chase Bank

BORROWER:                         NAP Camp Creek Marketplace LLC

SPONSOR:                          NAP Camp Creek Marketplace LLC

ORIGINATION DATE:                 11/21/2003

INTEREST RATE:                    4.7800%

INTEREST ONLY PERIOD:             86 months

MATURITY DATE:                    2/1/2011

AMORTIZATION TYPE:                Interest Only

ORIGINAL AMORTIZATION:            NAP

REMAINING AMORTIZATION:           NAP

CALL PROTECTION:                  L(24),Def(56),O(3)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         No

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             NAP

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
Due to the lower leverage of the Camp Creek Marketplace loan, no escrows were required.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Retail - Anchored

SQUARE FOOTAGE:                  443,570

LOCATION:                        East Point, GA

YEAR BUILT/RENOVATED:            2003

OCCUPANCY:                       94.0%

OCCUPANCY DATE:                  1/1/2004

NUMBER OF TENANTS:               50

HISTORICAL NOI:                  The property was constructed in 2003, therefore
                                 historical NOI is not available.

UW NOI:                          $5,592,880

UW NET CASH FLOW:                $5,330,945

APPRAISED VALUE:                 $78,500,000

APPRAISAL DATE:                  1/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $97

CUT-OFF DATE LTV:                54.8%

MATURITY LTV:                    54.8%

UW DSCR:                         2.59x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS

                                                                               SQUARE    % OF   SALES   BASE RENT   LEASE EXPIRATION
       TENANT NAME               PARENT COMPANY              MOODY'S/ S&P(2)    FEET      GLA    PSF       PSF            YEAR
------------------------------------------------------------------------------------------------------------------------------------
BJ'S WHOLESALE        BJ'S Wholesale Club Inc (NYSE: BJ)          NR/NR       115,396   26.0%    NAP     $10.25           2023
MARSHALLS             TJX Companies, Inc. (NYSE: TJX)             A3/A         32,000    7.2%    NAP     $8.50            2013
ROSS                  Ross Stores, Inc. (NYSE: ROST)             NR/BBB        30,096    6.8%    NAP     $11.00           2014
LINENS `N THINGS      Linens `n Things, Inc. (NYSE: LIN)          NR/NR        27,714    6.2%    NAP     $13.00           2014
BARNES & NOBLE        Barnes and Noble, Inc. (NYSE: BKS)          Ba3/BB       24,004    5.4%    NAP     $13.82           2013
STAPLES               Staples, Inc. (NYSE: SPLS)                Baa2/BBB-      20,388    4.6%    NAP     $11.75           2018
PETSMART              Petsmart, Inc. (NYSE: PETM)                Ba2/BB-       19,107    4.3%    NAP     $12.50           2018
------------------------------------------------------------------------------------------------------------------------------------

(1) Moody's and S&P have confirmed that the Camp Creek Marketplace loan has credit characteristics consistent with investment-grade rated obligations.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    39 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                             CAMP CREEK MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Camp Creek Marketplace loan is secured by a first mortgage interest in an approximately 443,570 square foot anchored retail center.

THE BORROWER. The borrower is NAP Camp Creek Marketplace LLC. The borrower is a special purpose entity controlled by North American Properties and the Maryland State Retirement and Pension Fund System. North American Properties is a privately held real estate company that develops, owns and manages retail, apartment, mixed-use and office properties across the United States. The State Retirement and Pension System administers the survivor, disability and retirement benefits covering State and local government employees, teachers, State police, correctional and law enforcement officers, judges, and legislators.

THE PROPERTY. Camp Creek Marketplace is a 443,570 square foot anchored retail center located in East Point, Georgia. The center was built in 2003 and is situated on 52.7 acres. The property comprises part of a 715,699 square foot shopping center. The property is 94.0% leased to 50 tenants including BJ's Wholesale Club (approximately 115,396 square feet), Marshalls (approximately 32,000 square feet), Ross Stores, Inc. (approximately 30,096 square feet), Linens 'n Things (approximately 27,714 square feet), Barnes & Noble (approximately 24,004 square feet) and Staples (approximately 20,388 square feet) . The site is shadow anchored by an approximately 125,400 square foot Target and an approximately 146,729 square foot Lowe's which will not serve as collateral for the Camp Creek Marketplace loan. The property has parking for approximately 2,227 cars excluding the parking associated with the Target and Lowe's stores.

THE MARKET(1). The property is located in Fulton County which is part of the Atlanta metropolitan area. The property lies in the southern part of Fulton County and is bordered by Clayton County and the City of Atlanta to the east and northeast. The property lies on the north side of Camp Creek Parkway and the west side of I-285.

Fulton County is the most populous of the suburban counties in the Atlanta metropolitan area. As of April 2000, the population in Fulton County was estimated at 798,300 persons, an increase of 19.0% from the 1990 estimate. Approximately 34.0% of the population is in the age range of 25-44 years with an additional 20.7% in the age range of 45-64 years. The estimated average household income is $57,737 as of 2003.

The property represents the only retail development in its immediate market area. The developer of the property proposes a Phase II component of Camp Creek Marketplace that will contain approximately 260,000 square feet. Circuit City has already committed to a store in Phase II. Residential development also is active in this market and the areas to the west. The market vacancy rate is estimated to be 9.0%.

PROPERTY MANAGEMENT. The property manager of the Camp Creek Marketplace property is Retail Planning Corporation. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

              NUMBER OF                                           % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES      SQUARE FEET   % OF GLA     BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
      YEAR    EXPIRING      EXPIRING      EXPIRING    EXPIRING     EXPIRING    EXPIRING       EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP         26,781         6.0%           NAP       NAP         26,781          6.0%             NAP          NAP
2004 & MTM         0              0         0.0              0       0.0         26,781          6.0%              $0         0.0%
2005               0              0         0.0              0       0.0         26,781          6.0%              $0         0.0%
2006               0              0         0.0              0       0.0         26,781          6.0%              $0         0.0%
2007               0              0         0.0              0       0.0         26,781          6.0%              $0         0.0%
2008              25         52,904        11.9      1,222,974      21.0         79,685         18.0%      $1,222,974        21.0%
2009               5         10,432         2.4        199,020       3.4         90,117         20.3%      $1,421,994        24.4%
2010               1          9,947         2.2        146,718       2.5        100,064         22.6%      $1,568,712        26.9%
2011               0              0         0.0              0       0.0        100,064         22.6%      $1,568,712        26.9%
2012               0              0         0.0              0       0.0        100,064         22.6%      $1,568,712        26.9%
2013               9        102,459        23.1      1,395,665      23.9        202,523         45.7%      $2,964,377        50.8%
2014               5         81,670        18.4      1,148,398      19.7        284,193         64.1%      $4,112,775        70.5%
AFTER              5        159,377        35.9      1,717,206      29.5        443,570        100.0%      $5,829,981       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL             50        443,570       100.0%    $5,829,981     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Camp Creek Marketplace loan appraisal dated January 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    40 of 67
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                             CAMP CREEK MARKETPLACE
--------------------------------------------------------------------------------

   NOTE: THIS EXHIBIT IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY. THE ACTUAL
                BUILDING AREA IS NOT NECESSARILY DRAWN TO SCALE.













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                                    41 of 67
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                             CAMP CREEK MARKETPLACE
--------------------------------------------------------------------------------














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                                    42 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8
















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                                    43 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 NORTHPARK MALL
--------------------------------------------------------------------------------








                      [3 PHOTOS OF NORTHPARK MALL OMITTED]










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                                    44 of 67
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 NORTHPARK MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:        $42,000,000

CUT-OFF PRINCIPAL BALANCE:         $42,000,000

% OF POOL BY IPB:                  3.3%

SHADOW RATING (M/S)(1):            Baa3/BBB+

LOAN SELLER:                       CIBC Inc.

BORROWER:                          Enterprise Northpark Associates, LLC

SPONSOR:                           Robert James

ORIGINATION DATE:                  2/19/2004

INTEREST RATE:                     5.7500%

INTEREST ONLY PERIOD:              NAP

MATURITY DATE:                     3/1/2014

AMORTIZATION TYPE:                 ARD

ORIGINAL AMORTIZATION:             300 months

REMAINING AMORTIZATION:            300 months

CALL PROTECTION:                   L(24),Def(92),O(4)

CROSS-COLLATERALIZATION:           No

LOCK BOX:                          Springing

ADDITIONAL DEBT:                   No

ADDITIONAL DEBT TYPE:              NAP

LOAN PURPOSE:                      Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             Initial           Monthly
                                          --------------------------------------
                             Taxes:           $177,833          $27,167

                             Insurance:        $41,213               $0

                             CapEx:            $13,204          $13,204

                             TI/LC:           $729,167          $29,167
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

TITLE:                             Fee

PROPERTY TYPE:                     Retail - Regional Mall

SQUARE FOOTAGE:                    809,166

LOCATION:                          Joplin, MO

YEAR BUILT/RENOVATED:              1972/1987, 1996, 1998

OCCUPANCY:                         94.5%

OCCUPANCY DATE:                    12/31/2003

NUMBER OF TENANTS:                 91

HISTORICAL NOI:

  2001:                            $5,982,419

  2002:                            $5,685,870

  TTM AS OF 09/30/2003             $5,952,717

UW NOI:                            $5,775,310

UW NET CASH FLOW:                  $5,446,363

APPRAISED VALUE:                   $73,900,000

APPRAISAL DATE:                    10/28/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:               $52

CUT-OFF DATE LTV:                   56.8%

MATURITY LTV:                       43.6%

UW DSCR:                            1.72x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      MAJOR TENANTS
                                                                                                                    BASE    LEASE
                                                                            MOODY'S/    SQUARE   % OF     SALES     RENT  EXPIRATION
           TENANT NAME                       PARENT COMPANY                  S&P(6)      FEET     GLA      PSF      PSF      YEAR
------------------------------------------------------------------------------------------------------------------------------------
J.C. PENNEY                         J.C. Penney Company, Inc. (NYSE: JCP)    Ba3/BB+   143,709   22.7%    $135     $1.06     2008

SEARS, ROEBUCK AND CO.(2)           Sears Roebuck and Co. (NYSE: S)         Baa1/BBB       NAP     NAP    $177      NAP      2026

MAY DEPARTMENT STORES COMPANY(3)    May Department Stores (NYSE: MAY)       Baa1/BBB+  117,110   18.5%     NAP     $1.65     2007

HOLLYWOOD THEATERS(4)               NAP                                        NAP         NAP     NAP $340,000(7)  NAP      2019

FAMOUS BARR HOME & MEN'S STORE(5)   May Department Stores (NYSE: MAY)       Baa1/BBB+   50,341    7.9%    $152     $3.00     2004
------------------------------------------------------------------------------------------------------------------------------------

(1) Moody's and S&P have confirmed that the Northpark Mall loan has credit characteristics consistent with investment-grade rated obligations.

(2) The Sears, Roebuck and Co. ("Sears") space at the Property (117,363 square feet) is subject to a ground lease at an annual rental rate of $138,576. Sears' operating covenant expires on October 2, 2011.

(3) The May Department Store space is currently dark. May Department Stores purchased the lease on the space from Montgomery Ward on March 2, 2001 and on January 22, 2002 exercised a five-year extension option until August 31, 2007. However, due to the store being dark, this rent was not considered in the underwriting.

(4) Hollywood Theaters' space at the Property (58,000 square feet) is subject to a ground lease at an annual rental rate of $272,604.

(5) Famous Barr Home and Men's Store's lease is guaranteed by May Department Stores.

(6) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(7) Per screen

                                    45 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 NORTHPARK MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Northpark Mall loan (the "Loan") is secured by a fee interest in an 809,166 square foot portion of a regional shopping mall located in Joplin, Missouri.

THE BORROWER. Enterprise Northpark Associates, LLC (the "Borrower") is a Delaware SPE with an independent director and Delaware springing member and nondissolution concepts have been incorporated into the Operating Agreement and Delaware opinions have been received. The Borrower is controlled by Enterprise Asset Management, Inc. ("Enterprise"). The Borrower's sponsors are the Estate of Meyer Steinberg (80% interest) and Robert G. James (20% interest). The late Mr. Steinberg was a founding partner of Enterprise, and had participated in the development and acquisition of seven regional malls (approximately five million square feet), five office buildings in New York and Pittsburgh (approximately one million square feet) and 1,200 multifamily units. Mr. James is also a founding partner of Enterprise and is involved in the ongoing management of the above-mentioned malls located throughout the Midwest. The Borrower has owned the Northpark Mall property since initial development in 1972.

THE PROPERTY. Northpark Mall is comprised of a fee interest in 633,803 net rentable square feet of anchor and in-line space and fee interest in two outparcels upon which Sears (117,363 square feet) and Hollywood Theaters (58,000 square feet) are located. The property is part of a larger super regional mall (984,166 square feet of total mall area) that also includes two additional anchor spaces that are not part of the collateral (Famous Barr Women's and Children's Store: 85,000 square feet and Shopko: 90,000 square feet). The property is situated on 92 acres of land and is the only regional mall within a 75-mile radius. The property does not have any direct competition except from local area centers that are located within a 3-mile radius of the property and include big box tenants such as Wal-Mart, Home Depot, Best Buy and Target. The property serves as a retail destination for southwest Missouri and portions of three adjacent states (Kansas, Oklahoma and Arkansas), drawing from a trade area population of 450,000 people.

Anchor tenants at the property include J.C. Penney (143,709 sf), Famous Barr Home and Men's Store (50,341 sf) and May Department Stores ("May") (117,110 sf). The property includes 322,643 square feet of in-line space occupied by 64 in-line tenants, 11 temporary in-line tenants, 6 kiosk tenants, and 7 food court tenants. The property also features a 400-person food court. National in-line tenants include Old Navy, The Gap, Gap Kids, Victoria's Secret, B. Dalton Booksellers, Limited Too, and Lenscrafters.

The Shopko (not part of the collateral) and May spaces have been dark since 2001. May purchased The Montgomery Ward lease at the property in 2001 as part of a package of Montgomery Ward leases. May is obligated to pay rent on the space through 2007 and pays a fixed CAM contribution of $17,567 and its pro rata share of real estate taxes. Kimco Realty Corp. currently controls the dark Shopko space and pays CAM reimbursements. Despite the fact that the ShopKo and May spaces remain dark, the property's average sales remained constant over the trailing 12 months ended October 31, 2003 to $285/sf compared to $287/sf in 2002 and $273/sf in 2001. In-line occupancy cost based on sales for the trailing 12 months ended October 31, 2003 was 9.6%.

The Loan is structured with a cash flow sweep that will be instituted should any of the following occur: (1) if there is an event of default, (2) if the Borrower fails to satisfy the Loan on the anticipated repayment date, (3) if prior to an exercise of Famous Barr Home and Men's Store's 10 year lease renewal, any of the four anchors currently open for business at the Property (J.C. Penney, Famous Barr Home and Men's Store, Famous Barr Women's and Children's Store and Sears) go dark, (4) if after Famous Barr Home and Men's Store exercises its 10 year lease renewal any three or more of the six anchor spaces at the shopping center (J.C. Penney, Famous Barr Home and Men's Store, Famous Barr Women's and Children's Store, Sears, the former Montgomery Ward and Shopko) are not occupied by a qualified anchor tenant (defined as either a tenant in place now in an anchor space or another tenant that is acceptable to lender as an anchor) that is open for business and either or both (i) the DSCR at the Property is less than 1.40x for two consecutive quarters or (ii) the economic occupancy of the in-line space falls below 80% and (5) if at any time the DSCR at the Property is less than 1.20x for two consecutive quarters.

Ongoing TI/LCs are collected in the amount of $350,000 per year and capped at $1.5 million. In addition, at closing, the Borrower deposited $700,000 in the TI/LC reserve account.

THE MARKET(1). The property is located in Joplin, Jasper County, Missouri, which is situated approximately 10 miles from Oklahoma, 10 miles from Kansas, and 40 miles from Arkansas. Joplin is situated in the southwest corner of Missouri, providing access to Arkansas, Oklahoma, and Kansas. This area is served primarily by Interstate 44, which extends from St. Louis to Oklahoma City, and US Highway 71, which extends north to Kansas City, Missouri.

The property's MSA has exhibited an annual compound growth rate of 1.17% over the last five years and in 2003 had a population of 161,531. The median household income for the MSA is $35,541, compared with the state of Missouri's level of $38,441. More importantly, the property's trade area encompasses a radius of 50 miles with an estimated population of over 450,000.

The surrounding neighborhood is considered to be a growing area. The neighborhood land uses include several commercial retail developments, including the property, North Pointe Center, two Wal-Marts, Target, and a Sam's Club. Wal-Mart, whose headquarters is located in Bentonville, AR (60 miles south of Joplin), has been in the Joplin market for over 20 years. There are currently three Wal-Marts within 3.5 miles of the property. The closest Wal-Mart and a Target store are located directly south of the property along Rangeline Road.

PROPERTY MANAGEMENT. The property is managed by General Growth Management, Inc., a publicly traded REIT (NYSE: GGP), which is the second largest regional mall REIT and currently owns or manages over 170 regional shopping malls totaling more than 149 million square feet.
--------------------------------------------------------------------------------
(1) Certain information from the Northpark Mall loan appraisal dated October 28, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    46 of 67
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 NORTHPARK MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

              NUMBER OF                                         % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
                LEASES     SQUARE FEET  % OF GLA    BASE RENT      RENT      SQUARE FEET     OF GLA       BASE RENT    OF BASE RENT
      YEAR     EXPIRING     EXPIRING     EXPIRING   EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP          44,531        7.0%          NAP       NAP         44,531         7.0%             NAP           NAP
2004 & MTM        18         106,407       16.8       519,000       9.9%       150,938        23.8%        $519,000          9.9%
2005               5           1,919        0.3       176,988       3.4        152,857        24.1%        $695,988         13.2%
2006              14          66,275       10.5     1,114,272      21.2        219,132        34.6%      $1,810,260         34.4%
2007              11         153,200       24.2       743,136      14.1        372,332        58.7%      $2,553,396         48.5%
2008              11         164,788       26.0       732,684      13.9        537,120        84.7%      $3,286,080         62.4%
2009               6           9,966        1.6       307,152       5.8        547,086        86.3%      $3,593,232         68.2%
2010               5          17,782        2.8       345,132       6.6        564,868        89.1%      $3,938,364         74.8%
2011               8          21,580        3.4       556,566      10.6        586,448        92.5%      $4,494,930         85.3%
2012               5          19,008        3.0       214,224       4.1        605,456        95.5%      $4,709,154         89.4%
2013               5          14,882        2.3       298,188       5.7        620,338        97.9%      $5,007,342         95.1%
2014               3          13,465        2.1       259,236       4.9        633,803       100.0%      $5,266,578        100.0%
AFTER              0               0        0.0             0       0.0        633,803       100.0%      $5,266,578        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL(1)          91         633,803      100.0%   $5,266,578     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Does not include the Sears (117,363 sf) and Hollywood Theaters (58,000 sf) ground leases that expire in 2026 and 2019, respectively.


                                    47 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 NORTHPARK MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


   NOTE: THIS EXHIBIT IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY. THE ACTUAL
                BUILDING AREA IS NOT NECESSARILY DRAWN TO SCALE.














                      [SITE MAP OF NORTHPARK MALL OMITTED]















                                    48 of 67
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                 NORTHPARK MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
















                [MAP INDICATING NORTHPARK MALL LOCATION OMITTED]















                                    49 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                554 THIRD AVENUE
--------------------------------------------------------------------------------










                     [4 PHOTOS OF 554 THIRD AVENUE OMITTED]













                                    50 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                554 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $35,535,000

CUT-OFF PRINCIPAL BALANCE:        $35,535,000

% OF POOL BY IPB:                 2.8%

LOAN SELLER:                      CIBC Inc.

BORROWER:                         554 EUO LLC

SPONSOR:                          Gregory Maidman, Mitchel Maidman, Richard
                                  Maidman

ORIGINATION DATE:                 2/19/2004

INTEREST RATE:                    6.2400%

INTEREST ONLY PERIOD:             NAP

MATURITY DATE:                    3/1/2014

AMORTIZATION TYPE:                ARD

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(24),Def(92),O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Springing

ADDITIONAL DEBT:                  No

ADDITIONAL DEBT TYPE:             NAP

LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL           MONTHLY
                                        ----------------------------------------
                         TAXES:              $272,000           $68,000

                         INSURANCE:           $53,905            $6,236

                         CAPEX:               $13,125           $13,125

       TENANCY & PAYMENT RESERVE(2):          $58,714           $18,214
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

TITLE:                            Fee

PROPERTY TYPE:                    Multifamily - Mid/High Rise

UNITS:                            126

LOCATION:                         New York, NY

YEAR BUILT/RENOVATED:             2003

OCCUPANCY:                        100.0%(1)

OCCUPANCY DATE:                   3/1/2004

HISTORICAL NOI:                   The subject was constructed in 2003, therefore
                                  historical NOI is not available.

UW NOI:                           $3,521,682

UW NET CASH FLOW:                 $3,297,671

APPRAISED VALUE:                  $47,000,000

APPRAISAL DATE:                   7/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:            $282,024

CUT-OFF DATE LTV:                  75.6%

MATURITY LTV:                      64.6%

UW DSCR:                           1.26x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       MULTIFAMILY INFORMATION

                                              AVERAGE UNIT     APPROXIMATE NET
             UNIT MIX      NO. OF UNITS       SQUARE FEET        RENTABLE SF     % OF TOTAL SF     AVERAGE MONTHLY EXECUSTAY LEASE
------------------------------------------------------------------------------------------------------------------------------------
Studio                          48                464              22,249           32.1%                   $2,900
1 Bedroom/1 Bath                78                604              47,116           67.9%                   $3,350
TOTAL/AVERAGE                  126                551              69,365          100.0%                   $3,179
------------------------------------------------------------------------------------------------------------------------------------

(1) All 126 units at the property are master leased to ExecuStay Corporation for a term of fifteen years, expiring in January 31, 2019. ExecuStay Corporation, a subsidiary of Marriott International, Inc. ("Marriott") (NYSE: MAR), was founded in 1986 and provides corporate housing for business travelers in need of living accommodations for 30 days or longer.

(2) A Tenancy Reserve of $40,500 and one month upfront Payment Reserve of $18,214 were held back at closing.

                                    51 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                554 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The 554 Third Avenue loan (the "Loan") is secured by the fee simple interest in a high-rise apartment building containing 126 multifamily units and 1,118 square feet of ground floor retail space located in Midtown Manhattan, New York.

THE BORROWER. 554 EUO LLC (the "Borrower") is a single-purpose entity owned by Townhouse Management Company (49.5%) ("Townhouse"), which serves as the general partner of the Borrower, Pine Equity, LLC (49.5%), which serves as the limited partner of the Borrower and only has voting rights on major decisions within the Borrower, and Wien & Malkin, which has a 1% interest in the Borrower and has limited voting rights.

The owners of Townhouse control 24 apartment buildings in New York City, primarily in Manhattan, totaling 646 units and an additional Marriott ExecuStay building offering 204 units.

Pine Equity, LLC is a New York's providers of temporary housing for executives at major corporations who are relocating or on temporary assignment in Manhattan. Pine Equity, LLC owns and manages residential properties in all areas of Manhattan.

THE PROPERTY. 554 Third Avenue consists of 126 residential rental apartment units and 1,118 square feet of ground floor retail space contained within a 31-story, 133 unit, high-rise apartment building located on Third Avenue between 36th Street and 37th Street in Manhattan, New York. Seven residential condominium units, which are located on floors 26-31, are not part of the collateral for the Loan. The 126 apartments, which are located on floors 2-25, include 48 studio units (419 sf to 560 sf) and 78 one-bedroom units (573 sf to 705 sf). The 1,118 square foot ground floor retail space has been leased to a local drop-off drycleaner (no dry-cleaning will be performed on-site) for a term of ten-years expiring in July 2013.

All 126 units at the property are master leased to ExecuStay Corporation for a term of fifteen years, expiring in January 31, 2019. ExecuStay Corporation, a subsidiary of Marriott International, Inc. ("Marriott") (NYSE: MAR), was founded in 1986 and provides corporate housing for business travelers in need of living accommodations for 30 days or longer. Currently, ExecuStay manages over 7,500 units in approximately 1,000 locations encompassing 200 major U.S. cities, as well as locations in Toronto and London. All ExecuStay apartments are fully furnished and include housewares, basic cable, telephone and utilities.

Unit amenities include light oak hardwood floors, painted gypsum or vinyl wall coverings, kitchens with high-end appliances including a refrigerator, stove, microwave and dishwasher. All apartments have luxury cabinets and fixtures throughout the living areas. The lobby has marble flooring and stainless steel trimmed wood panels on the walls and provides access to the mail room, business center, valet, and two-elevator banks. A health club is located on the fifth floor.

Marriott, which partially guarantees the lease, has a senior unsecured rating of "BBB+" from Standard and Poors and a "Baa2" senior unsecured rating from Moody's. Marriott guarantees ExecuStay's lease termination fee, which is equal to two years of rental payments during the first 10 years of the lease, and one year rental payments from years 11-15 of the lease. The termination fee is payable in the event the tenant terminates the lease pursuant to a termination option granted under the lease. Marriott also guarantees liquidated damages payable by ExecuStay pursuant to the lease after a default or the bankruptcy of ExecuStay, capped at the amount of the termination fee that would have been payable at that time.

If pursuant to their option, ExecuStay terminates its lease (the "Termination Event") with respect to one or more units, all termination fees shall be paid directly to the lender and deposited into a cash collateral account (the "Account"). At the time of the Termination Event lender shall engage an appraiser to determine whether the property meets a 1.25x DSCR and 80% LTV. Based on the results, lender shall allocate funds in the Account, in an amount necessary (if any) to defease the Loan to meet the aforementioned tests. To the extent available (after any required defeasance), funds in the Account may be allocated for repositioning the Property and the payment of principal and interest, in that order. Notwithstanding the foregoing, and assuming no default exists, lender agrees not to use any funds in the Account to defease the Loan for 18 months after the Termination Event.
--------------------------------------------------------------------------------

                                    52 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                554 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE MARKET(1). The property is located on Third Avenue, a five-lane, one-way thoroughfare running south to north on the east side of Midtown Manhattan, between 36th and 37th streets. The property is located in a section of Midtown Manhattan commonly known as Murray Hill, which extends from 42nd Street south to 30th Street and from Fifth Avenue east to the Hudson River. The area is primarily improved with older high-rise office buildings, mostly along Park and Lexington Avenues, and by multifamily buildings along First, Second, Third and Lexington Avenues. The property is located approximately 6 blocks south of Grand Central Station, which provides access to Metro-North and several New York City subway lines. Pennsylvania Station is approximately one-half mile west of the property and is a station stop for Amtrak, Long Island Railroad and New Jersey Transit.

The median household income in Manhattan was $63,100 in 2001, which is 39% higher than the national median household income of $45,400. In addition 31% of the population of Manhattan has a household income of more than $100,000.

The extended stay market consists of both hotels that cater exclusively to interim-stay guests and interim-stay properties that offer long-term stays (generally more than one month). Within Manhattan, most of the interim-stay properties are located on the Upper East Side, the Upper West Side and in Midtown Manhattan. Fifteen such interim-stay facilities were identified as being competitive with the property, of which seven are located in Midtown, mostly along Fifth Avenue between 50th and 56th Streets.

The New York City residential market is the largest market in the United States. Within the City limits there are over 3.0 million housing units, of which approximately 66.4% are rental units. Manhattan borough is the third largest housing market in New York City with 727,438 occupied housing units, of which 561,534 units (77.2%) are rental units. According to the U.S. Census Bureau, the overall vacancy rate in New York City has been between 3.0% and 4.0% for the past twenty years. The most recent study indicates that the overall vacancy rate in Manhattan is 2.57%. According to Reis, the vacancy rate in the property's sub-market is 2.8%. For the past five years, the vacancy rate in the sub-market has been below 5.0% with an average vacancy rate of 2.7%.

PROPERTY MANAGEMENT. The property is managed by Townhouse Management Company, an affiliate of the Borrower.
--------------------------------------------------------------------------------

(1) Based on information from the 554 Third Avenue loan appraisal dated July 1, 2003, unless otherwise stated. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    53 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                                554 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------















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                                    54 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

















                      [THIS PAGE INTENTIONALLY LEFT BLANK]















                                    55 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                         PHH VEHICLE MANAGEMENT SERVICES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------












              [2 PHOTOS OF PHH VEHICLE MANAGEMENT SERVICES OMITTED]









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                                    56 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                         PHH VEHICLE MANAGEMENT SERVICES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $30,250,000

CUT-OFF PRINCIPAL BALANCE:        $30,250,000

% OF POOL BY IPB:                 2.4%

LOAN SELLER:                      CIBC Inc.

BORROWER:                         PHH-HQ, LLC

SPONSOR:                          Highland Partners, LLC

ORIGINATION DATE:                 3/9/2004

INTEREST RATE:                    5.8400%

INTEREST ONLY PERIOD:             12 months

ANTICIPATED REPAYMENT DATE:       4/1/2014

AMORTIZATION TYPE:                ARD

ORIGINAL AMORTIZATION:            360 months

REMAINING AMORTIZATION:           360 months

CALL PROTECTION:                  L(23),Def(93),O(4)

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Soft

ADDITIONAL DEBT:                  $6,000,000

ADDITIONAL DEBT TYPE:             Mezzanine Debt

LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL           MONTHLY
                                        ----------------------------------------
                          CapEx:                $0            $1,750


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Office - Suburban

SQUARE FOOTAGE:                  210,000

LOCATION:                        Sparks, MD

YEAR BUILT/RENOVATED:            2003

OCCUPANCY:                       100.0%

OCCUPANCY DATE:                  3/1/2004

NUMBER OF TENANTS:               Single Tenant

HISTORICAL NOI:                  The subject was constructed in 2003, therefore
                                 historical NOI is not available.

UW NOI:                          $3,173,676

UW NET CASH FLOW:                $2,991,081

APPRAISED VALUE:                 $42,300,000

APPRAISAL DATE:                  2/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:           $144

CUT-OFF DATE LTV:               71.5%

MATURITY DATE LTV:              61.8%

UW DSCR:                        1.40x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                  MOODY'S/       SQUARE                 BASE RENT   LEASE EXPIRATION
TENANT NAME                             PARENT COMPANY             S&P(1)         FEET     % OF GLA        PSF            YEAR
------------------------------------------------------------------------------------------------------------------------------------
PHH Vehicle Management Services, LLC(2) Cendant Corporation       Baa1/BBB       210,000     100%         $15.96          2014
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2) PHH Vehicle Management Services, LLC. ("PHH"), a division of PHH Corporation (S&P: BBB+), which is a wholly-owned subsidiary of Cendant Corporation (NYSE: CD) (S&P: BBB). PHH utilizes the Property as its world headquarters and houses 1,000 employees. PHH provides vehicle leasing services such as fleet vehicle selection and policy, acquisition and resale of fleet vehicles, fleet maintenance, fuel expense management, accident and risk management, fleet outsourcing, and registration renewal. PHH also offers full-service maintenance services through an extensive network of service providers in the U.S. and Canada, as well as a vehicle maintenance charge card.


                                    57 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                         PHH VEHICLE MANAGEMENT SERVICES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The PHH Vehicle Management Services loan (the "Loan") is secured by the fee simple interest in a 210,000 square foot, office property located in Sparks, Maryland. The Loan is structured as an "Indemnity Deed of Trust" under Maryland law. The property owner/guarantor is Highland Partners LLC.

THE BORROWER. PHH-HQ, LLC (the "Borrower") and Highland Partners, LLC ("Guarantor") are both single purpose entities, each with an independent manager under the control of its non-member managers, Messers. C. Fredrick Wehba II and Chad W. Wehba. The managing member of the Borrower and Guarantor is PHH-HQ Holdings, LLC, whose sole member is BF Holdings 2004, LLC, an entity controlled by Messrs. C. Fredrick Wehba II and Chad W. Wehba.

The Borrower's non-member managers, Messrs. C. Fredrick Wehba II and Chad W. Wehba, have over 35 years of combined real estate experience. Mr. C. Fredrick Wehba II currently serves as the president of Bentley Forbes, with Mr. Chad W. Wehba currently serving as Chief Operating Officer of Bentley Forbes.

Bentley Forbes is an established national commercial real estate investment organization. The firm provides a complete range of commercial real estate services, with specialized expertise in acquiring and owning single-tenant, income-producing properties throughout the United States, focusing on office buildings, industrial/light manufacturing facilities and warehouses. Bentley Forbes has amassed a portfolio in excess of $1 billion of completed transactions.

THE PROPERTY. PHH Vehicle Management Services is a 210,000 square foot, Class A office property located west of the intersection of York Road and Ridgebrook Road in Sparks, Maryland. In 2003, the property was leased to PHH Vehicle Management Services, LLC. ("PHH"), a division of PHH Corporation (S&P: BBB+), which is a wholly-owned subsidiary of Cendant Corporation (NYSE: CD) (S&P: BBB). PHH utilizes the property as its world headquarters and houses 1,000 employees. The property offers 1,278 parking spaces resulting in a parking ratio of 6 parking spaces per 1,000 square feet.

PHH provides vehicle leasing services such as fleet vehicle selection and policy, acquisition and resale of fleet vehicles, fleet maintenance, fuel expense management, accident and risk management, fleet outsourcing, and registration renewal. PHH also offers full-service maintenance services through an extensive network of service providers in the U.S. and Canada, as well as a vehicle maintenance charge card.

Eighteen months before the PHH lease expires, the lender will institute a cash flow sweep. If PHH gives a renewal notice for a minimum term of either one 10-year period or two 7-year periods, at a rent not less than $16.92/sf NNN, the cash flow sweep will be terminated and the previously collected funds during the cash flow sweep will be returned to the Borrower. In addition, a TI/LC reserve will become effective if PHH Corporation's debt falls to BB- or below. The reserve will be equal to the result obtained by dividing (i) $1,950,000 by (ii) the number of monthly payment dates from the first monthly payment date after PHH Corporation fails to maintain such rating through and including December 1, 2013.

THE MARKET(1) The property is located in the Baltimore-Washington Consolidated Metropolitan Statistical Area (CMSA), the fourth-largest market in the country. Within the CMSA, the property is situated within the Sparks area of northern Baltimore County, approximately fifteen miles north of the City of Baltimore.

The Baltimore area is served by a transportation network that includes five interstate highways (Interstates 95, 70, 97, 83, and 795). Interstate 95 connects Baltimore to the north with New York, Philadelphia, and Wilmington, and to the south with Washington, D.C. and numerous other cities stretching to Miami. Interstate-70 provides access from the Baltimore Beltway to western Maryland. Interstate-82 traverses northwest into southern Pennsylvania. Interstate 97 connects Annapolis, the state capital, with Baltimore, while Interstate 795 traverses northwest Baltimore County, providing primary access to Westminster at the northeastern edge of the MSA.

The 2002 median household income in the Sparks, Maryland area was $64,981, which is significantly higher than Baltimore County ($54,310), Baltimore PMSA ($56,893) and Baltimore City ($27,920). According to Colliers Pinkard, the Baltimore Office market contains a reported 50,705,705 square feet of inventory, as of mid-year 2003. The inventory is divided between the Downtown market (15,880,530 SF) and the larger Suburban Office market (35,275,113 SF). The Downtown and Suburban markets are also divided into Class-A and Class-B tiers and the Suburban market is divided into submarkets. The Colliers Pinkard survey characterizes approximately 41.46% of the office inventory as Class-A and 58.54% as Class-B.

The property is situated in the Suburban North submarket, which is the largest of the suburban markets (11,145,048 SF) in Baltimore County. This submarket represents approximately 21.98% of the metropolitan area's office space inventory. The current submarket vacancy rate (mid-year, 2003) is 16.34% on an overall basis, with a Class A vacancy rate of 15.0%.

The majority of office leases in the submarket are full service with the average asking rent for Class A office space of $21.29/sf, with the comparable set average of $21.38/sf. PHH is subject to a triple net lease with an average rent of $15.96/sf over the lease term, resulting in a gross rent equivalent of $22.48/sf, which is consistent with the market.

PROPERTY MANAGEMENT. The property is managed by an independent third party manager, retained by PHH.
--------------------------------------------------------------------------------

(1) Certain information from the PHH Vehicle Management Services Loan appraisal dated February 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    58 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                         PHH VEHICLE MANAGEMENT SERVICES
--------------------------------------------------------------------------------

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                                    59 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              FAIRWAYS COUNTRY CLUB
--------------------------------------------------------------------------------










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                                    60 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              FAIRWAYS COUNTRY CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            27,136,093

CUT-OFF PRINCIPAL BALANCE:             27,004,262

% OF POOL BY IPB:                      2.2%

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Fairways SPE LLC

SPONSOR:                               Hometown America, L.L.C.

ORIGINATION DATE:                      10/16/2003

INTEREST RATE:                         4.8250%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         11/1/2008

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                356 months

CALL PROTECTION:                       L(24),Def(30),O(2)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Soft

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL           MONTHLY
                                        ----------------------------------------
                     Taxes:                  $431,463           $33,189

                     Environmental:            $2,500                $0

                     CapEx:                        $0            $5,633
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

TITLE:                              Fee

PROPERTY TYPE:                      Manufactured Housing Community

PADS:                               1,141

LOCATION:                           Orlando, FL

YEAR BUILT/RENOVATED:               1972/1996

OCCUPANCY:                          99.2%

OCCUPANCY DATE:                     1/23/2004

HISTORICAL NOI:

  2001:                             $2,730,195

  2002:                             $2,856,528

  TTM AS OF 12/31/2003:             $2,866,755

UW NOI:                             $2,659,497

UW NET CASH FLOW:                   $2,602,447

APPRAISED VALUE:                    $37,420,000

APPRAISAL DATE:                     8/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/PADS:             $23,667

CUT-OFF DATE LTV:                   72.2%

MATURITY LTV:                       66.7%

UW DSCR:                            1.52x
--------------------------------------------------------------------------------

                                    61 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              FAIRWAYS COUNTRY CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Fairways Country Club mortgage loan is secured by a first mortgage interest in an approximately 1,141 pad site manufactured housing community.

THE BORROWER. The borrower is Fairways SPE LLC, a special purpose entity. The sponsor of the loan is Hometown America, L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Fairways Country Club property was acquired as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTY. The Fairways Country Club property consists of a 1,141 pad manufactured housing community that was built in four phases between 1972 and 1996. The property caters to the 55+ age segment of the market. The property offers three basic pad types: standard, lake and golf pads. The average pad size is 50x80. All of the units are individually metered. The project's amenities include two recreation centers, an 18-hole golf course, a small clubhouse for the golf course, two swimming pools, tennis and shuffleboard courts and laundry facilities.

As of January 23, 2004 the property had an occupancy rate of 99.2% with an average monthly pad rent of $362.

THE MARKET(1). The Fairways Country Club property is located in Orlando, Orange County, Florida. The property is located in east Orlando, approximately eight miles east of the Orlando CBD. The immediate neighborhood area is predominantly residential in nature. Colonial Drive is located immediately south of the property and is the primary commercial arterial in the neighborhood. Much of the area's commercial development has taken place at major intersections along Colonial Drive. The area to the northwest of the subject around the University of Central Florida has also experienced commercial and residential development over the past five years.

The Orlando MSA has an estimated 2002 population of 1,739,064, representing a 5.7% population growth rate between 2000 and 2002. The 2002 average household income in a five-mile radius around the property is $64,590. The dominant employment sector in the Orlando economy is tourism and the area's top employers are Walt Disney World, Adventist Health, Publix, Wal-Mart and Universal Orlando.

The Orlando manufactured housing market has exhibited stable occupancy levels and increasing rental levels over the past five years. There are significant barriers to entry to the local market and there have been no new manufactured housing communities developed in the property's area over the last five years. As of May 2003, the average occupancy rate for the Orlando metro area market was 93.3%, while the 55+ segment of the market has an average occupancy rate of 95% and average per pad rent of $315. Comparable properties have an average occupancy rate of 94%.

PROPERTY MANAGEMENT. The property manager of the Fairways Country Club property is Hometown America Management, L.P. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

(1) Certain information from the Fairways Country Club loan appraisal dated August 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              FAIRWAYS COUNTRY CLUB
--------------------------------------------------------------------------------

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              PARKWOODS APARTMENTS
--------------------------------------------------------------------------------









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                                    64 of 67
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              PARKWOODS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            26,560,000

CUT-OFF PRINCIPAL BALANCE:             26,560,000

% OF POOL BY IPB:                      2.1%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              AmeriSouth XXV, Ltd.

SPONSOR:                               AmeriSouth Realty Group

ORIGINATION DATE:                      3/8/2004

INTEREST RATE:                         5.0900%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         4/1/2014

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(23), Def(93),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              NAP

ADDITIONAL DEBT:                       $1,660,000

ADDITIONAL DEBT TYPE:                  B-Note

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            Initial           Monthly
                                        ----------------------------------------
                    Taxes:                   $144,023           $36,006

                    Insurance:               $156,653           $19,994

                    CapEx:                         $0           $17,208

                    Immediate Repairs:        $53,125                $0

                    Other(1):                $160,000                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Single Asset

TITLE:                                   Fee

PROPERTY TYPE:                           Multifamily - Garden

UNITS:                                   826

LOCATION:                                Dallas, TX

YEAR BUILT/RENOVATED:                    1965/2002

OCCUPANCY:                               90.0%

OCCUPANCY DATE:                          1/28/2004

HISTORICAL NOI:

   TTM AS OF 12/30/2003:                 $2,187,728

UW NOI:                                  $2,724,631

UW NET CASH FLOW:                        $2,518,131

APPRAISED VALUE:                         $33,200,000

APPRAISAL DATE:                          1/14/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                 $32,155

CUT-OFF DATE LTV:                       80.0%

MATURITY LTV:                           66.0%

UW  DSCR:                               1.46x
--------------------------------------------------------------------------------
(1) $160,000 will be held back as a seasoning reserve until revenues over a trailing 12-month period total at least $6.1 million.

------------------------------------------------------------------------------------------------------------------------------------
                                                       MULTIFAMILY INFORMATION

                                        AVERAGE UNIT     APPROXIMATE NET                      AVERAGE MONTHLY       AVERAGE MONTHLY
       UNIT MIX      NO. OF UNITS       SQUARE FEET        RENTABLE SF      % OF TOTAL SF       ASKING RENT          MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
Studio                    22                347               7,634             1.0%                $485                    $470
1 Bedroom/ 1 Bath         230               648              148,954            19.4%               $590                    $583
2 Bedroom/ 1 Bath         140               889              124,500            16.2%               $671                    $665
2 Bedroom/ 2 Bath         242              1,021             247,000            32.1%               $712                    $715
3 Bedroom/ 2 Bath         192              1,255             240,996            31.3%               $835                    $867
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/AVERAGE             826               931              769,084           100.0%               $693                    $699
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on information from the Parkwoods Apartments loan appraisal dated January 14, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              PARKWOODS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Parkwoods Apartments loan (the "Loan") is secured by a fee interest in a 826-unit multifamily property located in Dallas, Texas.

THE BORROWER. AmeriSouth XXV, Ltd., (the "Borrower") is an affiliate of AmeriSouth Realty Group. The Borrower is a special purpose entity with an independent director whose general partner is AmeriSouth PW GP, Inc., a single purpose entity corporation. The principal of the Borrower is Ruel M. Hamilton, founder and President of AmeriSouth Realty Group. AmeriSouth Realty Group acquires and manages multifamily properties and currently owns thirty apartment communities containing 6,500 units, located throughout Dallas, Fort Worth, Austin, and Texarkana, TX.

THE PROPERTY. Parkwoods Apartments is a garden-style apartment complex with 826 units contained within 119 buildings (12 one-story, 104 two-story, and 3 three-story) that were constructed in three phases between 1965 and 1971. Amenities at the property include five laundry facilities, four swimming pools, and limited access gates. Unit amenities include standard appliances, walk-in closets and patio/balconies. Select units have fireplaces, french doors, washer/dryer connections, and wood paneling. The property also has 1,358 parking spaces.

Immediately after purchasing the property in 2002, the Borrower spent approximately $4.65 million, or $5,630 per unit, on upgrades that included; updating the exteriors and interiors with new paint, fixtures and appliances. During this renovation approximately 90% of all the carpet, 90% of appliances, and 60% of the HVAC compressors and heating units were replaced.

THE MARKET(1). The Dallas PMSA is home to over 3.8 million residents and makes up the majority of the larger Dallas/Fort Worth CMSA, the 9th largest metropolitan area in the United States. The Dallas/Fort Worth area is served by six Interstate and 18 other U.S. and State highways. These Interstate highways provide convenient access to most areas of the Metroplex. Both Dallas and Fort Worth contain freeway loops that intersect with most of the other highways that make up the freeway network system. In addition, the DFW Metroplex is serviced by Amtrak and many freight rail carriers that provide not only national, but international service. Dallas Area Rapid Transit (DART) provides local passenger transportation service through an extensive bus network and a light rail line. According to The Reis Report, Dallas has 1,742 multifamily projects with 364,490 units. As of year-end 2003, the overall vacancy was 9.8%.

The property is situated within the city limits of Dallas in an area commonly known as Oak Cliff. The neighborhood is bounded by Loop 12 to the west, Highway 180 (also known as Davis Street) to the north, Interstate Highway 35/US Highway 67 to the east, and West Ledbetter Drive to the south.

The neighborhood is supported with community facilities consisting of retail centers, schools, houses of worship, restaurants, and parks. There are several major retail centers servicing the neighborhood, including The Southwest Center Mall, a regional mall located several miles to the southeast of the subject. Mountain View College, a community college, is located one mile to the northwest from the subject. A regional airport, Redbird Airport, is a few miles to the southeast of the subject. A new Albertson's-anchored retail center called West Cliff Plaza was also recently developed nearby.

The population within a one, three, and five-mile radius of the subject is 10,914, 132,219, and 290,872 persons, respectively. The median household income within the same radii, $38,611, $37,985, and $36,036, respectively.

PROPERTY MANAGEMENT. The property is managed by AmeriSouth Management, L.P, an affiliate of the Borrower.
--------------------------------------------------------------------------------

(1) Certain information from the Parkwoods Apartments loan appraisal dated January 14, 2004, unless otherwise stated. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                    66 of 67
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-CIBC8

--------------------------------------------------------------------------------
                              PARKWOODS APARTMENTS
--------------------------------------------------------------------------------
















             [MAP INDICATING PARKWOODS APARTMENTS LOCATION OMITTED]















--------------------------------------------------------------------------------

                                    67 of 67
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E


DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                              CONTACT INFORMATION

  ============================================================================

     FUNCTION              NAMES/ADDRESSES
     --------              ---------------

     MASTER SERVICER
                           GMAC Commercial Mortgage Corporation
                           200 Witmer Road
                           Horsham, PA 19044
                           (215) 328-3620

    SPECIAL SERVICER
                           Midland Loan Services, Inc.
                           10851 Mastin, Suite 300
                           Overland, KS 66211
                           (913) 253-9000

    TRUSTEE
                           Wells Fargo Bank, N.A.
                           9062 Old Annapolis Road
                           Columbia, MD 21045

    UNDERWRITER
                           CIBC World Markets Corp.
                           622 Third Avenue, 10th Floor
                           New York, NY 10017

    UNDERWRITER
                           J.P. Morgan Securities Inc.
                           270 Park Avenue, 10th Floor
                           New York, NY 10017
                           (212) 834-9328

   ISSUER
                           JPMorgan Chase Commercial Mortgage Securities Corp
                           270 Park Avenue, 6th Floor
                           New York, NY 10017
                           (212) 834-3813

   Relationship Manager
                           Eboni Dawkins
                           (212) 623-4468
                           Email: eboni.dawkins@chase.com

                  REPORTS AVAILABLE AT WWW.JPMORGAN.COM/ABSMBS




                                TABLE OF CONTENTS
  ============================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                    2 - 8
     Certificate Ratings Detail                                           9
     Mortgage Loan Stratification Tables                               10 - 12
     Loan Status Detail                                                  13
     Property History Detail                                             14
     Delinquency Loan Detail                                             15
     Specially Serviced Loan Detail                                      16
     Specially Serviced Historical Information                           17
     Principal Prepayment Detail                                         18
     Historical Modified Loan Detail                                     19
     Realized Loss Detail                                                20

  ============================================================================


The information contained herein has been obtained from sources believed to be reliable, but The JPMorgan Chase Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by JPMorgan Chase Bank from sources associated with the transactions resopnsible for providing such information for purposes of computing cashflows, prices and yields.
JP Morgan Chase Bank makes no representations as to the appropriateness for any person of any investment in the securities.


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 2 of 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

                                                Distribution in Dollars

====================================================================================================================================

                 Current                                                  Prepayment               Realized
                  Pass     Original  Beginning                             Premiums/                Losses/      Ending
                Through      Face    Principal                               Yield                   Trust     Principal
 Class    CUSIP   Rate      Value     Balance   Principal      Interest  Maint Charges    Total    Expenses     Balance
-------------------------------------------------------------------------------------------------------------------------
    A1    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
   A1A    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A2    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A3    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A4    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    B     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    C     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    D     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    E     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    F     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    G     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    H     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    J     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    K     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    L     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    M     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    N     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    P     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    R     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    LR    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    NR    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00


-----------------------------------------------------------------------------------------------------------------------
 TOTALS                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
=======================================================================================================================

====================================================================================================================================

                 Current                                                  Prepayment               Realized
                  Pass     Original  Beginning                             Premiums/                Losses/      Ending
                Through      Face    Principal                               Yield                   Trust     Principal
 Class    CUSIP   Rate      Value     Balance   Principal      Interest  Maint Charges    Total    Expenses     Balance
-------------------------------------------------------------------------------------------------------------------------
    X1    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    X2    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                       PAGE 3 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

                                     Factor Information per $1,000 of Original Face

====================================================================================================================================
                        Beginning                               Prepayment                      Realized            Ending
                         Principal                            Premiums/Yield                  Losses/Trust         Principal
  Class       CUSIP       Factor     Principal      Interest   Maint Charges        Total        Expense            Balance
------------------------------------------------------------------------------------------------------------------------------------
    A1         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
   A1A         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A2         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A3         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A4         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    B          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    C          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    D          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    E          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    F          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    G          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    H          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    J          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    K          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    L          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    M          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    N          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    P          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    R          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    LR         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    NR         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000


------------------------------------------------------------------------------------------------------------------------------------
TOTALS                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000

====================================================================================================================================

====================================================================================================================================
                        Beginning                               Prepayment                     Realized            Ending
                         Principal                             Premiums/Yield                 Losses/Trust        Principal
  Class       CUSIP       Factor     Principal      Interest   Maint Charges       Total        Expense            Balance
------------------------------------------------------------------------------------------------------------------------------------
   X1          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
   X2          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                           PAGE 4 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                                                        0.00

Principal Distribution Amount                                                                          0.00

Prepayment Interest Shortfall                                                                          0.00

Default Interest                                                                                       0.00

Excess Interest                                                                                        0.00

Extraordinary Trust Fund Expenses                                                                      0.00


Interest Reserve Account

    Deposits                                                                                           0.00

    Withdrawals                                                                                        0.00

Balance Information

====================================================================================================================================
Group   Loan Count at     Scheduled    Beginning     Beginning     Beginning       Ending       Ending      Ending
        Securitization    Balance at   Loan Count    Scheduled      Unpaid       Loan Count   Scheduled     Unpaid
                        Securitization                Balance       Balance                    Balance      Balance
------------------------------------------------------------------------------------------------------------------------------------
   1                1    10,000,000.00            10,000,000.00         0.00              1  10,000,000.00      0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTALS              1    10,000,000.00            10,000,000.00         0.00              1  10,000,000.00      0.00
====================================================================================================================================


Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

          =========================================================================================================
          Loan Status Code                        Description       Number       Aggregated         Percentage
                                                                              Principal Balance

          ---------------------------------------------------------------------------------------------------------
                         A                Payment Not Received But
                                             Still in Grace Period        0                 0.00       .000000%
                         B              Late Payment But Less Then
                                                30 days Delinquent        0                 0.00       .000000%
                         0                                 Current        1        10,000,000.00    100.000000%
                         1                   30-59 Days Delinquent        0                 0.00       .000000%
                         2                   60-89 Days Delinquent        0                 0.00       .000000%
                         3                     90+ Days Delinquent        0                 0.00       .000000%
                         4               Assumed Scheduled Payment
                                      (Performing Matured Balloon)        0                 0.00       .000000%
                         5          Non Performing Matured Balloon        0                 0.00       .000000%
                         7                  Foreclosure in Process        0                 0.00       .000000%
                         9                                     REO        0                 0.00       .000000%
                        98                Not Provided By Servicer        0                 0.00       .000000%
          ---------------------------------------------------------------------------------------------------------
                    TOTALS                                                1        10,000,000.00    100.000000%
          =========================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                 PAGE 5 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS


------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE DISTRIBUTION DETAIL

Prepayment Penalties

 =========================================================
 Class                  Prepayment     Yield Maintenance
                          Premium
 ---------------------------------------------------------
       A1                    0.00                     0.00
       A1A                   0.00                     0.00
       A2                    0.00                     0.00
       A3                    0.00                     0.00
       A4                    0.00                     0.00
       B                     0.00                     0.00
       C                     0.00                     0.00
       D                     0.00                     0.00
       E                     0.00                     0.00
       F                     0.00                     0.00
       G                     0.00                     0.00
       H                     0.00                     0.00
       J                     0.00                     0.00
       K                     0.00                     0.00
       L                     0.00                     0.00
       M                     0.00                     0.00
       N                     0.00                     0.00
       P                     0.00                     0.00
       R                     0.00                     0.00
       LR                    0.00                     0.00
       X1                    0.00                     0.00
       X2                    0.00                     0.00
       NR                    0.00                     0.00
 ---------------------------------------------------------

    TOTALS                   0.00                     0.00
 =========================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                      PAGE 6 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

Advance Summary

    Principal & Interest Advances

        Current Principal & Interest Advances (net of ASER, if applicable)                                           0.00

        Outstanding Principal & Interest Advances                                                                    0.00

        Reimbursement of Interest on any P&I Advances                                                                0.00


    Servicing Advances

        Current Servicing Advances                                                                                   0.00

        Outstanding Servicing Advances                                                                               0.00

        Reimbursement of Interest on any Servicing Advances                                                          0.00


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                         PAGE 7 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS






                                            CERTIFICATE DISTRIBUTION DETAIL
Fee Summary

     Master Servicing Fees                                                                             0.00

     Sub-Servicing Fees                                                                                0.00

     Trustee Fees                                                                                      0.00

     Special Servicer Fee                                                                              0.00

     Disposition Fee                                                                                   0.00

     Workout Fee                                                                                       0.00

Appraisal Reduction Amounts

                       =======================================================================================
                          Loan Number        Most Recent ASER       Cumulative      ARA         Appraisal
                                                                   ASER Amount  (Appraisal      Reduction
                                                                                 Reduction        Amount
                                                                                Amount) Date
                       ---------------------------------------------------------------------------------------
                              none
                       =======================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.              PAGE 8 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

                                                     Interest Detail

================================================================================================
          Accrued   Prepayment  Beginning     Interest     Total     Certificate      Ending
       Certificate  Interest     Unpaid         Loss      Interest    Interest        Unpaid
         Interest   Shortfall    Interest                 Payable   Distributable    Interest
------------------------------------------------------------------------------------------------
    A1    0.00        0.00        0.00          0.00        0.00        0.00           0.00
   A1A    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    A2    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    A3    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    A4    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    B     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    C     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    D     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    E     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    F     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    G     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    H     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    J     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    K     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    L     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    M     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    N     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    P     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    R     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    LR    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    X1    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    X2    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    NR    0.00        0.00        0.00          0.00        0.00        0.00           0.00


------------------------------------------------------------------------------------------------
 TOTALS   0.00        0.00        0.00          0.00        0.00        0.00           0.00
================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.              PAGE 9 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS


------------------------------------------------------------------------------------------------------------------------------------

                                               CERTIFICATE RATINGS DETAIL

======================================================================================================================
                            Original Ratings                                Changed Ratings/Change Date(1)
Class        CUSIP     --------------------------    -----------------------------------------------------------------
                          Fitch   Moody's   S&P                     Fitch              Moody's                  S&P
----------------------------------------------------------------------------------------------------------------------
 A1          N/A            X       X        X
 A1A         N/A            X       X        X
 A2          N/A            X       X        X
 A3          N/A            X       X        X
 A4          N/A            X       X        X
 B           N/A            X       X        X
 C           N/A            X       X        X
 D           N/A            X       X        X
 E           N/A            X       X        X
 F           N/A            X       X        X
 G           N/A            X       X        X
 H           N/A            X       X        X
 J           N/A            X       X        X
 K           N/A            X       X        X
 L           N/A            X       X        X
 M           N/A            X       X        X
 N           N/A            X       X        X
 P           N/A            X       X        X
 X1          N/A            X       X        X
 X2          N/A            X       X        X
======================================================================================================================






================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
N/A - Not applicable.
X   - Designates that the rating agency did not rate class at the time of issuance.


(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report.
It is possible that the current ratings may have changed before the release of this report, hence, JPMorgan Chase Bank recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

Fitch                                  Moody's                             Standard & Poors Rating Services
One State Street Plaza                 99 Church Street                    Commercial Mortgage Surveillance
New York, New York 10004               New York, New York 10007            55 Water Street, Fl. 41
Ph: (212)-908-0500                     Ph: (212) 553-0300                  New York, NY 10041-0003
Fax: (212)-635-0295                                                        Ph: (212)-438-2000

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 10 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                                           MORTGAGE LOAN STRATIFICATION TABLES

                          STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT
=============================================================================================================
                                        Principal       %                     Weighted Average
  Ending Scheduled            # of        Balance    of Agg.     --------------------------------------------
   Balance Amount             Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
$1,000,000 or Less             0               0.00     0.00       0              0.000000        0.000000
$1,000,001 to $2,000,000       0               0.00     0.00       0              0.000000        0.000000
$2,000,001 to $4,000,000       0               0.00     0.00       0              0.000000        0.000000
$4,000,001 to $6,000,000       0               0.00     0.00       0              0.000000        0.000000
$6,000,001 to $8,000,000       0               0.00     0.00       0              0.000000        0.000000
$8,000,001 to $10,000,000      0      10,000,000.00   100.00       0              0.000000        0.000000
$10,000,001 to $15,000,000     0               0.00     0.00       0              0.000000        0.000000
$15,000.001 to $20,000,000     0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================
   AVERAGE PRINCIPAL BALANCE:         10,000,000.00


                                      STRATIFICATION BY STATE CODE
=============================================================================================================
                                        Principal      %                      Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
     State Code               Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
FLORIDA                           0            0.00                0              0.000000       0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                   0            0.00     0.00       0              0.000000       0.000000
=============================================================================================================



------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 11 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



-------------------------------------------------------------------------------

                    MORTGAGE LOAN STRATIFICATION TABLES


                                  STRATIFICATION BY CURRENT NOTE RATE
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
   Current Note Rate          Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
0.000000% to 7.500000%         0               0.00                0              0.000000        0.000000
7.510000% to 7.750000%         0               0.00                0              0.000000        0.000000
7.760000% to 8.000000%         0               0.00                0              0.000000        0.000000
8.010000% to 8.250000%         0               0.00                0              0.000000        0.000000
8.260000% to 8.500000%         0               0.00                0              0.000000        0.000000
8.510000% to 8.750000%         0               0.00                0              0.000000        0.000000
8.760000% to 9.000000%         0               0.00                0              0.000000        0.000000
9.010000% to 9.250000%         0               0.00                0              0.000000        0.000000
9.260000% to 9.500000%         0               0.00                0              0.000000        0.000000
9.510000% to 9.750000%         0               0.00                0              0.000000        0.000000
9.760000% to 10.000000%        0               0.00                0              0.000000        0.000000
10.010000% to 11.010000%       0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00     0.00       0              0.000000        0.000000
=============================================================================================================


                        STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
 Remaining Stated Term        Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
70 months or Less              0               0.00                0              0.000000        0.000000
71 months to 90 months         0               0.00                0              0.000000        0.000000
91 months to 110 months        0               0.00                0              0.000000        0.000000
111 months to 115 months       0               0.00                0              0.000000        0.000000
116 months to 120 months       0               0.00                0              0.000000        0.000000
121 months to 200 months       0               0.00                0              0.000000        0.000000
201 months to 274 months       0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00     0.00       0              0.000000        0.000000
=============================================================================================================






                              STRATIFICATION BY DEBT SERVICE COVERAGE RATIO
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
Debt Service Coverage Ratio   Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
0.000000 to 1.000000           0               0.00                0              0.000000        0.000000
1.010000 to 1.200000           0               0.00                0              0.000000        0.000000
1.210000 to 1.240000           0               0.00                0              0.000000        0.000000
1.250000 to 1.300000           0               0.00                0              0.000000        0.000000
1.310000 to 1.400000           0               0.00                0              0.000000        0.000000
1.410000 to 1.500000           0               0.00                0              0.000000        0.000000
1.510000 to 1.600000           0               0.00                0              0.000000        0.000000
1.610000 to 1.700000           0               0.00                0              0.000000        0.000000
1.710000 to 1.800000           0               0.00                0              0.000000        0.000000
1.810000 to 1.900000           0               0.00                0              0.000000        0.000000
1.910000 to 2.000000           0               0.00                0              0.000000        0.000000
2.010000 to 2.300000           0               0.00                0              0.000000        0.000000
2.310000 to 2.400000           0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00     0.00       0              0.000000        0.000000
=============================================================================================================



                   STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
 Remaining Stated Term        Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
70 months or Less              0               0.00                0              0.000000        0.000000
71 months to 90 months         0               0.00                0              0.000000        0.000000
91 months to 110 months        0               0.00                0              0.000000        0.000000
111 months to 115 months       0               0.00                0              0.000000        0.000000
116 months to 120 months       0               0.00                0              0.000000        0.000000
121 months to 200 months       0               0.00                0              0.000000        0.000000
201 months to 0 months         0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00     0.00       0              0.000000        0.000000
=============================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                PAGE 12 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS







-------------------------------------------------------------------------------------------------------------

                                           MORTGAGE LOAN STRATIFCATION TABLES


                                   STRATIFICATION BY PROPERTY TYPE
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
     Property Type            Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
Office                         1      10,000,000.00   100.00       0              0.000000        0.000000
Retail/Office                  0               0.00     0.00       0              0.000000        0.000000
Hotel                          0               0.00     0.00       0              0.000000        0.000000
Industrial                     0               0.00     0.00       0              0.000000        0.000000
Flex                           0               0.00     0.00       0              0.000000        0.000000
Multi-Family ( including 3 or  0               0.00     0.00       0              0.000000        0.000000
Retail, Anchored               0               0.00     0.00       0              0.000000        0.000000
Retail, Unanchored             0               0.00     0.00       0              0.000000        0.000000
Condo, Co-Op or                0               0.00     0.00       0              0.000000        0.000000
Warehouse                      0               0.00     0.00       0              0.000000        0.000000
Mixed Use                      0               0.00     0.00       0              0.000000        0.000000
Mobile Home                    0               0.00     0.00       0              0.000000        0.000000
Used Car                       0               0.00     0.00       0              0.000000        0.000000
Securities                     0               0.00     0.00       0              0.000000        0.000000
Self Storage                   0               0.00     0.00       0              0.000000        0.000000
High Rise Condo                0               0.00     0.00       0              0.000000        0.000000
Church                         0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================





                                       STRATIFICATION BY SEASONING
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
       Seasoning              Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
12 months or Less              1               0.00     0.00       0              0.000000        0.000000
13 months to 24 months         0               0.00     0.00       0              0.000000        0.000000
25 months to 36 months         0      10,000,000.00   100.00       0              0.000000        0.000000
37 months to 48 months         0               0.00     0.00       0              0.000000        0.000000
49 months to 60 months         0               0.00     0.00       0              0.000000        0.000000
61 months to 72 months         0               0.00     0.00       0              0.000000        0.000000
73 months to 84 months         0               0.00     0.00       0              0.000000        0.000000
85 months to 96 months         0               0.00     0.00       0              0.000000        0.000000
97 months to 108 months        0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================

  Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.               PAGE 13 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS


                                         REPORT SORTED BY LOAN NUMBER ASCENDING


-------------------------------------------------------------------------------

                                LOAN STATUS DETAIL

==============================================================================================================================
 Loan     Offering Property  City   State Scheduled   Scheduled    Note     Maturity    Neg    Beginning          Ending
Number      Memo    Type                  Principal    Interest    Rate       Date      Amt    Scheduled        Scheduled
           Cross     (I)                   Amount       Amount                         Flag     Balance           Balance
         Reference

==============================================================================================================================
123456      N/A      OF       N/A    N/A    $0.00        $0.00    .00000   08/20/2032   N/A   $10,000,000.00    $10,000,000.00

















Total                                                           Weighted Avg.
------------------------------------------------------------------------------------------------------------------------------
   1                                        $0.00         $0.00   .00000                      $10,000,000.00   $10,000,000.00
==============================================================================================================================





=================================================================================
 Loan      Paid    Appraisal    Appraisal       Loan       Ever         Workout
Number   Through   Reduction    Reduction      Status     Spec.        Strategy
          Date       Date        Amount         Code      Serv.?         Code
                                                (II)                     (III)

=================================================================================
123456  03/01/2004    N/A           $0.00        0          N

















Total                                                         .
------------------------------------------------------------------------------------------------------------------------------
   1                                $0.00
==============================================================================================================================

(I) PROPERTY TYPE CODE
CH Church             IN Industrial          RT Retail                  MU Mixed Use
CO Condo, Coop or TH  LO Lodging             SC School, HCF or WF       NE Non-Exempt
HC Health Care        MF Multi Family        SE Securities              OF Office
HO Hotel              MH Mobile Home Park    SF Single Family           OT Other
IF Industrial/Flex    MP Multiple Properties SS Self Storage            PD Plan Unit Development
                      MS Mini Storage        WH Warehouse               RO Retail/Office



(II) LOAN STATUS CODE

A. Payment Not Received But Still in Grace     3. 90+ Days Delinquent
   Period                                      4. Performing Matured Balloon
B. Late Payment But Less Than 30 days          5. Non Performing Matured Balloon
   Delinquent                                  7. Foreclosure
0. Current                                     9. REO
1. 30-59 Days Delinquent                      98. Not Provided By Servicer
2. 60-89 Days Delinquent



(III) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. Not Provided By Servicer



------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.               PAGE 14 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS


                                         REPORT SORTED BY LOAN NUMBER ASCENDING


-------------------------------------------------------------------------------

                          PROPERTY HISTORY DETAIL

===================================================================================================================================
              Offering Memo                     Date of Last      Most Recent  Annual Estimate based on
Loan Number  Cross Reference  Property Name --------------------   Financial       Current Quarter              Prior Full Year
                                                       Financial  Indicator(I) --------------------------  ------------------------
                                            Inspection Statement                 NOI   DSCR  Occupancy       NOI  DSCR  Occupancy
===================================================================================================================================












                                        NO PROPERTY HISTORY REPORTED THIS PERIOD













===================================================================================================================================


(I) MOST RECENT FINANCIAL INDICATOR
TA Trailing 12 months Actual           YN Year to Date Normalized
TN Trailing 12 months Normalized       98 Not Provided by Servicer
YA Year to Date Actual


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.              PAGE 15 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



                                         REPORT SORTED BY LOAN NUMBER ASCENDING



-------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

===================================================================================================================================
 Loan     Offering  # of     Paid   Current Current P&I  Total P&I  Cumulative   Non     Loan   Workout    Most Recent   Foreclosure
Number      Memo    Months  Through  Ending  Advances     Advance     Accrued  Recover- Status  Strategy    Special          Date
           Cross    Delin-   Date  Scheduled  (net of   Outstanding    Unpaid   ability  Code     Code      Servicer
         Reference  quent           Balance     ASER)                 Advance   Deter-    (I)     (II)      Transfer
                                                                     Interest   mined                         Date

====================================================================================================================================









                                        NO DELINQUENT LOANS REPORTED THIS PERIOD















====================================================================================================================================





=================================================================================
 Loan          Total T&I   Other Expense       Bankruptcy      REO
Number         Advances       Advance            Date         Date
              Outstanding   Outstanding


=================================================================================









                   NO DELINQUENT LOANS REPORTED THIS PERIOD















=================================================================================



(I) LOAN STATUS CODE

A. Payment Not Received But Still in Grace     3. 90+ Days Delinquent
   Period                                      4. Performing Matured Balloon
B. Late Payment But Less Than 30 days          5. Non Performing Matured Balloon
   Delinquent                                  7. Foreclosure
0. Current                                     9. REO
1. 30-59 Days Delinquent                      98. Not Provided By Servicer
2. 60-89 Days Delinquent



(II) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. NOT PROVIDED BY SERVICER





























------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.              PAGE 16 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



                                         REPORT SORTED BY LOAN NUMBER ASCENDING



-------------------------------------------------------------------------------

                          SPECIALLY SERVICED LOAN DETAIL

===================================================================================================================================
   Loan     Workout     Offering      Property    Most Recent     Date of    Most Recent    Most Recent            Comments
  Number   Strategy       Memo         Type     Special Servicer   Last       Valuation      Appraisal,
             Code        Cross         Code       Transfer Date  Inspection     Date          BPO or
              (II)        Ref.          (I)                                                Internal Value

====================================================================================================================================









                                    NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD

















====================================================================================================================================



(I) PROPERTY TYPE CODE
CH Church             IN Industrial          MU Mixed Use               RT Retail
CO Condo, Coop or TH  LO Lodging             NE Non-Exempt              SC School, HCF or WF
HC Health Care        MF Multi Family        OF Office                  SE Securities
HO Hotel              MH MObile Home Park    OT Other                   SF Single Family
IF Industrial/Flex    MP Multiple Properties PD Plan Unit Development   SS Self Storage
                      MS Mini Storage        RO Retail/Office           WH Warehouse



(II) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. NOT PROVIDED BY SERVICER




















------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.              PAGE 17 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



                           REPORT SORTED BY LOAN NUMBER ASCENDING, DISTRIBUTION DATE ASCENDING



-------------------------------------------------------------------------------

                   SPECIALLY SERVICED HISTORICAL INFORMATION

===================================================================================================================================
Distribution       Loan      Offering    Workout      Most Recent       Current      Balance      Property   State       Interest
    Date          Number       Memo     Strategy        Master         Scheduled   Charge since    Type                    Rate
                              Cross       Code         Servicer         Balance      Transfer      Code
                               Ref.       (II)       Return Date                      Date          (I)

====================================================================================================================================









                                    NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD















====================================================================================================================================





============================================================================================
Distribution     Net         NOI       Debt       Note      Paid     Maturity       Rem
Date          Operating     Date     Service      Date     Through     Date        Term
                Income               Coverage               Date
                                      Ratio

=============================================================================================









                  NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD















=============================================================================================



(I) PROPERTY TYPE CODE
                      IN Industrial          MU Mixed Use               RT Retail
CH Church             LO Lodging             NE Non-Exempt              SC School, HCF or WF
CO Condo, Coop or TH  MF Multi Family        OF Office                  SE Securities
HC Health Care        MH Mobile Home Park    OT Other                   SF Single Family
HO Hotel              MP Multiple Properties PD Plan Unit Development   SS Self Storage
IF Industrial/Flex    MS Mini Storage        RO Retail/Office           WH Warehouse



(II) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. Not Provided By Servicer






------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.               PAGE 18 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



                                         REPORT SORTED BY LOAN NUMBER ASCENDING



-------------------------------------------------------------------------------

                         PRINCIPAL PREPAYMENT DETAIL


===================================================================================================================================
  Liquidation/   Loan     Offering     Property    Liquidation/    Unscheduled   Unscheduled   Other    Prepayment    Prepayment
  Prepayment    Number      Memo         Type      Prepayment        Principal     Principal  Interest   Interest      Penalty/
    Date                   Cross         (I)          Code          Collections  Adjustments Adjustment    Excess        Yield
                          Reference                   (II)                                              (Shortfall)   Maintenance
                                                                                                                        Received
===================================================================================================================================















                                      NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD






















(I) PROPERTY TYPE CODE
                      IN Industrial          MU Mixed Use               RT Retail
CH Church             LO Lodging             NE Non-Exempt              SC School, HCF or WF
CO Condo, Coop or TH  MF Multi Family        OF Office                  SE Securities
HC Health Care        MH MObile Home Park    OT Other                   SF Single Family
HO Hotel              MP Multiple Properties PD Plan Unit Development   SS Self Storage
IF Industrial/Flex    MS Mini Storage        RO Retail/Office           WH Warehouse



(II) LIQUIDATION/PREPAYMENT CODE
1. Partial Liq'n (Curtailment)                  7. Blank (formerly Liquidation)
2. Payoff Prior To Maturity                     8. Payoff with Penalty
3. Liquidation / Disposition                    9. Payoff w/ yield Maintenance
4. Repurchase / Substitution                    10. Curtailment w/ Penalty
5. Full Payoff at Maturity                      11. Curtailment w/ Yield Maintenance
6. DPO                                          98. Not Provided by Servicer


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.              PAGE 19 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



                                         REPORT SORTED BY LOAN NUMBER ASCENDING



-------------------------------------------------------------------------------

                        HISTORICAL MODIFIED LOAN DETAIL




===================================================================================================================================
    Loan       Distribution      Offering       Modification      Modifi-            Modification Description
   Number         Date           Memorandum        Date           cation
                                   Cross                           Code
                                 Reference                          (I)

===================================================================================================================================















                                         NO MODIFIED LOANS REPORTED THIS PERIOD















===================================================================================================================================





(I) MODIFICATION CODE:
1. Maturity Date Extension           6. Capitalization of Interest
2. Amortization Change               7. Capitalization of Taxes
3. Principal Write-Off               8. Other
4. Blank (formerly Combination)      9. Combination
5. Temporary Rate Reduction



------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Apr-2004                      J.P. MORGAN CHASE
RECORD DATE:        31-Mar-2004            COMMERCIAL MORTGAGE SECURITIES CORP.              PAGE 20 OF 20
CLOSING DATE:       30-Mar-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         STDDEAL
NEXT PMT DATE:      12-May-2004                     SERIES 2004-CIBC8
MATURITY DATE:      12-Mar-2040               STATEMENT TO CERTIFICATEHOLDERS



                                         REPORT SORTED BY LOAN NUMBER ASCENDING





-------------------------------------------------------------------------------


                             REALIZED LOSS DETAIL




===================================================================================================================================
   Loan   Offering    Most Recent    Most Recent      Beginning     Gross Proceeds   Gross Proceeds    Liquidation    Net Proceeds
  Number   Memo     Valuation Date Appraisal, BPO     Scheduled                        % Beginning        Expense       Received
          Cross                      or Internal       Balance                          Scheduled                    on Liquidation
         Reference                      Value                                            Balance
===================================================================================================================================














                                        NO REALIZED LOSSES REPORTED THIS PERIOD

















===================================================================================================================================

====================================================================
    Loan               Net              Realized Loss
   Number          Proceeds %
                   Scheduled
                    Balance


====================================================================













                NO REALIZED LOSSES REPORTED THIS PERIOD

















===================================================================================================================================





------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

[LOGO OF JPMORGAN CHASE OMITTED]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR


                               ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.


     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.


     The primary asset of the trust fund may include:


    o multifamily and commercial mortgage loans, including participations therein;


    o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;


    o direct obligations of the United States or other government agencies; or



    o a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                March 25, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.


     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.


     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.


     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.


     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                               TABLE OF CONTENTS




IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS
   PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS
   SUPPLEMENT ..................................   ii
SUMMARY OF PROSPECTUS ..........................    1
RISK FACTORS ...................................    9
   Your Ability to Resell Certificates may
      be Limited Because of Their
      Characteristics ..........................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ......    9
   Prepayments of the Mortgage Assets
      will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ...........   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..........   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ............   12
   Borrowers May Be Unable to Make
      Balloon Payments .........................   14
   Credit Support May Not Cover Losses .........   14
   Assignment of Leases and Rents May Be
      Limited By State Law .....................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ......   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...............................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...........   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on
      a Mortgaged Property .....................   16
   Rights Against Tenants may be Limited
      if Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ....................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...........................   17
   Inspections of the Mortgaged
      Properties will be Limited ...............   17
   Compliance with Americans with
      Disabilities Act may result in
      Additional Losses ........................   17
   Litigation Concerns .........................   17
   Property Insurance ..........................   18
   Some Certificates May Not be
      Appropriate for Benefit Plans ............   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..........   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ........   19
   Bankruptcy Proceedings Could
      Adversely Affect Payments on Your
      Certificates .............................   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ..................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .....   20
DESCRIPTION OF THE TRUST FUNDS .................   21
   General .....................................   21
   Mortgage Loans ..............................   21
   MBS .........................................   25
   Certificate Accounts ........................   26
   Credit Support ..............................   26
   Cash Flow Agreements ........................   26
YIELD AND MATURITY CONSIDERATIONS ..............   27
   General .....................................   27
   Pass-Through Rate ...........................   27
   Payment Delays ..............................   27
   Certain Shortfalls in Collections of
      Interest .................................   27
   Yield and Prepayment Considerations .........   28
   Weighted Average Life and Maturity ..........   29
   Controlled Amortization Classes and
      Companion Classes ........................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ................   31
THE DEPOSITOR ..................................   33
USE OF PROCEEDS ................................   33
DESCRIPTION OF THE CERTIFICATES ................   34
   General .....................................   34
   Distributions ...............................   34
   Distributions of Interest on the
      Certificates .............................   35
   Distributions of Principal on the
      Certificates .............................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or
      in Respect of Equity Participations ......   37
   Allocation of Losses and Shortfalls .........   37
   Advances in Respect of Delinquencies ........   37
   Reports to Certificateholders ...............   38
   Voting Rights ...............................   39

   Termination ................................   40
   Book-Entry Registration and Definitive
      Certificates ............................   40
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................   42
   General ....................................   42
   Assignment of Mortgage Loans;
      Repurchases .............................   42
   Representations and Warranties;
      Repurchases .............................   43
   Collection and Other Servicing
      Procedures ..............................   44
   Sub-Servicers ..............................   45
   Special Servicers ..........................   45
   Certificate Account ........................   45
   Modifications, Waivers and
      Amendments of Mortgage Loans ............   48
   Realization Upon Defaulted Mortgage
      Loans ...................................   49
   Hazard Insurance Policies ..................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..............................   50
   Servicing Compensation and Payment
      of Expenses .............................   50
   Evidence as to Compliance ..................   51
   Certain Matters Regarding the Master
      Servicer and the Depositor ..............   51
   Events of Default ..........................   51
   Amendment ..................................   52
   List of Certificateholders .................   52
   The Trustee ................................   53
   Duties of the Trustee ......................   53
   Certain Matters Regarding the Trustee ......   53
   Resignation and Removal of the
      Trustee .................................   53
DESCRIPTION OF CREDIT SUPPORT .................   55
   General ....................................   55
   Subordinate Certificates ...................   55
   Cross-Support Provisions ...................   56
   Insurance or Guarantees with Respect
      to Mortgage Loans .......................   56
   Letter of Credit ...........................   56
   Certificate Insurance and Surety Bonds .....   56
   Reserve Funds ..............................   56
   Credit Support with Respect to MBS .........   57
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS ......................................   57
   General ....................................   57
   Types of Mortgage Instruments ..............   57
   Leases and Rents ...........................   58
   Personalty .................................   58
   Foreclosure ................................   58
   Bankruptcy Laws ............................   62
   Environmental Risks ........................   64
   Due-on-Sale and Due-on-Encumbrance .........   66
   Subordinate Financing ......................   66
   Default Interest and Limitations on
      Prepayments .............................   67
   Applicability of Usury Laws ................   67
   Servicemembers Civil Relief Act ............   68
   Type of Mortgaged Property .................   68
   Americans with Disabilities Act ............   68
   Forfeiture For Drug, RICO and Money
      Laundering Violations ...................   69
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...............................   69
   Federal Income Tax Consequences for
      REMIC Certificates ......................   70
   General ....................................   70
   Characterization of Investments in
      REMIC Certificates ......................   70
   Qualification as a REMIC ...................   71
   Taxation of Regular Certificates ...........   73
      General .................................   73
      Original Issue Discount .................   73
      Acquisition Premium .....................   76
      Variable Rate Regular Certificates ......   76
      Deferred Interest .......................   77
      Market Discount .........................   77
      Premium .................................   78
      Election to Treat All Interest Under
         the Constant Yield Method ............   78
      Sale or Exchange of Regular
         Certificates .........................   79
      Treatment of Losses .....................   80
   Taxation of Residual Certificates ..........   80
      Taxation of REMIC Income ................   80
      Basis and Losses ........................   82
      Treatment of Certain Items of REMIC
         Income and Expense ...................   83
      Limitations on Offset or Exemption of
         REMIC Income .........................   83
      Tax-Related Restrictions on Transfer
         of Residual Certificates .............   84
      Sale or Exchange of a Residual
         Certificate ..........................   87
      Mark to Market Regulations ..............   88
   Taxes That May Be Imposed on the
      REMIC Pool ..............................   88
      Prohibited Transactions .................   88
      Contributions to the REMIC Pool After
         the Startup Day ......................   89

   Net Income from Foreclosure Property ........    89
   Liquidation of the REMIC Pool ...............    89
   Administrative Matters ......................    90
   Limitations on Deduction of Certain
      Expenses .................................    90
   Taxation of Certain Foreign Investors .......    90
      Regular Certificates .....................    90
      Residual Certificates ....................    91
      Backup Withholding .......................    91
      Reporting Requirements ...................    92
   Federal Income Tax Consequences for
      Certificates as to Which no REMIC
      Election is Made .........................    93
      Standard Certificates ....................    93
      General ..................................    93
      Tax Status ...............................    93
      Premium and Discount .....................    94
      Recharacterization of Servicing Fees .....    95
      Sale or Exchange of Standard
         Certificates ..........................    95
   Stripped Certificates .......................    96
      General ..................................    96
      Status of Stripped Certificates ..........    97
      Taxation of Stripped Certificates ........    97
   Reporting Requirements and Backup
      Withholding ..............................    99
   Taxation of Certain Foreign Investors .......    99
STATE AND OTHER TAX
   CONSIDERATIONS ..............................   100
CERTAIN ERISA CONSIDERATIONS ...................   100
   General .....................................   100
   Plan Asset Regulations ......................   101
   Administrative Exemptions ...................   101
   Insurance Company General Accounts ..........   101
   Unrelated Business Taxable Income;
      Residual Certificates ....................   102
LEGAL INVESTMENT ...............................   102
METHOD OF DISTRIBUTION .........................   105
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ....................   106
LEGAL MATTERS ..................................   106
FINANCIAL INFORMATION ..........................   106
RATING .........................................   106
INDEX OF PRINCIPAL DEFINITIONS .................   108

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                  o residential properties consisting of five
                                    or more rental or cooperatively-owned
                                    dwelling units or shares allocable to a
                                    number of those units and the related
                                    leases; or

                                  o office buildings, shopping centers,
                                    retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                  o may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                  o may provide for level payments to maturity
                                    or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                  o may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                  o may prohibit prepayments over its term or
                                    for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

                                  o private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities; or

                                  o Certificates insured or guaranteed by any
                                    of the Federal Home Loan Mortgage
                                    Corporation, the Federal National Mortgage
                                    Association, the

                                   Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                  o are senior or subordinate to one or more
                                    other classes of certificates in entitlement to certain distributions on the certificates;

                                  o are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                  o are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                  o provide for distributions of interest on,
                                    or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                  o provide for distributions of principal of
                                    the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                  o provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the
 Certificates ................   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of the
 Certificates ................   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                  o be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o or may be made at a rate that is slower,
                                    and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o not commence until the occurrence of
                                    certain events, such as the retirement of one or more other classes of certificates of the same series;

                                  o be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                  o be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

Registration of Book-Entry
 Certificates ................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                 Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o The perceived liquidity of the certificates;

    o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

    o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

    o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

    o The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

    o principal prepayments on the related mortgage loans will be made;

    o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o Changes in general or local economic conditions and/or specific industry segments;

    o Declines in real estate values;

    o Declines in rental or occupancy rates;

    o Increases in interest rates, real estate tax rates and other operating expenses;

    o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o Acts of God; and

    o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

    o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o Construction of competing hotels or resorts;

    o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o The value of the related mortgaged property;

    o The level of available mortgage interest rates at the time of sale or refinancing;

    o The borrower's equity in the related mortgaged property;

    o The financial condition and operating history of the borrower and the related mortgaged property;

    o Tax laws and rent control laws, with respect to certain residential properties;

    o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o Prevailing general economic conditions; and

    o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

    o operating the properties;

    o providing building services;

    o establishing and implementing the rental structure;

    o managing operating expenses;

    o responding to changes in the local market; and

    o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.


COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

    o fire;

    o lightning;

    o explosion;

    o smoke;

    o windstorm and hail; and

    o riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:


    o generally, will not be subject to offset by losses from other activities;

    o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

    o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

    o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

    o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.


     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.


     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

    o non-cash items such as depreciation and amortization,

    o capital expenditures, and

    o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.


     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.


     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

    o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

    o the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

   (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

   (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

    o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o the cost replacement method which calculates the cost of replacing the property at that date,

    o the income capitalization method which projects value based upon the property's projected net cash flow, or

    o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

    o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

    o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o the type or types of property that provide security for repayment of the mortgage loans,

    o the earliest and latest origination date and maturity date of the mortgage loans,

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

    o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

    o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

    o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

    o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

    o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

    o the original and remaining term to stated maturity of the MBS, if applicable,

    o the pass-through or bond rate of the MBS or the formula for determining the rates,

    o the payment characteristics of the MBS,

    o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o a description of the credit support, if any,

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

    o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

    1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

    2.  Excess Funds, or

    3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

    1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

    2. equal to the principal balances of one or more other classes of certificates of the same series, or

    3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

    1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

    2.  applicable law, and

    3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

    1. all payments on account of principal, including principal prepayments, on the mortgage loans;

    2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

    3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

    4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

    5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

    6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

    7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

    8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

    9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

    10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

    11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

    12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.


     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

    1. to make distributions to the certificateholders on each distribution date;

    2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

    3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

    4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

    5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

    6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

    7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

    8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

    9. if described in the related prospectus supplement, to pay the fees of trustee;

    10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

    11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

    12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

    13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

    14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

    15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

    16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

    17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

    18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

    19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.


EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.


AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

    1.  to cure any ambiguity,

    2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

    3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

    4.  to comply with any requirements imposed by the Code, or

    5.  for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

    1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

    2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

    3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


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

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o the nature and amount of coverage under the credit support,

    o any conditions to payment under the credit support not otherwise described in this prospectus,

    o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o a brief description of its principal business activities;

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


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

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be


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

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is


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

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the


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

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.


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

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on


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

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments


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in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of


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

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.


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

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a


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mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial


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resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


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            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

   1. the making of an election,

   2. compliance with the Pooling Agreement and any other governing documents and

   3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of


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Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

   1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

   2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

    o a mortgage in default or as to which default is reasonably foreseeable,

    o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,


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    o a mortgage that was fraudulently procured by the mortgagor, and

    o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with


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

multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to


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

which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The


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

Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   1. the yield to maturity of the Regular Certificate at the issue date,

   2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

   3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount


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

determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   1. the issue price does not exceed the original principal balance by more than a specified amount, and

   2. the interest compounds or is payable at least annually at current values of

       (a)  one or more "qualified floating rates,"

       (b)  a single fixed rate and one or more qualified floating rates,

       (c)  a single "objective rate," or

       (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the


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

highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in


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

a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being


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

treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

   1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

   3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


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

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter


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

ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   2. all bad loans will be deductible as business bad debts, and

   3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.


     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.


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

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferee of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


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

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess


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

inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays


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

income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

   1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

   2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

   3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

   (i) the present value of any consideration given to the transferee to acquire the interest;

   (ii) the present value of the expected future distributions on the interest; and

   (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Proposed Treasury regulations released on July 18, 2003 addressed the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption disclosed in the applicable prospectus supplement. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under


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"--Taxation of Residual Certificates--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1.  the disposition of a qualified mortgage other than for:

       (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

       (b) foreclosure, default or imminent default of a qualified mortgage,

       (c)  bankruptcy or insolvency of the REMIC Pool, or


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       (d)  a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3.  the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

   1. during the three months following the Startup Day,

   2. made to a qualified reserve fund by a Residual Certificateholder,

   3. in the nature of a guarantee,

   4. made to facilitate a qualified liquidation or clean-up call, and

   5. as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


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ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be


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considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and
(2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under


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Code Section 3406 at a current rate of 28% (which rate will be increased to 31%
commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.


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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

    1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by


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       an interest in real property which is . . . residential real property"
       within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
       Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).


Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.


Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is


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

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

   1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
       Certificates--Recharacterization of Servicing Fees" above), and

   3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the

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

treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.


Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.


Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue


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

discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.


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

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS




                                           PAGE
                                          -----
1998 Policy Statement .................    104
401(c) Regulations ....................    102
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
ADA ...................................     68
Amendments ............................    101
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     60
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     26
CERCLA ................................     64
Certificate Owner .....................     41
certificateholder .....................     69
Code ..................................     39
Cooperatives ..........................     21
CPR ...................................     30
Debt Service Coverage Ratio ...........     22
defective obligation ..................     71
Definitive Certificates ...............     34
Depositor .............................     21
Determination Date ....................     27
Direct Participants ...................     40
Disqualified Organization .............     85
Distribution Date Statement ...........     38
DOL ...................................    101
DTC ...................................     34
Due Dates .............................     23
Due Period ............................     27
EDGAR .................................    106
electing large partnership ............     85
Equity Participation ..................     24
Event of Default ......................     51
Excess Funds ..........................     33
excess servicing ......................     95
Exemptions ............................    101
FAMC ..................................     25
FHLMC .................................     25
FNMA ..................................     25
foreclosure ...........................     62
Garn Act ..............................     66
GNMA ..................................     25
holder ................................     69
Indirect Participants .................     40
Insurance and Condemnation
   Proceeds ...........................     46
L/C Bank ..............................     56
Liquidation Proceeds ..................     46


                                           PAGE
                                          -----
Loan-to-Value Ratio ...................     23
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     77
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
NCUA ..................................    104
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     37
Non-SMMEA Certificates ................    103
Non-U.S. Person .......................     91
OCC ...................................    103
OID Regulations .......................     73
OTS ...................................    104
Participants ..........................     40
Parties in Interest ...................    100
Pass-Through Entity ...................     85
Permitted Investments .................     45
Plans .................................    100
Pooling Agreement .....................     42
prepayment ............................     30
Prepayment Assumption .................     74
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
PTCE ..................................    101
Random Lot Certificates ...............     73
Record Date ...........................     35
Reform Act ............................     73
Registration Statement ................    106
Regular Certificateholder .............     73
Regular Certificates ..................     70
Related Proceeds ......................     37
Relief Act ............................     68
REMIC .................................      8
REMIC Certificates ....................     70
REMIC Pool. ...........................     70
REMIC Regulations .....................     69
REO Property ..........................     44
Residual Certificateholders ...........     80

                                        PAGE
                                       -----
Residual Certificates ..............     35
secured-creditor exemption .........     65
Securities Act .....................    105
Senior Certificates ................     34
Servicing Standard .................     44
Similar Law ........................    100
SMMEA ..............................    102
SPA ................................     30
Standard Certificateholder .........     93
Standard Certificates ..............     93
Startup Day ........................     71


                                        PAGE
                                       -----
Stripped Certificateholder .........     98
Stripped Certificates ..............     96
Subordinate Certificates ...........     34
Sub-Servicing Agreement ............     45
Title V ............................     67
Treasury ...........................     69
U.S. Person ........................     87
Value ..............................     23
Warranting Party ...................     43

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

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2004-CIBC8.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                               ------------------

                                TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

 Summary of Certificates ................................................   S-7
 Summary of Terms .......................................................   S-9
 Risk Factors ...........................................................  S-31
 Description of the Mortgage Pool .......................................  S-64
 Description of the Certificates ........................................  S-90
 Servicing of the Mortgage Loans ........................................ S-123
 Yield and Maturity Considerations ...................................... S-145
 Certain Federal Income Tax Consequences ................................ S-153
 Method of Distribution ................................................. S-154
 Legal Matters .......................................................... S-155
 Ratings ................................................................ S-155
 Legal Investment ....................................................... S-156
 Certain ERISA Considerations ........................................... S-156
 Index of Principal Definitions ......................................... S-159

                                   PROSPECTUS

  Summary of Prospectus .................................................     1
  Risk Factors ..........................................................     9
  Description of the Trust Funds ........................................    21
  Yield and Maturity Considerations .....................................    27
  The Depositor .........................................................    33
  Use of Proceeds .......................................................    33
  Description of the Certificates .......................................    34
  Description of the Pooling Agreements .................................    42
  Description of Credit Support .........................................    55
  Certain Legal Aspects of Mortgage Loans ...............................    57
  Certain Federal Income Tax Consequences ...............................    69
  State and Other Tax Considerations ....................................   100
  Certain ERISA Considerations ..........................................   100
  Legal Investment ......................................................   102
  Method of Distribution ................................................   105
  Incorporation of Certain Information by
    Reference ...........................................................   106
  Legal Matters .........................................................   106
  Financial Information .................................................   106
  Rating ................................................................   106
  Index of Principal Definitions ........................................   108

      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL JUNE 27, 2004.
================================================================================

================================================================================

                                  $815,132,000
                                  (APPROXIMATE)


                        [LOGO OF JPMORGAN CHASE OMITTED]
                                J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.


                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES
                                SERIES 2004-CIBC8


                      Class A-1 Certificates          $ 80,000,000
                      Class A-2 Certificates          $188,000,000
                      Class A-3 Certificates          $110,000,000
                      Class A-4 Certificates          $349,357,000
                      Class B Certificates            $ 31,348,000
                      Class C Certificates            $ 14,107,000
                      Class D Certificates            $ 28,213,000
                      Class E Certificates            $ 14,107,000


                        --------------------------------
                             PROSPECTUS SUPPLEMENT
                        --------------------------------

                                    JPMORGAN
                               CIBC WORLD MARKETS
                               MERRILL LYNCH & CO.
                               WACHOVIA SECURITIES




                                 MARCH 25, 2004

================================================================================